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                                                                 Exhibit (17)(b)

                      Fifth Third Funds Semi-Annual Report

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   [LOGO] Fifth Third Funds

                                   [GRAPHIC]

         Fifth Third Funds
         Stock and Bond Mutual Funds

         Semi-Annual Report to Shareholders

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         January 31, 2002
   SMALL CAP GROWTH FUND

   MID CAP FUND

   TECHNOLOGY FUND

   PINNACLE FUND

   QUALITY GROWTH FUND

   LARGE CAP GROWTH FUND

   EQUITY INDEX FUND

   LARGE CAP VALUE FUND

   EQUITY INCOME FUND

   BALANCED FUND

   INTERNATIONAL EQUITY FUND

   INTERNATIONAL GDP FUND

   MICHIGAN MUNICIPAL BOND FUND

   OHIO MUNICIPAL BOND FUND

   MUNICIPAL BOND FUND

   BOND FUND

   INTERMEDIATE MUNICIPAL BOND FUND

   INTERMEDIATE BOND FUND

   SHORT TERM BOND FUND

   U.S. GOVERNMENT BOND FUND

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                      NOTICE OF DELIVERY OF PROSPECTUSES,
                    SEMI-ANNUAL REPORTS AND ANNUAL REPORTS

In order to reduce expenses of the Fifth Third Funds incurred in connection with the mailing of prospectuses, prospectus supplements, semi-annual reports and annual reports to multiple shareholders at the same address, Fifth Third Funds may in the future deliver one copy of a prospectus, prospectus supplement, semi-annual report or annual report to a single investor sharing a street address or post office box with other investors, provided that all such investors have the same last name or are believed to be members of the same family. If you share an address with another investor and wish to receive your own prospectus, prospectus supplements, semi-annual reports and annual reports, please call the Trust toll-free at 1-800-282-5706.

This report is authorized for distribution to prospective investors only when preceded or accompanied by a prospectus for the Funds, which contains facts concerning the objectives and policies, management fees, expenses and other information.

For more complete information on the Fifth Third Funds, including fees, expenses and sales charges, please call 1-800-282-5706 for a prospectus, which you should read carefully before you invest or send money. The Fifth Third Funds are distributed by Fifth Third Funds Distributor, Inc.

Fifth Third Asset Management Inc. serves as Investment Advisor to the Funds and receives a fee for their services.

Fifth Third Funds, like all mutual funds:

.. are NOT FDIC insured
.. have no bank guarantee
.. may lose value

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Letter from the Chief Investment Officer

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Dear Shareholder:

     We are pleased to present the Fifth Third Fund's Semi-Annual Report to Shareholders for the six-month period ended January 31, 2002. This letter includes a discussion of economic and market conditions during the period, a review of our investment principles and our outlook for the coming months.

A weak economy

     The economy struggled during the period, with the Gross Domestic Product/1/ falling 1.30% for the third quarter before showing a very slight growth of 0.40% in the fourth quarter. The economy's weakness was caused by a combination of factors, including the Federal Reserve Board's (the "Fed's") previous interest-rate increases, undertaken to prevent higher inflation. The September 11 terrorist attacks exacerbated the economy's weakness by dampening consumer confidence and greatly reducing travel. The Fed lowered interest rates five times during the period, bringing the number of rate reductions in this easing cycle to 11. That strategy has been designed to stimulate the economy by reducing the cost of borrowing money. The economy did show some early signs of recovering during the second half of the period. Meanwhile, the effects of economic strength and declining oil prices helped keep inflation at bay; the Consumer Price Index/2/ rose just 1.60% in 2001.

     Stocks were volatile during the period, and generally performed poorly. The stock market lost ground early in the period, as investors saw no signs of an economic recovery. The terrorist attacks on America strengthened that negative sentiment, and market indices plummeted during the following weeks. Stocks rebounded strongly during the final months of 2001, as investors were encouraged by data that suggested the possibility of a rapid economic recovery. Technology shares, which had suffered large losses earlier in the year, led the rebound. Stock prices in January pulled back, as investors became concerned that an economic recovery would not occur as quickly as they had hoped. Investors toward the end of the period also worried that the Enron bankruptcy could be a harbinger of other corporate failures, and therefore sold stocks.

     Some areas of the market performed relatively well during the period. Shares of small and mid-sized firms significantly outperformed large-cap stocks. Large-cap stocks as measured by the S&P 500 Stock Index/3/ returned -6.01% during the period, while the S&P Mid Cap 400 Index/4/ returned -0.61% and the Russell 2000 Index/5/ gained 0.35%.

     Yields on long-term bonds stayed almost flat during the period, with the yield on the ten-year Treasury bond falling 0.10 percentage points. Yields on short-term bonds fell sharply, however, in response to the Fed's interest-rate cuts. The yield on the five-Year Treasury bond fell 1.75 percentage points during the period.

Sticking to our long-term strategy

     The Fifth Third Funds use a disciplined, long-term investment strategy. We seek investments in high-quality firms that we believe will provide consistent revenue, earnings and dividend growth. We favor attractively valued shares of companies with strong balance sheets, excellent management, and solid market opportunities. That strategy is designed to maximize the potential capital appreciation for our shareholders while attempting to minimize the risk to their capital over the long term.

     /1/ The Gross Domestic Product is the measure of the market value of the goods and services produced by labor and property in the United States.

     /2/ The Consumer Price Index is a measure of the average change in prices over time in a fixed market basket.

     /3/ The Standard & Poor's 500 Stocks Index consists of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole.

     /4/ The S&P Mid Cap 400 Index is comprised of 400 domestic stocks chosen for market size (median market capitalization of $676 million), liquidity and industry group representation.

     /5/ Russell 2000 Index is a market capitalization weighted index comprised of 2,000 of the smallest stocks (on the basis of capitalization) whose common stock is traded in the United States on the New York Stock Exchange,

     American Stock Exchange, and NASDAQ.

     The above indices do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. Investors cannot invest directly in an index, although they can invest in the underlying securities.

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Letter from the Chief Investment Officer (continued)
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     The Fifth Third equity funds did not make any dramatic changes to their approach. They maintained their long-term investment plan of emphasizing shares in sectors such as financial services, information technology, and health-care. The managers of the Funds sought opportunities to add value by finding stocks they believed to be undervalued.

     The Fifth Third bond funds continued their long-term strategy of focusing on high-quality issues, which could possibly offer the best protection for shareholders' capital. That approach proved beneficial during the period, as several large firms, particularly in the energy sector, encountered credit difficulties. Fund managers were selective in their use of corporate debt, which helped them to lock in the extra yield that corporate issues provide while avoiding problems in the credit markets. The benign inflationary environment allowed our fixed-income funds to maintain average maturities slightly longer than their benchmarks, helping to provide additional yield to shareholders.

Going forward

     We expect the economy and corporate earnings to continue to struggle early in the year, and to rebound during the second or third quarter. We believe the stock market will likely anticipate that recovery, and is likely to perform well during the coming months.

     We anticipate that the Fed will not be disposed to lower interest rates any further, and may look to raise rates later in the year if the economy rebounds strongly. We feel that monetary stance is likely to cause bond yields to rise later in the year. We will attempt to shorten the average maturities of our fixed-income funds in anticipation of those moves.

     As always, shareholders should bear in mind the importance of focusing on the long term. Investment studies show that the best way to meet financial goals is to build a diversified portfolio that can weather various economic environments, and not to jump in and out of the market based on short-term developments.

     Thank you for your continued confidence in the Fifth Third Funds.

     Sincerely,

     /s/ James D. Berghausen

     James D. Berghausen, CFA

     Chief Investment Officer
     Fifth Third Asset Management

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Investment Reviews

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Fifth Third Small Cap Growth Fund+

     An interview with Robert Cummisford, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     The Fund delivered a total return of -0.45% on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. The Fund's benchmark, the Russell 2000 Index/2/ produced a 0.35% return.

     Q. What were conditions like for small-cap stocks during the period?

     A. The economy, already in a recession, weakened further following the events of September 11. Stocks declined sharply following the terrorist attacks, but later recovered due to evidence of economic stabilization and signs that the war on terrorism was largely succeeding. The Fed did its part to inject liquidity into the economy by cutting short-term interest rates five times during the period. That liquidity and the prospect of an economic recovery proved especially beneficial for small-cap stocks, despite poor corporate earnings growth. In that environment, small-cap stocks outperformed large-cap stocks. However, shares of technology companies continued to be hard hit due to remaining fallout from the telecommunications and dot-com bubbles.

     Q. How did you position the Fund in that environment?

     A. We feel the Fund's focus on firms with strong earnings and revenue growth helped it weather the difficult economic environment relatively well. The Fund's returns stayed close, but slightly lagged, the returns of the Russell 2000 Index during the period. This lag was due in part to many of the Fund's holdings suffering losses despite strong operating histories and solid long-term growth prospects.

     We continued to emphasize sectors that we believe will drive the stock market during the next several years, including health care, financial services, leisure products and technology. In our opinion, firms in those sectors offer tremendous long-term growth potential in the coming years because of the aging baby boomer population. Our focus on shares of firms with strong profits and sales helps us find stocks with the capacity to ride out difficult periods, while offering strong appreciation potential during market advances.

     Despite hard economic times, there were pockets of strength for the Fund. Defense firms such as Alliant Techsystems, Inc. (1.18% of net assets) and Aeroflex, Inc. (0.63%) rose sharply as the federal government prepared for the war on terrorism. The consumer market also remained surprisingly strong throughout the economic downturn. As a result, home builders D.R. Horton, Inc. (0.55%) and KB Home (0.47%); retailers Michael's Stores, Inc. (0.77%) and Hot Topic, Inc. (0.24%); and restaurants Applebee's International, Inc. (0.62%) and Ruby Tuesday, Inc. (0.50%); all posted impressive gains and benefited the Fund's performance.*

     Q. What were the Fund's top five holdings at the end of the period?

     A. The top five holdings as of January 31, 2002 were Alliant Techsystems, Inc. (1.18% of net assets); Arthur J. Gallagher & Co. (1.09%); Medicis Pharmaceuticals, Inc. (1.07%); Eaton Vance Corp. (1.01%); and Investment Technology Group (0.97%).*

     Q. What is your outlook for small-cap stocks, and how will you position the Fund going forward?

     A. The economy continues through a period of recovery as the Fed's efforts to revive the markets are beginning to take effect, and as consumer confidence continues to strengthen. We believe that small-cap stocks offer attractive valuations in the current environment as well as strong growth prospects compared to large-caps. As always, we will focus on high-quality companies with strong earnings and revenue growth potential. We will continue to emphasize the Fund's themes of healthcare, technology, leisure and financial services, as we believe these sectors have the potential to fuel the market in future years.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     +Small-capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure. Historically, smaller companies' stocks have experienced a greater degree of market volatility than average.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception(12/4/92) return for Investment A Shares for the period ended 1/31/02 were -4.90%, -13.51%, 5.82% and 9.92%, respectively.

     For the period prior to 10/29/01, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent Small Company Growth Fund. On 10/29/01, that Fund, a registered open-end investment company managed by Fifth Third Asset Management was merged into the Fifth Third Small Cap Growth Fund.

     /2/ The Fund's performance is compared to the Russell 2000 Index which is an unmanaged index that measures the performance of the 2,000 smallest-companies in the Russell 3000 Index, as ranked by market capitalization. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in the underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Mid Cap Fund

     An interview with Steven E. Folker, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund posted a total return of -3.67% on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That compared to a -0.61% and -1.49% return for the Fund's benchmarks, the Standard and Poor's Mid Cap 400 Index and the Russell Midcap(R) Index./2/

     Q. What were conditions like in the stock market during the period?

     A. Weak economic and corporate profit growth coupled with the events of September 11 caused investors to fear that the economy was headed for a deep and long-lasting recession. The Fed cut short-term interest rates five times during the period in an effort to spark growth in the flagging economy.

     The stock market performed poorly in that environment. However, stocks staged a rally late in the period, as the economy showed signs of renewed strength. Mid-cap stocks outperformed shares of large-caps during that rally, due to mid-caps' attractive valuations and relatively strong earnings growth prospects.

     Q. How did you manage the Fund in that environment?

     A. We maintained our disciplined approach of investing in attractively valued shares of high-quality, medium-sized firms with the potential to grow their earnings rapidly. We took advantage of the stock market decline following September 11 by investing in a number of attractively valued growth stocks. In particular, we found opportunities in consumer discretionary stocks, technology shares and the health care sector. The Fund's position in the technology sector dampened performance somewhat, as technology companies' earnings were significantly hurt by the economic downturn. New additions to the Fund's portfolio during the period included IDEC Pharmaceuticals Corp. (2.24% of net assets); Biovail Corp. International (0.48%); BEA Systems, Inc. (1.93%); NVIDIA Corp. (1.30%); Bed Bath & Beyond, Inc. (0.78%); Coach, Inc. (0.91%); and Christopher & Banks Corp. (0.49%).*

     Q. What were the Fund's top five largest holdings during the period?

     A. The Fund's top five largest holdings during the period were Microchip Technology, Inc. (4.28% of net assets); A.G. Edwards, Inc. (4.14%); Fiserve, Inc. (3.80%); Analog Devices, Inc. (3.77%); and Waters Corp. (3.62%).*

     Q. What is your outlook for the stock market and how will you position the Fund in that environment?

     A. We expect the economy to recover during 2002 as the Fed's rate cuts take effect. In our opinion, mid-cap stocks, which offer reasonable valuations, have the potential to perform well in that environment. We will continue to invest in attractively valued shares of high-quality, medium-sized firms with strong growth prospects.

     During the coming months, we will focus on companies that stand to benefit as the economy gains strength. We will continue to overweight the Fund's exposure to the financial services and health-care sectors. We will also likely increase the Fund's position in consumer discretionary stocks. We plan to avoid sectors such as utilities, basic materials, energy and consumer staples. These areas of the market lack the strong growth prospects that we favor.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and ten-year returns for Investment A Shares for the period ended 1/31/02 were -7.98%, -20.49%, 8.15% and 9.05%, respectively.

     /2/ The Fund's performance is compared to the S&P Mid Cap 400 Index and the Russell MidCap(R) Index which are unmanaged indices. The S&P Mid Cap 400 Index is comprised of 400 domestic stocks chosen for market size (median market capitalization of $676 million), liquidity and industry group representation. The Russell Midcap(R) Index contains the smallest 800 companies in the Russell 1000 Index, as ranked by total market capitalization. The performance of the indices does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in the underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Technology Fund+

     An interview with Steve Mygrant, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2001?

     A. The Fund posted a total return of -6.09% Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. The Fund's benchmark, the Morgan Stanley High-Technology 35 Index,/2/ returned -7.54%.

     Q. What were conditions like in the technology sector during the period?

     A. Corporate spending on technology plummeted during the period, as the economy sank into a recession. Although the recession was not as severe as past recessions in `82 or `91, (as measured by Gross Domestic Product/3/), the quarterly declines in technology spending were the worst in 20 years. Technology stocks suffered in that environment. The Fed cut short-term interest rates five times during the period in an effort to boost economic growth. Those rate cuts, along with six cuts made earlier in 2001, appeared to have the desired effect. The economy showed renewed signs of strength late in the period, which helped technology stocks rally during the fourth quarter of 2001.

     Q. How did you manage the Fund in that environment?

     A. We maintained our disciplined strategy of investing in attractively valued shares of high-quality firms with strong and consistent growth characteristics. We found opportunities during the period in the data processing services sector (6.84% of net assets), which is less sensitive to the economic cycle than other technology sectors. We also favored the semiconductor sector (17.14%), which delivered strong returns during much of the period. The Fund benefited from its underweight position in telecommunication equipment companies, which continued to be hurt by the demise of the dot-coms and low levels of corporate spending.*

     Q. What were the Fund's top five holdings at the end of the period?

     A. The Fund's largest holdings as of January 31, 2002, were Microsoft Corp. (3.52% of net assets); EMC Corp. (3.44%); BEA Systems, Inc. (3.40%); Analog Devices, Inc. (3.39%); and Intel Corp. (3.29%).*

     Q. What is the outlook for the economy and the technology sector?

     A. We believe that the economy and corporate profits should strengthen during the next year bolstered by the Fed's rate cuts. We feel technology stocks, which tend to perform best when the economy is healthy, have the potential to post attractive returns in that environment. We will focus on data storage makers, enterprise equipment manufacturers and semiconductor firms. Stocks in these sectors offer attractive valuations and the potential to post strong returns as the economy rebounds.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     +Funds whose investments are concentrated in a specific industry, sector or geographic area may be subject to a higher degree of market risk than funds whose investments are diversified and may not be suitable for all investors.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year and since inception (6/5/00) returns for Investment A Shares for the period ended 1/31/02 were -10.33%, -43.75% and -36.71%, respectively.

     /2/ The Fund's performance is compared to the Morgan Stanley High-Technology 35 Index which is an unmanaged broad market technology index composed purely of electronics-based companies. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in the underlying securities.

     /3/ The Gross Domestic Product ("GDP") is the measure of market value of the goods and services produced by labor and property in the United States. The GDP consists of consumer and government purchases, private domestic investments, and net exports of goods and services.

     *The composition of the portfolio is subject to change.

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Fifth Third Pinnacle Fund

     An Interview with Thomas Maurath, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund posted a -9.93% total return on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That compared to a -6.01% total return for the Fund's benchmark, the S&P 500 Stock Index./2/

     Q. What was the environment like in the stock market during the recent period?

     A. Stocks performed poorly during the period. Due in part to an extremely weak economy, sagging corporate profit growth, and investor uncertainty following the September 11 terrorist attacks. However, the Fed's eleven interest rate cuts during 2001 gave investors confidence that the economy would recover, and stocks managed to rally late in the period. Consumer and health-care sectors were among the strongest performers, due to their relatively steady earnings growth. Telecommunications stocks were especially poor performers due in part to continued problems with overcapacity and excess inventory in that industry.

     Q. How did you manage the Fund in that environment?

     A. We continued to invest in shares of well-established firms that offer strong earnings growth potential over the long term. Early in the period the Fund favored financially strong companies with the ability to generate relatively stable earnings in a weak economic environment. That strategy led us to favor shares of non-cyclical companies, such as those in the health-care sector. We reduced the Fund's weighting in technology stocks, which suffered from a severe decline in corporate spending on new technologies.

     After the events of September 11, stocks sold off due to investor concerns. We took advantage of the lower prices and purchased several high quality stocks that severely sold off in the third quarter down draft. Stocks added to the portfolio include UnitedHealth Group, Inc. (3.58% of net assets); Quest Diagnostics, Inc. (3.77%); Microsoft Corp. (2.07%); Harley-Davidson, Inc. (3.93%) and Affiliated Computer Services, Inc. (3.30%). All of which made a substantial positive contribution to the portfolio in the period.*

     Q. What were the Fund's top five holdings at the end of the period?

     A. The top five holdings as of January 31, 2002 were First Data Corp. (4.81% of net assets); Home Depot, Inc. (4.73%); Forest Laboratories, Inc. (4.33%); Harley-Davidson, Inc. (3.93%); and PepsiCo, Inc. (3.84%).*

     Q. What is your outlook for the stock market, and how will you position the Fund going forward?

     A. We believe that the Fed's rate cuts will have the desired effect and economic growth will likely improve during the second half of 2002. We believe that recent concerns about corporate accounting practices caused by Enron's bankruptcy will dissipate over the course of the year. We will look to modestly increase the Fund's position in the technology sector as we see evidence of stronger earnings from technology companies. As always, we will maintain a broadly diversified portfolio of high quality, financially sound firms that offer excellent growth prospects over the long term.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and ten-year returns for Investment A Shares for the period ended 1/31/02 were -13.98%, -30.02%, 1.72% and 7.15%, respectively.

     For the period prior to March 6, 1998, the quoted performance of the Fund reflects the performance of the Investment A Shares of the Pinnacle Fund. On March 6, 1998, The Pinnacle Fund, a registered open-end investment company managed by Heartland Capital Management, Inc., was merged into the Fifth Third Pinnacle Fund.

     /2/ The Fund's performance is compared to the Standard & Poor's 500 Stock Index which is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in the underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Quality Growth Fund

     An interview with Steven E. Folker, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund posted a -1.10% return on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That compared to a -6.01% total return for the Fund's benchmark, the S&P 500 Stock Index./2/

     Q. What were conditions like in the stock market during the period?

     A. The period was characterized by an extremely weak U.S. economy and poor corporate profit growth. The economy's weakness was exacerbated by the events of September 11, which hurt consumer confidence and created fears of a prolonged recession. The Fed cut short-term interest rates five times during the period, in an effort to shore up the struggling economy. Stocks performed poorly during much of the period. However, the stock market rallied during the final months of 2001 as the Fed's rate cuts began to take effect and the economy showed signs of improvement.

     Q. How did you manage the Fund in that environment?

     A. We continued to invest in attractively valued shares of financially sound companies that offer the potential to deliver strong earnings growth over the long term. During the period, we increased the Fund's position in the technology and consumer sectors, which stand to benefit as the economy recovers. The Fund added stocks such as Siebel Systems, Inc. (1.20% of net assets), from the technology sector; Kohl's (1.11%) and Target Corp. (3.63%) from the consumer discretionary sector. We maintained the Fund's position in financial services firms, which benefited as interest rates fell. The Fund was underweight in sectors such as utilities, energy, basic materials, transportation and communications. Firms in these industries struggled in the difficult economic environment and offered relatively poor long-term growth prospects.*

     Q. What were the Fund's top five holdings as of January 31, 2002?

     A. The Fund's top five holdings were Lowe's Cos., Inc. (4.49% of net assets); Microsoft Corp. (4.36%); Intel Corp. (4.27%); Home Depot, Inc. (4.13%); and Mellon Financial Corp. (4.07%).*

     Q. What is your outlook for the stock market, and how will you manage the Fund in that environment?

     A. Recent evidence such as stronger corporate profit growth suggests that the economy is bottoming out, and that a recovery is starting to take shape. What's more, inflation and interest rates are expected to remain low during the coming months. We believe stocks have the potential to perform well in that environment. We plan to continue to invest in high-quality firms that could deliver strong earnings growth. We expect to find opportunities in sectors such as technology, consumer discretionary, financial services, and health care.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and ten-year returns for Investment A Shares for the period ended 1/31/02 were -5.53%, -21.25%, 9.55% and 11.50%, respectively.

     /2/ The Fund's performance is compared to the Standard & Poor's 500 Stock Index which is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in the underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Large Cap Growth Fund

     An interview with Allan J. Meyers, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund delivered a -6.32% total return on Investment A shares (before the deduction of sales charge)/1/ for the six months ended January 31, 2002. That compares to a -6.01% return for the Fund's benchmark, the S&P 500 Stock Index./2/

     Q. What was the environment like in the stock market during the period?

     A. The stock market was characterized by extreme volatility during the period, due to an economic recession and the events of September 11, 2001. Large-cap growth stocks suffered losses and lagged the overall market, as investors favored defensive, value-oriented shares of small-cap firms. The S&P 500 fell to a new 12-month low following the terrorist attacks. The Fed lowered short-term interest rates five times during the period for a total of 2.00% in an effort to pull the economy out of a recession. We feel those rate cuts, gave investors hope that the economy would recover quickly. Large-cap stocks then staged a rebound during the final months of the period.

     Q. How did you manage the Fund in that environment?

     A. Despite the difficult economic environment, we did not sell shares and increase the Fund's cash stake. Instead, we increased the Fund's positions in attractively valued shares of companies that we felt offered the potential for strong earnings growth over the long term. In particular, we favored stocks in industries such as health-care, technology, financials, and consumer staples. We added to the Fund's positions in Cardinal Health, Inc. (0.44% of net assets); Eli Lilly & Co. (1.30%); First Data Corp. (0.41%); Lowe's Cos., Inc. (0.53%); and Target Corp. (0.57%).*

     Q. What were the Fund's top five holdings for the period?

     A. The Fund's top five holdings for the period were General Electric Co. (5.25% of net assets); Microsoft Corp. (5.02%); Wal-Mart Stores, Inc. (3.89%); Pfizer, Inc. (3.89%); and Intel Corp. (3.41%).*

     Q. What is your outlook for the stock market and how will you manage the Fund going forward?

     A. We believe that the economy is gaining strength and that large-cap growth stocks are poised to deliver positive returns in the coming months. The stock market's doldrums have given us the opportunity to purchase attractively valued stocks from a variety of sectors, particularly technology. We will continue to focus on shares of large companies that offer the potential to deliver strong earnings growth, and will continue to favor health-care and technology stocks.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year and since inception (10/19/99) returns for Investment A Shares for the period ended 1/31/02 were -10.55%, -23.52% and -9.32%, respectively.

     For the period prior to October 29, 2001, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent Large Company Growth Fund and is adjusted to reflect the expenses and sales charges for Investment A Shares. On October 29, 2001, that Fund, a registered open-end investment company managed by Fifth Third Asset Management Inc. was merged into the Fifth Third Large Cap Growth Fund.

     /2/ The Fund's performance is compared to the Standard & Poor's 500 Stock Index which is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in the underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Equity Index Fund

     An interview with Brian Smolinski, portfolio manager,

     Q. How did the Fund perform for the period ended January 31, 2002?

     A. The Fund posted a -6.33% return on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That compared to a -6.01% return for the Fund's benchmark, the S&P 500 Stock Index./2/

     Q. What were economic and market conditions like during the period?

     A. Stocks performed poorly during most of the period, due to a slumping economy, weak corporate profits and concerns following the September 11 terrorist attacks. The S&P 500 declined 20.40% from August 1 through September 21. The Fed sought to boost economic growth by cutting short-term interest rates five times during the period. Stocks rallied during the final months of the period as signs of economic strength gave stock investors confidence. The S&P 500 gained roughly 17.60% from its September lows through January. Shares of large companies underperformed small-company stocks, due to more attractive valuations on small-caps.

     Q. How did you structure the Fund relative to its index?

     A. The Fund's stock and sector weightings are neutral relative to the S&P
     500. We were able to boost performance by timing the purchase of stocks that were added to the index and the sale of stocks that were deleted from the S&P 500, taking advantage of the most attractive prices on those securities. For example, we sold the Fund's position in Global Crossing at a share price of $1. The stock price when the company was deleted from the index was $0.38.*

     The index's top performing sectors during the six month period were consumer staples (up 5.80%) and basic materials (up 0.40%). The worst performing sectors of the index were telecommunications (down 19.70%) and utilities (down 14.70%).

     Q. What were the Fund's top five equity holdings for the period?

     A. The Fund's top five holdings for the period were General Electric Co. (3.54% of net assets); Microsoft Corp. (3.30%); Wal-Mart Stores, Inc. (2.57%); Exxon Mobil Corp. (2.57%) and Pfizer, Inc. (2.52%).*

     Q. What is your outlook for large-company stocks going forward?

     A. We believe the U.S. economic growth will likely regain strength during the coming months. Corporate profits should begin to improve in that environment; helping to push stock prices higher. In particular, we expect strong performance from sectors such as financial services, energy, telecommunications, health-care, and technology.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception(11/25/92) returns for Investment A Shares for the period ended 1/31/02 were -10.55%, -20.43%, 7.36% and 11.91%
     respectively.

     For the period prior to October 29, 2001, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent Index Equity Fund and is adjusted to reflect the expenses and sales charges for Investment A Shares. On October 29, 2001, that Fund, a registered open-end investment company managed by Fifth Third Asset Management Inc. was merged into the Fifth Third Equity Index Fund.

     /2/ The Fund's performance is compared to the Standard & Poor's 500 Stock Index which is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in the underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Large Cap Value Fund

     An interview with Allan J. Meyers, portfolio manager

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund posted a total return of -6.78% on Investment A Shares (before the deduction of sales charge)/1/ for the six months ended January 31, 2002. That compared to a -6.01% return for the S&P 500 Stock Index,/2/ the Fund's benchmark.

     Q. What were conditions like in the stock market during the period?

     A. The stock market posted significant losses during the period, which was characterized by an economic recession, the terrorist attacks of September 11, and significant stock market volatility. The S&P 500 declined 20.4% from August 1 through September 21. The Fed cut short-term interest rates five times during the period in an effort to spark economic growth. The Fed's policy appeared to start taking effect late in the period, and the market gained nearly 17.6% from the September 21 low to the end of January 2002. Large-cap stocks underperformed shares of small-cap firms during the period, as investors found better value in small-cap stocks.

     Q. How did you manage the Fund in that environment?

     A. We took advantage of the market downturn to invest in attractively-valued shares of companies that we feel stand to deliver strong earnings growth over time. For example, we increased the Fund's position in telecommunications firms such as Verizon Communications, Inc. (1.53% of net assets); AT&T Corp. (0.60%); and Sprint Corp. (0.17%). We also invested in financial services firms, including Citigroup, Inc. (3.15%); Bank One Corp. (0.59%) and Bank of New York Co., Inc. (0.31%). We increased the Fund's holdings in The Walt Disney Co. (0.57%); Boeing Co. (0.54%); and Honeywell International, Inc. (0.39%), as we felt these shares represented outstanding value opportunities.*

     Q. What were the Fund's top five holdings for the period?

     A. The Fund's top five holdings as of January 31, 2002, were General Electric Co. (3.57% of net assets); Microsoft Corp. (3.38%); Exxon Mobil Corp. (3.26%); Citigroup, Inc. (3.15%); and Wal-Mart Stores, Inc. (2.64%).*

     Q. What is your outlook for stocks and how will you manage the Fund going forward?

     A. The U.S. economy appears to be at the early stages of a recovery. We believe that shares of large-company value-oriented stocks should benefit as the economy regains strength. As always, we will continue to favor shares of large companies that offer the best values and earnings growth potential. We expect to find such stocks in sectors such as financial services, energy and telecommunications.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception (12/1/92) returns for Investment A Shares for the period ended 1/31/02 were -10.99%, -20.96%, 5.53% and 10.26%
     respectively.

     For the period prior to October 29, 2001, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent Growth and Income Fund and is adjusted to reflect the expenses and sales charges for Investment A Shares. On October 29, 2001, that Fund, a registered open-end investment company managed by Fifth Third Asset Management Inc. was merged into the Fifth Third Large Cap Value Fund.

     /2/ The Fund's performance is compared to the Standard & Poor's 500 Stock Index which is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in the underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Equity Income Fund

     An interview with John B. Schmitz, portfolio manager.

     Q. How did the Fund perform during the six-months ended January 31, 2002?

     A. The Fund delivered a total return of -2.85% on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That compared to an -6.01% return for the S&P 500 Stock Index./2/

     Q. What were conditions like in the stock market during the period?

     A. Investors sold stocks during the period, as the economic recession that officially began in the previous period continued to hurt corporate profit growth. The terrorist attacks on New York and Washington D.C. further dampened investors' confidence, and created fears that the recession would be deep and prolonged. The Fed cut short-term interest rates five times during the period in an attempt to boost economic growth. Those rate cuts, combined with cuts made during the previous period, gave investors hope that the economy was on its way toward a recovery. Therefore, stocks began to rally during the final months of the period.

     Q. How did you manage the Fund in that environment?

     A. We maintained our disciplined approach of investing in shares of established, well-managed firms that are able to deliver strong and stable earnings. We believe that strategy helped the Fund hold up relatively well as stock prices fell, and benefited the Fund when stocks rose during the fourth quarter of 2001. We identified attractive investments during the period in sectors such as health-care and financial services. These sectors managed to deliver solid earnings growth during the economic downturn. We also increased the Fund's exposure to consumer cyclicals, high-quality discount retailers, and select technology stocks. Stocks that benefited the Fund's performance included computer-chip maker Intel Corp. (0.84% of net asset); home improvement chain Home Depot, Inc. (1.04%); and adhesive-label manufacturer Avery Dennison Corp. (2.86%).*

     Q. What were the Fund's top five equity holdings at the end of the period?

     A. The Fund's top five holdings as of January 31, 2002 were Bank of New York Co., Inc. (5.04%); SouthTrust Corp. (4.85%); Wells Fargo Co. (4.69%); Johnson & Johnson (4.13%); and GATX Corp. (4.02%).*

     Q. What is your outlook for the stock market, and how will you position the Fund during the coming months?

     A. The Fed's interest rate cuts appear to be taking effect, and we expect a modest economic recovery during 2002. We believe stocks are likely to benefit in that environment. As always, we will continue to focus on attractively valued shares of high-quality, dividend-paying companies capable of delivering consistent earnings growth over time.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and ten-year returns for Investment A Shares for the period ended 1/31/02 were -7.23%, -14.05%, 6.88% and 9.06%, respectively.

     /2/ The Fund's performance is compared to the Standard & Poor's 500 Stock Index which is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in the underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Balanced Fund

     An interview with Steven E. Folker and Mitchell Stapley, portfolio co-managers.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund posted a -0.59% total return on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That compared to a -6.01% and 3.20% return for the Fund's benchmarks, the S&P 500 Stock Index and the Lehman Brothers Aggregate Bond Index/2/, respectively.

     Q. What were the economic and market factors that affected the Fund's performance during the period?

     A. The period was characterized by weak economic and corporate-profit growth. The economy was further depressed after the terrorist attacks on New York and Washington D.C., which shook consumer confidence and diminished hopes for a quick recovery. The Fed cut interest rates five times during the period in an effort to stimulate the economy. The Fed's actions began to take effect later in the period, and the economy showed renewed signs of strength.

     Equities performed poorly early in the period, but managed to rally when the economy's health began to improve during the fourth quarter of 2001. Shares of small and mid-sized firms outperformed large-cap stocks during the period. Smaller firms offered stronger growth prospects, and their shares traded at valuations that are more attractive.

     Fixed-income investments delivered relatively strong performance, as the Fed cut rates and as nervous investors shifted money from stocks into bonds. Yields on short-term fixed-income securities fell further than yields on long-term bonds, as short-term bonds are strongly affected by the Fed's monetary policy.

     Q. How did you manage the Fund's equity portfolio in that environment?

     A. We maintained a significant exposure to mid-cap stocks, which boosted the performance of the Fund's equity portfolio. Shares of medium-sized firms accounted for 38% of the Fund's equity assets as of January 31, 2002. We increased the Fund's position in consumer discretionary stocks, which stood to benefit from stronger economic growth. We underweighted sectors such as utilities, telecommunications, basic materials, energy and consumer staples. These sectors offered poor growth prospects.*

     Q. How did you manage the fixed-income portion of the portfolio?

     A. We positioned the Fund with an average maturity longer than that of its benchmark in order to help lock in higher yields as interest rates fell. The Fund benefited from its overweight position in agency and mortgage-backed issues, which offered higher yields relative to Treasury securities. Due to the market's volatility during the period, we were able to find attractive values to add to the Fund's positions.

     The portfolio's performance was dampened somewhat by our decision to overweight corporate bonds, which performed poorly due to fears of a prolonged economic slump and news of corporate accounting irregularities. We maintained the portfolio's high credit quality, because the additional yield available on lower-rated bonds was not enough to justify their risk.

     Q. What were the Fund's top five equity holdings as of January 31, 2002?

     A. The Fund's top five equity holdings were Target Corp. (2.44% of net assets); Marsh & McLennan Cos., Inc. (2.44%); Texas Instruments, Inc. (2.11%); Lowe's Cos., Inc. (2.08%); and Home Depot, Inc. (1.98%).*

     Q. What is your outlook for the stock and bond markets, and how will you position the Fund in that environment?

     A. It appears that the economy and corporate profits will recover during the coming months. Stocks should benefit in that environment. We will continue to favor shares of medium-sized firms. Mid-cap stocks continue to offer an attractive combination of strong growth prospects and relatively low valuations. We will look for high-quality firms in sectors such as financial services, health-care, and technology.

     We believe the Fed is finished cutting interest rates, and we anticipate moderate economic growth and low inflation going forward. Strong demand for high-yield securities may support bond prices, but economic growth could force the Fed to increase interest rates. Therefore, we will attempt to maintain a neutral average maturity.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and ten-year returns for Investment A Shares for the period ended 1/31/02 were -5.07%, -17.75%, 7.59% and 9.27%, respectively.

     /2/ The Fund's performance is compared to the Lehman Brothers Aggregate Bond Index ("LBAB") and the Standard & Poor's 500 Stock Index ("S&P 500"). The LBAB represents the performance of fixed rate, publicly placed, dollar-denominated and non-convertible investment grade debt issues with at least one year to final maturity. The S&P 500 represents the performance of the U.S. stock market as a whole. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third International Equity Fund+

     An interview with Ann Thivierge and Barton Biggs, portfolio co-managers.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund produced a -9.85% return on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. The Fund's benchmark, the Morgan Stanley Capital International Europe, Australasia and Far East (MSCI EAFE)(R) Index returned -11.28%./2/

     Q. What was the environment like in foreign markets during the period?

     A. Global stock markets declined during the first few months of the period. During August investors pulled money out of stocks, due to concerns about the weak global economic environment. The terrorist attacks of September 11 added to those concerns, causing some markets to plummet. Global markets then rallied from late September through November, as signs of an economic recovery in the U.S. and encouraged investors. Technology stocks led that rebound, bolstered by signs of a recovery in corporate technology spending. Most stock markets posted modest gains in December, as investors tried to ascertain whether the economy would indeed recover, and whether stocks had peaked following their strong performance during the previous months.

     Stock markets around the world lost ground in January, however, as investors became concerned that the U.S. economy would not recover as quickly as expected. The bankruptcy of energy-trading company Enron--the largest bankruptcy in U.S. history--also created fears that other large firms could be using questionable accounting practices to mask weak finances. Japan's market performance during the period was the worst among developed countries, with a 23.30% loss in U.S. dollar terms. The country's troubled banking system, worries about the return to a recession and the potential for deflation hurt Japan's stock market and currency. Meanwhile, other Asian stock markets performed relatively well: Australia, New Zealand, and Singapore gained 4.40%, 4.20% and 8.36%, respectively. Great Britain and Switzerland outperformed the EAFE(R) index, due largely to their markets' significant exposure to defensive sectors such as health care and energy.*

     Q. How did you manage the Fund in that environment?

     A. We underweighted technology stocks throughout the period, due to our belief that they were overvalued given the uncertain economic climate. Although we maintained that underweight position, we increased the Fund's technology stake during late September, which helped the Fund participate somewhat in the technology led rebound. We also underweighted the Japanese market--particularly Japanese banks--and hedged a portion of the Fund's Japanese exposure back into U.S. dollars from the yen. Those strategies helped the Fund's performance relative to the benchmark.

     We overweighted shares of consumer staples, energy and pharmaceutical firms, which tend to perform relatively well during economic downturns. The Fund also benefited from our defensive-minded decision to hold 10% of the Fund's portfolio in cash.

     Q. What is your outlook for global stock markets during the coming months?

     A. We believe that economies in most countries will grow at a slower pace than stock investors expect. Such a "double-dip" has happened during five of the last six U.S. recessions. For that reason, we have positioned the portfolio defensively, with underweight positions in sectors that are closely tied to the economic cycle. We are focusing on sectors that are likely to provide stable growth, such as consumer staples and pharmaceuticals.

     We will continue to underweight the Japanese stock market, because we think it is unlikely that corporate earnings will rebound in the near future and the economy continues to be dragged down by deflation and non-performing loans at the nation's banks. We may look to increase the Fund's stake in European markets, which we believe offer attractive valuations.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     +International investing involves increased risk and volatility.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception(8/18/94) returns for Investment A Shares for the period ended 1/31/02 were -13.95%, -24.29%, 1.15% and 2.24%, respectively.

     /2/ The Fund's performance is compared to the Morgan Stanley Capital International Europe, Australasia and Far East Index (MSCI EAFE)(R) which is an unmanaged index generally representative of stock markets in those regions. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third International GDP Fund+

     An interview with Dave Eder, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund returned -12.65% on Investment A Shares during the period (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That compared to a -11.28%, -8.54% and -18.01% return for the Fund's benchmarks, the MSCI EAFE(R) Index, the MSCI Europe(R) Index and the MSCI EAFE(R) Pacific Rim Index./2/

     Q. What were conditions like in the global equity markets during the period?

     A. The global stock market environment was very difficult. The U.S. economy stagnated early in the period, dragging down the economies of other parts of the world. Investors sold stocks because of worries about the magnitude of the global economy's troubles. The terrorist attacks of September 11 exacerbated both the economy's weakness and investors' fears, causing stock markets to plunge.

     Markets around the world strengthened late in 2001, as signs indicated that the global economy might begin to rebound. Technology shares performed especially well during that time, as investors snatched up stocks that had fallen precipitously from their highs.

     Markets declined again in January, however, as investors worried that the economy might not recover as quickly as they had hoped, and that the stock market gains of the previous months had been excessive. Investors were also frightened by the Enron bankruptcy, which shed light on questionable accounting practices being used by some corporations.

     The United Kingdom's stock market fared relatively well during the period, primarily due to its large exposure to energy stocks--a sector that was prized by defensively minded investors. Other European markets generally outperformed the EAFE(R). The exception was Germany, whose stock market suffered as a result of that country's recession. Japanese stocks also performed very poorly during the period, due to the country's troubled banking system and the weakness of the yen.

     Q. How did you manage the Fund in that environment?

     A. The Fund's country allocation is determined largely by the Gross Domestic Product/3/ (the "GDP") of the countries in the EAFE(R) Index. Countries with larger GDPs receive larger weightings in the Fund's portfolio. We believe that strategy tends to benefit performance when markets rise, but can hamper returns during down markets. For example, the Fund's strategy led us to overweight the Euro countries and underweight the U.K., which has a relatively large stock market compared to the size of its economy. That approach hurt performance, as the U.K. generated relatively strong performance. We adjusted the Fund's approach in order to trim the portfolio's allocation to Japan, because we are pessimistic about the economies prospects.*

     Q. What is your outlook for the global stock markets?

     A. We are optimistic about European markets. Stocks in those countries have not climbed as high as stocks in many other parts of the world, and present better value. We also believe the Euro could increase in value, improving dollar-denominated returns from European markets. We will adopt a wait-and-see attitude toward Japan, which could suffer if the yen falls further against the dollar, and if the country has difficulty reforming its banking system. We will continue to invest in shares of large, stable firms in countries whose economies look poised to grow.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     +International investing involves increased risk and volatility.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception (12/4/92) returns for Investment A Shares for the period ended 1/31/02 were -16.59%, -31.13%, -2.05% and 3.94%, respectively.

     For the period prior to October 29, 2001, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent International Growth Fund and is adjusted to reflect the expenses and sales charges for Investment A Shares. On October 29, 2001, that Fund, a registered open-end investment company managed by Fifth Third Asset Management Inc. was merged into the Fifth Third International GDP Fund.

     /2/ The Fund's performance is compared to the Morgan Stanley Capital International Europe, Australasia and Far East (MSCI EAFE)(R) Index, the Morgan Stanley Capital International Europe Index and the Morgan Stanley Capital International Pacific Rim Index. The MSCI EAFE(R) Index is comprised of a sample of companies representative of the market structure of 20 European and Pacific Basin countries. The MSCI Europe(R) and MSCI Pacific Rim(R) are representative of stocks in their respective regions. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

     /3/ The Gross Domestic Product ("GDP") is the measure of market value of the goods and services produced by labor and property in the United States. The GDP consists of consumer and government purchases, private domestic investments, and net exports of goods and services.

     *The composition of the portfolio is subject to change.

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Fifth Third Michigan Municipal Bond Fund+

     An interview with Sarah Quirk, portfolio manager.

     Q. How did the Fund perform during the six month period ended January 31, 2002?

     A. The Fund posted a 2.46% total return on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. The Fund distributed $0.19 per share, and its net asset value increased from $10.24 on July 31, 2001 to $10.25 on July 31, 2002 per share. The Fund's benchmark, the Lehman Brothers General Obligation Municipal Bond Index/2/, returned 2.98%.

     Q. What were conditions like in the municipal bond market during the period?

     A. The U.S. economy was officially declared to be in a recession during the period. The Fed attempted to boost economic growth by cutting interest rates five times between August and the end of January. The period also was affected by the September 11 terrorist attacks, which created enormous concerns about the possibility of a severe and drawn-out recession. However, evidence late in 2001 suggested that the economy was beginning to stabilize.

     Municipal bonds' performance was essentially flat during this difficult economic period. Yields fell early in the period due to concerns about terrorism and the economy's weakness, but later rose when it appeared that the economy was improving. The yield on a five-year AAA-rated general obligation security began the period at 3.56%, and stood at 3.57% at the end of January. The Michigan municipal bond market was negatively affected by an increase in the state's unemployment rate, which caused investors to worry about the risk of a credit downgrade for Michigan municipal securities.

     Q. How did you manage the Fund in that environment?

     A. The average maturity of the Fund's portfolio was neutral to that of its benchmark during the period. We were unwilling to make a large bet on the market's direction given the uncertainty about the direction of the economy. The Fund's average maturity was 3.25 years in early August, and rose to 3.31 years by the end of the period.*

     The supply of new issues in Michigan was high during the period, due to factors such as a large number of refundings and voter referendums. We were able to find a large number of attractively valued securities in that environment. We favored bonds with large coupons, which we feel offer a relatively high degree of price stability. That approach benefited the Fund's performance during the period.

     The average credit quality of the Fund's portfolio was very high, at AA1. We found opportunities to help capture additional yields during the period by investing in sectors such as housing, student loans and Alternative Minimum Tax bonds. We typically do not believe that the extra yield on lower-rated bonds is enough to justify their additional credit risk. However, we will consider some select lower-rated issues that appear attractive based our extensive fundamental research.*

     Q. What is your outlook for the Michigan municipal bond market, and how will you manage the Fund going forward?

     A. The economic outlook remains unclear for now. We believe the Fed will adopt a neutral monetary policy when there are stronger signs of the economy's health. Bond yields will likely trade in a narrow range in that uncertain environment. We will look for opportunities to help capture additional yields, as we believe that bond prices will be relatively flat, while maintaining the Fund's high-quality portfolio. We will also attempt to maintain the Fund's neutral average maturity until we see more compelling evidence about economic growth.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     +The Fund's income may be subject to certain state and local taxes and, depending on your tax status, the federal alternative minimum tax.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception(5/11/93) returns for Investment A Shares for the period ended 1/31/02 were -2.13%, 0.37%, 3.59% and 3.72%, respectively.

     For the period prior to October 29, 2001, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent Michigan Municipal Bond Fund and is adjusted to reflect the expenses and sales charges for Investment A Shares. On October 29, 2001, that Fund, a registered open-end investment company managed by Fifth Third Asset Management Inc. was merged into the Fifth Third Michigan Municipal Bond Fund.

     /2/ The Fund's performance is compared to the Lehman Brothers Three-Year General Obligation Municipal Bond Index, which is comprised of debt instruments, issued by municipalities that mature within three years. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Ohio Municipal Bond Fund+

     An interview with Jim Bernard, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund delivered a total return of 1.91% on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. The Fund distributed $0.19 per share, and its net asset value increased from $10.28 on July 31, 2001 to $10.29 on July 31, 2002 per share. The Fund's benchmark the Lehman Brothers Municipal Bond Index/2/ returned 2.43%.

     Q. What were conditions like in the municipal bond market during the period?

     A. The period was characterized by an economic recession and the September 11 terrorist attacks, both of which created uncertainty among investors. The Fed cut short-term interest rates five times during the period in an effort to revive the weak economy, which showed some signs of improvement later in the period.

     Municipal bond yields fluctuated during the period based largely on the outlook for the economy. Yields fell from August through mid-November due to economic weakness, the Fed's rate cuts and investor fears following the terrorist attacks. However, muni yields rose during late 2001 and into early 2002, as new evidence suggested that the recession would be relatively mild and short-lived. Municipal bond yields fell again in the beginning of 2002, due to seasonal demand that typically occurs in January and a low supply of new issues. The yield on a ten-year AAA-rated general obligation security rose by six percent during the period.

     Municipal bonds outperformed taxable issues on a tax-equivalent basis during the period, due largely to poor performance by corporate bonds in the wake of the recession and the terrorist attacks. Short-term municipal securities, which are greatly affected by the Fed's interest rate policy, outperformed longer-term issues.

     Q. How did you manage the Fund in that environment?

     A. We positioned the Fund with duration slightly longer than that of the benchmark during most of the period, as we believed the weak economy would cause the Fed to cut rates. This strategy enabled the Fund to lock in high yields as the Fed did indeed cut rates and yields fell.

     We maintained the Fund's high-quality portfolio. It was our belief that the extra yield on lower-rated bonds was not enough to justify their additional risk, especially during an economic slowdown. In particular, we avoided marginal credits in sectors such as hospitals and airports, and favored high-quality revenue bonds and general obligation securities. That approach dampened performance somewhat when signs of economic strength late in the period generated a rally among lower-rated issues.*

     Q. What is your outlook for the Ohio municipal bond market, and how will you position the Fund in that environment?

     A. We believe the economy should remain weak for some time, and that any economic recovery we see in 2002 will be relatively mild. Yields, especially those on bonds with maturities of five to fifteen years, could fall somewhat in that environment. Meanwhile, yields on short-term municipal issues could stay at low levels.

     We will maintain the Fund's modestly long duration to participate in any bond market rallies and to attempt to lock in high yields as rates fall. We will also look to increase the Fund's current yield without sacrificing the Fund's high-quality portfolio.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     +The Fund's income may be subject to certain state and local taxes and, depending on your tax status, the federal alternative minimum tax.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and ten-year returns for Investment A Shares for the period ended 1/31/02 were -2.64%, -0.02%, 3.70% and 4.31%, respectively.

     /2/ The Fund's performance is compared to the Lehman Brothers Municipal Bond Index, which is comprised of investment grade, fixed-rate, and tax-exempt issues, with a remaining maturity of at least one-year. This also includes state and local general obligation, revenue, insured, and pre-refunded bonds. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Municipal Bond Fund

     An interview with Michael Martin, portfolio manager.

     Q. How did the Fund perform during the six-months ended January 31, 2002?

     A. The Fund delivered a total return of 1.97% on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That return reflected an income distribution of $0.21 per share, and a decrease in the Fund's net asset value from $10.78 to $10.53 per share. The Fund's benchmark the Lehman Brothers Municipal Bond Index /2/ returned 2.43%.

     Q. What were conditions like in the municipal bond market during the period?

     A. U.S. economic growth was weak, and the economy slid into a recession. The September 11 terrorist attacks further hurt the economy and consumer confidence, and generated heightened fears of a deep and prolonged economic slump. The Fed cut short-term interest rates five times during the period in an effort to revive the economy. Those rate cuts, combined with six previous cuts, appeared to have the desired effect: The economy showed signs of improvement late in the period.

     Yields on long-term municipal bonds finished the period slightly higher than where they began it. The yield on a 30-year AAA-rated general obligation bond fell to 4.83% in early November, down from 5.06% at the beginning of the period, due to the weak economy, and the Fed's rate cuts. However, signs of an economic recovery pushed muni bond yields up and their prices down during the second half of November and all of December. Yields fell again during January, as investors felt that the sell-off during December may have been excessive. The municipal market in January also benefited from investors' eagerness to reinvest money from coupon payments and bonds that had matured.

     The yield on a 30-year municipal security finished the period at 5.11%--up 0.06% from August. Short-term municipal securities, which are strongly affected by Fed policy, significantly outperformed longer-term issues as the Fed cut rates. The supply of municipal bonds was high during the period, as was investor demand.

     Q. How did you position the Fund in that environment?

     A. The average maturity of the Fund's portfolio was neutral to that of the benchmark throughout the period, due to our concern that any sign of economic strength could cause rates to rise. The average maturity of the portfolio began the period at 13.20 years. As the municipal market rallied throughout the second half of 2001, we reduced the Fund's average maturity to 11.93 years by the end of January 2002. That strategy benefited the Fund, especially late in 2001 when bond prices fell.*

     We continued to favor high-quality municipal securities, as evidenced by the portfolio's average credit rating of AAA.

     Q. What is your outlook for the municipal bond market, and how will you manage the Fund going forward?

     A. Recent data suggests that the economic downturn has reached a bottom and could be on its way to a recovery. However, we expect any recovery to be erratic and relatively modest. We believe the Fed has likely completed or is near the end of its easing cycle, and we expect bonds to trade in a relatively narrow range during the coming months.

     We plan to use any increase in interest rates as an opportunity to purchase high-grade municipal securities at attractive yields. We will also continue to emphasize high-quality issues, as the extra yield available on lower-rated bonds is not great enough to compensate for their extra risk.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception(4/1/95) returns for Investment A Shares for the period ended 1/31/02 were -2.63%, 0.04%, 4.46% and 5.02%, respectively.

     For the period prior to October 29, 2001, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent Tax-Free Income Fund and is adjusted to reflect the expenses and sales charges for Investment A Shares. On October 29, 2001, that Fund, a registered open-end investment company managed by Fifth Third Asset Management Inc. was merged into the Fifth Third Municipal Bond Fund.

     /2/ The Fund's performance is compared to the Lehman Brothers Municipal Bond Index, which is comprised of investment grade, fixed-rate, and tax-exempt issues, with a remaining maturity of at least one-year. This also includes state and local general obligation, revenue, insured, and pre-refunded bonds. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Bond Fund

     An interview with Mitchell Stapley, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund returned 1.28% on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That return reflected an income distribution of $0.27 per share and a decrease in the Fund's net asset value from $9.95 on July 31, 2001 to $9.21 as of January 31, 2002. The Fund's benchmarks, Lehman Brothers Government/Credit Bond Index and the Lehman Brothers Long Government/Credit Bond Index,/2/ returned 3.03% and 2.81%, respectively.

     Q. What were conditions like in the bond market during the period?

     A. The economy and corporate profits, already struggling as the period began, weakened significantly following the September 11 terrorist attacks. The Fed cut short-term interest rates five times during the period in an effort to boost economic growth. These rate cuts, along with cuts made earlier in 2001, gave investors confidence that the economy would begin to rebound.

     Bond yields were volatile during the period. The yield on a ten-year Treasury note began the period at 5.08% and fell to 4.18% in early November, as the flagging economy and terrorist attacks created strong demand for relatively safe fixed-income securities. However, signs of an economic recovery drove yields higher during the final months of the period. The yield on ten-year Treasury notes stood at 5.00% on January 31, 2002. Short-term bonds, which are very responsive to Fed policy, outperformed long-term issues during the period. Corporate bonds performed poorly, as the Enron bankruptcy generated fears that other companies would be accused of accounting irregularities and suffer credit downgrades.

     Q. How did you position the Fund in that environment?

     A. The Fund's average maturity began the period at 8.1 years, longer than that of its benchmarks. We extended the Fund's average maturity to 10.71 years by the end of the period. We feel that strategy helped the Fund to lock in relatively high yields as rates fell.*

     The Fund benefited from its overweight position in government agency bonds, which offered higher yields than Treasuries. The Fund's performance was dampened by its overweight position in corporate bonds. Even the high-quality corporate bonds, which we favor, were unable to escape the effects of the Enron bankruptcy.

     Q. What is your outlook for the bond market, and how will you manage the Fund in that environment?

     A. The economy is showing signs of strength, and we believe that it will grow at a modest pace during the coming months. We believe that in that environment, inflation should remain low and the Fed will likely adopt a neutral monetary policy. Intermediate-term bonds therefore should trade in a relatively narrow range.

     We will look for opportunities to capture additional yield in that environment. In particular, we will maintain overweight positions in agency and mortgage-backed issues, which offer attractive yields relative to Treasury bonds. We will also continue to look for opportunities among high-quality corporate bonds, which in our opinion should perform well as the economy improves.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception (3/22/95) returns for Investment A Shares for the period ended 1/31/02 were -3.29%, 1.15%, 5.62% and 6.29%, respectively.

     For the period prior to October 29, 2001, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent Income Fund and is adjusted to reflect the expenses and sales charges for Investment A Shares. On October 29, 2001, that Fund, a registered open-end investment company managed by Fifth Third Asset Management Inc. was merged into the Fifth Third Bond Fund.

     /2/ The Fund's performance is compared to the Lehman Brothers Government/Credit Bond Index (LBG/C) and the Lehman Brothers Intermediate Government/Credit Bond Index (LBIG/C). The LBG/C Index generally tracks the performance of fixed-rate, publicly placed, dollar-denominated obligations with at least one-year to maturity. The LBIG/C generally tracks the performance of investment grade corporate debt issues as well as debt issues of U.S. government agencies and the U.S. Treasury. The debt issues all maintain maturities within a range of one to ten-years. These indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest directly in the underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Intermediate Municipal Bond Fund

     An interview with Michael Martin, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund's total return on Investment A shares (before deduction of sales charge)/1/ was 2.15% for the six months ended January 31, 2002. That return reflected an income distribution of $0.18 per share, and a decrease in the Fund's net asset value from $10.78 to $10.59 per share. The Fund's benchmarks The Lehman Brothers Three-Year General Obligations Municipal Bond Index and the Lehman Brothers Five-Year General Obligations Municipal Bond Index/2/ returned 2.98% and 2.67%, respectively.

     Q. What were conditions like in the municipal bond market during the period?

     A. Economic data released during the period revealed that the economy had entered a recession. Investors' concerns about economic and consumer weakness peaked following the terrorist attacks on September 11. The Fed attempted to boost economic growth by cutting short-term interest rates five times during the period. Evidence suggests that those rate cuts, along with six rate cuts made during the previous period, did indeed help shore up the struggling economy somewhat.

     The yield on a ten-year AAA-rated general obligation municipal security began the period at 4.22% and rose late in 2001 due to signs of renewed economic strength. Yields fell somewhat during January 2002, however, as individual investors reinvested their money from year-end coupon payments and bonds that had matured. The yield on a ten-year AAA-rated general obligation municipal security at the end of January 2002 stood at 4.30%--up 0.08% from its level in August 2001.

     Q. How did you position the Fund in that environment?

     A. The average maturity of the Fund's portfolio was neutral with that of our benchmarks. The Fund's average maturity stood at 6.23 years at the beginning of the period. We reduced the average maturity as the municipal market rallied. The average maturity ended the period at 5.57 years.*

     We continued to focus on high quality specialty state issues in the portfolio, which offered attractive yields. We also positioned the portfolio in a somewhat defensive manner by purchasing municipal bonds that have large coupons priced to a shorter call. We feel that these types of bonds should perform well if yields on municipal securities start to increase.

     Q. What is your outlook for the municipal bond market, and how will you manage the Fund going forward?

     A. We believe the Fed's interest rate cuts should help the economy to start recovering later this year. Therefore, it is unlikely that the Fed will continue its easing policy for much longer. However, we expect the economic recovery should be relatively modest. Muni bond yields likely will trade in a narrow range in that environment.

     We will attempt to maintain the Fund's neutral average maturity, while looking to potentially capture additional yields when bond prices fall. We will also keep our emphasis on high-quality issues.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception(12/18/92) returns for Investment A Shares for the period ended 1/31/02 were -2.46%, -0.03%, 4.01% and 4.53%, respectively.

     For the period prior to October 29, 2001, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent Intermediate Tax-Free Fund and is adjusted to reflect the expenses and sales charges for Investment A Shares. On October 29, 2001, that Fund, a registered open-end investment company managed by Fifth Third Asset Management Inc. was merged into the Fifth Third Intermediate Municipal Bond Fund.

     /2/ The Fund's performance is compared to the Lehman Brothers Three-Year General Obligations Municipal Bond Index and the Lehman Brothers Five-Year General Obligations Municipal Bond Index. The Lehman Brothers Three-Year and Five-Year General Obligation Municipal Bond indices are comprised of debt instruments issued by municipalities that mature within three to five-years. These indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

     *The composition of the portfolio is subject to change.

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Fifth Third Intermediate Bond Fund

     An interview with Mitchell Stapley, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund delivered a 2.11% total return on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That return reflected an income distribution of $0.25 per share and a decrease in the Fund's net asset value from $9.93 on July 31, 2001 to $9.89 as of January 31, 2002. The Fund's benchmark the Lehman Brothers Intermediate Government/Credit Bond Index returned 3.09%./2/

     Q. What was the environment like in the bond market during the period?

     A. The period was marked by an economic recession and the September 11 terrorist attacks. These events generated a great deal of uncertainty among investors, who worried about the possibility of a drawn-out period of economic weakness. The Fed attempted to boost economic growth by cutting short-term interest rates five times during the period. Those rate cuts, combined with previous cuts, appeared to have had the desired effect: The economy began to show signs of strength later in the period.

     Yields on intermediate-term bonds fell during the period, as nervous investors fled stocks for the relative safety of Treasury issues. The yield on a five-year Treasury began the period at 4.56% and finished it at 4.37%--a decline of 0.19 percentage points. Yields on short- and intermediate-term bonds, which are strongly affected by Fed policy, declined more than yields on long-term bonds. Agency and corporate bonds performed well as investors prized the relatively high yield they offered.

     Q. How did you manage the Fund in that environment?

     A. We positioned the Fund with an average maturity longer than that of its benchmark because we believed those interest rates would decline. That strategy helped the Fund to lock in high yields as rates fell. We also maintained an overweight position in mortgage-backed securities, as economic weakness overshadowed concerns that mortgage agencies Fannie Mae and Freddie Mac would lose some of their government-favored status.

     The Fund's performance was hurt by its overweight position in corporate bonds. Fears of a prolonged economic slump and fallout from the Enron collapse pushed down prices on corporate issues. The Fund maintained a high average credit rating of AA1 during the period, due to our belief that lower-rated bonds were too risky. We feel that strategy helped minimize the Fund's exposure to some of the volatility in the corporate bond market.

     Q. What is your outlook for the bond market, and how will you position the Fund in that environment?

     A. We believe the economy will grow at a modest pace and inflation should remain low. The Fed will probably adopt a neutral monetary policy in that environment, and bond yields will trade in a narrow range. We will attempt to position the Fund with an average maturity neutral to that of its benchmark. Investors in search of high yields might support bond prices, but a growing economy could force interest rates higher. We will selectively add to the Fund's corporate bond holdings, concentrating on issues that stand to benefit from an economic recovery. As always, we will favor high-quality securities that provide attractive yields and stable income.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception (11/25/92) returns for Investment A Shares for the period ended 1/31/02 were -2.50%, 1.92%, 5.15% and 5.34%, respectively.

     For the period prior to October 29, 2001, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent Intermediate Bond Fund and is adjusted to reflect the expenses and sales charges for Investment A Shares. On October 29, 2001, that Fund, a registered open-end investment company managed by Fifth Third Asset Management Inc. was merged into the Fifth Third Intermediate Bond Fund.

     /2/ The Fund's performance is compared to the Lehman Brothers Government/Credit Bond Index which generally tracks the performance of fixed-rate, publicly placed, dollar-denominated obligations with at least one-year to maturity. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

--------------------------------------------------------------------------------
Fifth Third Short Term Bond Fund

     An interview with Mitchell Stapley, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund delivered a 2.59% total return on Investment A shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That return reflected an income distribution of $0.24 per share and an increase in the Fund's net asset value from $9.82 on July 31, 2001 to $9.83 as of January 31, 2002. The Fund's benchmark the Lehman Brothers 1-3-Year Government Bond Index/2/ returned 3.35%.

     Q. What was the environment like in the bond market during the period?

     A. The period was characterized by a weak economy that eventually slid into a recession. The economic environment was hurt further by the September 11 terrorist attacks, which caused investors to fear that the economy would fall into a deep and prolonged slump. The Fed cut short-term interest rates five times during the period, for a total reduction of 200 basis points, in an effort to spark economic growth.

     Bond yields fell early in the period due to the Fed's rate cuts and because nervous investors early in the period favored relatively stable investments. Bond yields rose later in the period, as signs of economic strength caused investors to pull money out of bonds and return to the stock market. Yields on short-term bonds, which are closely tied to Fed policy, declined more than yields on longer-term issues. Corporate and agency bonds performed well in that environment, as their attractive yields generated significant demand from investors. Sections of the corporate market were relatively volatile during the period due to worries about corporate accounting irregularities.

     Q. How did you position the Fund in that environment?

     A. We kept the Fund's average maturity relatively stable during the period. The Fund's average maturity on August 1, 2001 and January 31, 2002 was 2.0 years, slightly longer than the Fund's benchmark. We maintained a longer average maturity than the benchmark as interest rates fell. The Fund benefited from our decision to overweight corporate bonds and agency securities, both of which offered higher yields than Treasury issues. Our focus on high-quality, short-term corporate issues helped the Fund avoid some of the volatility in the corporate bond sector during the period.*

     Q. What is your outlook for the bond market, and how will you manage the Fund in that environment?

     A. The economy's recent upturn means that the Fed is probably finished with its easing cycle. However, we do not expect an economic rebound strong enough to cause the Fed to raise rates. Yields on short-term bonds therefore should remain relatively low and stable during the coming months. In that environment, we will attempt to look for ways to capture attractive yields, while maintaining the high credit quality of the portfolio. We will focus on high-quality corporate issues with relatively long maturities, which should perform well as the economy and corporate spending regain strength.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and since inception (12/4/92) returns for Investment A Shares for the period ended 1/31/02 were -2.00%, 1.72%, 5.02% and 4.81%, respectively.

     For the period prior to October 29, 2001, the quoted performance of the Fund reflects the performance of the Investment Shares of the Kent Short Term Bond Fund and is adjusted to reflect the expenses and sales charges for Investment A Shares. On October 29, 2001, that Fund, a registered open-end investment company managed by Fifth Third Asset Management Inc. was merged into the Fifth Third Short Term Bond Fund.

     /2/ The Fund's performance is compared to the Lehman Brothers 1-3-Year Government Bond Index, which is an index comprised of U.S. Treasury issues and publicly issued debt of U.S. Government agencies with maturities of one to three years. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

     *The composition of the portfolio is subject to change.

--------------------------------------------------------------------------------
Fifth Third U.S. Government Bond Fund

     An interview with Mitchell Stapley, portfolio manager.

     Q. How did the Fund perform during the six-month period ended January 31, 2002?

     A. The Fund delivered a 2.92% total return on Investment A Shares (before deduction of sales charge)/1/ for the six months ended January 31, 2002. That return reflected an income distribution of $0.21 per share and an increase in the Fund's net asset value from $10.06 per share on July 31, 2001 to $10.14 per share as of January 31, 2002. The Fund's benchmark the Lehman Brothers Intermediate Government Bond Index/2/ returned 3.34%.

     Q. What were conditions like in the bond market during the period?

     A. The U.S. economy was extremely weak. The Fed responded by cutting key short-term interest rates five times during the period, for a total reduction of 200 basis points. The tragic events of September 11 caused investors to flock to the relative safety of Treasury securities, and bond yields fell in that environment. However, signs appeared in November suggesting that the economy would recover quickly. Investors sold bonds, pushing there yields higher, and returned to the stock market.

     The yield on five-year Treasury notes began the period at 4.56%, and fell to 3.48% during October. The yield then rose to 4.41% during November's stock market rally, and ended the period at 4.37%. Short-term Treasuries outperformed long-term Treasuries as the Fed continued its aggressive easing.

     Q. How did you position the Fund in that environment?

     A. We positioned the Fund with a duration slightly longer than that of its benchmark during most of the period. We feel that strategy helped the Fund lock in high yields as the Fed cut interest rates. We held an overweight position in agency securities, which offered higher yields than Treasuries without the risk associated with corporate bonds.*

     Fears that the government would more closely scrutinize mortgage-backed securities from Fannie Mae and Freddie Mac were put on the back burner after the events of September 11. Therefore, these securities' yields temporarily fell. The yields rose late in the period, however, and we were able to add to the Fund's position in agency securities at attractive levels.

     Q. What is your outlook for the bond market going forward?

     A. The economy appears to be regaining strength, and we think the Fed is finished with its easing cycle. In our opinion, it is likely that the economy will grow at a modest pace in the coming months and inflation should remain low. We believe the economic rebound will be fueled in part by the rebuilding of corporate inventories, which were depleted during the fourth quarter as sales picked up. Money-market yields should remain low, which will benefit the equity and fixed-income markets as investors seek higher returns. In that environment, we will attempt to maintain an average maturity close to that of the Fund's benchmark. We will favor agency and mortgage-backed securities over Treasuries. As always, we will endeavor to provide an attractive level of current income, while looking for ways to capture high yields without exposing shareholders to excessive risk.

     The performance data quoted represents past performance and is not an indication of future results. The investment return and net asset value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     /1/ With the maximum sales charge of 4.50%, the Fund's six-month, one-year, five-year and ten-year returns for Investment A Shares for the period ended 1/31/02 were -1.67%, 1.78%, 5.19% and 5.06%, respectively.

     /2/ The Fund's performance is compared to the Lehman Brothers Intermediate Government Bond Index which is an index comprised of investment grade corporate debt issues as well as U.S. government securities. The debt issues all maintain maturities within a range of one to ten years. The index which is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Fund does reflect the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

     *The composition of the portfolio is subject to change.

                        Fifth Third Small Cap Growth Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)
--------------------------------------------------------------------------------


Shares             Security Description              Value
------- ------------------------------------------- --------
Common Stocks (97.1%):
        Banking & Finance (1.8%):
        -------------------------------------------
 93,750 CVB Financial Corp.                         $  1,813
150,000 First Commonwealth Financial Corp.             1,830
 50,000 First Republic Bancorp., Inc. (b)              1,322
 50,000 Independent Bank Corp.                         1,105
200,000 Republic Bancorp., Inc.                        2,510
 75,000 Texas Regional Bancshares, Inc.                2,928
 50,000 Westcorp.                                        850
        ------------------------------------------- --------
        Total                                         12,358
        ------------------------------------------- --------
        Business Equipment & Services (5.8%):
        -------------------------------------------
 75,000 ABM Industries, Inc.                           2,288
100,000 Acxiom Corp. (b)                               1,404
 75,000 Advo, Inc. (b)                                 2,857
100,000 Catalina Marketing Corp. (b)                   3,763
100,000 ChoicePoint, Inc. (b)                          5,259
 50,000 CSG Systems International, Inc. (b)            1,856
 75,000 Factset Research Systems, Inc.                 2,903
100,000 Insight Enterprises, Inc. (b)                  2,449
 50,000 Jacobs Engineering Group, Inc. (b)             3,200
 62,900 John H. Harland Co.                            1,538
100,000 Maximus, Inc. (b)                              3,535
 85,000 NCO Group, Inc. (b)                            1,919
100,000 Paxar Corp. (b)                                1,650
 50,000 Philadelphia Consolidated Holding Corp. (b)    2,084
 50,000 Radisys Corp. (b)                              1,000
125,000 RSA Security, Inc. (b)                         1,401
        ------------------------------------------- --------
        Total                                         39,106
        ------------------------------------------- --------
        Capital Goods (7.1%):
        -------------------------------------------
 75,000 Belden, Inc.                                   1,583
125,000 C&D Technologies, Inc.                         2,613
112,500 C-COR.net Corp. (b)                            2,016
 50,000 Clarcor, Inc.                                  1,348
100,000 Cymer, Inc. (b)                                3,672
100,000 Esterline Technologies Corp. (b)               1,745
150,000 Federal Signal Corp.                           3,541
 75,000 Graco, Inc.                                    2,884
 75,000 Granite Construction, Inc.                     1,682
 50,000 Insituform Technologies, Inc. (b)              1,203
 50,000 Intermagnetics General Corp. (b)               1,232
100,000 Manitowoc Co., Inc.                            3,335
150,000 Methode Electronics, Inc., Class A             1,350
 75,000 NL Industries, Inc.                            1,062
 75,000 OM Group, Inc.                                 5,017
125,000 Roper Industries, Inc.                         6,248
 75,000 Shaw Group, Inc. (b)                           1,501
125,000 Technitrol, Inc.                               3,113
 75,000 Therma-Wave Inc. (b)                             926
 35,200 Toro Co.                                       1,723
        ------------------------------------------- --------
        Total                                         47,794
        ------------------------------------------- --------


Shares          Security Description           Value
------- ------------------------------------- --------
        Commercial Physical Research (0.5%):
        -------------------------------------
100,000 Curagen Corp. (b)                     $  1,630
 75,000 Symyx Technologies, Inc. (b)             1,680
        ------------------------------------- --------
        Total                                    3,310
        ------------------------------------- --------
        Computer Software & Services (2.6%):
        -------------------------------------
100,000 Computer Network Technology Corp. (b)    2,141
125,000 Documentum, Inc. (b)                     2,529
125,000 Echelon Corp. (b)                        2,543
 30,000 JDA Software Group, Inc. (b)               841
 50,000 Mercury Interactive Corp. (b)            1,905
125,000 MSC Software Corp. (b)                   2,520
125,000 Take-Two Interactive Software (b)        2,320
150,000 Wind River Systems, Inc. (b)             2,702
        ------------------------------------- --------
        Total                                   17,501
        ------------------------------------- --------
        Consumer Durable (3.7%):
        -------------------------------------
 35,000 Astropower, Inc. (b)                     1,341
100,000 D.R. Horton, Inc.                        3,744
100,000 Dal-Tile International, Inc. (b)         2,307
100,000 Harman International Industries, Inc.    4,721
 75,000 KB Home                                  3,230
 50,000 Polaris Industries, Inc.                 2,845
 30,000 Ryland Group, Inc.                       2,349
250,000 Stratos Lightwave, Inc. (b)              1,338
 75,000 Toll Brothers, Inc. (b)                  3,420
        ------------------------------------- --------
        Total                                   25,295
        ------------------------------------- --------
        Consumer Non-Durable (3.1%):
        -------------------------------------
 50,000 Albany International Corp.               1,155
100,000 Church & Dwight, Inc.                    2,943
 50,000 International Multifoods Corp. (b)       1,110
 25,000 ITT Educational Services, Inc. (b)       1,042
125,000 La-Z-Boy Chair Co.                       2,781
 40,000 Proquest Co. (b)                         1,520
 50,000 Quiksilver, Inc. (b)                       918
 70,000 Ralcorp Holdings, Inc. (b)               1,756
 50,000 Rayovac Corp. (b)                          775
 80,000 Timberland Co., Class A (b)              3,069
 50,000 Triarc Cos., Inc. (b)                    1,348
150,000 Wolverine World Wide, Inc.               2,243
        ------------------------------------- --------
        Total                                   20,660
        ------------------------------------- --------
        Consumer Services (1.0%):
        -------------------------------------
100,000 Aztar Corp. (b)                          1,931
100,000 Diamondluster International, Inc. (b)    1,162
 22,500 FTI Consulting (b)                         674
100,000 Prime Hospitality Corp. (b)              1,085
 50,000 Station Casinos, Inc. (b)                  699
 75,000 Vail Resorts, Inc. (b)                   1,245
        ------------------------------------- --------
        Total                                    6,796
        ------------------------------------- --------

                                  - Continued -

                       Fifth Third Small Cap Growth Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares         Security Description          Value
------- ----------------------------------- --------
        Electronics (1.8%):
        -----------------------------------
100,000 Emcore Corp. (b)                    $  1,033
 75,000 MKS Instruments, Inc. (b)              1,802
150,000 PerkinElmer, Inc.                      4,425
200,000 Tektronix, Inc. (b)                    4,896
        ----------------------------------- --------
        Total                                 12,156
        ----------------------------------- --------
        Energy (4.0%):
        -----------------------------------
 40,000 Atwood Oceanics, Inc. (b)              1,384
 50,000 Enterprise Products Partners L.P.      2,525
 50,000 Forest Oil Corp. (b)                   1,233
100,000 Hanover Compressor Co. (b)             1,560
 75,000 Newfield Exploration Co. (b)           2,407
 75,000 Oceaneering International, Inc. (b)    1,628
 50,000 Peabody Energy Corp.                   1,268
 75,000 Seacor Smit, Inc. (b)                  3,224
 75,000 Stone Energy Corp. (b)                 2,584
 75,000 Swift Energy Co. (b)                   1,331
100,000 Veritas DGC, Inc. (b)                  1,629
175,000 Vintage Petroleum, Inc.                2,044
250,000 XTO Energy, Inc.                       4,047
        ----------------------------------- --------
        Total                                 26,864
        ----------------------------------- --------
        Financial Services (13.9%):
        -----------------------------------
100,000 Allied Capital Corp.                   2,725
125,000 American Capital Strategies            3,391
100,000 AmeriCredit Corp. (b)                  2,230
225,000 Arthur J. Gallagher & Co.              7,424
150,000 Commerce Bancorp., Inc.                6,113
170,000 Community First Bankshares, Inc.       4,223
 50,000 Delphi Financial Group, Class A (b)    1,700
100,000 Downey Financial Corp.                 4,600
 50,000 East-West Bancorp., Inc.               1,310
175,000 Eaton Vance Corp.                      6,878
100,000 FBL Financial Group, Inc., Class A     1,817
 82,500 Fidelity National Financial, Inc.      2,055
 50,000 Financial Federal Corp. (b)            1,493
 75,000 First American Financial Corp.         1,386
100,000 First Bancorp/Puerto Rico              2,900
125,000 First Midwest Bancorp., Inc.           3,584
 85,000 Firstfed Financial Corp. (b)           2,219
150,000 Greater Bay Bancorp.                   4,164
100,000 Hilb, Rogal & Hamilton Co.             3,675
 75,000 Hudson United Bancorp.                 2,253
 35,000 Irwin Financial Corp.                    560
 75,000 Jefferies Group, Inc.                  3,188
100,000 MAF Bancorp., Inc.                     3,055
 25,000 RLI Corp.                              1,145
225,000 Roslyn Bancorp., Inc.                  4,480
175,000 Silicon Valley Bankshares (b) (b)      4,029
 75,000 Southwest Bancorp. of Texas (b)        2,162
250,000 Staten Island Bancorp., Inc.           4,850
125,000 Sterling Bancshares, Inc.              1,650

Shares            Security Description            Value
------- ---------------------------------------- --------
        Financial Services (continued)
        ----------------------------------------
 55,000 SWS Group, Inc.                          $  1,111
 40,000 Triad Guaranty, Inc. (b)                    1,588
        ---------------------------------------- --------
        Total                                      93,958
        ---------------------------------------- --------
        Health Care (13.0%):
        ----------------------------------------
150,000 AdvancePCS (b)                              4,630
100,000 Alpharma, Inc.                              2,575
 31,500 Ameripath, Inc. (b)                           944
125,000 Apria Healthcare Group, Inc. (b)            3,063
 50,000 Arthrocare Corp. (b)                          698
125,000 Bio-Technology General Corp. (b)            1,038
 75,000 Conmed Corp. (b)                            1,538
 65,000 Cooper Cos., Inc.                           3,045
 75,000 Cryolife, Inc. (b)                          2,092
100,000 Diagnostic Products Corp.                   3,922
 50,000 Digene Corp. (b)                            1,232
 50,000 Express Scripts, Inc., Class A (b)          2,290
100,000 Haemonetics Corp. (b)                       2,871
135,000 IDEXX Laboratories, Inc. (b)                3,432
 25,000 Impath, Inc. (b)                              944
125,000 Incyte Genomics, Inc. (b)                   1,844
 80,000 Kensey Nash Corp. (b)                       1,558
125,000 Medicis Pharmaceuticals, Inc. (b)           7,244
 50,000 MGI Pharma, Inc. (b)                          778
200,000 Mid Atlantic Medical Services, Inc. (b)     5,009
 75,000 Noven Pharmaceuticals, Inc. (b)             1,225
150,000 Orthodontic Centers of America, Inc. (b)    3,878
125,000 Owens & Minor, Inc.                         2,431
 50,000 Patterson Dental Co. (b)                    2,010
125,000 Priority Healthcare Corp., Class B (b)      3,674
175,000 Province Healthcare Co. (b)                 6,075
 50,000 Quest Diagnostics, Inc. (b)                 3,465
 75,000 Rehabcare Group, Inc. (b)                   1,727
125,000 Respironics, Inc. (b)                       3,635
125,000 Steris Corp. (b)                            2,300
 60,000 Trigon Healthcare, Inc. (b)                 4,411
150,000 VISX, Inc. (b)                              2,181
        ---------------------------------------- --------
        Total                                      87,759
        ---------------------------------------- --------
        Insurance (1.0%):
        ----------------------------------------
 50,000 Amerus Group Co.                            1,795
100,000 StanCorp Financial Group, Inc.              5,085
        ---------------------------------------- --------
        Total                                       6,880
        ---------------------------------------- --------
        Medical--Biomedical/Genetic (1.0%):
        ----------------------------------------
 50,000 Affymetrix, Inc. (b)                        1,408
125,000 Alkermes, Inc. (b)                          3,350
 75,000 Celgene Corp. (b)                           2,057
        ---------------------------------------- --------
        Total                                       6,815
        ---------------------------------------- --------

                                  - Continued -

                       Fifth Third Small Cap Growth Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares          Security Description           Value
------- ------------------------------------- --------
        Multimedia (0.3%):
        -------------------------------------
 75,000 ValueVision International, Inc.--
        Class A (b)                           $  1,412
100,000 Zomax Inc. (b)                             745
        ------------------------------------- --------
        Total                                    2,157
        ------------------------------------- --------
        Pharmaceuticals (2.6%):
        -------------------------------------
100,000 Cell Genesys, Inc. (b)                   1,691
125,000 Guilford Pharmaceuticals, Inc. (b)       1,366
100,000 Ilex Oncology, Inc. (b)                  2,300
100,000 Isis Pharmaceuticals, Inc. (b)           1,740
175,000 Ligand Pharmaceuticals, Inc. (b)         2,639
150,000 Pharmacopeia, Inc. (b)                   1,956
105,000 QLT Phototherapeutics, Inc. (b)          2,235
125,000 Supergen, Inc. (b)                       1,365
 50,000 Transkaryotic Therapy (b)                1,943
        ------------------------------------- --------
        Total                                   17,235
        ------------------------------------- --------
        Raw Materials (1.2%):
        -------------------------------------
 75,000 Mueller Industries, Inc. (b)             2,474
 75,000 Olin Corp.                               1,079
 45,000 Scotts Co., Class A (b)                  2,142
 50,000 Spartech Corp.                           1,070
 40,000 Texas Industries, Inc.                   1,484
        ------------------------------------- --------
        Total                                    8,249
        ------------------------------------- --------
        Retail (6.9%):
        -------------------------------------
 60,000 99 Cents Only Stores (b)                 2,137
 75,000 Ann Taylor Stores Corp. (b)              2,906
112,500 Applebee's International, Inc.           4,236
150,000 Bell Microproducts, Inc. (b)             2,175
100,000 CEC Entertainment, Inc. (b)              4,495
 41,900 Chico's FAS, Inc. (b)                    1,255
 52,300 Galyan's Trading Co. (b)                   684
 75,000 Genesco, Inc. (b)                        1,904
 50,000 Hot Topic, Inc. (b)                      1,676
100,000 Jack in the Box, Inc. (b)                2,800
125,000 Linens `N Things, Inc. (b)               3,606
150,000 Michael's Stores, Inc. (b)               5,249
 50,000 Phillips-Van Heusen Corp.                  615
135,000 Ruby Tuesday, Inc.                       3,409
 75,000 Ruddick Corp.                            1,166
 75,000 Talbots, Inc.                            2,693
125,000 Zale Corp. (b)                           5,680
        ------------------------------------- --------
        Total                                   46,686
        ------------------------------------- --------
        Technology (22.4%):
        -------------------------------------
250,000 Aeroflex, Inc. (b)                       4,295
 90,000 Alliant Techsystems, Inc. (b)            8,009
150,000 Alpha Industries, Inc. (b)               3,159
 50,000 American Management Systems, Inc. (b)      992
150,000 Ametek Inc.                              4,529
 50,000 Anixter International, Inc. (b)          1,435

Shares           Security Description            Value
------- --------------------------------------- --------
        Technology (continued)
        ---------------------------------------
125,000 Artesyn Technologies, Inc. (b)          $  1,305
100,000 Asyst Technologies, Inc. (b)               1,676
 75,000 ATMI, Inc. (b)                             2,215
100,000 Avnet, Inc.                                2,665
175,000 Avocent Corp. (b)                          4,377
 75,000 Black Box Corp. (b)                        3,953
150,000 Bruker Daltronics Inc. (b)                 2,133
150,000 Cable Design Technologies Corp. (b)        1,920
100,000 Caliper Technologies Corp. (b)             1,405
100,000 Cerner Corp. (b)                           4,840
100,000 Coherent, Inc. (b)                         3,138
 50,000 Commscope, Inc. (b)                        1,030
100,000 Credence Systems Corp. (b)                 1,581
100,000 CTS Corp.                                  1,510
150,000 Cypress Semiconductor Corp. (b)            3,264
 75,000 Dionex Corp. (b)                           1,928
250,000 DMC Stratex Networks, Inc. (b)             1,880
175,000 Dycom Industries, Inc. (b)                 2,821
125,000 Electro Scientific Industries, Inc. (b)    3,909
150,000 Filenet Corp. (b)                          3,435
 75,000 Hyperion Solutions Corp. (b)               1,736
175,000 Infocus Corp. (b)                          3,161
140,000 International Rectifier Corp. (b)          5,829
125,000 Internet Security, Inc. (b)                5,114
150,000 Investment Technology Group (b)            6,569
150,000 Kopin Corp. (b)                            1,709
150,000 Kulicke & Soffa Industries, Inc. (b)       2,468
100,000 Lam Research Corp. (b)                     2,326
 75,000 Lone Star Technologies, Inc. (b)           1,129
175,000 LTX Corp. (b)                              3,458
 53,000 Mercury Computer Systems, Inc. (b)         1,927
150,000 Micromuse, Inc. (b)                        1,634
 60,000 Micros Systems, Inc. (b)                   1,847
 75,000 Microsemi Corp. (b)                        1,444
 75,000 Park Electrochemical Corp.                 1,988
 75,000 Pericom Semiconductor Corp. (b)            1,140
 60,000 Photon Dynamics, Inc. (b)                  2,408
 70,000 Photronics, Inc. (b)                       2,435
100,000 Pixelworks, Inc. (b)                       1,410
150,000 Plantronics, Inc. (b)                      3,411
175,000 Plexus Corp. (b)                           4,261
150,000 Price Communications Corp. (b)             2,879
125,000 Progress Software Corp. (b)                2,131
100,000 Rainbow Technologies, Inc. (b)             1,153
 75,000 Retek, Inc. (b)                            1,811
 70,000 SanDisk Corp. (b)                          1,079
150,000 Sybase, Inc. (b)                           2,717
200,000 Titan Corp. (b)                            4,468
150,000 Verity, Inc. (b)                           2,810
100,000 ViaSat, Inc. (b)                           1,315
        --------------------------------------- --------
        Total                                    151,171
        --------------------------------------- --------

                                  - Continued -

                       Fifth Third Small Cap Growth Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares or
Principal               Security
 Amount                Description               Value
--------- ------------------------------------- --------
          Telecommunications (0.6%):
          -------------------------------------
 150,000  InterDigital Communications Corp. (b) $  1,738
 100,000  Lightbridge, Inc. (b)                    1,171
 126,000  SBA Communications Corp. (b)               876
          ------------------------------------- --------
          Total                                    3,785
          ------------------------------------- --------
          Transportation (0.4%):
          -------------------------------------
  60,000  Atlas Air, Inc. (b)                        957
  75,000  Overseas Shipholding Group, Inc.         1,526
          ------------------------------------- --------
          Total                                    2,483
          ------------------------------------- --------
          Utilities (2.4%):
          -------------------------------------
 150,000  Atmos Energy Corp.                       3,164
  25,000  Black Hills Corp.                          722
  80,000  Cleco Corp.                              1,658
 100,000  Energen Corp.                            2,290
  40,000  New Jersey Resources Corp.               1,815
  50,000  Northwestern Corp.                       1,035
  50,000  UGI Corp.                                1,420
  50,000  Unisource Energy Corp.                     919
 100,000  Vectren Corp.                            2,385
  30,000  WPS Resources Corp.                      1,104
          ------------------------------------- --------
          Total                                   16,512
          ------------------------------------- --------
          Total Common Stocks                    655,530
          ------------------------------------- --------
U.S. Government Treasury Obligations (0.3%):
          U.S. Treasury Bills (0.3%):
          -------------------------------------
$  2,000  1.77%**, 6/20/02                         1,986
          ------------------------------------- --------
          Total U.S. Government Treasury
           Obligations                             1,986
          ------------------------------------- --------

                       Security
  Shares              Description             Value
---------- --------------------------------- --------
Money Market Funds (2.3%)
15,304,157 Federated Prime Value Obligations
            Money Market Fund                $ 15,304
           --------------------------------- --------
           Total Money Market Funds            15,304
           --------------------------------- --------
           Total Investments (Cost $488,252)
           (a) - 99.7%                        672,820
           Other assets in excess of
           liabilities - 0.3%                   2,104
           --------------------------------- --------
           NET ASSETS - 100.0%               $674,924
           --------------------------------- --------

(a)Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $184,568, which is composed of $224,329 appreciation and $39,761 depreciation at January 31, 2002.

(b)Non-income producing security.
** Effective yield at purchase.
   At January 31, 2002, the Fund's open long future contracts were as follows:

                # of       Opening    Notional  Unrealized
              Contracts Contract Type  Amount  Appreciation Value
              --------- ------------- -------- ------------ ------
                 30     Russell 2000   $7,186      $65      $7,251
                        500, 3/20/02

      (See Notes which are an integral part of the Financial Statements)

                            Fifth Third Mid Cap Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                       Security
Shares                Description                 Value
------- ---------------------------------------- -------
Common Stocks (98.0%):
        Apparel Manufacturers (0.9%):
        ----------------------------------------
 64,000 Coach, Inc. (b)                          $ 2,954
        ---------------------------------------- -------
        Banking (13.0%):
        ----------------------------------------
322,000 First Tennessee National Corp.            10,987
322,000 National Commerce Bancorp.                 8,166
332,000 North Fork Bancorp.                       11,056
474,000 SouthTrust Corp.                          11,678
        ---------------------------------------- -------
        Total                                     41,887
        ---------------------------------------- -------
        Business Equipment & Services (0.6%):
        ----------------------------------------
 20,000 Affiliated Computer Services, Inc. (b)     1,913
        ---------------------------------------- -------
        Business Services (6.2%):
        ----------------------------------------
 91,000 Cintas Corp. (b)                           4,552
285,000 Convergys Corp. (b)                        9,032
 96,000 Fastenal Co. (b)                           6,423
        ---------------------------------------- -------
        Total                                     20,007
        ---------------------------------------- -------
        Computer Software & Services (10.9%):
        ----------------------------------------
345,000 BEA Systems, Inc. (b)                      6,255
200,000 BMC Software, Inc. (b)                     3,534
200,000 Comverse Technology, Inc. (b)              4,274
289,000 Fiserv, Inc.                              12,264
215,000 SunGard Data Systems, Inc. (b)             6,448
138,000 Wind River Systems, Inc. (b)               2,487
        ---------------------------------------- -------
        Total                                     35,262
        ---------------------------------------- -------
        Electronics (29.0%):
        ----------------------------------------
535,000 ADC Telecommunications, Inc. (b)           2,611
131,000 Altera Corp. (b)                           3,291
248,000 Amkor Technology, Inc. (b)                 4,471
278,000 Analog Devices, Inc. (b)                  12,176
108,000 AXT, Inc. (b)                              1,188
151,000 Cree, Inc. (b)                             2,890
398,000 Flextronics International Ltd. (b)         8,836
235,000 Integrated Circuit Systems, Inc. (b)       5,675
145,000 Integrated Device Technologies, Inc. (b)   4,430
271,000 Jabil Circuit, Inc. (b)                    6,287
367,000 Microchip Technology, Inc. (b)            13,831
 64,000 NVIDIA Corp.                               4,207
 84,000 PMC-Sierra, Inc. (b)                       2,005
187,000 QLogic Corp. (b)                           9,150
 81,000 Vitesse Semiconductor Corp. (b)            1,025
338,000 Waters Corp. (b)                          11,695
        ---------------------------------------- -------
        Total                                     93,768
        ---------------------------------------- -------
        Energy (1.8%):
        ----------------------------------------
403,000 Varco International, Inc. (b)              5,844
        ---------------------------------------- -------
        Financial Services (10.0%):
        ----------------------------------------
315,000 A.G. Edwards, Inc.                        13,390
295,000 Stilwell Financial, Inc.                   7,508

                      Security
Shares               Description               Value
------- ------------------------------------- --------
        Financial Services (continued)
        -------------------------------------
300,000 T. Rowe Price Group, Inc.             $ 11,274
        ------------------------------------- --------
        Total                                   32,172
        ------------------------------------- --------
        Health Care (3.5%):
        -------------------------------------
247,000 Biomet, Inc.                             7,976
 90,000 SurModics, Inc. (b)                      3,393
        ------------------------------------- --------
        Total                                   11,369
        ------------------------------------- --------
        Insurance (0.3%):
        -------------------------------------
 23,000 Cincinnati Financial Corp.                 886
        ------------------------------------- --------
        Manufacturing (3.1%):
        -------------------------------------
 78,000 OM Group, Inc.                           5,218
 88,000 Zebra Technologies Corp.,
         Class A (b)                             4,668
        ------------------------------------- --------
        Total                                    9,886
        ------------------------------------- --------
        Media/Publishing (1.9%):
        -------------------------------------
 72,000 Omnicom Group, Inc.                      6,291
        ------------------------------------- --------
        Medical - Biotechnology (3.1%):
        -------------------------------------
141,000 Enzon, Inc. (b)                          7,428
370,000 Third Wave Technologies (b)              2,416
        ------------------------------------- --------
        Total                                    9,844
        ------------------------------------- --------
        Pharmaceuticals (6.2%):
        -------------------------------------
 33,000 Biovail Corp. International (b)          1,550
115,000 Forest Laboratories, Inc. (b)            9,534
122,000 IDEC Pharmaceuticals Corp. (b)           7,254
 44,000 King Pharmaceuticals, Inc. (b)           1,602
        ------------------------------------- --------
        Total                                   19,940
        ------------------------------------- --------
        Retail (5.7%):
        -------------------------------------
274,000 American Eagle Outfitters, Inc. (b)      6,972
 73,000 Bed Bath & Beyond, Inc. (b)              2,524
225,000 Casey's General Stores, Inc.             3,404
 49,000 Christopher & Banks Corp.                1,602
 93,000 Dollar General Corp.                     1,469
 77,000 RadioShack Corp.                         2,427
        ------------------------------------- --------
        Total                                   18,398
        ------------------------------------- --------
        Technology (1.1%):
        -------------------------------------
 36,000 L-3 Communications Holdings, Inc. (b)    3,691
        ------------------------------------- --------
        Telecommunications (0.7%):
        ----------------------------------------------
275,000 Broadwing, Inc. (b)                      2,197
        ------------------------------------- --------
        Total Common Stocks                    316,309
        ------------------------------------- --------

                                  - Continued -

                           Fifth Third Mid Cap Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal          Security
 Amount           Description           Value
--------- --------------------------- ---------
Repurchase Agreements (1.4%):
$4,483    UBS Warburg, 1.88%, 2/1/02   $  4,483
          --------------------------- ---------
          Total Repurchase Agreements     4,483
          --------------------------- ---------
          Total Investments
          (Cost $298,794) (a) - 99.4%  $320,792
          --------------------------- ---------
          Other assets in excess of
          liabilities - 0.6%              1,920
          --------------------------- ---------
          NET ASSETS - 100.0%          $322,712
          --------------------------- ---------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $21,998, which is composed of $65,127 appreciation and $43,129 depreciation at January 31, 2002.

(b) Non-income producing security.

      (See Notes which are an integral part of the Financial Statements)

                           Fifth Third Technology Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------


                      Security
Shares               Description               Value
------- ------------------------------------- -------
Common Stocks (99.9%):
        Biotechnology (3.1%):
        -------------------------------------
 12,500 Genentech, Inc. (b)                   $   618
  5,000 Medtronic, Inc.                           246
 15,000 Waters Corp. (b)                          519
        ------------------------------------- -------
        Total                                   1,383
        ------------------------------------- -------
        Business Services (6.8%):
        -------------------------------------
 25,000 AOL Time Warner, Inc. (b)                 658
 12,500 Automatic Data Processing, Inc.           675
 35,000 Convergys Corp. (b)                     1,109
 17,500 Paychex, Inc.                             642
        ------------------------------------- -------
        Total                                   3,084
        ------------------------------------- -------
        Communications Equipment (4.1%):
        -------------------------------------
 95,000 JDS Uniphase Corp. (b)                    665
 50,000 Nokia Corp. - ADR (b)                   1,173
        ------------------------------------- -------
        Total                                   1,838
        ------------------------------------- -------
        Computer Software & Services (27.1%):
        -------------------------------------
 25,000 Adobe Systems, Inc.                       843
 37,500 Amdocs, Ltd. (b)                        1,359
 65,000 BMC Software, Inc. (b)                  1,149
 62,500 Comverse Technology, Inc. (b)           1,336
 95,000 EMC Corp. (b)                           1,557
 25,000 Microsoft Corp. (b)                     1,592
 60,000 Network Appliance, Inc. (b)             1,077
 35,000 Oracle Corp. (b)                          604
 40,000 Siebel Systems, Inc. (b)                1,416
 22,500 Sungard Data Systems, Inc. (b)            675
 35,000 Wind River Systems (b)                    631
        ------------------------------------- -------
        Total                                  12,239
        ------------------------------------- -------
        Computer Systems & Equipment (5.7%):
        -------------------------------------
 75,000 Cisco Systems, Inc. (b)                 1,485
 10,000 IBM Corp.                               1,079
        ------------------------------------- -------
        Total                                   2,564
        ------------------------------------- -------
        Data Processing/Management (1.8%):
        -------------------------------------
 27,500 Macrovision, Corp. (b)                    836
        ------------------------------------- -------
        Diversified Hardware (12.4%):
        -------------------------------------
 40,000 Agilent Technologies (b)                1,214
 22,500 Applied Materials, Inc. (b)               982
 30,000 Dell Computer Corp. (b)                   825
 20,000 Lexmark International, Inc. (b)         1,111
135,000 Sun Microsystems, Inc. (b)              1,452
        ------------------------------------- -------
        Total                                   5,584
        ------------------------------------- -------

Shares or
Principal                Security
 Amount                 Description                 Value
--------- ---------------------------------------- -------
          Electronics (14.0%):
          ----------------------------------------
  33,000  Cree, Inc. (b)                           $   632
  20,000  Flextronics International, Ltd. (b)          444
  40,000  Integrated Device Technologies, Inc. (b)   1,222
  27,500  Jabil Circuit, Inc. (b)                      638
  22,500  Microchip Technology, Inc. (b)               848
  25,000  PMC-Sierra, Inc. (b)                         597
  15,000  QLogic Corp. (b)                             734
  27,500  Qualcomm, Inc. (b)                         1,211
          ---------------------------------------- -------
          Total                                      6,326
          ---------------------------------------- -------
          Internet (1.3%):
          ----------------------------------------
  10,000  Ebay, Inc. (b)                               590
          ---------------------------------------- -------
          Semiconductors (17.1%):
          ----------------------------------------
  35,000  Analog Devices, Inc. (b)                   1,534
  15,000  Axt, Inc. (b)                                165
  25,000  Integrated Circuit Systems, Inc. (b)         604
  42,500  Intel Corp.                                1,489
  25,000  Maxim Integrated Products (b)              1,387
  40,000  Texas Instruments, Inc.                    1,248
  30,500  Xilinx, Inc. (b)                           1,322
          ---------------------------------------- -------
          Total                                      7,749
          ---------------------------------------- -------
          Technology (3.4%):
          ----------------------------------------
  85,000  BEA Systems, Inc. (b)                      1,541
          ---------------------------------------- -------
          Telecommunication Services (3.1%):
          ----------------------------------------
  12,500  Alltel Corp.                                 694
  90,000  Broadwing, Inc. (b)                          719
          ---------------------------------------- -------
          Total                                      1,413
          ---------------------------------------- -------
          Total Common Stocks                       45,147
          ---------------------------------------- -------
Repurchase Agreements (0.2%):
 $    77  UBS Warburg, 1.88%, 02/01/02                  77
          ---------------------------------------- -------
          Total Repurchase Agreements                   77
          ---------------------------------------- -------
          Total Investments (Cost $58,818)
          (a) - 100.1%                              45,224
          ---------------------------------------- -------
          Liabilities in excess of other
          assets - (0.1)%                              (29)
          ---------------------------------------- -------
          NET ASSETS - 100.0%                      $45,195
          ---------------------------------------- -------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized depreciation of $13,594 which is composed of $2,044 appreciation and $15,638 depreciation at January 31, 2002.

(b) Non-income producing security.
    ADR--American Depository Receipt.

      (See Notes which are an integral part of the Financial Statements)

                            Fifth Third Pinnacle Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                     Security
Shares              Description                Value
------ -------------------------------------- -------
Common Stocks (100.0%):
       Automotive (3.9%):
       --------------------------------------
28,775 Harley-Davidson, Inc.                  $ 1,640
       -------------------------------------- -------
       Business Equipment & Services (3.3%):
       --------------------------------------
14,550 Affiliated Computer Services, Inc. (b)   1,392
       -------------------------------------- -------
       Computer Software & Services (10.6%):
       --------------------------------------
24,225 First Data Corp.                         2,004
14,775 Fiserv, Inc.                               627
13,705 Microsoft Corp. (b)                        873
51,720 Oracle Corp. (b)                           893
       -------------------------------------- -------
       Total                                    4,397
       -------------------------------------- -------
       Computer Systems & Equipment (5.8%):
       --------------------------------------
76,255 Cisco Systems, Inc. (b)                  1,510
 8,325 IBM Corp.                                  898
       -------------------------------------- -------
       Total                                    2,408
       -------------------------------------- -------
       Consumer Services (3.8%):
       --------------------------------------
31,987 PepsiCo, Inc.                            1,602
       -------------------------------------- -------
       Diversified Operations (1.6%):
       --------------------------------------
38,525 Cendant Corp. (b)                          673
       -------------------------------------- -------
       Electronics (11.1%):
       --------------------------------------
26,125 Flextronics International Ltd. (b)         580
26,067 General Electric Co.                       968
44,575 Intel Corp.                              1,562
 9,925 Maxim Integrated Products, Inc. (b)        551
14,475 NVIDIA Corp.                               952
       -------------------------------------- -------
       Total                                    4,613
       -------------------------------------- -------
       Energy (1.9%):
       --------------------------------------
20,076 Exxon Mobil Corp.                          784
       -------------------------------------- -------
       Financial Services (12.4%):
       --------------------------------------
18,300 Citigroup, Inc.                            867
12,125 Freddie Mac                                814
13,300 Goldman Sachs Group, Inc. (b)            1,158
 5,650 Marsh & McLennan Cos., Inc.                575
20,975 MBNA Corp.                                 734
11,000 USA Education, Inc.                        990
       -------------------------------------- -------
       Total                                    5,138
       -------------------------------------- -------
       Food & Beverage (2.4%):
       --------------------------------------
27,000 Kraft Foods, Inc.                        1,001
       -------------------------------------- -------
       Health Care (16.4%):
       --------------------------------------
16,250 Baxter International, Inc.                 907
21,625 Cardinal Health, Inc.                    1,425
31,900 HCA-The Healthcare Co.                   1,356
22,700 Quest Diagnostics, Inc. (b)              1,573

                        Security
Shares                 Description                   Value
------ -------------------------------------------- -------
       Health Care (continued)
       --------------------------------------------
20,325 UnitedHealth Group, Inc.                     $ 1,511
       -------------------------------------------- -------
       Total                                          6,772
       -------------------------------------------- -------
       Insurance (2.1%):
       --------------------------------------------
12,043 American International Group, Inc.               893
       -------------------------------------------- -------
       Manufacturing (3.2%):
       --------------------------------------------
37,925 Tyco International, Ltd.                       1,333
       -------------------------------------------- -------
       Media/Publishing (2.5%):
       --------------------------------------------
16,900 AOL Time Warner, Inc. (b)                        445
 6,992 Omnicom Group, Inc.                              611
       -------------------------------------------- -------
       Total                                          1,056
       -------------------------------------------- -------
       Pharmaceuticals (9.7%):
       --------------------------------------------
11,975 Biovail Corp. International (b)                  563
21,775 Forest Laboratories, Inc. (b)                  1,804
12,375 Johnson & Johnson                                712
23,107 Pfizer, Inc.                                     963
       -------------------------------------------- -------
       Total                                          4,042
       -------------------------------------------- -------
       Retail (6.7%):
       --------------------------------------------
39,332 Home Depot, Inc.                               1,970
13,692 Wal-Mart Stores, Inc.                            821
       -------------------------------------------- -------
       Total                                          2,791
       -------------------------------------------- -------
       Telecommunications (1.0%):
       --------------------------------------------
11,225 Amdocs Ltd. (b)                                  407
       -------------------------------------------- -------
       Waste Management (1.6%):
       --------------------------------------------
23,675 Waste Management, Inc.                           682
       -------------------------------------------- -------
       Total Common Stocks                           41,624
       -------------------------------------------- -------
Money Market Funds (0.0%):
 6,000 Fidelity Institutional Cash Portfolio              6
       -------------------------------------------- -------
       Total Money Market Funds                           6
       -------------------------------------------- -------
       Total Investments (Cost $36,687)
       (a) - 100.0%                                  41,630
       Other assets in excess of liabilities - 0.0%      19
       -------------------------------------------- -------
       NET ASSETS - 100.0%                          $41,649
       -------------------------------------------- -------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $4,943, which is composed of $5,914 appreciation and $971 depreciation at January 31, 2002.

(b) Non-income producing security.

      (See Notes which are an integral part of the Financial Statements)

                         Fifth Third Quality Growth Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

 Shares           Security Description           Value
--------- ------------------------------------ ----------
Common Stocks (97.3%):
          Banking (11.3%):
          ------------------------------------
1,060,000 Bank of New York Co., Inc.           $   43,439
  241,000 First Tennessee National Corp.            8,223
1,200,000 Mellon Financial Corp.                   46,079
  290,000 SouthTrust Corp.                          7,146
  500,000 Wells Fargo Co.                          23,195
          ------------------------------------ ----------
          Total                                   128,082
          ------------------------------------ ----------
          Business Services (1.5%):
          ------------------------------------
  350,000 Cintas Corp. (b)                         17,507
          ------------------------------------ ----------
          Computer Software & Services (7.8%):
          ------------------------------------
  775,000 Microsoft Corp. (b)                      49,375
1,475,000 Oracle Corp. (b)                         25,459
  385,000 Siebel Systems, Inc. (b)                 13,625
          ------------------------------------ ----------
          Total                                    88,459
          ------------------------------------ ----------
          Computer Systems & Equipment (5.8%):
          ------------------------------------
1,440,000 Cisco Systems, Inc. (b)                  28,512
  350,000 IBM Corp.                                37,762
          ------------------------------------ ----------
          Total                                    66,274
          ------------------------------------ ----------
          Electronics (14.4%):
          ------------------------------------
  281,000 Agilent Technologies, Inc. (b)            8,528
  250,000 Applied Materials, Inc. (b)              10,913
  455,000 EMC Corp. (b)                             7,462
  470,000 Flextronics International Ltd. (b)       10,434
1,380,000 Intel Corp.                              48,356
  280,000 Maxim Integrated Products, Inc. (b)      15,537
  265,000 Nokia Corp. ADR (b)                       6,214
  190,000 PMC-Sierra, Inc. (b)                      4,535
  990,000 Tellabs, Inc. (b)                        15,305
1,150,000 Texas Instruments, Inc.                  35,892
          ------------------------------------ ----------
          Total                                   163,176
          ------------------------------------ ----------
          Energy (4.0%):
          ------------------------------------
   65,000 ChevronTexaco Corp.                       5,447
  245,000 El Paso Energy Corp.                      9,298
  380,000 Exxon Mobil Corp.                        14,839
  260,000 Schlumberger, Ltd.                       14,661
   50,000 Transocean Sedco Forex, Inc.              1,532
          ------------------------------------ ----------
          Total                                    45,777
          ------------------------------------ ----------
          Financial Services (6.8%):
          ------------------------------------
  260,000 Capital One Financial Corp.              13,044
  455,000 Charles Schwab Corp.                      6,538
  510,000 Citigroup, Inc.                          24,174
  495,000 Freddie Mac                              33,225
          ------------------------------------ ----------
          Total                                    76,981
          ------------------------------------ ----------
          Food And Beverages (1.2%):
          ------------------------------------
  450,000 Sysco Corp.                              13,329
          ------------------------------------ ----------

Shares or
Principal
 Amount           Security Description          Value
---------- ---------------------------------- ----------
           Health Care (5.8%):
           ----------------------------------
   310,000 Baxter International, Inc.         $   17,307
   232,000 Cardinal Health, Inc.                  15,291
   450,000 Guidant Corp. (b)                      21,623
   240,000 Medtronic, Inc.                        11,825
           ---------------------------------- ----------
           Total                                  66,046
           ---------------------------------- ----------
           Insurance (6.4%):
           ----------------------------------
   357,000 American International Group, Inc.     26,472
   450,000 Marsh & McLennan Cos., Inc.            45,832
           ---------------------------------- ----------
           Total                                  72,304
           ---------------------------------- ----------
           Manufacturing (9.0%):
           ----------------------------------
   760,000 General Electric Co.                   28,234
   230,000 Harley-Davidson, Inc.                  13,110
   365,000 Illinois Tool Works, Inc.              26,054
   976,000 Tyco International, Ltd.               34,306
           ---------------------------------- ----------
           Total                                 101,704
           ---------------------------------- ----------
           Pharmaceuticals (5.9%):
           ----------------------------------
   230,000 American Home Products Corp.           14,872
   390,000 Amgen, Inc. (b)                        21,645
   240,000 MedImmune, Inc. (b)                    10,169
   490,000 Pfizer, Inc.                           20,418
           ---------------------------------- ----------
           Total                                  67,104
           ---------------------------------- ----------
           Retail (16.5%):
           ----------------------------------
   935,000 Home Depot, Inc.                       46,834
   190,000 Kohl's Corp. (b)                       12,595
 1,105,000 Lowe's Cos., Inc.                      50,907
   925,000 Target Corp.                           41,079
   575,000 Wal-Mart Stores, Inc.                  34,489
           ---------------------------------- ----------
           Total                                 185,904
           ---------------------------------- ----------
           Telecommunications (0.9%):
           ----------------------------------
   180,000 Alltel Corp.                            9,986
           ---------------------------------- ----------
           Total Common Stocks                 1,102,633
           ---------------------------------- ----------
Repurchase Agreements (2.7%):
$   30,314 UBS Warburg, 1.88%, 02/1/02            30,314
           ---------------------------------- ----------
           Total Repurchase Agreements            30,314
           ---------------------------------- ----------
           Total Investments (Cost $971,747)
           (a) - 100.0%                        1,132,947
           Other assets in excess of
           liabilities - 0.0%                        233
           ---------------------------------- ----------
           NET ASSETS - 100.0%                $1,133,180
           ---------------------------------- ----------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $161,200, which is composed of $244,726 appreciation and $83,526 depreciation at January 31, 2002.

(b) Non-income producing security.

ADR--AmericanDepositary Receipt

      (See Notes which are an integral part of the Financial Statements)

                        Fifth Third Large Cap Growth Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                      Security
Shares               Description               Value
------- ------------------------------------- --------
Common Stocks (100.0%):
        Aerospace & Defense (0.4%):
        -------------------------------------
 18,200 Boeing Co.                            $    745
        ------------------------------------- --------
        Automotive (0.9%):
        -------------------------------------
 38,100 Ford Motor Co.                             583
 11,300 General Motors Corp.                       578
 11,600 Harley-Davidson, Inc.                      661
        ------------------------------------- --------
        Total                                    1,822
        ------------------------------------- --------
        Banking (5.0%):
        -------------------------------------
 32,000 Bank of America Corp.                    2,016
 22,000 Bank of New York Co., Inc.                 902
 24,200 Bank One Corp.                             908
 22,500 FleetBoston Financial Corp.                756
 41,200 J.P. Morgan Chase & Co.                  1,403
 10,200 Mellon Financial Corp.                     392
  4,600 Northern Trust Corp.                       269
 12,000 State Street Corp.                         645
 39,500 U.S. Bancorp.                              822
 20,400 Wachovia Corp.                             678
 34,200 Wells Fargo Co.                          1,587
        ------------------------------------- --------
        Total                                   10,378
        ------------------------------------- --------
        Basic Materials (0.3%):
        -------------------------------------
 18,000 Alcoa, Inc.                                645
        ------------------------------------- --------
        Business Services (0.3%):
        -------------------------------------
  3,700 Avery Dennison Corp.                       220
  6,200 Convergys Corp. (b)                        196
  5,500 Pitney Bowes, Inc.                         231
        ------------------------------------- --------
        Total                                      647
        ------------------------------------- --------
        Chemicals (0.7%):
        -------------------------------------
 18,700 Dow Chemical Co.                           552
 21,600 E. I. du Pont de Nemours & Co.             954
        ------------------------------------- --------
        Total                                    1,506
        ------------------------------------- --------
        Computer Software & Services (11.2%):
        -------------------------------------
 10,900 Adobe Systems, Inc.                        367
 20,000 Automatic Data Processing, Inc.          1,080
  7,000 Citrix System, Inc. (b)                    121
 35,100 Compaq Computer Corp.                      433
  5,700 Comverse Technology, Inc. (b)              122
 77,800 Dell Computer Corp. (b)                  2,139
 17,400 Electronic Data Systems Corp.            1,089
 10,300 First Data Corp.                           852
 40,300 Hewlett-Packard Co.                        891
163,600 Microsoft Corp. (b)                     10,423
165,500 Oracle Corp. (b)                         2,857
  9,400 Paychex, Inc.                              345
  9,000 PeopleSoft, Inc. (b)                       292

                     Security
Shares              Description               Value
------- ------------------------------------ --------
        Computer Software & Services
        (continued)
        ------------------------------------
 15,500 Siebel Systems, Inc. (b)             $    549
 97,100 Sun Microsystems, Inc. (b)              1,045
 12,300 VERITAS Software Corp. (b)                523
        ------------------------------------ --------
        Total                                  23,128
        ------------------------------------ --------
        Computer Systems & Equipment (4.7%):
        ------------------------------------
212,500 Cisco Systems, Inc. (b)                 4,208
 50,900 IBM Corp.                               5,491
        ------------------------------------ --------
        Total                                   9,699
        ------------------------------------ --------
        Consumer Non-Durable (4.5%):
        ------------------------------------
  7,200 Avon Products, Inc.                       354
 16,700 Colgate-Palmolive Co.                     954
 32,200 Gillette Co.                            1,072
 16,000 Kimberly-Clark Corp.                      965
 60,700 Philip Morris Cos., Inc.                3,042
 34,500 Procter & Gamble Co.                    2,818
        ------------------------------------ --------
        Total                                   9,205
        ------------------------------------ --------
        Consumer Services (4.1%):
        ------------------------------------
 26,800 Anheuser-Busch Co., Inc.                1,267
 74,800 Coca-Cola Co.                           3,273
 12,200 Kellogg Co.                               376
 55,300 PepsiCo, Inc.                           2,770
 15,000 Unilever NV                               845
        ------------------------------------ --------
        Total                                   8,531
        ------------------------------------ --------
        Diversified Operations (0.5%):
        ------------------------------------
 14,600 United Technologies Corp.               1,003
        ------------------------------------ --------
        Electronics (12.6%):
        ------------------------------------
  8,000 Altera Corp. (b)                          201
 13,700 Analog Devices, Inc. (b)                  600
 24,200 Applied Materials, Inc. (b)             1,056
 58,700 EMC Corp. (b)                             963
  9,000 Emerson Electric Co.                      521
293,400 General Electric Co.                   10,900
202,200 Intel Corp.                             7,085
  6,100 KLA-Tencor Corp. (b)                      349
  9,600 Linear Technology Corp.                   397
 10,300 Maxim Integrated Products, Inc. (b)       572
 12,300 Micron Technology, Inc. (b)               415
 45,600 Motorola, Inc.                            607
 51,900 Texas Instruments, Inc.                 1,620
  6,000 Waters Corp. (b)                          208
  6,500 Xilinx, Inc. (b)                          282
        ------------------------------------ --------
        Total                                  25,776
        ------------------------------------ --------

                                  - Continued -

                       Fifth Third Large Cap Growth Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                     Security
Shares              Description               Value
------- ------------------------------------ --------
        Energy (4.8%):
        ------------------------------------
 19,800 ChevronTexaco Corp.                  $  1,659
 10,600 El Paso Energy Corp.                      402
132,300 Exxon Mobil Corp.                       5,167
 40,300 Royal Dutch Petroleum Co., ADR          2,014
 11,900 Schlumberger, Ltd.                        671
        ------------------------------------ --------
        Total                                   9,913
        ------------------------------------ --------
        Financial Services (6.9%):
        ------------------------------------
 35,900 American Express Co.                    1,287
  6,200 Capital One Financial Corp.               311
100,800 Citigroup, Inc.                         4,777
 13,500 Concord EFS, Inc. (b)                     394
 28,200 Fannie Mae                              2,282
 14,400 Freddie Mac                               967
  8,500 Marsh & McLennan Cos., Inc.               866
 17,700 MBNA Corp.                                620
 17,500 Merrill Lynch & Co., Inc.                 892
 23,100 Morgan Stanley Dean Witter & Co.        1,271
  5,200 USA Education, Inc.                       468
        ------------------------------------ --------
        Total                                  14,135
        ------------------------------------ --------
        Food and Beverages (0.6%):
        ------------------------------------
 10,000 General Mills, Inc.                       495
  9,000 H.J. Heinz Co.                            373
  6,800 Wm. Wrigley Jr. Co.                       372
        ------------------------------------ --------
        Total                                   1,240
        ------------------------------------ --------
        Foods (0.3%):
        ------------------------------------
 20,900 Sysco Corp.                               619
        ------------------------------------ --------
        Health Care (3.4%):
        ------------------------------------
 19,900 Baxter International, Inc.              1,111
  7,800 Biomet, Inc.                              252
 14,100 Cardinal Health, Inc.                     929
  5,800 Genzyme Corp. (b)                         265
  6,700 Guidant Corp. (b)                         322
 16,100 HCA-The Healthcare Co.                    684
 12,000 IMS Health, Inc.                          239
 38,900 Medtronic, Inc.                         1,917
  6,100 Stryker Corp.                             358
  9,600 UnitedHealth Group, Inc.                  714
  5,900 Zimmer Holdings, Inc. (b)                 192
        ------------------------------------ --------
        Total                                   6,983
        ------------------------------------ --------
        Insurance (2.0%):
        ------------------------------------
 54,600 American International Group, Inc.      4,049
        ------------------------------------ --------
        Manufacturing (1.9%):
        ------------------------------------
 23,100 Honeywell International, Inc.             776
  8,300 Minnesota Mining & Manufacturing Co.      920
 62,500 Tyco International, Ltd.                2,197
        ------------------------------------ --------
        Total                                   3,893
        ------------------------------------ --------

                      Security
Shares               Description                Value
------- -------------------------------------- -------
        Media/Publishing (3.4%):
        --------------------------------------
103,600 AOL Time Warner, Inc. (b)              $ 2,725
 12,200 Clear Channel Communications, Inc. (b)     562
 19,500 Comcast Corp. (b)                          693
  4,600 McGraw-Hill Cos., Inc.                     295
  5,600 Omnicom Group, Inc.                        489
 40,800 The Walt Disney Co.                        859
 37,000 Viacom, Inc. (b)                         1,480
        -------------------------------------- -------
        Total                                    7,103
        -------------------------------------- -------
        Pharmaceuticals (17.1%):
        --------------------------------------
 46,600 Abbott Laboratories                      2,689
  4,000 Allergan, Inc.                             267
 40,200 American Home Products Corp.             2,599
 35,100 Amgen, Inc. (b)                          1,948
 62,700 Bristol-Myers Squibb Co.                 2,845
 36,100 Eli Lilly & Co.                          2,711
  6,600 Forest Laboratories, Inc. (b)              547
 92,500 Johnson & Johnson                        5,320
  6,900 King Pharmaceuticals, Inc. (b)             251
 11,800 MedImmune, Inc. (b)                        500
 73,400 Merck & Co., Inc.                        4,344
193,700 Pfizer, Inc.                             8,071
 38,700 Pharmacia Corp.                          1,567
 40,800 Schering-Plough Corp.                    1,321
        -------------------------------------- -------
        Total                                   34,980
        -------------------------------------- -------
        Retail (9.2%):
        --------------------------------------
  3,300 AutoZone, Inc. (b)                         223
  9,800 Bed Bath & Beyond, Inc. (b)                339
  7,200 Best Buy Co. (b)                           533
 69,600 Home Depot, Inc.                         3,486
 13,800 Kohl's Corp. (b)                           915
 24,600 Kroger Co. (b)                             507
 24,100 Lowe's Cos., Inc.                        1,110
 26,900 McDonald's Corp.                           731
  8,500 RadioShack Corp.                           268
 10,500 Safeway, Inc. (b)                          425
 11,200 Starbucks Corp. (b)                        266
 26,900 Target Corp.                             1,195
134,600 Wal-Mart Stores, Inc.                    8,073
 27,000 Walgreen Co.                               980
        -------------------------------------- -------
        Total                                   19,051
        -------------------------------------- -------
        Technology (0.0%):
        --------------------------------------
  3,200 PerkinElmer, Inc.                           94
        -------------------------------------- -------
        Telecommunications (3.7%):
        --------------------------------------
 37,100 AT&T Wireless Services Inc. (b)            427
 22,700 QUALCOMM, Inc. (b)                       1,000

                                  - Continued -

                       Fifth Third Large Cap Growth Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                   Security
Shares            Description              Value
------ ---------------------------------- --------
       Telecommunications (continued)
       ----------------------------------
74,000 SBC Communications, Inc.           $  2,771
27,900 Sprint Corp., PCS Group (b)             457
54,600 Verizon Communications, Inc.          2,531
45,000 WorldCom, Inc.--WorldCom Group (b)      452
       ---------------------------------- --------
       Total                                 7,638
       ---------------------------------- --------
       Utilities (1.5%):
       ----------------------------------
38,100 AT&T Corp.                              674
36,100 BellSouth Corp.                       1,445
15,500 Duke Energy Corp.                       540
 6,700 Dynegy, Inc.                            160
 6,600 Exelon Corp.                            325
       ---------------------------------- --------
       Total                                 3,144
       ---------------------------------- --------
       Total Common Stocks                 205,927
       ---------------------------------- --------

                          Security
 Shares                  Description                Value
---------  --------------------------------------- --------
Money Market Funds (0.7%)
      581  Dreyfus Cash Management Money Market
            Fund                                   $      1
1,521,047  Federated Prime Value Obligations Money
            Market Fund                               1,521
           --------------------------------------- --------
           Total Money Market Funds                   1,522
           --------------------------------------- --------
           Total Investments (Cost $223,097)
           (a) - 100.0%                             207,449
           Other assets in excess of
           liabilities - 0.0%                            52
           --------------------------------------- --------
           NET ASSETS - 100.0%                     $207,501
           --------------------------------------- --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized depreciation of $15,648, which is composed of $16,602 appreciation and $32,250 depreciation at January 31, 2002.
(b) Non-income producing security.
    ADR--American Depository Receipt
    At January 31, 2002, the Fund's open long future contracts were as follows:

                             Opening
                             Contract  Notional  Unrealized
             # of Contracts    Type     Amount  Appreciation Value
             -------------- ---------- -------- ------------ ------
                   5        Standard &
                            Poor's
                            500,
                            3/20/02     $1,398      $15      $1,413

      (See Notes which are an integral part of the Financial Statements)

                          Fifth Third Equity Index Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares       Security Description        Value
------- ------------------------------- --------
Common Stocks (99.2%):
        Aerospace & Defense (1.0%):
        -------------------------------
 64,992 Boeing Co.                      $  2,661
 15,400 General Dynamics Corp.             1,379
 34,088 Lockheed Martin Corp.              1,806
  8,500 Northrop Grumman Corp.               949
 30,200 Raytheon Co.                       1,156
 14,200 Rockwell Collins                     317
        ------------------------------- --------
        Total                              8,268
        ------------------------------- --------
        Automotive (0.9%):
        -------------------------------
  3,200 Cummins Engine, Inc.                 121
 11,632 Dana Corp.                           170
 43,484 Delphi Automotive Systems Corp.      621
  5,400 Eaton Corp.                          397
140,003 Ford Motor Co.                     2,142
 42,900 General Motors Corp.               2,194
 13,425 Genuine Parts Co.                    477
  4,620 Navistar International Corp.         180
  5,950 PACCAR, Inc.                         394
  9,700 TRW, Inc.                            411
 10,062 Visteon Corp.                        134
        ------------------------------- --------
        Total                              7,241
        ------------------------------- --------
        Banking (6.5%):
        -------------------------------
 28,750 AmSouth Bancorp.                     599
121,592 Bank of America Corp.              7,665
 56,300 Bank of New York Co., Inc.         2,307
 90,111 Bank One Corp.                     3,379
 35,000 BB&T Corp.                         1,233
 13,850 Comerica, Inc.                       780
 44,712 Fifth Third Bancorp.               2,828
 81,712 FleetBoston Financial Corp.        2,747
 19,661 Huntington Bancshares                344
151,854 J.P. Morgan Chase & Co.            5,171
 33,000 KeyCorp                              812
 36,500 Mellon Financial Corp.             1,402
 46,000 National City Corp.                1,294
 17,000 Northern Trust Corp.                 993
 22,100 PNC Bank Corp.                     1,276
 26,400 SouthTrust Corp.                     650
 24,900 State Street Corp.                 1,339
 22,300 SunTrust Banks, Inc.               1,374
150,777 U.S. Bancorp.                      3,139
 10,600 Union Planters Corp.                 474
105,970 Wachovia Corp.                     3,524
 74,453 Washington Mutual, Inc.            2,555
131,300 Wells Fargo Co.                    6,091
        ------------------------------- --------
        Total                             51,976
        ------------------------------- --------
        Basic Materials (0.9%):
        -------------------------------
 24,750 Alcan Aluminum, Ltd.                 962
 66,076 Alcoa, Inc.                        2,369

Shares         Security Description           Value
------ ------------------------------------- --------
       Basic Materials (continued)
       -------------------------------------
 6,260 Allegheny Technologies, Inc.          $    101
41,506 Barrick Gold Corp.                         713
11,600 Freeport-McMoran Copper & Gold, Inc.,
        Class B (b)                               180
14,300 Inco, Ltd. (b)                             260
15,450 MeadWestvaco Corp.                         499
15,215 Newmont Mining Corp.                       332
 6,000 Nucor Corp.                                359
 6,117 Phelps Dodge Corp.                         213
25,700 Placer Dome, Inc.                          317
14,100 Plum Creek Timber Co., Inc.                426
 3,900 Temple-Inland, Inc.                        216
 6,840 United States Steel Corp.                  137
 7,800 Vulcan Materials Co.                       362
 6,525 Worthington Industries, Inc.                96
       ------------------------------------- --------
       Total                                    7,542
       ------------------------------------- --------
       Building & Construction (0.5%):
       -------------------------------------
 4,508 Boise Cascade Corp.                        160
 4,600 Centex Corp.                               274
 6,200 Fluor Corp.                                199
17,545 Georgia Pacific Corp.                      439
 7,900 Louisiana-Pacific Corp.                     68
35,700 Masco Corp.                                955
 4,600 Pulte Corp.                                217
16,450 Weyerhaeuser Co.                           960
 8,500 Williamette Industries, Inc.               471
       ------------------------------------- --------
       Total                                    3,743
       ------------------------------------- --------
       Business Services (0.4%):
       -------------------------------------
 8,600 Avery Dennison Corp.                       512
13,100 Cintas Corp. (b)                           655
13,300 Convergys Corp. (b)                        421
 5,600 Deluxe Corp.                               258
19,200 Pitney Bowes, Inc.                         803
 9,100 R.R. Donnelley & Sons Co.                  264
13,600 Robert Half International, Inc. (b)        357
       ------------------------------------- --------
       Total                                    3,270
       ------------------------------------- --------
       Capital Goods (0.6%):
       -------------------------------------
26,300 Caterpillar, Inc.                        1,323
 7,300 Cooper Industries, Inc.                    266
18,200 Deere & Co.                                800
15,800 Dover Corp.                                603
 9,499 Pall Corp.                                 219
 9,125 Parker Hannifin Corp.                      447
 8,000 The B.F. Goodrich Co.                      223
 6,300 The Black & Decker Corp.                   259
14,100 Thermo Electron Corp. (b)                  310
 7,400 W.W. Grainger, Inc.                        402
       ------------------------------------- --------
       Total                                    4,852
       ------------------------------------- --------

                                  - Continued -

                         Fifth Third Equity Index Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares           Security Description            Value
------- --------------------------------------- --------
        Chemicals (1.2%):
        ---------------------------------------
 17,700 Air Products and Chemicals, Inc.        $    818
 69,754 Dow Chemical Co.                           2,060
 79,820 E. I. du Pont de Nemours & Co.             3,525
  6,000 Eastman Chemical Co.                         241
 10,000 Ecolab, Inc.                                 428
 10,037 Engelhard Corp.                              280
  3,900 Great Lakes Chemical Corp.                    90
  8,300 Hercules, Inc. (b)                            78
 13,100 PPG Industries, Inc.                         637
 12,500 Praxair, Inc.                                726
 17,077 Rohm & Haas Co.                              628
  6,000 Sigma-Aldrich Corp.                          251
        --------------------------------------- --------
        Total                                      9,762
        --------------------------------------- --------
        Computer Software & Services (6.6%):
        ---------------------------------------
 18,600 Adobe Systems, Inc.                          627
  4,300 Autodesk, Inc.                               176
 47,800 Automatic Data Processing, Inc.            2,581
 18,900 BMC Software, Inc. (b)                       334
 14,300 Citrix System, Inc. (b)                      246
 44,118 Computer Associates International, Inc.    1,520
 13,100 Computer Sciences Corp. (b)                  583
 28,500 Compuware Corp. (b)                          388
 13,300 Comverse Technology, Inc. (b)                284
 36,600 Electronic Data Systems Corp.              2,292
 11,100 Equifax, Inc.                                279
 30,000 First Data Corp.                           2,482
 14,550 Fiserv, Inc.                                 618
 16,200 Intuit, Inc. (b)                             636
  6,400 Mercury Interactive Corp. (b)                244
416,300 Microsoft Corp. (b)                       26,521
 25,100 Network Appliance, Inc. (b)                  451
429,448 Oracle Corp. (b)                           7,412
 20,926 Parametric Technology Corp. (b)              144
 28,550 Paychex, Inc.                              1,048
 22,800 PeopleSoft, Inc. (b)                         741
  9,300 Sapient Corp. (b)                             51
 35,200 Siebel Systems, Inc. (b)                   1,246
 24,400 Unisys Corp. (b)                             305
 31,000 VERITAS Software Corp. (b)                 1,319
 44,000 Yahoo, Inc. (b)                              759
        --------------------------------------- --------
        Total                                     53,287
        --------------------------------------- --------
        Computer Systems & Equipment (5.0%):
        ---------------------------------------
 27,100 Apple Computer, Inc. (b)                     670
567,000 Cisco Systems, Inc. (b)                   11,226
129,224 Compaq Computer Corp.                      1,596
201,700 Dell Computer Corp. (b)                    5,545
 25,100 Gateway, Inc. (b)                            131
150,000 Hewlett-Packard Co.                        3,317
133,150 IBM Corp.                                 14,365
  7,500 NCR Corp. (b)                                319

Shares            Security Description            Value
------- ---------------------------------------- --------
        Computer Systems & Equipment
        (continued)
        ----------------------------------------
 25,200 Novell, Inc. (b)                         $    132
249,100 Sun Microsystems, Inc. (b)                  2,680
        ---------------------------------------- --------
        Total                                      39,981
        ---------------------------------------- --------
        Consumer Cyclical (0.2%):
        ----------------------------------------
 44,700 Carnival Corp.                              1,209
  9,200 Harrah's Entertainment, Inc. (b)              351
        ---------------------------------------- --------
        Total                                       1,560
        ---------------------------------------- --------
        Consumer Durable (0.4%):
        ----------------------------------------
  6,700 Brunswick Corp.                               165
  5,600 Cooper Tire & Rubber Co.                       86
 11,100 Danaher Corp.                                 709
 12,300 Goodyear Tire & Rubber Co.                    294
  3,440 KB Home                                       148
 15,400 Leggett & Platt, Inc.                         373
  6,000 Maytag Corp.                                  191
 12,200 Sherwin-Williams Co.                          338
  4,550 Snap-On, Inc.                                 148
  6,600 The Stanley Works                             292
  5,200 Whirlpool Corp.                               378
        ---------------------------------------- --------
        Total                                       3,122
        ---------------------------------------- --------
        Consumer Non-Durable (3.9%):
        ----------------------------------------
  4,400 Alberto-Culver Co., Class B                   205
  4,800 American Greetings Corp., Class A              60
 18,400 Avon Products, Inc.                           905
  2,200 Ball Corp.                                    173
  4,200 Bemis Co.                                     212
 18,400 Clorox, Inc.                                  750
 34,400 Coca-Cola Enterprises, Inc.                   559
 42,900 Colgate-Palmolive Co.                       2,452
 11,900 Fortune Brands, Inc.                          485
 81,564 Gillette Co.                                2,716
  7,300 International Flavors & Fragrances, Inc.      220
  9,400 Jones Apparel Group, Inc. (b)                 312
 40,740 Kimberly-Clark Corp.                        2,457
 20,680 Newell Rubbermaid, Inc.                       571
 20,700 Nike, Inc., Class B                         1,240
 12,300 Pactiv Corp. (b)                              221
 22,400 Pepsi Bottling Group, Inc.                    516
167,500 Philip Morris Cos., Inc.                    8,393
100,100 Proctor & Gamble Co.                        8,176
  4,500 Reebok International Ltd. (b)                 133
  6,516 Sealed Air Corp. (b)                          271
  4,500 Tupperware Corp.                               86
  8,700 V.F. Corp.                                    353
        ---------------------------------------- --------
        Total                                      31,466
        ---------------------------------------- --------
        Consumer Services (4.4%):
        ----------------------------------------
  2,900 Adolph Coors Co.                              153
 68,640 Anheuser-Busch Co., Inc.                    3,245

                                  - Continued -

                         Fifth Third Equity Index Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares            Security Description             Value
------- ----------------------------------------- --------
        Consumer Services (continued)
        -----------------------------------------
 51,371 Archer-Daniels-Midland Co.                $    716
192,200 Coca-Cola Co.                                8,409
  6,700 Dow Jones & Co.                                347
 22,500 Eastman Kodak Co.                              639
 20,200 Gannett, Inc.                                1,362
 13,400 Hasbro, Inc.                                   221
 28,900 Hilton Hotels Corp.                            347
  6,800 International Game Technology (b)              447
 36,936 International Paper Co.                      1,543
 31,500 Kellogg Co.                                    972
  6,500 Knight-Ridder, Inc.                            405
 18,900 Marriott International, Inc.                   771
 33,447 Mattel, Inc.                                   635
  3,900 Meredith Corp.                                 137
 12,400 New York Times Co.                             522
135,190 PepsiCo, Inc.                                6,772
 60,133 Sara Lee Corp.                               1,272
 15,400 Starwood Hotels & Resorts Worldwide, Inc.      527
 23,150 Tribune Co.                                    860
 12,800 U.S.T., Inc.                                   447
 43,735 Unilever NV                                  2,464
 16,200 Univision Communications, Inc. (b)             567
 47,842 Waste Management, Inc.                       1,379
        ----------------------------------------- --------
        Total                                       35,159
        ----------------------------------------- --------
        Diversified Operations (0.9%):
        -----------------------------------------
 75,219 Cendant Corp. (b)                            1,315
  4,625 Crane Co.                                      109
 32,800 Emerson Electric Co.                         1,900
  6,800 ITT Industries, Inc.                           361
  6,700 Johnson Controls, Inc.                         563
 10,900 Textron, Inc.                                  500
 36,000 United Technologies Corp.                    2,475
        ----------------------------------------- --------
        Total                                        7,223
        ----------------------------------------- --------
        Electronics (5.6%):
        -----------------------------------------
 60,400 ADC Telecommunications, Inc. (b)               295
 26,700 Advanced Micro Devices, Inc. (b)               429
 35,457 Agilent Technologies, Inc. (b)               1,076
 30,000 Altera Corp. (b)                               754
 15,000 American Power Conversion Corp. (b)            228
 27,500 Analog Devices, Inc. (b)                     1,205
 63,100 Applied Materials, Inc. (b)                  2,754
 23,300 Applied Micro Circuits Corp. (b)               237
 20,200 Broadcom Corp., Class A (b)                    858
171,300 EMC Corp. (b)                                2,809
518,800 Intel Corp.                                 18,178
 14,800 Jabil Circuit, Inc. (b)                        343
 14,400 KLA-Tencor Corp. (b)                           825
 24,300 Linear Technology Corp.                      1,005
 28,100 LSI Logic Corp. (b)                            466
 25,100 Maxim Integrated Products, Inc. (b)          1,393
 46,300 Micron Technology, Inc. (b)                  1,563

Shares        Security Description         Value
------- --------------------------------- --------
        Electronics (continued)
        ---------------------------------
 11,100 Novellus Systems, Inc. (b)        $    474
 11,200 NVIDIA Corp.                           736
  9,500 PerkinElmer, Inc.                      280
 12,800 PMC-Sierra, Inc. (b)                   306
  6,000 Power-One, Inc. (b)                     60
  7,200 QLogic Corp. (b)                       352
 14,200 Rockwell International Corp.           273
 40,200 Sanmina Corp. (b)                      590
 62,200 Solectron Corp. (b)                    729
  7,400 Tektronix, Inc. (b)                    181
 31,700 Tellabs, Inc. (b)                      490
 13,500 Teradyne, Inc. (b)                     403
133,900 Texas Instruments, Inc.              4,179
  4,400 Thomas & Betts Corp.                    86
 14,200 Vitesse Semiconductor Corp. (b)        180
  9,400 Waters Corp. (b)                       325
 25,400 Xilinx, Inc. (b)                     1,101
        --------------------------------- --------
        Total                               45,163
        --------------------------------- --------
        Energy (6.5%):
        ---------------------------------
  6,900 Amerada Hess Corp.                     423
 19,409 Anadarko Petroleum Corp.               954
 10,670 Apache Corp.                           517
  5,400 Ashland, Inc.                          253
 26,080 Baker Hughes, Inc.                     918
 16,465 Burlington Resources, Inc.             564
 82,456 ChevronTexaco Corp.                  6,910
 47,786 Conoco, Inc.                         1,346
 12,000 Devon Energy Corp.                     447
 38,995 El Paso Energy Corp.                 1,480
  9,000 EOG Resources, Inc.                    306
528,740 Exxon Mobil Corp.                   20,647
 33,300 Halliburton Co.                        458
  7,373 Kerr-Mcgee Corp.                       390
 24,000 Marathon Oil Corp.                     673
  4,800 McDermott International, Inc. (b)       59
 30,974 Mirant Corp. (b)                       310
 11,400 Nabors Industries, Inc. (b)            357
 10,400 Noble Drilling Corp. (b)               332
 28,800 Occidental Petroleum Corp.             747
 29,500 Phillips Petroleum Co.               1,725
  7,400 Rowan Cos., Inc. (b)                   133
164,000 Royal Dutch Petroleum Co., ADR       8,195
 44,500 Schlumberger, Ltd.                   2,509
  6,474 Sunoco, Inc.                           250
 24,640 Transocean Sedco Forex, Inc.           755
 18,900 Unocal Corp.                           661
        --------------------------------- --------
        Total                               52,319
        --------------------------------- --------
        Financial Services (7.3%):
        ---------------------------------
 20,000 ACE Ltd.                               777
  8,250 AMBAC Financial Group, Inc.            492
103,100 American Express Co.                 3,696

                                  - Continued -

                         Fifth Third Equity Index Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares            Security Description            Value
------- ---------------------------------------- --------
        Financial Services (continued)
        ----------------------------------------
  7,187 Bear Stearns Cos., Inc.                  $    418
 16,200 Capital One Financial Corp.                   813
106,075 Charles Schwab Corp.                        1,524
 16,884 Charter One Financial, Inc.                   503
397,670 Citigroup, Inc.                            18,849
 38,900 Concord EFS, Inc. (b)                       1,134
  9,200 Countrywide Credit Industries, Inc.           366
 77,200 Fannie Mae                                  6,249
 20,500 Franklin Resources, Inc.                      768
 53,700 Freddie Mac                                 3,604
 12,300 Golden West Financial Corp.                   783
 14,200 H & R Block, Inc.                             657
 35,493 Household International, Inc.               1,819
 19,100 Lehman Brothers Holding, Inc.               1,237
 11,500 MBIA, Inc.                                    620
 65,130 MBNA Corp.                                  2,280
 65,400 Merrill Lynch & Co., Inc.                   3,334
  8,300 MGIC Investment Corp.                         556
 12,265 Moody's Corp.                                 460
 85,132 Morgan Stanley Dean Witter & Co.            4,682
  4,200 Providian Financial Corp.                      16
 17,700 Regions Financial Corp.                       553
 17,000 Stilwell Financial, Inc.                      433
 22,500 Synovus Financial Corp.                       622
  9,600 T. Rowe Price Group, Inc.                     361
 12,500 USA Education, Inc.                         1,125
  7,100 Zions Bancorporation                          357
        ---------------------------------------- --------
        Total                                      59,088
        ---------------------------------------- --------
        Food and Beverages (1.0%):
        ----------------------------------------
  5,300 Brown-Forman Corp.                            347
 31,200 Campbell Soup Co.                             888
 41,650 ConAgra, Inc.                               1,033
 27,900 General Mills, Inc.                         1,382
 26,700 H.J. Heinz Co.                              1,105
 10,600 Hershey Foods Corp.                           746
 51,400 Sysco Corp.                                 1,523
 17,500 Wm. Wrigley Jr. Co.                           956
        ---------------------------------------- --------
        Total                                       7,980
        ---------------------------------------- --------
        Health Care (3.3%):
        ----------------------------------------
  8,000 AmerisourceBergen Corp.                       518
 16,400 Applera Corp. - Applied Biosystems Group      366
  4,200 Bausch & Lomb, Inc.                           159
 45,300 Baxter International, Inc.                  2,529
 20,000 Becton, Dickinson & Co.                       724
 11,500 Biogen, Inc. (b)                              624
 20,775 Biomet, Inc.                                  671
 31,200 Boston Scientific Corp. (b)                   701
  3,900 C.R. Bard, Inc.                               191
 34,900 Cardinal Health, Inc.                       2,300

Shares           Security Description            Value
------- --------------------------------------- --------
        Health Care (continued)
        ---------------------------------------
 14,700 Chiron Corp. (b)                        $    623
 23,800 Guidant Corp. (b)                          1,144
 40,749 HCA-The Healthcare Co.                     1,732
 18,800 Health Management Associates, Inc.,
         Class A (b)                                 365
 30,300 HEALTHSOUTH Corp. (b)                        355
 13,000 Humana, Inc. (b)                             162
 41,400 Immunex Corp. (b)                          1,157
 22,830 IMS Health, Inc.                             455
  8,100 Manor Care, Inc. (b)                         161
 22,127 McKesson HBOC, Inc.                          852
 93,600 Medtronic, Inc.                            4,611
  3,700 Millipore Corp.                              199
  9,100 Quintiles Transnational Corp. (b)            146
  6,700 St. Jude Medical, Inc. (b)                   531
 15,200 Stryker Corp.                                893
 24,800 Tenet Healthcare Corp. (b)                 1,582
 24,300 UnitedHealth Group, Inc.                   1,807
  8,200 Watson Pharmaceutical, Inc. (b)              240
  4,900 Wellpoint Health Networks (b)                622
 15,090 Zimmer Holdings, Inc. (b)                    491
        --------------------------------------- --------
        Total                                     26,911
        --------------------------------------- --------
        Insurance (4.1%):
        ---------------------------------------
 11,170 Aetna, Inc.                                  384
 40,800 AFLAC, Inc.                                1,066
 55,398 Allstate Corp.                             1,787
201,900 American International Group, Inc.        14,970
 20,300 Aon Corp.                                    676
 13,600 Chubb Corp.                                  909
 11,600 CIGNA Corp.                                1,067
 12,500 Cincinnati Financial Corp.                   481
  5,264 Conseco, Inc. (b)                             21
 19,000 Hartford Financial Services Group, Inc.    1,258
 11,837 Jefferson-Pilot Corp.                        567
 23,900 John Hancock Financial Services, Inc.        917
 14,600 Lincoln National Corp.                       752
 15,300 Loews Corp.                                  925
 21,050 Marsh & McLennan Cos., Inc.                2,143
 57,400 MetLife, Inc.                              1,744
  5,600 Progressive Corp.                            828
  9,900 Safeco Corp.                                 303
 16,634 St. Paul Cos., Inc.                          744
  9,700 Torchmark Corp.                              369
 18,784 UNUM Corp.                                   532
 10,300 XL Capital Ltd., Class A                     908
        --------------------------------------- --------
        Total                                     33,351
        --------------------------------------- --------
        Manufacturing (5.3%):
        ---------------------------------------
767,300 General Electric Co.                      28,505
 23,100 Harley-Davidson, Inc.                      1,317
 62,812 Honeywell International, Inc.              2,111

                                  - Continued -

                         Fifth Third Equity Index Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares           Security Description           Value
------- -------------------------------------- --------
        Manufacturing (Continued)
        --------------------------------------
 23,300 Illinois Tool Works, Inc.              $  1,663
 12,450 Ingersoll-Rand Co.                          551
 30,300 Minnesota Mining & Manufacturing Co.      3,357
154,164 Tyco International, Ltd.                  5,419
        -------------------------------------- --------
        Total                                    42,923
        -------------------------------------- --------
        Media/Publishing (3.2%):
        --------------------------------------
342,180 AOL Time Warner, Inc. (b)                 9,002
 46,200 Clear Channel Communications, Inc. (b)    2,127
 72,300 Comcast Corp. (b)                         2,569
 29,100 Interpublic Group Cos., Inc.                840
 14,900 McGraw-Hill Cos., Inc.                      955
 14,200 Omnicom Group, Inc.                       1,241
156,450 The Walt Disney Co.                       3,295
  8,300 TMP Worldwide, Inc. (b)                     353
137,076 Viacom, Inc. (b)                          5,482
        -------------------------------------- --------
        Total                                    25,864
        -------------------------------------- --------
        Pharmaceuticals (11.0%):
        --------------------------------------
120,000 Abbott Laboratories                       6,924
 10,200 Allergan, Inc.                              681
102,000 American Home Products Corp.              6,595
 80,800 Amgen, Inc. (b)                           4,484
149,600 Bristol-Myers Squibb Co.                  6,787
 86,900 Eli Lilly & Co.                           6,526
 13,500 Forest Laboratories, Inc. (b)             1,119
 16,000 Genzyme Corp. (b)                           730
237,132 Johnson & Johnson                        13,638
 19,033 King Pharmaceuticals, Inc. (b)              693
 19,100 MedImmune, Inc. (b)                         809
175,850 Merck & Co., Inc.                        10,408
485,900 Pfizer, Inc.                             20,248
 99,512 Pharmacia Corp.                           4,030
113,200 Schering-Plough Corp.                     3,665
        -------------------------------------- --------
        Total                                    87,337
        -------------------------------------- --------
        Real Estate Investment Trust (0.2%):
        --------------------------------------
 31,400 Equity Office Properties Trust              904
 20,500 Equity Residential Properties Trust         549
        -------------------------------------- --------
        Total                                     1,453
        -------------------------------------- --------
        Restaurants (0.5%):
        --------------------------------------
  9,300 Darden Restaurants, Inc.                    383
 98,900 McDonald's Corp.                          2,688
 11,410 Tricon Global Restaurants, Inc. (b)         637
  8,900 Wendy's International, Inc.                 278
        -------------------------------------- --------
        Total                                     3,986
        -------------------------------------- --------
        Retail (7.5%):
        --------------------------------------
 31,397 Albertson's, Inc.                           903
  8,800 AutoZone, Inc. (b)                          595

Shares          Security Description           Value
------- ------------------------------------- --------
        Retail (continued)
        -------------------------------------
 22,400 Bed Bath & Beyond, Inc. (b)           $    775
 16,000 Best Buy Co. (b)                         1,184
  8,600 Big Lots, Inc.                              92
 16,100 Circuit City Stores, Inc.                  480
 34,400 Costco Wholesale Corp. (b)               1,582
 30,500 CVS Corp.                                  830
  1,600 Dillards Department Stores, Inc.            23
 25,633 Dollar General Corp.                       405
 13,300 Family Dollar Stores, Inc.                 449
 15,300 Federated Department Stores, Inc. (b)      637
 66,737 Gap, Inc.                                  961
181,143 Home Depot, Inc.                         9,073
 20,400 J.C. Penney, Inc.                          507
 25,500 Kohl's Corp. (b)                         1,690
 62,000 Kroger Co. (b)                           1,277
 33,056 Limited, Inc.                              613
  8,200 Liz Claiborne, Inc.                        224
 59,900 Lowe's Cos., Inc.                        2,760
 23,200 May Department Stores Co.                  854
 10,400 Nordstrom, Inc.                            263
 23,100 Office Depot, Inc. (b)                     380
 14,356 RadioShack Corp.                           453
 38,700 Safeway, Inc. (b)                        1,565
 25,475 Sears Roebuck & Co.                      1,346
 35,500 Staples, Inc. (b)                          647
 29,400 Starbucks Corp. (b)                        699
 10,200 SUPERVALU, Inc.                            252
 69,800 Target Corp.                             3,100
 11,400 Tiffany & Co.                              407
 21,400 TJX Companies, Inc.                        885
 15,350 Toys `R' Us, Inc. (b)                      300
344,550 Wal-Mart Stores, Inc.                   20,666
 78,800 Walgreen Co.                             2,859
 10,900 Winn-Dixie Stores, Inc.                    146
        ------------------------------------- --------
        Total                                   59,882
        ------------------------------------- --------
        Technology (0.5%):
        -------------------------------------
  6,255 Andrew Corp. (b)                           113
 21,894 Avaya, Inc. (b)                            188
 25,400 CIENA Corp. (b)                            323
 22,200 Citizens Communications Co. (b)            222
 19,200 Conexant Systems, Inc. (b)                 250
 10,000 Lexmark International Group, Inc. (b)      555
 15,175 Molex, Inc.                                464
 13,500 National Semiconductor Corp. (b)           381
 44,018 Palm, Inc. (b)                             165
  3,700 Rational Software Corp. (b)                 87
 12,600 Scientific-Atlanta, Inc.                   334
 17,550 Symbol Technologies, Inc.                  272
 53,934 Xerox Corp.                                610
        ------------------------------------- --------
        Total                                    3,964
        ------------------------------------- --------

                                  - Continued -

                         Fifth Third Equity Index Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares            Security Description            Value
------- ---------------------------------------- --------
        Telecommunications (5.0%):
        ----------------------------------------
 23,900 Alltel Corp.                             $  1,326
273,453 AT&T Corp.                                  4,840
195,595 AT&T Wireless Services Inc. (b)             2,249
145,100 BellSouth Corp.                             5,804
102,200 JDS Uniphase Corp. (b)                        715
127,072 Qwest Communications International, Inc.    1,334
259,796 SBC Communications, Inc.                    9,730
 67,800 Sprint Corp.                                1,200
 76,200 Sprint Corp., PCS Group (b)                 1,248
209,778 Verizon Communications, Inc.                9,724
227,998 WorldCom, Inc.--WorldCom Group (b)          2,291
        ---------------------------------------- --------
        Total                                      40,461
        ---------------------------------------- --------
        Telecommunications-Equipment (1.1%):
        ----------------------------------------
 72,200 Corning, Inc.                                 575
260,537 Lucent Technologies, Inc.                   1,704
172,080 Motorola, Inc.                              2,290
247,400 Nortel Networks Corp., ADR                  1,791
 59,100 QUALCOMM, Inc. (b)                          2,604
        ---------------------------------------- --------
        Total                                       8,964
        ---------------------------------------- --------
        Transportation (0.9%):
        ----------------------------------------
 11,900 AMR Corp. (b)                                 297
 30,400 Burlington Northern Santa Fe Corp.            858
 16,608 CSX Corp.                                     664
  9,600 Delta Air Lines, Inc.                         303
 23,820 FedEx Corp. (b)                             1,277
 29,900 Norfolk Southern Corp.                        674
  4,700 Ryder Systems, Inc.                           117
 10,365 Sabre Group Holdings, Inc. (b)                463
 58,305 Southwest Airlines Co.                      1,104
 19,200 Union Pacific Corp.                         1,192
  5,200 US Airways Group, Inc. (b)                     27
        ---------------------------------------- --------
        Total                                       6,976
        ---------------------------------------- --------
        Utilities (2.8%):
        ----------------------------------------
 41,300 AES Corp. (b)                                 560
  9,700 Allegheny Energy, Inc.                        319
 10,700 Ameren Corp.                                  459
 24,660 American Electric Power Co.                 1,029
 23,200 Calpine Corp. (b)                             260
 11,000 CenturyTel, Inc.                              339
 12,335 Cinergy Corp.                                 398
 10,300 CMS Energy Corp.                              235
 16,500 Consolidated Edison, Inc.                     676
 12,700 Constellation Energy Group, Inc.              358
 20,367 Dominion Resources, Inc.                    1,199
 12,800 DTE Energy Co.                                525
 60,012 Duke Energy Corp.                           2,094
 27,100 Dynegy, Inc.                                  646

 Shares             Security Description            Value
--------- ---------------------------------------- --------
          Utilities (continued)
          ----------------------------------------
   25,600 Edison International, Inc. (b)           $    396
   17,100 Entergy Corp.                                 704
   24,862 Exelon Corp.                                1,224
   22,770 First Energy Corp.                            847
   13,700 FPL Group, Inc.                               734
   10,700 KeySpan Corp.                                 346
    8,900 Kinder Morgan, Inc.                           460
   59,400 Nextel Communications, Inc., Class A (b)      478
    3,600 NICOR, Inc.                                   146
   16,053 NiSource, Inc.                                334
    2,700 People's Energy Corp.                          99
   30,100 PG&E Corp.                                    647
    6,600 Pinnacle West Capital Corp.                   263
   11,300 PPL Corp.                                     381
   16,937 Progress Energy, Inc.                         740
   16,100 Public Service Enterprise Group, Inc.         677
   23,044 Reliant Energy, Inc.                          578
   16,025 Sempra Energy                                 384
   53,700 Southern Co.                                1,325
   10,500 TECO Energy, Inc.                             254
   39,900 The Williams Companies, Inc.                  705
   19,970 TXU Corp.                                     973
   26,685 Xcel Energy, Inc.                             712
          ---------------------------------------- --------
          Total                                      22,504
          ---------------------------------------- --------
          Waste Management (0.0%):
          ----------------------------------------
   15,400 Allied Waste Industries, Inc. (b)             169
          ---------------------------------------- --------
          Total Common Stocks                       797,747
          ---------------------------------------- --------
Money Market Funds (0.8%)
6,619,694 Federated Prime Value Obligations
          Money Market Fund                           6,620
          ---------------------------------------- --------
          Total Money Market Funds                    6,620
          ---------------------------------------- --------
          Total Investments (Cost $533,906) (a) -
           100.0%                                   804,367
          ---------------------------------------- --------
          Liabilities in excess of other assets -
           0.0%                                         (78)
          ---------------------------------------- --------
          NET ASSETS - 100.0%                      $804,289
          ---------------------------------------- --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $270,461, which is composed of $336,784 appreciation and $66,323 depreciation at January 31, 2002.

(b) Non-income producing security.

    ADR--American Depositary Receipt
    NV--Naamloze Vennootschap (Dutch Corporation)

                                  - Continued -

                         Fifth Third Equity Index Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------


   At January 31, 2002, the Fund's open long future contracts were as follows:

                                                  Unrealized
              # of         Opening      Notional Depreciation
            Contracts   Contract Type    Amount   on Futures  Value
            --------- ----------------- -------- ------------ ------
               21     Standard & Poor's  $6,024      $(89)    $5,935
                      500, 3/20/02

      (See Notes which are an integral part of the Financial Statements)

                        Fifth Third Large Cap Value Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares       Security Description        Value
------- ------------------------------- --------
Common Stocks (99.6%):
        Aerospace & Defense (0.8%):
        -------------------------------
 65,725 Boeing Co.                      $  2,692
 18,750 Lockheed Martin Corp.                993
        ------------------------------- --------
        Total                              3,685
        ------------------------------- --------
        Automotive (1.0%):
        -------------------------------
 31,525 Delphi Automotive Systems Corp.      450
109,700 Ford Motor Co.                     1,678
 31,200 General Motors Corp.               1,596
 22,650 Genuine Parts Co.                    805
  6,350 TRW, Inc.                            269
        ------------------------------- --------
        Total                              4,798
        ------------------------------- --------
        Banking (6.4%):
        -------------------------------
 90,100 Bank of America Corp.              5,679
 37,200 Bank of New York Co., Inc.         1,524
 77,500 Bank One Corp.                     2,906
 23,900 BB&T Corp.                           842
 12,500 Comerica, Inc.                       704
 29,162 Fifth Third Bancorp                1,844
 63,675 FleetBoston Financial Corp.        2,141
 16,500 Huntington Bancshares                289
 22,400 KeyCorp                              551
 23,900 Mellon Financial Corp.               918
 34,300 National City Corp.                  965
 10,900 Northern Trust Corp.                 636
 20,200 PNC Bank Corp.                     1,167
 18,000 SouthTrust Corp.                     444
 17,000 State Street Corp.                   914
 13,400 SunTrust Banks, Inc.                 825
  6,800 Union Planters Corp.                 304
 76,000 Wachovia Corp.                     2,527
 63,200 Washington Mutual, Inc.            2,169
 86,000 Wells Fargo Co.                    3,990
        ------------------------------- --------
        Total                             31,339
        ------------------------------- --------
        Basic Materials (0.7%):
        -------------------------------
 61,800 Alcoa, Inc.                        2,215
 32,000 Barrick Gold Corp.                   550
  9,500 Inco, Ltd. (b)                       173
 10,500 Newmont Mining Corp.                 229
  8,225 Nucor Corp.                          492
        ------------------------------- --------
        Total                              3,659
        ------------------------------- --------
        Building & Construction (0.2%):
        -------------------------------
 15,425 Weyerhaeuser Co.                     900
        ------------------------------- --------
        Business Services (0.2%):
        -------------------------------
  5,825 Avery Dennison Corp.                 347
 10,000 Convergys Corp. (b)                  317

Shares           Security Description            Value
------- --------------------------------------- --------
        Business Services (continued)
        ---------------------------------------
 12,050 Pitney Bowes, Inc.                      $    503
        --------------------------------------- --------
        Total                                      1,167
        --------------------------------------- --------
        Chemicals (1.3%):
        ---------------------------------------
 15,400 Air Products and Chemicals, Inc.             712
 53,600 Dow Chemical Co.                           1,583
 58,900 E. I. du Pont de Nemours & Co.             2,602
  8,700 Eastman Chemical Co.                         349
  7,300 Ecolab, Inc.                                 312
  9,900 Praxair, Inc.                                575
  9,800 Sigma-Aldrich Corp.                          410
        --------------------------------------- --------
        Total                                      6,543
        --------------------------------------- --------
        Computer Software & Services (6.0%):
        ---------------------------------------
 10,000 Autodesk, Inc.                               410
 31,700 Automatic Data Processing, Inc.            1,712
 16,300 BMC Software, Inc. (b)                       288
 38,400 Computer Associates International, Inc.    1,323
 12,250 Computer Sciences Corp. (b)                  545
 23,750 Electronic Data Systems Corp.              1,487
 19,600 First Data Corp.                           1,622
260,900 Microsoft Corp. (b)                       16,622
285,300 Oracle Corp. (b)                           4,924
 27,000 Parametric Technology Corp. (b)              186
 20,000 Unisys Corp. (b)                             250
        --------------------------------------- --------
        Total                                     29,369
        --------------------------------------- --------
        Computer Systems & Equipment (5.1%):
        ---------------------------------------
349,000 Cisco Systems, Inc. (b)                    6,910
112,675 Compaq Computer Corp.                      1,392
132,000 Dell Computer Corp. (b)                    3,629
125,800 Hewlett-Packard Co.                        2,781
 80,000 IBM Corp.                                  8,631
154,400 Sun Microsystems, Inc. (b)                 1,661
        --------------------------------------- --------
        Total                                     25,004
        --------------------------------------- --------
        Consumer Cyclical (0.2%):
        ---------------------------------------
 40,500 Carnival Corp.                             1,095
        --------------------------------------- --------
        Consumer Durable (0.2%):
        ---------------------------------------
  9,000 Danaher Corp.                                574
  4,600 Whirlpool Corp.                              334
        --------------------------------------- --------
        Total                                        908
        --------------------------------------- --------
        Consumer Non-Durable (3.7%):
        ---------------------------------------
 10,375 Alberto-Culver Co., Class B                  484
 28,000 Colgate-Palmolive Co.                      1,600
 15,000 Fortune Brands, Inc.                         611
 36,000 Gillette Co.                               1,199
 26,800 Kimberly-Clark Corp.                       1,616
 21,700 Nike, Inc., Class B                        1,300

                                  - Continued -

                       Fifth Third Large Cap Value Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares            Security Description             Value
------- ----------------------------------------- --------
        Consumer Non-Durable (continued)
        -----------------------------------------
 31,500 Pactiv Corp. (b)                          $    567
111,500 Philip Morris Cos., Inc.                     5,587
 58,700 Proctor & Gamble Co.                         4,795
  8,200 V.F. Corp.                                     333
        ----------------------------------------- --------
        Total                                       18,092
        ----------------------------------------- --------
        Consumer Services (4.5%):
        -----------------------------------------
  6,000 Adolph Coors Co.                               316
 35,000 Anheuser-Busch Co., Inc.                     1,654
 44,100 Archer-Daniels-Midland Co.                     615
110,000 Coca-Cola Co.                                4,813
 17,900 Eastman Kodak Co.                              508
 22,900 Gannett, Inc.                                1,545
 32,500 International Paper Co.                      1,358
 19,800 Kellogg Co.                                    611
 19,900 Marriott International, Inc.                   812
 21,900 Mattel, Inc.                                   416
  8,225 New York Times Co.                             347
 82,800 PepsiCo, Inc.                                4,147
 39,759 Sara Lee Corp.                                 841
 17,500 Starwood Hotels & Resorts Worldwide, Inc.      599
 18,000 Tribune Co.                                    669
  7,650 U.S.T., Inc.                                   267
 29,130 Unilever NV                                  1,641
 34,000 Waste Management, Inc.                         980
        ----------------------------------------- --------
        Total                                       22,139
        ----------------------------------------- --------
        Diversified Operations (1.4%):
        -----------------------------------------
 86,000 Cendant Corp. (b)                            1,503
 31,700 Emerson Electric Co.                         1,837
 10,975 Johnson Controls, Inc.                         923
 12,300 Textron, Inc.                                  564
 29,209 United Technologies Corp.                    2,007
        ----------------------------------------- --------
        Total                                        6,834
        ----------------------------------------- --------
        Electronics (5.4%):
        -----------------------------------------
 18,250 Advanced Micro Devices, Inc. (b)               293
 27,375 Agilent Technologies, Inc. (b)                 831
 19,500 Altera Corp. (b)                               490
 18,200 Analog Devices, Inc. (b)                       797
 43,000 Applied Materials, Inc. (b)                  1,877
113,200 EMC Corp. (b)                                1,856
322,200 Intel Corp.                                 11,289
 15,900 Linear Technology Corp.                        658
 15,600 Maxim Integrated Products, Inc. (b)            866
 29,500 Micron Technology, Inc. (b)                    996
 15,000 Novellus Systems, Inc. (b)                     641
 15,600 PerkinElmer, Inc.                              460
 18,250 Rockwell International Corp.                   351
 16,960 Sanmina Corp. (b)                              249


Shares        Security Description        Value
------- -------------------------------- --------
        Electronics (continued)
        --------------------------------
 36,050 Solectron Corp. (b)              $    423
  8,200 Tektronix, Inc. (b)                   201
106,725 Texas Instruments, Inc.             3,330
 16,395 Xilinx, Inc. (b)                      711
        -------------------------------- --------
        Total                              26,319
        -------------------------------- --------
        Energy (7.9%):
        --------------------------------
 13,500 Anadarko Petroleum Corp.              663
 18,000 Baker Hughes, Inc.                    634
 58,100 ChevronTexaco Corp.                 4,869
 54,025 Conoco, Inc.                        1,521
 14,600 Devon Energy Corp.                    543
 27,400 El Paso Energy Corp.                1,040
409,800 Exxon Mobil Corp.                  16,002
 30,000 Halliburton Co.                       413
 10,200 Kerr-Mcgee Corp.                      540
 26,575 Marathon Oil Corp.                    745
 53,300 Mirant Corp. (b)                      534
 18,500 Phillips Petroleum Co.              1,082
119,000 Royal Dutch Petroleum Co., ADR      5,946
 38,500 Schlumberger, Ltd.                  2,171
 18,000 Sunoco, Inc.                          694
 11,100 Transocean Sedco Forex, Inc.          340
 27,025 Unocal Corp.                          945
        -------------------------------- --------
        Total                              38,682
        -------------------------------- --------
        Financial Services (8.7%):
        --------------------------------
 77,237 American Express Co.                2,769
 10,986 Capital One Financial Corp.           551
326,700 Citigroup, Inc.                    15,486
 48,000 Fannie Mae                          3,886
 34,500 Freddie Mac                         2,316
 12,800 H & R Block, Inc.                     592
 34,700 Household International, Inc.       1,778
104,800 J.P. Morgan Chase & Co.             3,568
  9,400 MBIA, Inc.                            506
 52,275 MBNA Corp.                          1,830
 53,400 Merrill Lynch & Co., Inc.           2,722
 15,800 MGIC Investment Corp.               1,059
 73,200 Morgan Stanley Dean Witter & Co.    4,026
105,200 U.S. Bancorp.                       2,190
        -------------------------------- --------
        Total                              43,279
        -------------------------------- --------
        Health Care (5.7%):
        --------------------------------
 30,300 Baxter International, Inc.          1,692
 98,800 Bristol-Myers Squibb Co.            4,483
 22,500 Cardinal Health, Inc.               1,483
 10,300 Guidant Corp. (b)                     495
 32,400 HCA-The Healthcare Co.              1,377
 42,500 HEALTHSOUTH Corp. (b)                 497
 25,000 Humana, Inc. (b)                      311

                                  - Continued -

                       Fifth Third Large Cap Value Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares           Security Description            Value
------- --------------------------------------- --------
        Health Care (continued)
        ---------------------------------------
 15,200 McKesson HBOC, Inc.                     $    585
 45,800 Medtronic, Inc.                            2,257
303,000 Pfizer, Inc.                              12,625
 19,000 Tenet Healthcare Corp. (b)                 1,212
  6,100 Wellpoint Health Networks (b)                774
        --------------------------------------- --------
        Total                                     27,791
        --------------------------------------- --------
        Insurance (4.8%):
        ---------------------------------------
  8,275 Aetna, Inc.                                  284
 26,300 AFLAC, Inc.                                  687
 45,050 Allstate Corp.                             1,453
173,076 American International Group, Inc.        12,835
 13,200 Chubb Corp.                                  882
 13,250 CIGNA Corp.                                1,219
 15,345 Hartford Financial Services Group, Inc.    1,016
 10,650 Jefferson-Pilot Corp.                        510
 15,000 John Hancock Financial Services, Inc.        576
 13,500 Lincoln National Corp.                       695
 13,800 Marsh & McLennan Cos., Inc.                1,406
 42,000 MetLife, Inc.                              1,276
 16,175 Torchmark Corp.                              614
        --------------------------------------- --------
        Total                                     23,453
        --------------------------------------- --------
        Manufacturing (5.6%):
        ---------------------------------------
472,000 General Electric Co.                      17,535
 57,000 Honeywell International, Inc.              1,916
 17,900 Illinois Tool Works, Inc.                  1,278
 18,000 Ingersoll-Rand Co.                           796
 18,000 Minnesota Mining& Manufacturing Co.        1,994
105,000 Tyco International, Ltd.                   3,691
        --------------------------------------- --------
        Total                                     27,210
        --------------------------------------- --------
        Media/Publishing (3.4%):
        ---------------------------------------
217,000 AOL Time Warner, Inc. (b)                  5,709
 32,600 Clear Channel Communications,
         Inc. (b)                                  1,501
 55,000 Comcast Corp. (b)                          1,954
 18,600 Interpublic Group Cos., Inc.                 537
  9,900 McGraw-Hill Cos., Inc.                       634
133,600 The Walt Disney Co.                        2,814
 94,200 Viacom, Inc. (b)                           3,767
        --------------------------------------- --------
        Total                                     16,916
        --------------------------------------- --------
        Pharmaceuticals (6.9%):
        ---------------------------------------
 50,000 Abbott Laboratories                        2,885
 66,500 American Home Products Corp.               4,300
 42,000 Amgen, Inc. (b)                            2,331
 55,500 Eli Lilly & Co.                            4,168
140,000 Johnson & Johnson                          8,052
116,600 Merck & Co., Inc.                          6,900
 65,700 Pharmacia Corp.                            2,661


Shares            Security Description            Value
------- ---------------------------------------- --------
        Pharmaceuticals (continued)
        ----------------------------------------
 74,800 Schering-Plough Corp.                    $  2,422
        ---------------------------------------- --------
        Total                                      33,719
        ---------------------------------------- --------
        Restaurants (0.5%):
        ----------------------------------------
 86,300 McDonald's Corp.                            2,346
        ---------------------------------------- --------
        Retail (7.4%):
        ----------------------------------------
 10,000 AutoZone, Inc. (b)                            677
 11,100 Best Buy Co. (b)                              821
 24,800 Costco Wholesale Corp. (b)                  1,141
 22,150 CVS Corp.                                     602
 15,500 Federated Department Stores, Inc. (b)         645
116,500 Home Depot, Inc.                            5,836
 17,450 Kohl's Corp. (b)                            1,157
 41,300 Kroger Co. (b)                                851
 43,450 Limited, Inc.                                 806
 39,000 Lowe's Cos., Inc.                           1,797
 21,100 May Department Stores Co.                     776
  8,800 RadioShack Corp.                              277
 28,675 Safeway, Inc. (b)                           1,160
 24,100 Sears Roebuck & Co.                         1,273
 38,000 Staples, Inc. (b)                             692
 31,200 SUPERVALU, Inc.                               770
 44,900 Target Corp.                                1,994
  9,500 Tiffany & Co.                                 339
216,400 Wal-Mart Stores, Inc.                      12,981
 47,000 Walgreen Co.                                1,705
        ---------------------------------------- --------
        Total                                      36,300
        ---------------------------------------- --------
        Telecommunications (5.8%):
        ----------------------------------------
 17,700 Alltel Corp.                                  982
168,000 AT&T Corp.                                  2,974
131,300 AT&T Wireless Services Inc. (b)             1,510
110,000 BellSouth Corp.                             4,400
 81,000 Qwest Communications International, Inc.      851
194,000 SBC Communications, Inc.                    7,265
 49,000 Sprint Corp.                                  867
 38,000 Sprint Corp., PCS Group (b)                   622
162,600 Verizon Communications, Inc.                7,537
144,000 WorldCom--WorldCom Group (b)                1,447
        ---------------------------------------- --------
        Total                                      28,455
        ---------------------------------------- --------
        Telecommunications-Equipment (1.1%):
        ----------------------------------------
 55,500 Corning, Inc.                                 442
100,000 Lucent Technologies, Inc.                     654
121,000 Motorola, Inc.                              1,611
129,500 Nortel Networks Corp., ADR                    938
 38,200 QUALCOMM, Inc. (b)                          1,682
        ---------------------------------------- --------
        Total                                       5,327
        ---------------------------------------- --------

                                  - Continued -

                       Fifth Third Large Cap Value Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

 Shares           Security Description           Value
--------- ------------------------------------- --------
          Transportation (0.9%):
          -------------------------------------
   10,000 AMR Corp. (b)                         $    249
   25,700 Burlington Northern Santa Fe Corp.         726
    7,000 Delta Air Lines, Inc.                      221
   19,450 FedEx Corp. (b)                          1,042
   42,000 Southwest Airlines Co.                     795
   23,925 Union Pacific Corp.                      1,485
          ------------------------------------- --------
          Total                                    4,518
          ------------------------------------- --------
          Utilities (3.8%):
          -------------------------------------
   24,400 Allegheny Energy, Inc.                     803
   24,800 American Electric Power Co.              1,035
   59,300 Calpine Corp. (b)                          664
   17,000 Consolidated Edison, Inc.                  697
   18,900 Dominion Resources, Inc.                 1,113
   13,300 DTE Energy Co.                             545
   64,700 Duke Energy Corp.                        2,255
   43,900 Dynegy, Inc.                             1,047
   16,000 Entergy Corp.                              659
   28,000 Exelon Corp.                             1,379
   18,350 First Energy Corp.                         683
   12,200 FPL Group, Inc.                            654
   21,200 KeySpan Corp.                              686
   16,566 NiSource, Inc.                             345
   14,600 PPL Corp.                                  492
   13,000 Public Service Enterprise Group, Inc.      547
   36,875 Reliant Energy, Inc.                       925
   49,000 Southern Co.                             1,208
   31,050 The Williams Companies, Inc.               549
   31,000 TXU Corp.                                1,510
   32,050 Xcel Energy, Inc.                          856
          ------------------------------------- --------
          Total                                   18,652
          ------------------------------------- --------
          Total Common Stocks                    488,499
          ------------------------------------- --------
Money Market Funds (0.4%)
1,879,103 Federated Prime Value Obligations
           Money Market Fund                    $  1,879
          ------------------------------------- --------
          Total Money Market Funds                 1,879
          ------------------------------------- --------
          Total Investments (Cost $342,697)
          (a) - 100%                             490,378
          ------------------------------------- --------
          Other assets in excess of
          liabilities - 0.0%                          84
          ------------------------------------- --------
          NET ASSETS - 100.0%                   $490,462
          ------------------------------------- --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $147,681 which is composed of $177,391 appreciation and $29,710 depreciation at January 31, 2002.

(b) Non-income producing security.

    ADR--American Depositary Receipt

      (See Notes which are an integral part of the Financial Statements)

                         Fifth Third Equity Income Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares          Security Description          Value
------- ------------------------------------ --------
Common Stocks (95.0%):
        Banking (21.3%):
        ------------------------------------
133,000 Bank of New York Co., Inc.           $  5,451
 59,000 First Tennessee National Corp.          2,013
 79,900 National Commerce Bancorp.              2,026
 85,000 North Fork Bancorp.                     2,831
213,000 SouthTrust Corp.                        5,249
  8,100 Washington Mutual, Inc.                   278
109,400 Wells Fargo Co.                         5,075
        ------------------------------------ --------
        Total                                  22,923
        ------------------------------------ --------
        Business Services (2.9%):
        ------------------------------------
 52,000 Avery Dennison Corp.                    3,094
        ------------------------------------ --------
        Chemicals (2.4%):
        ------------------------------------
 61,350 Ecolab, Inc.                            2,625
        ------------------------------------ --------
        Computer Software & Services (5.7%):
        ------------------------------------
 19,000 Automatic Data Processing, Inc.         1,026
 17,000 Microsoft Corp. (b)                     1,083
 83,000 Oracle Corp. (b)                        1,433
 72,500 Paychex, Inc.                           2,660
        ------------------------------------ --------
        Total                                   6,202
        ------------------------------------ --------
        Computer Systems & Equipment (2.3%):
        ------------------------------------
 56,450 Cisco Systems, Inc. (b)                 1,118
 12,900 IBM Corp.                               1,391
        ------------------------------------ --------
        Total                                   2,509
        ------------------------------------ --------
        Electronics (7.0%):
        ------------------------------------
 54,500 EMC Corp. (b)                             894
 25,000 Emerson Electric Co.                    1,449
 92,400 General Electric Co.                    3,432
 26,000 Intel Corp.                               911
 30,000 Texas Instruments, Inc.                   936
        ------------------------------------ --------
        Total                                   7,622
        ------------------------------------ --------
        Energy (3.0%):
        ------------------------------------
 82,850 Exxon Mobil Corp.                       3,235
        ------------------------------------ --------
        Financial Services (7.8%):
        ------------------------------------
 66,600 A.G. Edwards, Inc.                      2,831
 18,600 Fannie Mae                              1,506
 40,700 Marsh & McLennan Cos., Inc.             4,145
        ------------------------------------ --------
        Total                                   8,482
        ------------------------------------ --------
        Foods (3.0%):
        ------------------------------------
108,600 Sysco Corp.                             3,217
        ------------------------------------ --------
        Health Care (1.7%):
        ------------------------------------
 37,400 Medtronic, Inc.                         1,843
        ------------------------------------ --------
          Insurance (0.9%):
        ------------------------------------
 25,500 Cincinnati Financial Corp.           $    982
        ------------------------------------ --------
        Manufacturing (0.9%):
        ------------------------------------
 13,100 Illinois Tool Works, Inc.                 935
        ------------------------------------ --------
        Pharmaceuticals (19.4%):
        ------------------------------------
 71,000 Abbott Laboratories                     4,097
 37,600 Amgen, Inc. (b)                         2,087
 54,600 Bristol-Myers Squibb Co.                2,477
 77,800 Johnson & Johnson                       4,474
 57,500 Merck & Co., Inc.                       3,403
103,125 Pfizer, Inc.                            4,297
        ------------------------------------ --------
        Total                                  20,835
        ------------------------------------ --------
        Retail (4.0%):
        ------------------------------------
 22,500 Home Depot, Inc.                        1,127
 46,000 Target Corp.                            2,042
 20,000 Wal-Mart Stores, Inc.                   1,200
        ------------------------------------ --------
        Total                                   4,369
        ------------------------------------ --------
        Telecommunications (3.6%):
        ------------------------------------
 44,000 Alltel Corp.                            2,441
 40,000 SBC Communications, Inc.                1,498
        ------------------------------------ --------
        Total                                   3,939
        ------------------------------------ --------
        Transportation (4.0%):
        ------------------------------------
150,000 GATX Corp.                              4,350
        ------------------------------------ --------
        Utilities (5.1%):
        ------------------------------------
 72,500 Cinergy Corp.                           2,342
153,000 NiSource, Inc.                          3,182
        ------------------------------------ --------
        Total                                   5,524
        ------------------------------------ --------
        Total Common Stocks                   102,686
        ------------------------------------ --------
Repurchase Agreements (4.8%):
$ 5,240 UBS Warburg, 1.88%, 2/1/02              5,240
        ------------------------------------ --------
        Total Repurchase Agreements             5,240
        ------------------------------------ --------
        Total Investments
        (Cost $83,683) (a) - 99.8%            107,926
        Other assets in excess of
        liabilities - 0.2%                        222
        ------------------------------------ --------
        NET ASSETS - 100.0%                  $108,148
        ------------------------------------ --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $24,243, which is composed of $27,921 appreciation and $3,678 depreciation at January 31, 2002.

(b) Non-income producing security.

      (See Notes which are an integral part of the Financial Statements)

                            Fifth Third Balanced Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                     Security
Shares              Description                   Value
------- ---------------------------------------  --------
Common Stocks (70.4%):
        Apparel Manufacturers (0.7%):
        ---------------------------------------
 55,000 Coach, Inc. (b)                          $  2,538
        ---------------------------------------  --------
        Banking (7.8%):
        ---------------------------------------
155,000 Bank of New York Co., Inc.                  6,352
100,000 First Tennessee National Corp.              3,412
160,000 Mellon Financial Corp.                      6,144
200,000 National Commerce Bancorp.                  5,072
 90,000 North Fork Bancorp.                         2,997
100,000 SouthTrust Corp.                            2,464
 25,000 Wells Fargo Co.                             1,160
        ---------------------------------------  --------
        Total                                      27,601
        ---------------------------------------  --------
        Business Services (1.7%):
        ---------------------------------------
 25,000 Cintas Corp. (b)                            1,251
100,000 Convergys Corp. (b)                         3,168
 25,000 Fastenal Co. (b)                            1,673
        ---------------------------------------  --------
        Total                                       6,092
        ---------------------------------------  --------
        Computer Software & Services (4.4%):
        ---------------------------------------
 40,000 BEA Systems, Inc. (b)                         725
100,000 BMC Software, Inc. (b)                      1,767
 65,000 Comverse Technology, Inc. (b)               1,389
 20,000 Fiserv, Inc.                                  849
 70,000 Microsoft Corp. (b)                         4,459
140,000 Oracle Corp. (b)                            2,416
 50,000 Siebel Systems, Inc. (b)                    1,770
 40,000 SunGard Data Systems, Inc. (b)              1,200
 60,000 Wind River Systems, Inc. (b)                1,081
        ---------------------------------------  --------
        Total                                      15,656
        ---------------------------------------  --------
        Computer Systems & Equipment (1.4%):
        ---------------------------------------
155,000 Cisco Systems, Inc. (b)                     3,069
 18,000 IBM Corp.                                   1,942
        ---------------------------------------  --------
        Total                                       5,011
        ---------------------------------------  --------
        Diversified Operations (2.7%):
        ---------------------------------------
140,000 General Electric Co.                        5,201
120,000 Tyco International, Ltd.                    4,218
        ---------------------------------------  --------
        Total                                       9,419
        ---------------------------------------  --------
        Electronics (15.0%):
        ---------------------------------------
285,000 ADC Telecommunications, Inc. (b)            1,391
 50,000 Agilent Technologies, Inc. (b)              1,518
 36,000 Altera Corp. (b)                              904
100,000 Amkor Technology, Inc. (b)                  1,803
160,000 Analog Devices, Inc. (b)                    7,008
 40,000 Applied Materials, Inc. (b)                 1,746
 62,000 AXT, Inc. (b)                                 682
 40,000 Cree, Inc. (b)                                766
 85,000 EMC Corp. (b)                               1,394
235,000 Flextronics International Ltd. (b)          5,217
110,000 Integrated Circuit Systems, Inc. (b)        2,657
 85,000 Integrated Device Technologies, Inc. (b)    2,597
120,000 Jabil Circuit, Inc. (b)                     2,784
 90,000 Microchip Technology, Inc. (b)              3,392
 50,000 Nokia Corp. ADR (b)                         1,173
 30,000 PMC-Sierra, Inc. (b)                          716
 60,000 QLogic Corp. (b)                            2,936
190,000 Tellabs, Inc. (b)                           2,937
240,000 Texas Instruments, Inc.                     7,489
 26,000 Vitesse Semiconductor Corp. (b)               329
 90,000 Waters Corp. (b)                            3,114
        ---------------------------------------  --------
        Total                                      52,553
        ---------------------------------------  --------
        Energy (3.1%):
        ---------------------------------------
  8,000 ChevronTexaco Corp.                           670
 60,000 El Paso Energy Corp.                        2,277
 20,000 Exxon Mobil Corp.                             781
 60,000 Schlumberger, Ltd.                          3,384
 30,000 Transocean Sedco Forex, Inc.                  919
200,000 Varco International, Inc. (b)               2,900
        ---------------------------------------  --------
        Total                                      10,931
        ---------------------------------------  --------
        Financial Services (6.3%):
        ---------------------------------------
 70,000 A.G. Edwards, Inc.                          2,976
 25,000 Capital One Financial Corp.                 1,254
 85,000 Charles Schwab Corp.                        1,221
135,000 Citigroup, Inc.                             6,399
 50,000 Freddie Mac                                 3,356
120,000 Stilwell Financial, Inc.                    3,054
110,000 T. Rowe Price Group, Inc.                   4,134
        ---------------------------------------  --------
        Total                                      22,394
        ---------------------------------------  --------
        Food and Beverages (0.6%):
        ---------------------------------------
 70,000 Sysco Corp.                                 2,073
        ---------------------------------------  --------
        Health Care (3.9%):
        ---------------------------------------
 40,000 Baxter International, Inc.                  2,233
 60,000 Biomet, Inc.                                1,937
 20,000 Cardinal Health, Inc.                       1,318
 65,000 Guidant Corp. (b)                           3,123
 39,000 Medtronic, Inc.                             1,922
 75,000 Pfizer, Inc.                                3,126
        ---------------------------------------  --------
        Total                                      13,659
        ---------------------------------------  --------
        Insurance (3.3%):
        ---------------------------------------
 40,000 American International Group, Inc.          2,966
 85,000 Marsh & McLennan Cos., Inc.                 8,657
        ---------------------------------------  --------
        Total                                      11,623
        ---------------------------------------  --------

                                  - Continued -

                           Fifth Third Balanced Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares or
Principal                Security
 Amount                 Description                 Value
--------- ---------------------------------------- --------
          Manufacturing (1.6%):
          ----------------------------------------
  45,000  Harley-Davidson, Inc.                    $  2,565
  30,000  Illinois Tool Works, Inc.                   2,141
  15,000  Zebra Technologies Corp., Class A (b)         796
          ---------------------------------------- --------
          Total                                       5,502
          ---------------------------------------- --------
          Pharmaceuticals (5.1%):
          ----------------------------------------
  15,000  American Home Products Corp.                  970
 110,000  Amgen, Inc. (b)                             6,105
  45,000  Forest Laboratories, Inc. (b)               3,731
  70,000  IDEC Pharmaceuticals Corp. (b)              4,162
  70,000  MedImmune, Inc. (b)                         2,966
          ---------------------------------------- --------
          Total                                      17,934
          ---------------------------------------- --------
          Retail (9.9%):
          ----------------------------------------
 120,000  American Eagle Outfitters, Inc. (b)         3,053
  45,000  Bed Bath & Beyond, Inc. (b)                 1,556
 140,000  Home Depot, Inc.                            7,013
  63,000  Kohl's Corp. (b)                            4,176
 160,000  Lowe's Cos., Inc.                           7,371
 195,000  Target Corp.                                8,660
  55,000  Wal-Mart Stores, Inc.                       3,299
          ---------------------------------------- --------
          Total                                      35,128
          ---------------------------------------- --------
          Semiconductors (2.1%):
          ----------------------------------------
 110,000  Intel Corp.                                 3,854
  65,000  Maxim Integrated Products, Inc. (b)         3,607
          ---------------------------------------- --------
          Total                                       7,461
          ---------------------------------------- --------
          Telecommunications (0.8%):
          ----------------------------------------
  30,000  Alltel Corp.                                1,665
 160,000  Broadwing, Inc. (b)                         1,278
          ---------------------------------------- --------
          Total                                       2,943
          ---------------------------------------- --------
          Total Common Stocks                       248,518
          ---------------------------------------- --------
Commercial Paper (1.1%):
          Food Products (1.1%):
          ----------------------------------------
$  4,000  Nestle SA, 1.59%**, 2/13/02                 3,997
          ---------------------------------------- --------
          Total Commercial Paper                      3,997
          ---------------------------------------- --------
Corporate Bonds (8.7%):
          Asset Backed Securities (1.8%):
          ----------------------------------------
   1,500  Chase Manhattan Auto,
           4.55%, 8/15/05                             1,525
   3,000  Citibank Credit, 6.88%, 11/15/09            3,228
   1,687  Mellon Residential Funding Corp., 5.76%,
           10/25/08                                   1,710
          ---------------------------------------- --------
          Total                                       6,463
          ---------------------------------------- --------

Principal                Security
 Amount                 Description                Value
--------- --------------------------------------- --------
          Banking (0.9%):
          ---------------------------------------
 $1,750   Bank of America Corp., 5.25%, 2/1/07    $  1,743
  1,500   Bank One Corp., 5.90%, 11/15/11            1,457
          --------------------------------------- --------
          Total                                      3,200
          --------------------------------------- --------
          Finance (2.8%):
          ---------------------------------------
  3,000   Daimler Chrysler Auto Trust,
           3.71% 7/6/04                              3,025
  2,500   General Electric Insurance,
           7.00%, 2/15/26                            2,609
  3,000   General Motors Acceptance Corp., 6.75%,
           1/15/06                                   2,996
  1,500   Goldman Sachs Group, Inc.,
           6.60%, 1/15/12                            1,510
          --------------------------------------- --------
          Total                                     10,140
          --------------------------------------- --------
          Financial (0.8%):
          ---------------------------------------
  1,500   Lehman Brothers Corp.,
           7.88%, 8/15/10                            1,636
  1,000   Washington Mutual Bank,
           6.88%, 6/15/11                            1,024
          --------------------------------------- --------
          Total                                      2,660
          --------------------------------------- --------
          Industrials (1.2%):
          ---------------------------------------
  3,000   Ford Motor Co., 7.65%, 4/16/31             2,803
  1,500   Tyco International Group,
           6.75%, 2/15/11                            1,434
          --------------------------------------- --------
          Total                                      4,237
          --------------------------------------- --------
          Retail (0.4%):
          ---------------------------------------
  1,250   Target Corp., 7.00%, 7/15/31               1,331
          --------------------------------------- --------
          Telecommunications (0.8%):
          ---------------------------------------
  1,000   AT&T Canada Inc., 7.65%, 9/15/06             329
  2,500   WorldCom, Inc., 6.50%, 5/15/04             2,507
          --------------------------------------- --------
          Total                                      2,836
          --------------------------------------- --------
          Total Corporate Bonds                     30,867
          --------------------------------------- --------
U.S. Government Agencies (14.2%):
          Fannie Mae (7.7%):
          ---------------------------------------
  8,000   7.00%, 7/15/05                             8,691
    750   6.00%, 5/15/08                               781
  2,500   7.25%, 1/15/10                             2,780
  8,839   6.50%, 6/1/16, Pool #545026                9,060
    435   7.50%, 6/1/27, Pool #250951                  455
    735   7.50%, 12/1/27, Pool #405341                 768
    254   7.50%, 12/1/27, Pool #403693                 265
  4,303   7.00%, 9/1/31                              4,407
          --------------------------------------- --------
          Total                                     27,207
          --------------------------------------- --------

                                  - Continued -

                           Fifth Third Balanced Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares or
Principal              Security
 Amount               Description             Value
---------   -------------------------------  --------
            FHA/VA Single Family (0.3%):
             ------------------------------
 $  987     6.50%, 8/15/31                   $    997
            -------------------------------  --------
            Freddie Mac (5.4%):
            -------------------------------
  1,400     6.63%, 9/15/09                      1,499
    117     7.50%, 7/1/27, Pool #81207            122
    335     7.50%, 8/1/27, Pool #81624            350
    442     7.50%, 11/1/27, Pool #83774           462
    627     7.50%, 12/1/27                        655
  3,680     6.50%, 5/1/31                       3,710
    915     6.00%, 11/1/31                        902
  7,372     6.50%, 11/1/31, Pool #C01252        7,431
  4,000     7.00%, 2/01/32                      4,090
            -------------------------------  --------
            Total                              19,221
            -------------------------------  --------
Government National Mortgage Association (0.8%):

  2,853     7.00%, 10/15/31                     2,933
            -------------------------------  --------
            Total U.S. Government Agencies     50,358
            -------------------------------  --------
U.S. Government Treasury Obligations (3.3%):
            U.S. Treasury Bonds (1.3%):
            -------------------------------
    500     7.25%, 5/15/16                        583
  3,650     6.25%, 5/15/30                      3,984
            -------------------------------  --------
            Total                               4,567
            -------------------------------  --------

 Shares or
 Principal              Security
  Amount               Description             Value
----------- --------------------------------- --------
            U.S. Treasury Notes (2.0%):
            ---------------------------------
$       980 8.75%, 11/15/08                   $  1,075
      6,100 5.00%, 8/15/11                       6,085
            --------------------------------- --------
            Total                                7,160
            --------------------------------- --------
            Total U.S. Government Treasury
             Obligations                        11,727
            --------------------------------- --------
Money Market Funds (3.2%):
 11,149,439 Federated Prime Value Obligations
             Money Market Fund                  11,150
            --------------------------------- --------
            Total Money Market Funds            11,150
            --------------------------------- --------
            Total Investments (Cost $372,099)
            (a) - 100.9%                       356,617
            --------------------------------- --------
            Liabilities in excess of other
            assets - (0.9)%                     (3,095)
            --------------------------------- --------
            NET ASSETS - 100.0%               $353,522
            --------------------------------- --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized depreciation of $15,482, which is composed of $35,684 appreciation and $51,166 depreciation at January 31, 2002.

(b) Non-income producing security.
**  Effective yield at purchase.

      (See Notes which are an integral part of the Financial Statements)

                      Fifth Third International Equity Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                         Security
Shares                  Description                   Value
------ --------------------------------------------- --------
Common Stocks (86.4%):
       Australia (2.5%):
       ---------------------------------------------
12,654 Amcor, Ltd.                                   $     48
 7,933 AMP Diversified Property Trust                      10
17,191 AMP, Ltd.                                          169
10,790 Australia & New Zealand Banking Group, Ltd.         97
12,432 Australian Gas & Light Co.                          62
63,269 BHP, Ltd.                                          357
18,245 Brambles Industries, Ltd.                           90
13,506 Coca-Cola Amatil, Ltd.                              44
22,607 Coles Myer, Ltd. (b)                                98
20,246 Commonwealth Bank of Australia                     336
 2,139 CSL, Ltd.                                           51
18,634 CSR, Ltd.                                           66
37,777 Foster's Brewing Group, Ltd.                        93
32,328 General Property Trust                              46
25,322 Goodman Fielder, Ltd.                               20
 5,524 Leighton Holdings, Ltd.                             28
11,299 Lend Lease Corp., Ltd.                              77
34,058 M.I.M Holdings, Ltd.                                23
13,964 Mayne Nickless, Ltd.                                48
28,629 National Australia Bank, Ltd.                      501
30,369 News Corp., Ltd.                                   211
75,461 Normandy Mining, Ltd.                               81
 6,088 Onesteel, Ltd.                                       4
11,235 Orica, Ltd.                                         47
10,523 Pacific Dunlop, Ltd.                                 6
     4 Paperlinx, Ltd.                                     12
 7,610 QBE Insurance Group, Ltd.                           29
 4,302 Rio Tinto, Ltd.                                     84
22,251 Santos, Ltd.                                        66
12,928 Southcorp Holdings, Ltd.                            46
 6,822 Stockland Trust Group                               15
 6,400 Suncorp Metway, Ltd.                                48
 6,588 TABCORP Holdings, Ltd.                              34
97,108 Telstra Corp., Ltd.                                270
 4,024 Westfarmers, Ltd.                                   62
27,542 Westfield Trust                                     47
32,900 Westpac                                            263
22,777 WMC, Ltd.                                          111
23,762 Woolworths, Ltd.                                   143
       --------------------------------------------- --------
       Total                                            3,843
       --------------------------------------------- --------
       Austria (0.1%):
       ---------------------------------------------
   122 Boehler-Uddeholm AG                                  5
   550 BWT AG                                              11
   507 Flughafen Wein AG                                   14
   157 Mayr-Melnhof Karton AG                               8
   992 Oesterreichische Elektrizitaetswirtschafts AG       78
   335 VA Technologie AG                                    8

                Security
Shares         Description           Value
------ ---------------------------- --------
       Austria (continued)
       ----------------------------
 1,543 Wienerberger Baust           $     22
       ---------------------------- --------
       Total                             146
       ---------------------------- --------
       Belgium (0.1%):
       ----------------------------
 1,677 KBC Bancassurance Holding SA       55
   326 Solvay SA                          20
 1,200 UCB Cap NPV Ord                    49
   108 Union Miniere SA                    4
       ---------------------------- --------
       Total                             128
       ---------------------------- --------
       Denmark (0.2%):
       ----------------------------
   500 Carlsberg AS                       21
 1,700 Danisco AS                         60
 4,500 Danske Bank                        69
 1,500 Novo Nordisk AS-B                  54
   100 Novozymes AS                        2
   600 TDC AS                             19
   500 William Demant Holdings (b)        12
       ---------------------------- --------
       Total                             237
       ---------------------------- --------
       Finland (0.8%):
       ----------------------------
 1,517 Hartwall Oyj Abp                   34
 4,189 Kesko Oyj-B Shares                 38
 3,205 Metso Oyj-B Shares                 36
33,944 Nokia Oyj                         782
 2,515 Outokumpo Oyj                      27
10,140 Sampo Insurance Co.                79
10,585 Sonera Oyj                         50
 1,652 TietoEnator Oyj                    39
 2,779 UPM-Kym'mene Oyj                   96
 1,371 Wartsila Corp. Oyj-B Shares        24
       ---------------------------- --------
       Total                           1,205
       ---------------------------- --------
       France (11.3%):
       ----------------------------
 5,311 Accor SA                          187
 8,633 Alcatel                           131
21,286 Aventis SA                      1,477
23,620 AXA SA                            436
 5,253 Banque Nationale de Paris         488
 1,873 BIC                                64
11,590 Bouygues                          344
 1,580 Cap Gemini                        107
17,559 Carrefour SA                      862
 2,256 Casino Guichard-Perrachon         156
 1,759 Compagnie de Saint Gobain         251
 1,013 Dassault Systems SA                47
 2,840 Essilor International              87
16,522 France Telecom SA                 529
   800 Gecina                             64
 9,528 Groupe Danone                   1,099
   114 Imerys SA                          11

                                  - Continued -

                     Fifth Third International Equity Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                     Security
Shares              Description              Value
------- ----------------------------------- --------
        France (continued)
        -----------------------------------
  1,101 Klepierre                           $    106
    945 L'Air Liquide SA                         129
 20,360 L'Oreal SA                             1,380
  1,137 Lafarge SA                                97
  2,537 Lagardere Group SCA                       98
 12,615 LVMH Moet-Hennessy Louis Vuitton         507
  1,850 Michelin Class B, Registered Shares       66
  1,501 Pechiney SA--A Shares                     80
  2,736 Pernod Ricard                            201
  3,840 Peugeot SA                               152
  3,406 Pinault Printemps                        351
 19,959 Sanofi-Synthelabo                      1,337
  3,125 Schneider Electric SA                    141
    203 Silic                                     27
  2,105 Simco SA                                 141
  4,224 Societe Fonciere Lyonnaise                98
  5,581 Societe Generale--A                      329
  3,792 Sodexho SA                               152
  2,793 Sophia                                    76
  5,449 STMicroelectronics NV                    169
 21,525 Suez SA                                  612
    317 Technip-Coflexip SA                       38
  4,722 Thales SA                                154
 27,514 Total Fina                             3,858
  6,110 Unibail Union Credit                     298
  8,391 Usinor Sacilor SA                         93
 12,898 Vivendi Universal                        552
        ----------------------------------- --------
        Total                                 17,582
        ----------------------------------- --------
        Germany (6.9%):
        -----------------------------------
  5,489 Allianz AG                             1,231
  5,567 BASF AG                                  216
  7,217 Bayer AG                                 230
  7,327 Bayerische Vereinsbank AG                225
  5,050 Beiersdorf AG                            585
  1,700 Continental AG                            25
 13,749 DaimlerChrysler AG                       556
  8,633 Deutsche Bank AG                         533
  4,100 Deutsche Lufthansa AG                     60
 39,464 Deutsche Telecom AG                      580
  2,150 Douglas Holdings AG                       54
    700 Epcos AG                                  28
  2,350 Fresenius Medical Care AG                131
  1,850 Gehe AG                                   75
    935 Heidelberger Zement AG                    45
  1,500 Infineon Technologies AG                  32
  8,903 IVG Holding AG                            84
  2,150 Kamps AG                                  19
  1,650 Karstadt AG                               62
  2,320 Linde AG                                  99
  1,780 MAN AG                                    41

                        Security
 Shares                Description                Value
--------- -------------------------------------- --------
          Germany (continued)
          --------------------------------------
    2,535 Merck KGAA                             $     77
    8,313 Metro AG                                    271
    3,434 Muenchener Rueckver AG                      811
    3,030 Preussag AG                                  88
   18,109 RWE AG                                      678
    7,550 SAP AG                                    1,053
    3,250 Schering AG                                 180
   14,000 Siemens AG                                  830
    5,020 Thyssen Krupp AG                             71
   29,967 VEBA AG                                   1,521
    4,280 Volkswagen AG                               204
    1,266 WCM Beteiligungs & Grund (b)                 12
          -------------------------------------- --------
          Total                                    10,707
          -------------------------------------- --------
          Great Britain (25.5%):
          --------------------------------------
   11,893 3i Group PLC                                129
   11,327 Amvescap PLC                                153
    7,966 Arm Holdings PLC (b)                         37
   31,712 BAA PLC                                     282
   82,722 BAE Systems PLC                             398
   31,976 Barclays PLC                              1,009
   32,593 Bass PLC                                    330
  107,982 BG Group PLC                                436
    9,005 BOC Group PLC                               130
   22,281 Boots Co. PLC                               205
  801,815 BP Amoco PLC                              6,203
   18,190 Brambles Industries plc (b)                  84
   43,380 British Airways PLC                         125
   93,611 British American Tobacco PLC                818
   44,060 British Land Co. PLC                        304
   31,925 British Sky Broadcasting Group PLC (b)      302
  250,397 BT Group PLC (b)                            794
    1,519 Bunzl PLC                                    10
   81,088 Cadbury Schweppes PLC                       488
   34,681 Canary Wharf Group PLC (b)                  214
   26,578 Capita Group PLC                            159
   13,061 Carlton Communications PLC                   38
  102,699 Centrica PLC                                332
   27,928 Chelsfield PLC                              114
   46,012 Commercial Union PLC                        537
   62,039 Compass Group PLC                           455
   13,290 Corus Group PLC (b)                          15
    4,800 Derwent Valley Holdings PLC                  46
  143,177 Diageo PLC                                1,664
   49,822 Dixons Group PLC                            156
   14,456 EMI Group PLC                                65
   18,190 GKN PLC                                      70
  209,610 Glaxosmithkline PLC                       5,000
   60,226 Granada Compass PLC                         106
   24,519 Grantchester Holdings PLC                    67
    5,342 Great Portland Estates PLC                   18

                                  - Continued -

                     Fifth Third International Equity Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                        Security
 Shares                Description                Value
--------- -------------------------------------- --------
          Great Britain (continued)
          --------------------------------------
   32,003 Great Universal Stores PLC             $    298
   14,630 Hammerson PLC                               103
    4,691 Hanson PLC                                   30
   50,671 Hays PLC                                    138
   43,610 HBOS PLC                                    519
  164,209 HSBC Holdings PLC                         1,839
    8,308 Imperial Chemical Industries PLC             39
  121,876 Invensys PLC                                197
      678 Johnson Matthey PLC                           9
   34,764 Kingfisher PLC                              193
   61,773 Ladbroke Group PLC                          188
   25,235 Land Securities PLC                         301
  107,982 Lattice Group PLC                           250
  114,420 Legal & General Group PLC                   255
   94,361 Lloyds TSB Group PLC                      1,009
    8,521 Logica PLC                                   64
   18,977 Marconi PLC                                   7
   82,267 Marks & Spencer PLC                         443
   15,550 Misys PLC                                    70
   40,650 National Grid Group PLC                     258
   21,747 National Power PLC (b)                       63
   19,058 Nycomed Amersham PLC                        175
   17,232 P & O Princess Cruises PLC                   97
   10,626 Pearson PLC                                 123
   17,232 Peninsular & Oriental Steam Navigation
           Co. PLC                                     53
    6,200 Pillar Property PLC                          31
   37,407 Prudential Corp. PLC                        395
   12,558 Railtrack Group PLC                           0#
   19,188 Reed International PLC                      157
   55,829 Rentokil Initial PLC                        206
   26,157 Reuters Holding PLC                         222
    1,624 Rexam PLC                                    10
   11,789 Rio Tinto PLC                               231
    1,027 RMC Group PLC                                 8
   44,795 Royal Bank of Scotland Group PLC          1,129
   28,574 Sage Group PLC                               98
   52,134 Sainsbury PLC                               288
    6,148 Schroders PLC                                74
   50,649 Scot Power PLC                              307
    1,358 Scottish & Newcastle PLC                     11
    9,722 Scottish & Southern Energy PLC               84
  115,404 Shell Transportation & Trading Co. PLC      782
   12,460 Slough Estates PLC                           62
   12,995 Smith & Nephew PLC                           72
      463 SSL International PLC                         4
    8,972 Tate & Lyle PLC                              41
  191,132 Tesco PLC                                   633
  120,583 Unilever PLC                                967
   20,770 United Utilities PLC                        177
1,440,165 Vodaphone Airtouch PLC                    3,098

                       Security
 Shares               Description               Value
--------- ------------------------------------ --------
          Great Britain (continued)
          ------------------------------------
   16,228 WPP Group PLC                        $    157
   52,458 Zeneca PLC                              2,404
          ------------------------------------ --------
          Total                                  39,662
          ------------------------------------ --------
          Hong Kong (2.0%):
          ------------------------------------
   34,268 Bank of East Asia, Ltd.                    69
  105,000 Cathay Pacific Airways, Ltd.              155
   72,600 CLP Holdings, Ltd.                        280
   33,400 Hang Seng Bank, Ltd.                      365
   37,000 Henderson Land Development, Ltd.          155
  163,317 Hong Kong & China Gas Co., Ltd.           205
   66,100 Hutchison Whampoa, Ltd.                   611
   20,052 Hysan Development, Ltd.                    20
  111,000 Johnson Electric Holdings, Ltd.           124
   84,000 Li & Fung, Ltd.                           108
   65,787 New World Development Co., Ltd.            58
  445,235 Pacific Century Cyberworks, Ltd. (b)      117
   10,000 Shagri La Asia, Ltd.                        8
   92,509 Sino Land Co., Ltd.                        35
   12,000 South China Morning Post, Ltd.              7
   67,000 Sun Hung Kai Properties, Ltd.             539
   24,000 Swire Pacific, Ltd.                       129
    5,000 Television Broadcasts, Ltd.                22
   65,600 Wharf Holdings, Ltd.                      142
          ------------------------------------ --------
          Total                                   3,149
          ------------------------------------ --------
          Indonesia (0.0%):
          ------------------------------------
   19,000 Mulia Industrindo Tbk (b)                   0#
          ------------------------------------ --------
          Ireland (0.1%):
          ------------------------------------
    2,700 Allied Irish Banks PLC                     31
      100 Carbon AG (b)                               2
    2,216 CRH PLC                                    35
   25,300 Green Property PLC                         93
    4,300 Jefferson Smurfit Group PLC                 9
    2,505 Kerry Group PLC                            33
          ------------------------------------ --------
          Total                                     203
          ------------------------------------ --------
          Italy (3.5%):
          ------------------------------------
   20,394 Assicurazioni Generali                    531
    3,566 Autogrill SpA                              36
    8,272 Banca Di Roma SpA (b)                      19
       55 Banca Intesa SpA                          143
   12,779 Banca Intesa SpA                           33
        3 Banca Popolare                             11
    2,922 Benetton Group SpA                         32
  182,500 Beni Stabili SpA                           90
   64,952 Credito Italiano                          249
   90,461 Enel SpA (b)                              512
  125,159 ENI SpA                                 1,628
    4,226 Fiat SpA                                   63
    1,053 Italcementi SpA                             8

                                  - Continued -

                     Fifth Third International Equity Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                       Security
 Shares               Description               Value
--------- ------------------------------------ --------
          Italy (continued)
          ------------------------------------
    6,448 Italgas SpA                          $     61
   14,821 Mediaset SpA                              107
    6,383 Mediobanca SpA                             68
   38,428 Parmalat Finanziaria SpA                  115
   38,405 Pirelli SpA                                65
    9,540 RAS SpA                                   106
    3,721 Rinascente                                 13
   19,178 San Paolo IMI SpA                         185
    6,546 Snia SpA                                   11
   62,770 Telecom Italia                            501
  173,111 Telecom Italia Mobile SpA                 858
    4,917 Telecom Italia SpA-RNC                     25
          ------------------------------------ --------
          Total                                   5,470
          ------------------------------------ --------
          Japan (15.6%):
          ------------------------------------
    2,500 Acom Co., Ltd.                            150
      600 Advantest                                  32
   31,400 Ajinomoto Co., Inc.                       277
    7,000 Amada Co., Ltd.                            32
   11,000 Asahi Breweries, Ltd.                      89
   26,000 Asahi Chemical Industry Co., Ltd.          74
   43,800 Asahi Glass Co., Ltd.                     207
    1,700 Asatsu, Ltd.                               30
    8,000 Bank of Yokohama, Ltd.                     27
    4,300 Benesse Corp.                              98
   21,000 Bridgestone Corp.                         228
    6,400 Canon, Inc.                               210
   18,800 Casio Computer Co., Ltd.                   65
       48 Central Japan Railway Co.                 266
    9,600 Chugai Pharmaceutical Co., Ltd.           100
    1,000 Citizen Watch Co., Ltd.                     5
    1,000 Cosmo Oil Co., Ltd.                         1
    1,100 Credit Saison Co., Ltd.                    19
      800 CSK Corp.                                  16
   22,600 Dai Nippon Printing Co., Ltd.             204
   22,600 Daiei, Inc. (b)                            21
    3,000 Daiichi Pharmaceutical Co., Ltd.           58
    2,000 Daikin Kogyo Corp.                         30
    3,000 Dainippon Ink & Chemicals, Inc.             5
    4,200 Daito Trust Construction Co., Ltd.         57
   21,600 Daiwa House Co., Ltd.                     114
   30,000 Daiwa Securities Group, Ltd.              141
    3,000 Denki Kagaku Kogyo Kabushiki Kaisha,
           Ltd.                                       6
   13,600 Denso Corp.                               193
      111 East Japan Railway Co.                    481
   13,800 Ebara Corp.                                80
    4,000 Eisai Co., Ltd.                            91
    6,000 Fanuc Co., Ltd.                           254
    1,200 Fuji Machine Mfg. Co., Ltd.                14
   15,000 Fuji Photo Film Co., Ltd.                 478

                          Security
 Shares                  Description                 Value
--------- ----------------------------------------- --------
          Japan (continued)
          -----------------------------------------
      900 Fuji Soft ABC, Inc.                       $     29
        1 Fuji Television Network                          4
    2,000 Fujikura                                         7
   13,000 Fujitsu, Ltd.                                   79
   18,800 Furukawa Electric Co., Ltd.                     93
      300 Hirose Electric Co., Ltd.                       19
   22,000 Hitachi, Ltd.                                  138
   13,700 Honda Motor Co., Ltd.                          545
      900 Hoya Corp.                                      52
    1,000 Isetan Co., Ltd.                                 9
    9,000 Ishihara Sangyo Kaisha, Ltd. (b)                12
    6,000 Ishikawajima-Harima Heavy Industries
           Co., Ltd.                                       9
   11,000 Ito Yokado Co., Ltd.                           408
   27,000 Itochu Corp.                                    58
   16,000 Japan Airlines Co., Ltd.                        37
    8,000 Japan Energy Corp.                               9
       29 Japan Tobacco, Inc.                            155
    1,000 JGC Corp.                                        7
    8,000 Joyo Bank, Ltd.                                 21
    9,800 JUSCO, Ltd.                                    187
   41,400 Kajima Corp.                                   105
    1,000 Kamigumi Co., Ltd.                               4
    1,000 Kanebo, Ltd. (b)                                 1
    3,000 Kaneka Corp.                                    18
   31,700 Kansai Electric Power Co., Inc.                432
   20,000 Kao Corp.                                      368
   10,000 Kawasaki Heavy Industries, Ltd. (b)              9
    1,000 Kawasaki Kisen Kaisha, Ltd.                      1
   50,000 Kawasaki Steel Corp.                            52
    8,000 Keihin Electric Express Railway Co., Ltd.       29
      100 Keyence Corp.                                   16
    1,000 Kikkoman Corp.                                   5
    1,000 Kinden Corp.                                     4
   45,230 Kinki Nippon Railway Co., Ltd.                 138
   44,400 Kirin Brewery Co., Ltd.                        295
   36,400 Komatsu, Ltd.                                  111
    2,000 Konami Co., Ltd.                                50
    1,000 Konica Corp.                                     5
    1,000 Koyo Seiko Co., Ltd.                             4
   55,000 Kubota Corp.                                   143
    3,000 Kuraray Co., Ltd.                               16
    1,300 Kyocera Corp.                                   76
    4,200 Kyowa Hakko Kogyo Co., Ltd.                     19
   27,800 Marubeni Corp. (b)                              16
    7,000 Marui Co., Ltd.                                 76
   46,000 Matsushita Electric Industrial Co., Ltd.       591
    2,000 Meiji Seika Co., Ltd.                            7
      900 Meitec Corp.                                    21
    3,000 Minebea Co., Ltd.                               16

                                  - Continued -

                     Fifth Third International Equity Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                          Security
 Shares                  Description                  Value
 ------   ------------------------------------------ --------
          Japan (continued)
          ------------------------------------------
   43,000 Mitsubishi Chemical Corp.                  $     98
   29,000 Mitsubishi Corp.                                182
   60,800 Mitsubishi Electric Corp.                       213
   25,000 Mitsubishi Estate Co., Ltd.                     153
    1,000 Mitsubishi Gas Chemical Co., Inc.                 1
  108,000 Mitsubishi Heavy Industries, Ltd.               282
    1,000 Mitsubishi Logistics Corp.                        6
   23,200 Mitsubishi Materials Corp.                       35
    3,000 Mitsubishi Rayon Co., Ltd.                        8
       31 Mitsubishi Tokyo Financial Group, Inc. (b)      175
   29,800 Mitsui & Co., Ltd.                              148
   15,400 Mitsui Fudosan Co., Ltd.                        100
   21,360 Mitsui Marine & Fire Insurance Co., Ltd.         97
    3,000 Mitsui Mining & Smelting Co., Ltd.                9
   45,200 Mitsui Trust Holding Inc. (b)                    49
   18,600 Mitsukoshi, Ltd.                                 48
       48 Mizuho Holdings, Inc.                            83
    1,800 Murata Manufacturing Co., Ltd.                   99
      100 Namco, Ltd.                                       2
   11,200 NEC Corp.                                        88
   36,400 New Oji Paper Co.                               149
   14,600 NGK Insulators, Ltd.                             92
   11,000 NGK Spark Plug Co., Ltd.                         83
      600 Nidec Corp.                                      33
    2,000 Nikon Corp.                                      14
    3,300 Nintendo Co., Ltd.                              476
   25,600 Nippon Express Co., Ltd.                         89
    9,600 Nippon Meat Packers, Inc.                        89
   58,800 Nippon Oil Co., Ltd.                            232
   11,000 Nippon Sheet Glass Co., Ltd.                     32
  178,800 Nippon Steel Corp.                              249
      191 Nippon Telegraph and Telephone Corp.            577
       12 Nippon Unipac Holding                            53
   39,000 Nippon Yusen Kabushiki Kaisha                   121
    1,000 Nishimatsu Construction Co., Ltd.                 3
   30,600 Nissan Motors Co., Ltd.                         163
    1,000 Nisshin Flour Milling Co., Ltd.                   5
    3,000 Nisshinbo Industries, Inc.                       11
      900 Nissin Food Products Co., Ltd.                   17
    4,300 Nitto Denko Corp.                                96
   44,000 Nomura Securities Co., Ltd.                     483
   26,000 NSK, Ltd.                                        98
    9,000 NTN, Corp.                                       17
       23 NTT Data Corp.                                   70
       48 NTT DoCoMo, Inc.                                502
    9,000 Obayashi Corp.                                   24
    1,000 Olympus Optical Co., Ltd.                        14
    2,000 Omron Corp.                                      24

                      Security
 Shares              Description              Value
 ------   ---------------------------------- --------
          Japan (continued)
          ----------------------------------
    7,000 Onward Kashiyama Co., Ltd.         $     62
    2,400 Oriental Land Co., Ltd.                 135
    1,640 Orix Corp.                              131
   70,200 Osaka Gas Co., Ltd.                     156
    5,000 Pioneer Electronic Corp.                110
    3,000 Promise Co., Ltd.                       135
    3,000 Ricoh Co., Ltd.                          50
      800 Rohm Co., Ltd.                          105
   13,800 Sankyo Co., Ltd.                        206
    1,400 Sanrio Co., Ltd.                         10
   54,000 Sanyo Electric Co., Ltd.                207
    1,000 Sapporo Breweries, Ltd.                   2
    6,600 Secom Co., Ltd.                         299
    4,100 Sega Enterprises, Ltd. (b)               73
    8,000 Seiyu, Ltd. (b)                          17
    2,000 Sekisui Chemical Co., Ltd.                5
   22,600 Sekisui House, Ltd.                     155
    5,000 Seven-Eleven Japan Co., Ltd.            158
   21,200 Sharp Corp.                             217
      200 Shimamura Co., Ltd.                      11
    3,000 Shimano, Inc.                            37
   30,600 Shimizu Construction                     97
    4,800 Shin-Etsu Chemical Co.                  159
    4,000 Shionogi & Co., Ltd.                     57
   10,800 Shisiedo Co., Ltd.                       91
    6,000 Shizuoka Bank, Ltd.                      36
    4,000 Showa Denko KK (b)                        5
    5,000 Showa Shell Sekiyu KK                    27
    6,000 Skylark Co., Ltd.                       104
    1,900 SMC Corp.                               190
    1,000 Snow Brand Milk Products Co., Ltd.        1
    6,700 Softbank Corp.                           99
   17,700 Sony Corp.                              776
   37,600 Sumitomo Chemical Co., Ltd.             125
   20,200 Sumitomo Corp.                           93
   13,400 Sumitomo Electric Industries             83
   30,000 Sumitomo Metal Industry, Ltd. (b)         9
   12,600 Sumitomo Metal Mining Co., Ltd.          46
   32,000 Sumitomo Mitsui Banking Corp.           116
    1,000 Sumitomo Osaka Cement Co., Ltd.           1
    5,000 Taiheiyo Cement Corp.                     7
   42,400 Taisei Construction                      84
   11,800 Taisho Pharmaceutical Co.               174
    1,000 Taiyo Yuden Co., Ltd.                    13
    1,000 Taka Shi Maya Co., Ltd.                   5
    2,000 Takara Shuzo Co., Ltd.                   14
   15,400 Takeda Chemical Industries, Ltd.        611
    3,300 Takefuji Corp.                          196
    5,000 Takuma Co., Ltd.                         31
      500 TDK Corp.                                22
   20,400 Teijin, Ltd.                             66

                                  - Continued -

                     Fifth Third International Equity Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                         Security
 Shares                 Description                Value
--------- --------------------------------------- --------
          Japan (continued)
          ---------------------------------------
    1,000 Teikoku Oil Co., Ltd.                   $      4
    7,000 Terumo Corp.                                  79
    1,300 TIS, Inc.                                     25
   29,600 Tobu Railway Co., Ltd.                        69
    1,000 Toda Corp.                                     3
   12,800 Tohoku Electric Power Co., Ltd.              164
   30,000 Tokio Marine & Fire Insurance Co., Ltd.      212
    4,000 Tokyo Broadcasting System, Inc.               59
   41,900 Tokyo Electric Power Co., Inc.               824
    1,200 Tokyo Electronics, Ltd.                       61
   68,600 Tokyo Gas Co., Ltd.                          172
   27,400 Tokyu Corp.                                   76
   14,600 Toppan Printing Co., Ltd.                    114
   27,100 Toray Co.                                     64
   23,000 Toshiba Corp.                                 73
    3,000 Tosoh Corp.                                    7
    2,000 Tostem Corp.                                  25
   21,600 Toto, Ltd.                                    91
    6,000 Toyo Seikan Kaisha, Ltd.                      68
    4,000 Toyobo Co., Ltd.                               5
   63,000 Toyota Motor Corp.                         1,624
      400 Trans Cosmos, Inc.                             9
   40,400 Ube Industries, Ltd.                          38
        8 UJF Holdings, Inc. (b)                        15
      400 Uni-Charm Corp.                               10
      850 World Co., Ltd                                22
    1,000 Yamaha Corp.                                   7
   10,000 Yamanouchi Pharmaceutical Co., Ltd.          242
    3,000 Yamato Transport Co., Ltd.                    48
    1,000 Yamazaki Baking Co., Ltd.                      5
    2,000 Yokogawa Electric Corp.                       14
          --------------------------------------- --------
          Total                                     24,199
          --------------------------------------- --------
          Netherlands (6.5%):
          ---------------------------------------
   20,800 ABN AMRO Holding NV                          360
   20,773 Aegon NV                                     485
    2,859 Akzo NV                                      123
    3,597 ASML Holding NV (b)                           67
    1,925 Buhrmann NV                                   20
   10,353 Elsevier NV                                  121
    2,300 Eurocommercial Properties NV                  36
    4,404 Getronics NV                                  15
    2,212 Hagemeyer NV                                  38
   21,015 Heineken NV                                  809
   28,824 ING Groep NV                                 722
   14,837 Koninklijke Ahold NV                         381
   11,776 Koninklijke KNP NV (b)                        56
   29,930 Philips Electronics NV                       814
    5,440 Rodamco Cont Eurpope NV                      197
      900 Rodamco Europe NV (b)                         33

                        Security
 Shares                Description                Value
--------- -------------------------------------- --------
          Netherlands (continued)
          --------------------------------------
   67,493 Royal Dutch Petroleum                  $  3,335
   11,615 TNT Post Groep NV                           241
    3,483 Uni-Invest NV                                32
   34,922 Unilever NV                               1,957
    1,531 Vedior NV                                    17
    6,533 VIB                                         151
    4,637 Wolters Kluwer NV CVA                        96
          -------------------------------------- --------
          Total                                    10,106
          -------------------------------------- --------
          New Zealand (0.0%):
          --------------------------------------
   16,513 Carter Holt Harvey, Ltd.                     13
    5,838 Telecom Corp. of New Zealand, Ltd.           13
          -------------------------------------- --------
          Total                                        26
          -------------------------------------- --------
          Norway (0.1%):
          --------------------------------------
      400 Elkem SA                                      7
      600 Norske Skogindustrier AG                     10
    3,600 Orkla SA                                     62
          -------------------------------------- --------
          Total                                        79
          -------------------------------------- --------
          Portugal (0.5%):
          --------------------------------------
   23,744 Banco Commercial (b)                         83
    1,339 Banco Espir Santo E                          17
   18,588 BPI-SGPS SA                                  39
   29,000 Brisa Auto-Estradas                         121
  164,845 Electricidade de Portugal SA                333
    3,950 Jeronimo Martins, SGPS SA (b)                29
   12,829 Portugal Telecom SA (b)                      96
    8,200 Sonae                                         6
          -------------------------------------- --------
          Total                                       724
          -------------------------------------- --------
          Singapore (0.9%):
          --------------------------------------
   32,250 Capitaland, Ltd.                             37
    7,000 Chartered Semiconductor, Ltd. (b)            17
   17,000 City Developments, Ltd.                      65
    7,000 Cycle & Carriage, Ltd.                       15
   27,683 DBS Group Holdings, Ltd.                    224
    7,000 First Capital Corp., Ltd.                     5
    8,000 Fraser & Neave, Ltd.                         36
   21,000 Hotel & Properties                           15
   14,000 Keppel Corp., Ltd.                           30
   16,000 Neptune Orient Lines, Ltd. (b)                9
   26,058 Oversea--Chinese Banking Corp., Ltd.        184
   22,000 Parkway Holdings, Ltd.                       11
   45,802 Sembcorp Industries, Ltd.                    46
   30,000 Singapore Airlines, Ltd.                    212
    7,059 Singapore Press Holdings, Ltd.               90
   75,000 Singapore Technology Engineering, Ltd.       95
   93,000 Singapore Telecommunications, Ltd.           87
   21,352 United Overseas Bank, Ltd.                  174

                                  - Continued -

                     Fifth Third International Equity Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                       Security
 Shares               Description               Value
--------- ------------------------------------ --------
          Singapore (continued)
          ------------------------------------
   16,000 United Overseas Land, Ltd.           $     15
    1,000 Venture Manufacturing, Ltd.                 8
          ------------------------------------ --------
          Total                                   1,375
          ------------------------------------ --------
          Spain (3.2%):
          ------------------------------------
      556 Acerinox SA                                19
    9,518 Acesa Autopista                            86
    2,069 Actividad Construction                     53
    5,916 Altadis SA                                 95
      361 Azucarera Ebro                              3
   65,119 Banco Bilbao Vizcaya-Argentari            740
   68,429 Banco Santander Central Hispano SA        531
    6,426 Corporacion Mapfre                         43
   32,894 Endesa SA                                 477
   18,048 Gas Natural SDG SA                        323
    5,742 General De Aguas De Barcelona SA           64
    5,272 Grupo Dragados SA                          71
   31,734 Iberdrola SA                              377
       10 Inmobiliaria Colonial SA                  118
   12,760 Metrovacesa SA                            174
   38,876 Repsol SA                                 465
    3,294 Sol Melia SA                               24
   73,622 Telefonica SA (b)                         866
   73,622 Telefonica SA Bonus Rights Issue (b)       17
    7,635 Telepizza (b)                              10
   12,103 Union Electric Penosa SA                  188
   34,110 Vallehermoso SA                           218
          ------------------------------------ --------
          Total                                   4,962
          ------------------------------------ --------
          Sweden (1.5%):
          ------------------------------------
    3,100 Atlas Copco AB, Series A                   73
    1,700 Atlas Copco AB, Series B                   37
      286 Billerud AB (b)                             2
    4,760 Castellum International, Ltd.              51
    8,800 Electrolux AB, Series B                   134
   58,750 Ericsson LM, Series B                     255
      700 Gambro AB, Series A                         4
   22,000 Hennes & Mauritz AB, Series B             397
    3,300 JM AB, Series B                            73
    8,636 Nordea AB                                  42
   16,900 Nordic Baltic                              83
        2 OM Gruppen AB                              22
    6,800 Sandvik AB                                146
   11,200 Securitas AB, B Shares                    211
   12,400 Shanska AB, Series B                       79
   22,200 Skandia Forsakrings AB                    126
    7,300 Skandiaviska Enskil                        64
    2,100 SKF AB, Series B                           44
    2,764 Svenska Cellulosa AB, Series B             79
    9,800 Svenska Handelsbanken, Series A           140

                       Security
 Shares               Description               Value
--------- ------------------------------------ --------
          Sweden (continued)
          ------------------------------------
    1,200 Svenskt Stal AB, Series A            $     12
    7,700 Swedish Match AB                           44
      975 Tele2 AB (b)                               30
   17,001 Telia                                      66
    3,500 Trelleborg AB, Series B                    28
    1,200 Volvo AB, Series A                         17
    4,700 Volvo AB, Series B                         72
    8,900 WM-Data AB                                 20
          ------------------------------------ --------
          Total                                   2,351
          ------------------------------------ --------
          Switzerland (5.1%):
          ------------------------------------
   10,156 Abb, Ltd.                                  88
    3,030 Adecco SA, Registered                     159
   10,460 Credit Suisse Group (b)                   402
       23 George Fischer, Registered                  4
      139 Givaudan                                   44
      225 Holcim Ltd.                                48
      500 Kudelski SA (b)                            27
       14 Lonza AG                                    9
   11,840 Nestle                                  2,565
   53,880 Novartis AG, Registered                 1,845
    4,370 Roche Holding AG                          351
   14,200 Roche Holdings AG Genusscheine            944
       95 Societe Generale de Surveillance
           Holdings SA                               17
       71 Sulzer AG, Registered                      12
       72 Sulzer AG, Registered                       4
    3,040 Swiss Reinsurance                         275
      965 Swisscom AG                               278
      771 Syngenta (b)                               42
      700 The Swatch Group AG (b)                    12
      740 The Swatch Group AG, Series B (b)          58
   11,790 UBS AG                                    534
       59 Valora Holdings, AG, Registered             9
      873 Zurich Financial Services                 171
          ------------------------------------ --------
          Total                                   7,898
          ------------------------------------ --------
          Thailand (0.0%):
          ------------------------------------
    8,700 Cmic Finance & Securities PLC (b)           0#
   13,300 Finance One PLC (b)                         0#
   14,500 General Finance & Securities PLC (b)        0#
    9,100 Univest Land PLC (b)                        0#
          ------------------------------------ --------
          Total                                       0
          ------------------------------------ --------
          Total Common Stocks                   134,052
          ------------------------------------ --------
Preferred Stocks (0.2%):
          Australia (0.2%):
          ------------------------------------
   33,978 News Corp., Ltd.                          201
          ------------------------------------ --------
          Germany (0.0%):
          ------------------------------------
    1,250 Volkswagen AG                              39
          ------------------------------------ --------

                                  - Continued -

                     Fifth Third International Equity Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Shares or
Principal              Security
 Amount               Description              Value
---------- ---------------------------------- --------
           Italy (0.0%):
           ----------------------------------
       813 Fiat SpA                           $      8
           ---------------------------------- --------
           Total Preferred Stocks                  248
           ---------------------------------- --------
Corporate Bonds (0.0%):
           France (0.0%):
           ----------------------------------
       $40 Sodexho SA, 6.00%, 6/7/04                 5
           ---------------------------------- --------
           Total Corporate Bonds                     5
           ---------------------------------- --------
Warrants (0.0%):
           France (0.0%):
           ----------------------------------
       525 Simco Garanteed Value Certificates        3
           ---------------------------------- --------
           Total Warrants                            3
           ---------------------------------- --------
Repurchase Agreement (7.1%):
$   11,078 UBS Warburg Repo, 1.88%, 2/1/02      11,078
           ---------------------------------- --------
           Total Repurchase Agreement           11,078
           ---------------------------------- --------
           Total Investments
           (Cost $179,629) (a) - 93.7%         145,386
           Other assets in excess of
           liabilities - 6.3%                    9,711
           ---------------------------------- --------
           NET ASSETS - 100.0%                $155,097
           ---------------------------------- --------

(a) Cost for federal tax purposes differs from value by net unrealized depreciation of $34,243, which is composed of $8,128 appreciation and $42,371 depreciation at January 31, 2002.

(b) Non-income producing security.

 #  Value is less than $500.

   The International Equity Fund's investment concentration as a percentage of investments, by industry, as of January 31, 2002, was as follows:

Basic Materials .............  3.41%
Communications ..............  8.37%
Consumer, Cyclical ..........  6.10%
Consumer, Non-cyclical ...... 18.98%
Diversified .................   .28%
Energy ...................... 12.47%
Financial ................... 20.03%
Industrial ..................  5.55%
Other .......................  7.75%
Technology .................. 14.20%
Utilities ...................  2.86%

Open futures contracts as of January 31,2001: (Amounts in thousands except number of contracts)

                                      Unrealized
  # of        Opening      Notional Appreciation/  Market
Contracts  Contract Type    Amount  (Depreciation) Value
--------- ---------------- -------- -------------- -------
   10     Short DAX,
          3/15/02          $(1,164)      $ 59      $ 1,105
   19     Short Hang Seng,
          2/28/02           (1,315)         7       (1,308)
    5     Short TOPIX,
          3/11/02             (400)        41         (359)
   46     Long FTSE 100,
          3/15/02            3,422        (88)       3,334
   --                      -------       ----      -------
   80                      $   543       $ 19      $   562

Foreign Currency Contracts as of January 31, 2002:

                                                                      Unrealized
                                   Contract Amount  Contract Value  Appreciation
          Delivery Date            (Local Currency)   U.S Dollar   (Depreciation)
          -------------            ---------------- -------------- --------------
British Pounds Sterling
-----------------------
Long Contracts

             3/13/02                        835         $1,182         $  (5)
             3/13/02                      2,349          3,339           (19)
             3/13/02                      1,258          1,788           (10)
             3/13/02                      1,520          2,159           (17)
Short Contracts

             3/13/02                      3,607          5,128            30
Euro
----
Long Contracts

             3/13/02                      1,359          1,207           (40)
             3/13/02                      1,804          1,600           (50)
             3/13/02                      1,429          1,260           (30)
             3/13/02                      9,933          8,774          (223)
             3/13/02                      3,332          2,942           (73)
             3/13/02                      3,190          2,817           (76)
Short Contracts

             3/13/02                         32             28             1
             3/13/02                      7,702          6,794           164
             3/13/02                      1,906          1,687            50
             3/13/02                      8,340          7,364           198
             3/13/02                      4,219          3,800           175
             3/13/02                        100             90             4
Japanese Yen
------------
Long Contracts

             3/13/02                     50,284            401           (24)
             3/13/02                  1,202,877          9,585          (573)
             3/13/02                     46,670            356            (6)
             3/20/02                    728,423          5,555           (96)
Short Contracts

             3/20/02                    386,545          3,124           227
             3/13/02                    427,055          3,397           204
             3/13/02                    515,215          4,096           244
             3/13/02                    350,560          2,789           162
             3/13/02                     57,198            455            27
             3/20/02                    341,877          2,686           124
             3/20/02                    605,715          4,607            68

      (See Notes which are an integral part of the Financial Statements)

                       Fifth Third International GDP Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                          Security
 Shares                  Description                  Value
--------- ------------------------------------------ --------
Common Stocks (98.2%):
          Australia (4.6%):
          ------------------------------------------
   37,493 Amcor, Ltd.                                $    142
   80,900 AMP, Ltd.                                       794
   52,700 Au Mirvac Group                                 101
  106,800 Australia & New Zealand Banking Group,
           Ltd.                                           961
   26,533 Australian Gas & Light Co.                      132
  279,602 BHP, Ltd.                                     1,584
   84,304 Brambles Industries, Ltd.                       417
   45,262 Coca-Cola Amatil, Ltd.                          146
   73,436 Coles Myer, Ltd. (b)                            318
   91,025 Commonwealth Bank of Australia                1,510
   13,100 CSL, Ltd.                                       314
   91,818 CSR, Ltd.                                       324
  170,436 Foster's Brewing Group, Ltd.                    420
  117,125 General Property Trust                          166
  120,200 Insurance Australia Group                       204
   29,772 Lend Lease Corp., Ltd.                          202
   15,500 Macquarie Bank, Ltd.                            292
  112,200 Macquarie Infrastructure Group                  192
   67,900 Mayne Nickless, Ltd.                            234
  112,114 National Australia Bank, Ltd.                 1,965
  107,453 News Corp., Ltd.                                746
  153,700 Normandy Mining, Ltd.                           164
   28,436 Onesteel, Ltd.                                   19
    9,800 Publishing and Broadcasting                      48
   34,020 QBE Insurance Group, Ltd.                       131
   22,473 Rio Tinto, Ltd.                                 436
   53,200 Santos, Ltd.                                    159
   54,900 Southcorp Holdings, Ltd.                        194
   31,280 Stockland Trust Group                            67
   28,100 Suncorp Metway, Ltd.                            212
   31,137 TABCORP Holdings, Ltd.                          159
  188,200 Telstra Corp., Ltd.                             524
   25,800 Westfarmers, Ltd.                               400
  138,173 Westfield Trust                                 235
  153,639 Westpac                                       1,230
   97,071 WMC, Ltd.                                       472
   38,300 Woodside Petroleum, Ltd.                        255
   75,531 Woolworths, Ltd.                                453
          ------------------------------------------ --------
          Total                                        16,322
          ------------------------------------------ --------
          Austria (0.3%):
          ------------------------------------------
      800 Boehler-Uddeholm AG                              30
    2,600 Ersete Bank Der Oesterreichischen
           Sparkassen AG                                  131
    1,500 Flughafen Wein AG                                42
      900 Mayr-Melnhof Karton AG                           47
      969 Oesterreichische Elektrizitaetswirtschafts
           AG                                              76
    1,640 OMV AG                                          137

                   Security
 Shares           Description           Value
--------- ---------------------------- --------
          Austria (continued)
          ----------------------------
      175 RHI AG                       $      1
   14,200 Telekom Austria AG (b)            117
    1,100 VA Technologie AG                  25
   46,700 Westfield Holdings, Ltd.          422
   10,264 Wienerberger Baust                147
          ---------------------------- --------
          Total                           1,175
          ---------------------------- --------
          Belgium (1.6%):
          ----------------------------
   17,500 Agfa Gevaert NV                   199
    1,800 Bekaert SA                         66
    4,900 Colrayt                           196
      600 D'Ieteren NV                       95
    6,500 Delhaize-Le Lion SA               309
   43,000 Dexia                             611
    3,000 Electrabel SA                     601
   74,000 Fortis Group                    1,707
    7,100 Groupe Bruxelles Lambert SA       384
   18,200 Interbrew Co.                     470
   11,520 KBC Bancassurance Holding SA      370
    5,410 Solvay SA                         340
    8,800 UCB Cap NPV Ord                   362
    3,200 Union Miniere SA                  129
          ---------------------------- --------
          Total                           5,839
          ---------------------------- --------
          Denmark (1.1%):
          ----------------------------
    6,700 Carlsberg AS                      280
       29 D/S 1912, Class B                 215
       19 D/S Svendborg AS, Class B         187
    5,600 Danisco AS                        198
   60,070 Danske Bank                       916
    1,900 Falck AS                          207
    3,400 ISS AS (b)                        159
   23,630 Novo Nordisk AS-B                 846
   12,646 Novozymes AS                      240
   16,900 TDC AS                            545
    4,100 Vestas Wind Systems AS             88
    6,100 William Demant Holdings (b)       148
          ---------------------------- --------
          Total                           4,029
          ---------------------------- --------
          Finland (2.2%):
          ----------------------------
  275,100 Nokia Oyj                       6,331
   23,000 Sampo Insurance Co.               180
   31,200 Sonera Oyj                        148
   30,000 Stora Enso Oyj, R Shares          381
    4,200 TietoEnator Oyj                    98
   16,800 UPM-Kym'mene Oyj                  574
          ---------------------------- --------
          Total                           7,712
          ---------------------------- --------
          France (13.3%):
          ----------------------------
   16,450 Accor SA                          581
   87,785 Alcatel                         1,330

                                  - Continued -

                      Fifth Third International GDP Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                        Security
 Shares                Description               Value
--------- ------------------------------------- --------
          France (continued)
          -------------------------------------
   16,000 Alstom                                $    176
    2,500 Altran Technologies SA                     111
    2,000 Atos SA (b)                                148
   56,914 Aventis SA                               3,952
  116,900 AXA SA                                   2,160
   34,005 Banque Nationale de Paris                3,162
    3,500 BIC                                        119
   14,060 Bouygues                                   417
    8,800 Cap Gemini                                 595
   42,436 Carrefour SA                             2,082
    3,300 Casino Guichard-Perrachon                  228
    6,000 Castorama Dubois Investisse                298
      541 Club Mediterranee SA                        22
    6,133 Compagnie de Saint Gobain                  874
    3,600 Dassault Systems SA                        166
    7,000 Essilor International                      214
   26,000 European Aeronautic Defence And Space
           Company                                   291
   29,500 France Telecom SA                          944
   10,942 Groupe Danone                            1,262
    1,195 Imerys SA                                  120
    7,555 L'Air Liquide SA                         1,031
   28,900 L'Oreal SA                               1,961
    9,821 Lafarge SA                                 834
    9,306 Lagardere Group SCA                        358
   20,500 LVMH Moet-Hennessy Louis Vuitton           824
    9,801 Michelin Class B, Registered Shares        347
    5,800 Pechiney SA--A Shares                      309
    5,400 Pernod Ricard                              397
   17,172 Peugeot SA                                 678
    6,085 Pinault Printemps                          627
    9,300 Publicis Groupe                            229
   11,200 Renault SA                                 428
    2,582 Sagem SA                                   157
   31,192 Sanofi-Synthelabo                        2,089
   11,200 Schneider Electric SA                      506
   17,788 Societe Generale--A                      1,047
   11,360 Sodexho SA                                 454
   47,200 STMicroelectronics NV                    1,461
   75,000 Suez SA                                  2,131
    1,676 Technip-Coflexip SA                        201
    5,325 Thales SA                                  174
    8,000 Thomson Multimedia (b)                     239
   54,123 Total Fina                               7,590
    6,000 TV Francaise                               140
    3,300 Unibail Union Credit                       161
   14,600 Usinor Sacilor SA                          162
    5,645 Valeo SA                                   233
    5,280 Vinci                                      315
   74,093 Vivendi Universal                        3,171
          ------------------------------------- --------
          Total                                   47,506
          ------------------------------------- --------

                         Security
 Shares                 Description                Value
--------- --------------------------------------- --------
          Germany (13.1%):
          ---------------------------------------
    3,400 Adidas AG                               $    230
   16,886 Allianz AG                                 3,787
    8,600 Altana AG                                    429
   55,380 BASF AG                                    2,145
   75,040 Bayer AG                                   2,390
   40,653 Bayerische Vereinsbank AG                  1,246
    4,160 Beiersdorf AG                                482
    6,000 Buderus AG                                   135
    9,570 Continental AG                               140
   83,087 DaimlerChrysler AG                         3,362
   52,260 Deutsche Bank AG                           3,226
    4,000 Deutsche Boerse AG                           141
   28,680 Deutsche Lufthansa AG                        421
   40,500 Deutsche Post AG                             524
  217,100 Deutsche Telecom AG                        3,189
    1,630 Douglas Holdings AG                           41
    4,500 Epcos AG                                     177
    4,300 Fresenius Medical Care AG                    240
    3,200 Gehe AG                                      129
    5,352 Heidelberger Zement AG                       256
   25,000 Infineon Technologies AG                     533
    6,000 Kamps AG                                      54
    5,510 Karstadt AG                                  206
   12,160 Linde AG                                     518
    8,610 MAN AG                                       198
    6,500 Marschollek Lautenschlaeger and Partner
           AG                                          386
    6,100 Merck KGAA                                   185
   17,173 Metro AG                                     559
    9,761 Muenchener Rueckver AG                     2,305
      980 Porsche AG                                   397
   17,940 Preussag AG                                  520
   43,050 RWE AG                                     1,612
   25,709 SAP AG                                     3,586
   22,700 Schering AG                                1,259
   97,055 Siemens AG                                 5,754
    2,000 Software AG-REG                               63
   38,640 Thyssen Krupp AG                             547
   73,982 VEBA AG                                    3,758
   26,870 Volkswagen AG                              1,284
   18,000 WCM Beteiligungs & Grund (b)                 175
          --------------------------------------- --------
          Total                                     46,589
          --------------------------------------- --------
          Great Britain (15.9%):
          ---------------------------------------
   50,000 Arm Holdings PLC (b)                         230
   75,220 Barclays PLC                               2,373
   50,000 BG Group PLC                                 202
1,152,046 BP Amoco PLC                               8,913
   83,700 British American Tobacco PLC                 732
  375,088 BT Group PLC (b)                           1,189
   80,000 Cable & Wireless PLC                         303

                                  - Continued -

                      Fifth Third International GDP Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                         Security
 Shares                 Description                Value
--------- --------------------------------------- --------
          Great Britain (continued)
          ---------------------------------------
  115,341 Commercial Union PLC                    $  1,347
   84,573 Compass Group PLC                            620
  154,812 Diageo PLC                                 1,800
  292,871 Glaxosmithkline PLC                        6,987
  176,610 HBOS PLC                                   2,100
  429,364 HSBC Holdings PLC                          4,809
  227,906 Lloyds TSB Group PLC                       2,437
  102,133 Prudential Corp. PLC                       1,079
   46,300 Rio Tinto PLC                                907
  158,277 Royal Bank of Scotland Coupons (b)           177
  113,277 Royal Bank of Scotland Group PLC           2,854
  370,000 Shell Transportation & Trading Co. PLC     2,509
  357,443 Tesco PLC                                  1,185
  152,810 Unilever PLC                               1,226
3,619,618 Vodaphone Airtouch PLC                     7,788
  101,632 Zeneca PLC                                 4,658
          --------------------------------------- --------
          Total                                     56,425
          --------------------------------------- --------
          Greece (0.2%):
          ---------------------------------------
    4,000 Alpha Credit Bank SA                          67
    7,100 Hellenic Bottling Co., SA                     97
    6,900 Hellenic Petroleum SA                         41
   18,900 Hellenic Telecommunication Organization      298
    8,000 National Bank of Greece SA                   184
    1,300 Papastratos Cigarette Co.                     17
          --------------------------------------- --------
          Total                                        704
          --------------------------------------- --------
          Hong Kong (1.3%):
          ---------------------------------------
   93,000 Cheung Kong Holdings, Ltd.                   891
  148,080 CLP Holdings, Ltd.                           571
   52,700 Hang Seng Bank, Ltd.                         576
  237,000 Hong Kong & China Gas Co., Ltd.              298
   95,500 Hong Kong Electric Holdings Ltd.             344
  131,900 Hutchison Whampoa, Ltd.                    1,222
   82,136 Sun Hung Kai Properties, Ltd.                661
   28,000 Swire Pacific, Ltd.                          151
      500 Wharf Holdings, Ltd.                           1
          --------------------------------------- --------
          Total                                      4,715
          --------------------------------------- --------
          Ireland (0.7%):
          ---------------------------------------
   60,779 Allied Irish Banks PLC                       699
    1,500 Carbon AG (b)                                 31
   28,419 CRH PLC                                      437
    5,900 DCC PLC                                       57
   20,500 Elan Corp. (b)                               569
    8,123 Greencore Group PLC                           22
   35,796 Independent News and Media PLC                60
    1,500 Iona Technologies PLC (b)                     32
   13,527 Irish Life & Permanent PLC                   144
    4,100 Jurys Hotel Group PLC                         34

                      Security
 Shares              Description              Value
--------- ---------------------------------- --------
          Ireland (continued)
          ----------------------------------
   11,900 Kerry Group PLC--A                 $    156
   29,200 Ryanair Holdings PLC (b)                175
   59,200 Smurfit (Jefferson) Group               126
   51,200 Waterford Wedgewood                      34
          ---------------------------------- --------
          Total                                 2,576
          ---------------------------------- --------
          Italy (7.0%):
          ----------------------------------
  103,900 Alitalia SpA (b)                         83
   42,600 Alleanza Assicurazioni SpA              420
   22,800 Arnoldo Mondadori Editore SpA           135
  108,363 Assicurazioni Generali                2,822
   17,100 Autogrill SpA                           172
   77,500 Autostrade SpA                          548
   93,580 Banc Monte dei Paschi di Seina SpA      241
   88,000 Banca Di Roma SpA (b)                   201
   31,700 Banca Fideuram SpA                      240
  409,899 Banca Intesa SpA                      1,073
   65,650 Banca Intesa SpA                        123
  203,000 Banca Nazionale Lavoro Ord.             460
   17,100 Banca Popolare di Milano                 65
   11,572 Benetton Group SpA                      127
  148,400 Bipop-Carire SpA                        222
   21,300 Bulgari SpA                             151
  403,500 Credito Italiano                      1,546
    1,400 E. Biscom SpA (b)                        58
  351,350 Enel SpA (b)                          1,990
  281,700 ENI SpA                               3,663
   24,553 Fiat SpA                                363
    5,000 Gruppo Editorale L'Espresso              14
   11,900 Italcementi SpA                          90
   23,400 Italgas SpA                             220
   15,000 Luxottica Group SpA                     246
   78,800 Mediaset SpA                            571
   56,770 Mediobanca SpA                          601
   40,000 Mediolanum SpA                          317
   53,300 Parmalat Finanziaria SpA                160
  120,700 Pirelli SpA                             205
   47,642 RAS SpA                                 531
   20,100 Rinascente                               72
   98,112 San Paolo IMI SpA                       948
  608,900 Seat Pagine Gialle SpA (b)              409
   48,600 Snia SpA                                 81
  310,000 Telecom Italia                        2,474
  458,920 Telecom Italia Mobile SpA             2,276
  182,500 Telecom Italia SpA-RNC                  919
    8,800 Tiscali SpA (b)                          73
          ---------------------------------- --------
          Total                                24,910
          ---------------------------------- --------
          Japan (20.6%):
          ----------------------------------
    5,000 Acom Co., Ltd.                          299
    5,600 Advantest                               303

                                  - Continued -

                      Fifth Third International GDP Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                      Security
 Shares              Description              Value
--------- ---------------------------------- --------
          Japan (continued)
          ----------------------------------
   46,000 Ajinomoto Co., Inc.                $    405
   13,000 Alps Electric Co., Ltd.                 106
   24,000 Amada Co., Ltd.                         111
  194,000 Asahi Bank, Ltd.                        116
   35,000 Asahi Breweries, Ltd.                   283
  100,000 Asahi Chemical Industry Co., Ltd.       284
   55,000 Asahi Glass Co., Ltd.                   260
   44,000 Ashikaga Bank, Ltd. (b)                  44
   79,000 Bank of Yokohama, Ltd.                  266
   10,000 Banyu Pharmaceutical Co., Ltd.          128
    5,000 Benesse Corp.                           114
   60,000 Bridgestone Corp.                       650
   62,000 Canon, Inc.                           2,035
   18,000 Casio Computer Co., Ltd.                 63
       66 Central Japan Railway Co.               365
   43,000 Chubu Electric Power Company, Inc.      688
   18,000 Chugai Pharmaceutical Co., Ltd.         187
   22,000 Citizen Watch Co., Ltd.                 110
   12,300 Credit Saison Co., Ltd.                 216
    4,000 CSK Corp.                                78
   53,000 Dai Nippon Printing Co., Ltd.           478
   27,000 Daicel Chemical Industries, Ltd.         69
   19,000 Daiichi Pharmaceutical Co., Ltd.        366
   11,000 Daikin Kogyo Corp.                      167
   55,000 Dainippon Ink & Chemicals, Inc.          85
  142,000 Daiwa Bank Hldgs Inc NPV (b)             82
   37,000 Daiwa House Co., Ltd.                   194
   92,000 Daiwa Securities Group, Ltd.            431
   37,000 Denso Corp.                             526
      200 East Japan Railway Co.                  867
   21,000 Ebara Corp.                             122
   21,000 Eisai Co., Ltd.                         477
    7,800 Fanuc Co., Ltd.                         331
    2,000 Fast Retailing Co., Ltd.                 95
   31,000 Fuji Photo Film Co., Ltd.               987
    2,000 Fuji Soft ABC, Inc.                      65
       33 Fuji Television Network                 129
   26,000 Fujikura                                 95
   16,000 Fujisawa Pharmaceutical Co.             319
  113,000 Fujitsu, Ltd.                           688
   46,000 Furukawa Electric Co., Ltd.             228
   36,000 Gunma Bank, Ltd.                        156
    3,000 Hirose Electric Co., Ltd.               187
  176,000 Hitachi, Ltd.                         1,104
   48,000 Hokuriku Bank, Ltd. (b)                  50
   42,000 Honda Motor Co., Ltd.                 1,670
    8,000 Hoya Corp.                              460
   19,000 Ito Yokado Co., Ltd.                    704
   99,000 Itochu Corp.                            212
   42,000 Japan Airlines Co., Ltd.                 96
   61,000 Japan Energy Corp.                       66

                          Security
 Shares                  Description                  Value
--------- ------------------------------------------ --------
          Japan (continued)
          ------------------------------------------
       51 Japan Tobacco, Inc.                        $    272
   61,000 Joyo Bank, Ltd.                                 159
   15,000 JUSCO, Ltd.                                     286
   67,000 Kajima Corp.                                    170
   17,000 Kamigumi Co., Ltd.                               62
   25,000 Kaneka Corp.                                    149
   48,800 Kansai Electric Power Co., Inc.                 664
   43,000 Kao Corp.                                       791
    3,000 Katokichi Co., Ltd.                              48
   96,000 Kawasaki Heavy Industries, Ltd. (b)              85
  224,000 Kawasaki Steel Corp.                            231
   11,000 Kikkoman Corp.                                   57
   19,000 Kinden Corp.                                     74
  115,360 Kinki Nippon Railway Co., Ltd.                  352
   69,000 Kirin Brewery Co., Ltd.                         459
    8,000 Kokuyo Co., Ltd.                                 64
   67,000 Komatsu, Ltd.                                   204
    8,000 Konami Co., Ltd.                                199
   25,000 Konica Corp.                                    136
   65,000 Kubota Corp.                                    170
   23,000 Kuraray Co., Ltd.                               124
   10,000 Kurita Water Industries, Ltd.                   111
   12,400 Kyocera Corp.                                   723
   31,000 Kyowa Hakko Kogyo Co., Ltd.                     141
   28,000 Kyushu Electric Power Co., Inc.                 387
    3,000 Lawson, Inc.                                     67
   12,000 Makita Corp.                                     61
   93,000 Marubeni Corp. (b)                               55
   26,000 Marui Co., Ltd.                                 282
  103,000 Matsushita Electric Industrial Co., Ltd.      1,324
   28,000 Meiji Seika Co., Ltd.                            97
    3,000 Meitec Corp.                                     69
   28,000 Minebea Co., Ltd.                               147
  150,000 Mitsubishi Chemical Corp.                       341
   75,000 Mitsubishi Corp.                                471
  148,000 Mitsubishi Electric Corp.                       519
   60,000 Mitsubishi Estate Co., Ltd.                     368
  232,000 Mitsubishi Heavy Industries, Ltd.               605
   10,000 Mitsubishi Logistics Corp.                       61
   80,000 Mitsubishi Materials Corp.                      122
    6,000 Mitsubishi Rayon Co., Ltd.                       17
      154 Mitsubishi Tokyo Financial Group, Inc. (b)      870
   87,000 Mitsui & Co., Ltd.                              432
   57,000 Mitsui Fudosan Co., Ltd.                        371
  104,230 Mitsui Marine & Fire Insurance Co., Ltd.        474
   39,000 Mitsui Mining & Smelting Co., Ltd.              115
   29,700 Mitsui Trust Holding Inc. (b)                    32
   34,000 Mitsukoshi, Ltd.                                 87
      330 Mizuho Holdings, Inc.                           572

                                  - Continued -

                      Fifth Third International GDP Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                       Security
 Shares               Description               Value
--------- ------------------------------------ --------
          Japan (continued)
          ------------------------------------
   16,000 Murata Manufacturing Co., Ltd.       $    877
    4,000 Namco, Ltd.                                69
  101,000 NEC Corp.                                 793
   52,000 New Oji Paper Co.                         212
   24,000 NGK Insulators, Ltd.                      151
   16,000 NGK Spark Plug Co., Ltd.                  121
    4,000 Nidec Corp.                               218
   26,000 Nikon Corp.                               180
    6,700 Nintendo Co., Ltd.                        966
   10,000 Nippon Comsys Corp.                        49
   75,000 Nippon Express Co., Ltd.                  260
   17,000 Nippon Meat Packers, Inc.                 158
  101,800 Nippon Oil Co., Ltd.                      401
   31,000 Nippon Sheet Glass Co., Ltd.               89
  467,000 Nippon Steel Corp.                        649
      235 Nippon Telegraph and Telephone Corp.      710
       66 Nippon Unipac Holding                     292
   84,000 Nippon Yusen Kabushiki Kaisha             261
  183,000 Nissan Motors Co., Ltd.                   975
   12,000 Nisshin Flour Milling Co., Ltd.            63
   10,000 Nissin Food Products Co., Ltd.            193
   12,000 Nitto Denko Corp.                         267
   96,000 Nomura Securities Co., Ltd.             1,053
   39,000 NSK, Ltd.                                 147
      260 NTT DoCoMo, Inc.                        2,722
   51,000 Obayashi Corp.                            136
   19,000 Olympus Optical Co., Ltd.                 262
   19,000 Omron Corp.                               231
   13,000 Onward Kashiyama Co., Ltd.                114
    3,000 Oriental Land Co., Ltd.                   169
    6,000 Orix Corp.                                478
  170,000 Osaka Gas Co., Ltd.                       377
   13,000 Pioneer Electronic Corp.                  286
    5,000 Promise Co., Ltd.                         224
    7,000 Q.P. Corporation                           55
    6,600 Rohm Co., Ltd.                            863
   22,000 Sankyo Co., Ltd.                          328
  105,000 Sanyo Electric Co., Ltd.                  402
   15,000 Secom Co., Ltd.                           679
    8,700 Sega Enterprises, Ltd. (b)                156
   39,000 Sekisui Chemical Co., Ltd.                103
   35,000 Sekisui House, Ltd.                       241
   27,000 Seven-Eleven Japan Co., Ltd.              856
   59,000 Sharp Corp.                               603
    2,000 Shimamura Co., Ltd.                       113
    5,000 Shimano, Inc.                              62
   55,000 Shimizu Construction                      175
   30,000 Shin-Etsu Chemical Co.                    991
   19,000 Shionogi & Co., Ltd.                      270
   30,000 Shisiedo Co., Ltd.                        253

                         Security
 Shares                 Description                Value
--------- --------------------------------------- --------
          Japan (continued)
          ---------------------------------------
   55,000 Shizuoka Bank, Ltd.                     $    334
   72,000 Showa Denko KK (b)                            85
    7,000 Skylark Co., Ltd.                            121
    3,000 SMC Corp.                                    301
   18,000 Softbank Corp.                               267
   58,400 Sony Corp.                                 2,563
  113,000 Sumitomo Chemical Co., Ltd.                  376
   47,000 Sumitomo Corp.                               217
   52,000 Sumitomo Electric Industries                 323
  250,000 Sumitomo Metal Industry, Ltd. (b)             78
   41,000 Sumitomo Metal Mining Co., Ltd.              149
  142,400 Sumitomo Mitsui Banking Corp.                515
   66,400 Taiheiyo Cement Corp.                         89
   12,000 Taisho Pharmaceutical Co.                    177
    9,000 Taiyo Yuden Co., Ltd.                        120
   22,000 Taka Shi Maya Co., Ltd.                      113
   16,000 Takara Shuzo Co., Ltd.                       111
   55,000 Takeda Chemical Industries, Ltd.           2,183
    5,000 Takefuji Corp.                               297
   63,000 Teijin, Ltd.                                 203
   15,000 Terumo Corp.                                 169
   27,000 The 77 Bank, Ltd.                            109
   44,000 The Bank of Fukuoka, Ltd.                    131
    3,000 TIS, Inc.                                     57
   60,000 Tobu Railway Co., Ltd.                       139
    1,700 Toho Co.                                     173
   35,500 Tohoku Electric Power Co., Ltd.              454
   75,000 Tokio Marine & Fire Insurance Co., Ltd.      529
    2,000 Tokyo Broadcasting System, Inc.               30
   81,900 Tokyo Electric Power Co., Inc.             1,613
   13,000 Tokyo Electronics, Ltd.                      666
  193,000 Tokyo Gas Co., Ltd.                          483
   76,000 Tokyu Corp.                                  210
   21,000 Tonengeneral Sekiyu K.K.                     146
   49,000 Toppan Printing Co., Ltd.                    383
   97,000 Toray Co.                                    228
  195,000 Toshiba Corp.                                621
   39,000 Tosoh Corp.                                   90
   14,000 Tostem Corp.                                 174
   26,000 Toto, Ltd.                                   109
   10,000 Toyo Seikan Kaisha, Ltd.                     113
  143,000 Toyota Motor Corp.                         3,689
       96 UJF Holdings, Inc. (b)                       181
    5,000 Uni-Charm Corp.                              124
   14,000 UNY Co., Ltd.                                123
   12,000 Wacoal Corp.                                  90
   10,000 Yakult Honsha Co., Ltd.                       84
   15,000 Yamaha Corp.                                 108
   23,000 Yamanouchi Pharmaceutical Co., Ltd.          557
   26,000 Yamato Transport Co., Ltd.                   414

                                  - Continued -

                      Fifth Third International GDP Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                       Security
 Shares               Description               Value
--------- ------------------------------------ --------
          Japan (continued)
          ------------------------------------
   16,000 Yamazaki Baking Co., Ltd.            $     78
   18,000 Yokogawa Electric Corp.                   123
          ------------------------------------ --------
          Total                                  73,417
          ------------------------------------ --------
          Netherlands (3.1%):
          ------------------------------------
   54,935 ABN AMRO Holding NV                       952
   39,470 Aegon NV                                  921
   64,650 ING Groep NV                            1,620
   26,795 Koninklijke Ahold NV                      687
   51,154 Philips Electronics NV                  1,391
   12,800 Qiagen (b)                                246
   81,900 Royal Dutch Petroleum                   4,047
   22,770 Unilever NV                             1,276
          ------------------------------------ --------
          Total                                  11,140
          ------------------------------------ --------
          New Zealand (0.3%):
          ------------------------------------
   31,800 Auckland International Airport, Ltd.       51
  130,281 Carter Holt Harvey, Ltd.                  104
   43,700 Contact Energy, Ltd.                       68
    7,755 Fisher & Paykel Appliance (b)              32
    7,444 Fisher & Paykel Industries, Ltd.           46
   43,500 Fletcher Building, Ltd.                    53
   19,000 Independent Newspapers (b)                 31
   25,200 Sky City, Ltd. (b)                         63
  187,265 Telecom Corp. of New Zealand, Ltd.        424
   26,900 The Warehouse Group, Ltd.                  75
   12,100 Tower, Ltd.                                27
          ------------------------------------ --------
          Total                                     974
          ------------------------------------ --------
          Norway (0.8%):
          ------------------------------------
    6,200 Bergesen Dy ASA, Class A                  102
   83,500 Den Norske Bank ASA                       376
   10,850 Elkem SA                                  200
    8,100 Frontline, Ltd.                            77
    8,000 Merkantildata ASA (b)                       8
   16,550 Norsk Hydro ASA                           694
   14,800 Norske Skogindustrier AG                  254
   20,300 Orkla SA                                  343
    9,700 Petroleum Geo-Services ASA (b)             71
    9,400 Schibsted ASA                              91
   49,600 Storebrand ASA                            286
   48,800 Telenor ASA                               190
    9,900 Tomra Systems ASA                          65
          ------------------------------------ --------
          Total                                   2,757
          ------------------------------------ --------
          Portugal (0.7%):
          ------------------------------------
  179,743 Banco Commercial (b)                      628
   19,200 Banco Espir Santo E                       240
   80,200 BPI-SGPS SA                               170
   37,000 Brisa Auto-Estradas                       155
    6,600 Cimpor-Cimentos de Portugal SA            116

                        Security
 Shares                Description                Value
--------- -------------------------------------- --------
          Portugal (continued)
          --------------------------------------
  253,400 Electricidade de Portugal SA           $    513
   90,700 Portugal Telecom SA (b)                     676
  125,400 Sonae                                        87
          -------------------------------------- --------
          Total                                     2,585
          -------------------------------------- --------
          Singapore (1.0%):
          --------------------------------------
  115,000 Capitaland, Ltd.                            133
   90,000 Chartered Semiconductor, Ltd. (b)           223
   27,600 City Developments, Ltd.                     106
    9,000 Creative Technology, Ltd.                   137
   65,987 DBS Group Holdings, Ltd.                    531
   29,600 Haw Par Brothers International               67
   47,000 Keppel Corp., Ltd.                          102
   68,959 Oversea--Chinese Banking Corp., Ltd.        484
   33,000 Singapore Airlines, Ltd.                    232
   31,472 Singapore Press Holdings, Ltd.              403
  125,000 Singapore Technology Engineering, Ltd.      159
  344,000 Singapore Telecommunications, Ltd.          322
   63,921 United Overseas Bank, Ltd.                  519
   15,000 Venture Manufacturing, Ltd.                 126
          -------------------------------------- --------
          Total                                     3,544
          -------------------------------------- --------
          Spain (4.1%):
          --------------------------------------
    3,900 Acerinox SA                                 130
   10,263 Acesa Autopista                              93
    3,300 Actividad Construction                       84
   24,600 Altadis SA                                  396
  239,523 Banco Bilbao Vizcaya-Argentari            2,722
  323,920 Banco Santander Central Hispano SA        2,515
   14,100 Corporacion Mapfre                           95
   84,180 Endesa SA                                 1,221
    3,500 Fomento de Construcciones y Contratas
           SA                                          73
   11,400 Gas Natural SDG SA                          204
    4,900 General De Aguas De Barcelona SA             55
   11,700 Grupo Dragados SA                           158
   60,424 Iberdrola SA                                718
    4,268 Metrovacesa SA                               58
   72,194 Repsol SA                                   864
   13,200 Sol Melia SA                                 97
  377,761 Telefonica SA (b)                         4,439
  377,761 Telefonica SA Bonus Rights Issue (b)         88
   14,400 Telepizza (b)                                19
   20,466 Union Electric Penosa SA                    319
    8,683 Vallehermoso SA                              55
    8,000 Zeltia SA (b)                                62
          -------------------------------------- --------
          Total                                    14,465
          -------------------------------------- --------

                                  - Continued -

                      Fifth Third International GDP Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                      Security
 Shares              Description                  Value
--------- -----------------------------------    --------
          Sweden (2.3%):
          ----------------------------------
   17,800 Assa Abloy AB, Class B                 $    238
   11,100 Atlas Copco AB, Series A                    260
   22,900 Electrolux AB, Series B                     348
  499,400 Ericsson LM, Series B                     2,167
   16,000 Gambro AB, Series A                          94
   32,100 Hennes & Mauritz AB, Series B               579
    4,500 Modern Times Group AB, Class B(b)           104
  150,800 Nordic Baltic                               743
    5,400 Om Gruppen AB                                59
   16,700 Sandvik AB                                  358
   20,900 Securitas AB, B Shares                      393
   35,600 Shanska AB, Series B                        226
   58,700 Skandia Forsakrings AB                      334
   37,100 Skandiaviska Enskil                         328
   14,000 Svenska Cellulosa AB, Series B              401
   37,300 Svenska Handelsbanken, Series A             533
    6,200 Tele2 AB (b)                                188
   63,500 Telia                                       247
    8,800 Volvo AB, Series A                          128
   23,600 Volvo AB, Series B                          362
   29,000 WM-Data AB                                   65
          -----------------------------------    --------
          Total                                     8,155
          -----------------------------------    --------
          Switzerland (4.0%):
          -----------------------------------
   42,392 Abb, Ltd.                                   365
   41,680 Credit Suisse Group (b)                   1,601
   14,170 Nestle                                    3,071
  102,860 Novartis AG, Registered                   3,524
   25,500 Roche Holdings AG Genusscheine            1,694
   10,100 Swiss Reinsurance                           914
    1,000 Swisscom AG                                 289
   45,052 UBS AG                                    2,040
    2,939 Zurich Financial Services                   574
          -----------------------------------    --------
          Total                                    14,072
          -----------------------------------    --------
          Total Common Stocks                     349,611
          -----------------------------------    --------
Preferred Stocks (0.3%):
          Australia (0.3%):
          -----------------------------------
  133,029 News Corp., Ltd.                            784
          -----------------------------------    --------
          Germany (0.0%):
          -----------------------------------
    3,480 Man AG Vorzugsaktien                         62
          -----------------------------------    --------

 Shares         Security Description              Value
--------- -----------------------------------    --------
          Italy (0.0%):
          -----------------------------------
    9,082 Fiat SpA                               $     94
          -----------------------------------    --------
          New Zealand (0.0%):
          -----------------------------------
  187,900 Fletcher Challenge Forests, Ltd.(b)          19
          -----------------------------------    --------
          Total Preferred Stocks                      959
          -----------------------------------    --------
Money Market Funds (1.1%)
3,744,065 Federated Prime Value Obligations
           Money Market Fund                        3,744
          -----------------------------------    --------
          Total Money Market Funds                  3,744
          -----------------------------------    --------
          Total Investments (Cost
          $432,592) (a) - 99.6%                   354,314
          -----------------------------------    --------
          Other assets in excess
          of liabilities - 0.4%                     1,562
          -----------------------------------    --------
          NET ASSETS - 100.0%                    $355,876
          -----------------------------------    --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized depreciation of $78,278, which is composed of $39,799 appreciation and $118,077 depreciation at January 31, 2002.

(b) Non-income producing security.

   The International GDP Fund's investment concentration as a percentage of investments, by industry, as of January 31, 2002, was as follows:

Banking ..................... 12.00%
Basic Materials .............  2.95%
Communications .............. 12.39%
Consumer, Cyclical ..........  5.26%
Consumer, Non-Cyclical ...... 15.75%
Diversified .................  0.53%
Energy ...................... 13.07%
Financial ................... 13.25%
Industrial ..................  7.01%
Other .......................  1.10%
Technology .................. 13.57%
Utilities ...................  3.12%

      (See Notes which are an integral part of the Financial Statements)

                   Fifth Third Michigan Municipal Bond Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands)

--------------------------------------------------------------------------------

Principal                  Security
 Amount                   Description                   Value
--------- -------------------------------------------- -------
Municipal Bonds (96.2%):
          Michigan (96.2%):
          --------------------------------------------
$     400 Allegan Sanitary Sewer System, (AMT),
           5.45%, 11/1/02                              $   409
    2,000 Battle Creek Downtown Developement
           Authority, 7.60%, 5/1/16, Prerefunded
           5/1/04 @ 102                                  2,262
    2,000 Battle Creek Downtown Development
           Authority, 7.30%, 5/1/10, Prerefunded
           5/1/04 @ 102                                  2,249
    2,000 Battle Creek Downtown Development
           Authority, Tax Increment Revenue,
           6.90%, 5/1/04                                 2,163
    1,300 Berkley School District, GO, 7.00%, 1/1/07     1,486
    1,700 Clintondale Community School District GO,
           4.65%, 5/1/03                                 1,759
      131 Department of State Police Lease, 4.95%,
           3/10/02                                         131
    1,730 Detroit City School District, 5.50%, 05/1/06   1,871
    2,500 Detroit Economic Development Corp.,
           4.00%, 05/1/06                                2,522
    1,000 Detroit, GO, 5.00%, 4/1/04                     1,055
      750 Detroit, GO, 6.00%, 4/1/06                       830
    1,000 Detroit, UTGO, Series A, 3.90%, 4/1/02         1,003
    1,730 Dexter Community School District, GO,
           6.25%, 5/1/07                                 1,936
      445 Farmington Hills Economic Development
           Corp. Revenue, Botsford Continuing
           Care, Series A, 5.10%, 2/15/04                  467
      470 Farmington Hills Economic Development
           Corp. Revenue, Botsford Continuing
           Care, Series A, 5.20%, 2/15/05                  498
      100 Frankenmuth School District UTGO, 5.50%,
           5/1/05                                          108
      250 Frankenmuth School District, UTGO,
           5.50%, 5/1/04                                   267
      125 Frankenmuth School District, UTGO,
           5.50%, 5/1/06                                   136
      410 Frankenmuth School District, UTGO,
           5.50%, 5/1/07                                   445
      260 Grand Haven Area Public Schools,
           5.45%, 5/1/04, Callable 5/1/03 @ 102,           275
      740 Grand Haven Area Public Schools, 5.45%,
           5/1/04, Prerefunded
           5/1/03 @ 102,                                   788
    2,265 Grand Ledge Public Schools District, GO,
           5.35%, 5/1/10,                                2,439
      505 Grand Rapids & Kent County Joint
           Building, GO, 5.50%, 10/1/06                    552
      605 Grand Rapids & Kent County Joint
           Building, GO, 5.50%, 10/1/09                    661
      535 Grand Rapids & Kent County Joint
           Building, UTGO, 5.50%, 10/1/07                  584
      510 Grand Rapids Charter Township, Porter
           Hills Obligated Group, 4.10%, 7/1/02            514
      205 Grand Rapids Charter Township, Porter
           Hills Obligated Group, 4.20%, 7/1/03            208
      210 Grand Rapids Charter Township, Porter
           Hills Obligated Group, 4.25%, 7/1/04            215
      200 Grand Rapids Charter Township, Porter
           Hills Obligated Group, 4.35%, 7/1/05            206
    2,500 Greater Detroit Resource Recovery
           Authority, 6.25%, 12/13/06                    2,806
    1,000 Higher Education Student Loan Authority
           Revenue, Series XII-W, (AMT),
           4.60%, 9/1/08                                 1,015
      750 Kalamazoo Hospital Finance Authority
           Revenue, Bronson Methodist Hospital,
           5.50%, 5/15/08                                  807
    1,000 Kalamazoo Hospital Finance Authority,
           Refunding & Improvement, Bronson
           Methodist Hospital, 5.25%, 5/15/05            1,065
    1,295 Kenowa Hills Public Schools, UTGO,
           5.50%, 5/1/05                                 1,395
      500 Kent County Airport Facility, Kent County
           International Airport, (AMT), 5.25%,
           1/1/04                                          521
      645 Kent County Airport Facility, Kent County
           International Airport, (AMT), 4.30%,
           1/1/05                                          662
      505 Kent County Airport Facility, Kent County
           International Airport, (AMT), 5.30%,
           1/1/05                                          530
      930 Kent County Airport Facility, Kent County
           International Airport, (AMT), 5.50%,
           1/1/07, Prerefunded 1/1/05 @ 102              1,010
    1,150 Kent Hospital Finance Authority,
           Butterworth Hospital, 4.90%, 1/15/05          1,201
      430 Kent, Hospital Finance Authority Revenue,
           Spectrum Health, 5.25%, 1/15/08                 452
    2,000 Lake Orion Community School District,
           GO, 6.20%, 5/1/04                             2,161
      335 Muskegon Heights Water System,
           5.25%, 11/1/06                                  363

                                  - Continued -

                   Fifth Third Michigan Municipal Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands)

--------------------------------------------------------------------------------

Principal                  Security
 Amount                   Description                   Value
--------- -------------------------------------------- -------
          Michigan (continued)
          --------------------------------------------
$   1,085 Oakland County Economic Development
           Corp., Boardwalk Shopping Center,
           4.38%, 1/1/09, Mandatory Put, 7/1/03 @
           100                                         $ 1,085
      950 Oakland County Economic Development
           Corp., Sugartree Shopping Center, 4.38%,
           1/1/14, Mandatory Put, 7/1/03 @ 100             950
    2,000 Oakland County Economic Revenue, 6.38%,
           11/1/14, Prerefunded 11/1/04 @ 100            2,203
    1,100 Oxford Area Community School, GO,
           6.00%, 5/1/05                                 1,201
      690 South Lyon Community Schools,
           5.25%, 5/1/07                                   741
    1,575 South Redford School District, GO, 5.25%,
           5/1/09, Prerefunded 5/1/07 @ 100              1,700
    3,000 State Comprehensive Transportation, Series
           B, 5.63%, 5/15/03                             3,090
    2,000 State, Building Authority Revenue, State
           Police Communications-III, 5.00%,
           10/1/04                                       2,130
      320 State, Higher Education Facilities Authority
           Revenue, Hope College Project,
           4.60%, 10/1/08                                  324
    1,265 State, Higher Education Facility Authority--
           Thomas M. Cooley Law School,
           4.75%, 5/1/07,                                1,304
    2,525 State, Higher Education Student Loan
           Authority Revenue, (AMT),
           5.00%, 3/1/07                                 2,624
      570 State, Higher Education, Kalamazoo
           College, 5.25%, 12/1/03                         601
      655 State, Higher Education, Kalamazoo
           College, 5.25%, 12/1/04                         702
    1,835 State, Hospital Finance Authority Revenue,
           Refunding Hospital Charity Obligation D,
           4.80%, Prerefunded 11/1/04 @ 100              1,926
    1,055 State, Hospital Finance Authority Revenue,
           Sparrow Obligation Group, 5.00%,
           11/15/05                                      1,109
    1,855 State, Hospital Finance Authority, Bay
           Medical Center, Series A, 5.38%, 7/1/06       1,997
    2,000 State, Hospital Finance Authority, McLaren
           Obligated Group, Series A, 5.75%,
           10/15/03                                      2,097

Principal                  Security
 Amount                   Description                   Value
--------- -------------------------------------------- -------
          Michigan (continued)
          --------------------------------------------
$   1,000 State, Hospital Finance Authority, St. John
           Hospital & Medical Center, 5.00%,
           5/15/05                                     $ 1,065
    1,000 State, Hospital Financial Authority Revenue,
           7.50%, 10/1/27, Prerefunded 10/1/05 @
           100                                           1,153
       60 State, Hospital Financial Authority Revenue,
           (ETM), 4.60%, 8/15/02, Sisters of Mercy
           Health Systems,                                  61
      735 State, Hospital Financial Authority Revenue,
           Sparrow Obligation Group, 5.00%,
           11/15/06                                        771
      810 State, Housing Development Authority,
           3.85%, 6/1/04                                   824
      780 State, Housing Development Authority,
           Single Family, (AMT), 3.70%, 06/1/03            789
      800 State, Housing Development Authority,
           Single Family, (AMT), 3.70%, 12/1/03            812
      830 State, Housing Development Authority,
           Single Family, (AMT), 3.85%, 12/1/04            847
    1,000 State, Municipal Bond Authority, Pooled
           Projects, Series B, 5.10%, 10/1/04            1,068
    1,000 State, South Central Power Agency, Power
           Supply System Revenue, 5.80%, 11/1/05         1,098
    1,000 State, Strategic Fund, Environmental
           Research, 4.75%, 10/1/15, Mandatory Put
           10/1/03 @ 100                                 1,000
    2,270 State, Underground Storage, Tank Financial
           Assurance Authority, Series I, 6.00%,
           5/1/06                                        2,507
      615 Strategic Fund, Hope Network Project,
           Series B, 4.75%, 9/1/07,                        638
      950 Traverse City Area Public Schools, 7.25%,
           5/1/05                                        1,074
    1,025 Washtenaw Community College, GO,
           4.70%, 4/1/03                                 1,059
    1,000 Wyandotte Electric Revenue,
           6.20%, 10/1/03                                1,070
          -------------------------------------------- -------
          Total                                         83,647
          -------------------------------------------- -------
          Total Municipal Bonds                         83,647
          -------------------------------------------- -------

                                  - Continued -

                   Fifth Third Michigan Municipal Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                        Security
 Shares                Description                Value
--------- -------------------------------------- -------
Money Market Funds (2.6%)
1,555,614 Dreyfus Tax Exempt Money Market Fund   $ 1,555
  746,568 Federated Tax Exempt Money Market Fund     747
          -------------------------------------- -------
          Total Money Market Funds                 2,302
          -------------------------------------- -------
          Total Investments
          (Cost $82,945) (a) - 98.8%              85,949
          Other assets in excess of
          liabilities - 1.2%                       1,011
          -------------------------------------- -------
          NET ASSETS - 100.0%                    $86,960
          -------------------------------------- -------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $3,004 which is composed of $3,030 appreciation and $26 depreciation at January 31, 2002.

    AMT--Alternative Minimum Tax Paper

    ETM--Escrowed to Maturity

    GO--General Obligation

    UTGO--Unlimited Tax General Obligation

      (See Notes which are an integral part of the Financial Statements)

                      Fifth Third Ohio Municipal Bond Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands)

--------------------------------------------------------------------------------

Principle
 Amount                  Security Description                 Value
---------- ------------------------------------------------- --------
Municipal Bonds (98.5%):
           Ohio (97.9%):
           -------------------------------------------------
$    2,000 Akron, GO, 5.50%, 12/1/07                         $  2,191
       500 Akron, Various Purpose Improvement, GO, 5.60%,
            12/1/06 (Callable 12/1/04 @ 102)                      551
     1,120 American Municipal Power--Ohio, Inc., 5.00%,
            1/1/09                                              1,179
     1,825 American Municipal Power--Ohio, Inc., 5.60%,
            1/1/11                                              1,944
     2,265 American Municipal Power--Ohio, Inc., 5.25%,
            1/1/12, Callable 1/1/11 @ 100                       2,395
     1,500 Beavercreek Local School District, 6.60%, 12/1/15    1,796
     1,510 Bowling Green State University, Higher Education
            Revenue, 5.55%, 6/1/10 (Callable 6/1/06 @ 101)      1,602
     4,000 Butler County, Hospital Facilities, Revenue,
            4.75%, 11/15/18 (Callable 11/15/08 @ 101)           3,433
     2,000 Cincinnati Water System Revenue, 5.50%, 12/01/12     2,167
     5,000 Cincinnati, GO, 4.38%, 12/1/02                       5,120
     3,555 Cincinnati, GO, 5.25%, 12/1/14                       3,729
     2,500 Cleveland City School District, Revenue, 4.80%,
            6/1/03                                              2,596
     5,000 Cleveland Public Power System Revenue, 5.25%,
            11/15/16 (Callable 11/15/06 @ 102)                  5,121
     2,000 Cleveland Public Power System Revenue, 7.00%,
            11/15/24                                            2,279
     4,110 Cleveland Stadium Project, 5.25%, 11/15/11
            (Callable 11/15/07 @ 102)                           4,363
     2,500 Cleveland Waterworks Revenue, Refunding &
            Improvement--Series I, 5.25%, 1/1/11
            (Callable 1/1/08 @ 101)                             2,642
     4,090 Columbus Series 2, GO, 6.00%, 6/15/07                4,561
     2,770 Columbus Water System Revenue, 4.50%, 11/1/04        2,922
     4,000 Columbus Water System Revenue, 5.50%, 11/1/07        4,285
     1,000 Columbus, Refunding Limited, Series A, GO, 5.30%,
            7/1/09 (Callable 7/1/03 @ 102)                      1,060
     1,350 Columbus, Series 2, GO, 5.50%, 5/15/08 (Callable
            5/15/04 @ 102)                                      1,424
     2,245 Cuyahoga County Hospital, Revenue, 5.50%, 2/15/09    2,428
     3,435 Cuyahoga County, GO, 5.60%, 5/15/13                  3,786

Principle
 Amount                  Security Description                 Value
---------- ------------------------------------------------- --------
           Ohio (continued)
           -------------------------------------------------
$    3,000 Cuyahoga Jail Facilities, GO, 5.25%, 10/1/13      $  3,222
     1,500 Euclid City School District, GO, 5.13%, 12/1/11
            (Callable 12/1/05 @ 102)                            1,564
     2,270 Franklin County Development, Revenue, 5.50%,
            10/1/12 (Callable 10/1/09 @ 101)                    2,386
     1,030 Franklin County Refunding & Improvements,
            Medical, Revenue, 6.50%, 5/1/07
            (Callable 11/1/02 @ 102)                            1,086
     1,455 Greater Cleveland Regional Transit Authority,
            5.38%, 12/1/11 (Callable 12/1/08 @ 101)             1,558
     3,000 Hamilton County Health Care Systems, Revenue,
            6.25%, 5/15/24                                      3,196
     2,670 Hamilton County Hospital Facilities, Revenue,
            5.25%, 5/15/11 (Callable 11/15/08 @ 101)            2,828
     1,000 Hamilton County Sewer System, Series A, Revenue,
            5.60%, 12/1/08 (Callable 12/1/05 @ 102)             1,099
     1,500 Hilliard School District, Series B, GO,
            5.50%, 12/01/07                                     1,643
     1,150 Knox County Hospital Facilities, Revenue, 4.70%,
            6/1/08                                              1,176
     5,250 Knox County Hospital Facilities, Revenue, 5.00%,
            6/1/12                                              5,356
     1,375 Lebanon Electric Revenue, 5.50%, 12/1/14
            (Callable 12/1/10 @ 101)                            1,479
     1,520 Loveland City School District, Refunding, Series
            A, 3.65%, 12/1/02                                   1,547
       500 Lucas County, 6.65%, 12/1/12                           530
     4,000 Lucas County Hospital, Revenue, 6.00%, 11/15/04      4,367
     5,750 Montgomery County, Catholic Health
            Initiatives--A, 6.00%, 12/1/26                      5,949
       285 Montgomery County, Sisters of Charity, Revenue,
            6.50%, 5/15/08                                        292
     1,750 Montgomery County, Solid Waste Revenue, 5.25%,
            11/1/04                                             1,879
     3,000 Montgomery County, Solid Waste Revenue, 5.40%,
            11/1/08 (Callable 11/1/05 @ 102)                    3,254
     1,000 Sidney Construction, 4.90%, 11/1/07
            (Callable 11/1/03 @ 102)                            1,040
     3,000 State Air Quality, Development Authority Revenue,
            Cincinnati Gas & Electric Co., Series A, 3.70%,
            8/1/33                                              3,010
     1,000 State Building Authority, 5.25%, 4/1/09 (Callable
            4/1/08 @ 101)                                       1,072

                                  - Continued -

                     Fifth Third Ohio Municipal Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                   Security
 Amount                    Description                   Value
---------- -------------------------------------------- --------
           Ohio (continued):
           --------------------------------------------
$    2,410 State Building Authority, 5.25%, 10/1/10
            (Callable 4/1/09 @ 101)                     $  2,581
     2,000 State Building Authority, State
            Facilities--Administration Building
            Fund, Series A, Revenue, 5.25%,
            10/1/10 (Callable 10/1/08 @ 101)               2,135
     4,700 State Building Authority, State
            Facilities--Art Facilities Building,
            Fund, Series A, Revenue,
            5.00%, 10/1/08                                 5,006
     2,000 State Higher Education, Capital Facilities,
            Series II-A, Revenue, 5.50%, 12/1/07           2,190
     5,500 State Higher Education, Community Case
            Western Reserve, 6.25%, 7/1/14                 6,384
     1,000 State Higher Education, Dennison
            University Project, 5.50%, 11/1/12
            (Callable 11/1/11 @ 101)                       1,089
     2,000 State Higher Education, University of
            Dayton Project, 5.30%, 12/1/12
            (Callable 12/1/07 @ 101)                       2,105
     5,000 State Highway, Series V, GO,
            4.80%, 5/15/04                                 5,264
     3,000 State Housing Authority, 4.63%, 9/1/31
            (Callable 1/1/11 @ 100)                        3,033
     1,835 State Mental Health Facilities, Series
            II-B, 5.00%, 6/1/08                            1,951
     3,000 State Public Facilities, Revenue, Series II-
            B, 5.75%, 11/1/04                              3,258
     2,000 State Public Facilities, Revenue, Series II-
            B, 5.75%, 11/1/05
            (Callable 11/1/04 @ 100)                       2,174
     3,000 State Revenue, Major New State
            Infrastructure, Series 1, 5.00%, 6/15/06       3,199
     1,000 State Special Obligations Education,
            Series A, Revenue, 5.80%, 6/1/03               1,052
     5,000 State Turnpike, Series A, Revenue,
            5.70%, 2/15/17
            (Prerefunded 2/15/06 @ 102)                    5,550
       150 State University, General Receipts, Series
            A, Revenue, 4.00%, 12/1/08                       151
     1,740 State University, General Receipts, Series
            A, Revenue, 5.25%, 12/1/10                     1,872
     1,000 State Water Development Authority,
            Pollution Control Facilities Revenue,
            5.25%, 12/1/08
            (Callable 12/1/07 @ 101)                       1,080
     3,750 State Water, Revenue, 5.13%,
            12/1/08 (Callable 6/1/05 @ 101)                3,930
     4,000 State Water, Revenue, 5.30%, 12/1/10
            (Callable 6/1/05 @ 101)                        4,248

Shares or
Principal                  Security
 Amount                   Description                  Value
---------- ------------------------------------------ --------
           Ohio (continued):
           ------------------------------------------
$    1,750 University of Cincinnati, CP,
            5.00%, 6/1/10                             $  1,849
     2,000 University of Cincinnati, General
            Obligation, 5.50%, 6/1/09                    2,180
     2,000 Wauseon Village School District, GO,
            5.45%, 12/1/14
            (Callable 6/1/07 @ 101)                      2,099
     1,000 West Geauga Local School District, GO,
            5.55%, 11/1/05
            (Callable 11/1/04 @ 102)                     1,084
     1,000 West Geauga Local School District, GO,
            5.65%, 11/1/06
            (Callable 11/1/04 @ 102)                     1,097
     2,090 Westerville, GO, 5.25%, 12/1/11
            (Callable 12/1/09 @ 101)                     2,236
     2,000 Westlake City School District, Series A,
            GO, 5.05%, 12/1/04                           2,102
           ------------------------------------------ --------
           Total                                       184,006
           ------------------------------------------ --------
           Virgin Islands (0.6%):
           ------------------------------------------
     1,000 Virgin Islands Public Financial Authority,
            Revenue, 5.13%, 7/1/04                       1,055
           ------------------------------------------ --------
           Total Municipal Bonds                       185,061
           ------------------------------------------ --------
Money Market Funds (0.7%):
 1,356,775 Touchstone Ohio Money Fund                    1,357
     4,833 Vangard Ohio Tax Free Money Market
            Fund                                             5
           ------------------------------------------ --------
           Total Money Market Funds                      1,362
           ------------------------------------------ --------
           Total Investments
           (Cost $180,222)
           (a) - 99.2%                                 186,423
           ------------------------------------------ --------
           Other assets in excess of
           liabilities - 0.8%                            1,562
           ------------------------------------------ --------
           NET ASSETS - 100.0%                        $187,985
           ------------------------------------------ --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $6,201, which is composed of $6,332 appreciation and $131 depreciation at January 31, 2002.

    GO--General Obligation

      (See Notes which are an integral part of the Financial Statements)

                         Fifth Third Municipal Bond Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                 Security
 Amount                  Description                 Value
--------- ----------------------------------------- --------
Municipal Bonds (94.8%):
          Alabama (0.7%):
          -----------------------------------------
$    775  State Drinking Water Finance Authority,
           5.13%, 2/15/12                           $    793
          ----------------------------------------- --------
          Arizona (1.0%):
          -----------------------------------------
   1,070  Greater Arizona Development Authority,
           6.00%, 8/1/13, Callable 8/1/08 @102         1,192
          ----------------------------------------- --------
          California (7.1%):
          -----------------------------------------
     265  Cal Poly Pomona Foundation Inc., 5.50%,
           2/1/20, Callable 2/1/11 @ 101                 277
     250  Sacramento County Sanitation Financing
           Authority, 6.00%, 12/1/15, Callable
           12/1/10 @101                                  281
   2,000  San Diego Unified School District, 5.00%,
           7/1/19                                      2,011
   2,445  San Francisco City and County Airport,
           (AMT), 5.35%, 5/1/10, Callable 5/1/06
           @102                                        2,628
   1,400  State, GO, 7.00%, 6/1/05                     1,572
   1,690  Tobacco Securitization Authority,
           5.13%, 6/1/15                               1,687
          ----------------------------------------- --------
          Total                                        8,456
          ----------------------------------------- --------
          Colorado (11.3%):
          -----------------------------------------
   2,265  Boulder Sales and Use Tax, Series A,
           6.00%, 12/15/18,
           Callable 11/15/09 @ 101                     2,465
   1,020  Denver City & County Airport Revenue,
           5.00%, 11/15/08                             1,084
   1,385  Denver City & County Airport Revenue,
           5.50%, 11/15/15, Callable 11/15/11 @
           100                                         1,456
   1,580  Denver City & County Airport Revenue,
           6.75%, 11/15/22                             1,660
     650  Denver City & County Airport Revenue,
           Series C, (AMT), 6.75%, 11/15/22,
           Prerefunded 11/15/02 @ 102                    689
   2,000  Department Transportation Revenue,
           5.50%, 6/15/06                              2,179
   1,000  E-470 Public Highway Authority Revenue,
           Series C, 6.00%, 9/1/07                     1,119
   1,000  El Paso County School District No. 38,
           6.00%, 12/1/24, Prerefunded 12/1/10 @
           100                                         1,139
   1,545  Summitt County School District No. RE1,
           GO, 5.75%, 12/1/13, Callable 12/1/11 @
           100                                         1,707
          ----------------------------------------- --------
          Total                                       13,498
          ----------------------------------------- --------

Principal                 Security
 Amount                  Description                  Value
--------- ------------------------------------------ --------
          Delaware (3.2%):
          ------------------------------------------
$  3,500  State Transportation Authority,
           6.00%, 7/1/16,
           Callable 7/1/10 @ 100                     $  3,824
          ------------------------------------------ --------
          Florida (1.8%):
          ------------------------------------------
   2,000  State Board of Education, Series D, 5.75%,
           6/1/19, Callable 6/1/10 @ 101                2,137
          ------------------------------------------ --------
          Georgia (4.5%):
          ------------------------------------------
   2,400  Atlanta Airport Revenue, (AMT),
           5.63% 1/1/30                                 2,436
   2,610  State, Series D, GO, 5.80%, 11/1/16,
           Callable 11/1/09 @ 102                       2,899
          ------------------------------------------ --------
          Total                                         5,335
          ------------------------------------------ --------
          Idaho (2.6%):
          ------------------------------------------
   3,000  Boise City, 5.38%, 12/1/31                    3,050
          ------------------------------------------ --------
          Illinois (6.6%):
          ------------------------------------------
     500  Chicago Metropolitan Water Reclamation
           District-Greater
           Chicago, Capital Improvements, GO,
           7.25%, 12/1/12                                 621
   1,000  Chicago School Finance Authority, Series
           A, GO, 4.90%, 6/1/05,
           Callable 6/1/04 @ 102                        1,058
   1,075  Chicago Single Family Mortgage Revenue,
           Series A, (AMT), 4.70%, 10/1/17,
           Callable 4/1/09 @ 102                        1,076
   1,700  Development Finance Authority, 6.38%,
           1/1/17,
           Callable 1/1/11 @100                         1,890
   1,700  Development Finance Authority., 6.38%,
           1/1/18,
           Callable 1/1/11 @100                         1,887
     300  State, GO, 5.88%, 10/1/17,
           Callable 10/1/09 @ 100                         320
   1,000  State, Sales Tax, Series S, 5.00%, 6/15/08    1,057
          ------------------------------------------ --------
          Total                                         7,909
          ------------------------------------------ --------
          Indiana (4.0%):
          ------------------------------------------
   4,000  Franklin Township School Building,
           6.50%, 7/15/18,
           Prerefunded 7/15/10 @ 102                    4,711
          ------------------------------------------ --------
          Iowa (2.0%):
          ------------------------------------------
   2,055  Finance Authority, Private College
           Revenue, Drake University Project,
           6.50%, 12/1/11                               2,411
          ------------------------------------------ --------

                                  - Continued -

                        Fifth Third Municipal Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                 Security
 Amount                  Description                 Value
--------- ----------------------------------------- --------
          Louisiana (0.9%):
          -----------------------------------------
$    970  Housing Finance Agency, Single Family
           Mortgage Revenue, (AMT),
           6.40%, 12/1/30,
           Callable 6/1/09 @ 101                    $  1,018
          ----------------------------------------- --------
          Michigan (7.9%):
          -----------------------------------------
     650  Frankenmuth School District,
           5.75%, 5/1/20,
           Callable 5/1/10 @ 100                         687
   1,000  Genesee School District, 6.00%, 5/1/29,
           Prerefunded 5/1/10 @ 100                    1,131
   2,125  Kent Spectrum Health Services A, 5.50%,
           1/15/13                                     2,193
   3,000  Michigan Higher Education Student Loan,
           (AMT), 4.75%, 3/1/09                        3,031
     200  Michigan Higher Education, Kettering
           University, 5.00%, 9/1/26                     195
   1,000  State, South Central Power Agency, Power
           Supply System Revenue, 5.80%, 11/1/05       1,098
   1,000  State, Strategic Fund, Hope Network
           Project, Series B, 5.13%, 9/1/13,
           Callable 9/1/08 @ 102                       1,041
          ----------------------------------------- --------
          Total                                        9,376
          ----------------------------------------- --------
          Minnesota (2.8%):
          -----------------------------------------
   1,000  Becker Independent School District No.
           726, 6.00%, 2/1/21,
           Callable 2/1/10 @ 100                       1,069
   2,150  Rochester Independent School District No.
           535, 5.88%, 2/1/20,
           Callable 2/1/10 @ 100                       2,300
          ----------------------------------------- --------
          Total                                        3,369
          ----------------------------------------- --------
          Missouri (6.3%):
          -----------------------------------------
   2,400  Greene County School District,
           6.20%, 3/1/18,
           Callable 3/1/10 @ 100                       2,738
   2,050  Lawson School District No.14,
           6.20%, 3/1/20,
           Callable, 3/1/10 @ 100                      2,328
   2,000  State Board Public Office, 5.00%, 5/1/23     1,995
     335  State, Health & Education Facilities,
           6.50%, 2/15/21,
           Prerefunded 2/15/06 @ 102                     382
          ----------------------------------------- --------
          Total                                        7,443
          ----------------------------------------- --------

Principal                  Security
 Amount                   Description                   Value
--------- -------------------------------------------- --------
          Nebraska (2.3%):
          --------------------------------------------
$   1,075 Omaha Public Power District, 5.10%, 2/1/08   $  1,147
    1,365 Omaha, Series A UTGO, 6.50%, 12/1/13            1,629
          -------------------------------------------- --------
          Total                                           2,776
          -------------------------------------------- --------
          Nevada (3.6%):
          --------------------------------------------
    1,805 Clark County School District, GO, 5.75%,
           6/15/10, Prerefunded 6/15/06 @ 101             2,002
    2,000 State, Municipal Bond Bank, Series A, GO,
           8.00%, 11/1/05                                 2,343
          -------------------------------------------- --------
          Total                                           4,345
          -------------------------------------------- --------
          New Jersey (2.8%):
          --------------------------------------------
    1,500 Economic Development Authority, Market
           Transition Facility, Senior Lien, Series A,
           7.00%, 7/1/04                                  1,655
    1,500 State, Transportation Trust Fund Authority,
           Transportation System, Series A, 6.00%,
           12/15/06                                       1,681
          -------------------------------------------- --------
          Total                                           3,336
          -------------------------------------------- --------
          New York (2.9%):
          --------------------------------------------
    2,200 New York City Transitional Financial
           Authority, 5.75%, 11/15/16,
           Callable 5/15/10 @ 101                         2,369
    1,000 State Thruway Authority, Series 1997 B,
           6.00%, 4/1/07                                  1,106
          -------------------------------------------- --------
          Total                                           3,475
          -------------------------------------------- --------
          Ohio (6.6%):
          --------------------------------------------
    1,720 Cleveland, GO, 5.10%, 9/1/05                    1,842
    4,000 State Higher Education, Capital Facilities,
           Series II-A, Revenue, 5.50%, 12/1/07           4,382
    1,445 Summit County, 6.00%, 12/1/21, Callable
           12/1/10 @ 101                                  1,595
          -------------------------------------------- --------
          Total                                           7,819
          -------------------------------------------- --------
          Oklahoma (0.9%):
          --------------------------------------------
    1,000 Tulsa International Airport, (AMT), 5.50%,
           6/1/10                                         1,083
          -------------------------------------------- --------
          Pennsylvania (1.8%):
          --------------------------------------------
    2,000 State, GO, 6.00%, 1/15/19, Callable 1/15/10
           @ 101                                          2,159
          -------------------------------------------- --------
          Tennessee (1.1%):
          --------------------------------------------
    1,225 Housing Development Agency, Mortgage
           Finance, Series C, (AMT), 5.95%, 7/1/09,
           Callable 7/1/05 @ 102                          1,300
          -------------------------------------------- --------

                                  - Continued -

                        Fifth Third Municipal Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                 Security
 Amount                  Description                  Value
--------- ------------------------------------------ --------
          Texas (6.8%):
          ------------------------------------------
$   1,000 Brownsville Utility System, 6.25%, 9/1/11  $  1,139
    1,615 Clint Independent School District, 6.00%,
           5/15/15                                      1,768
    3,000 Dallas Fort Worth International Airport,
           6.00%, 11/1/28, Callable 11/1/09 @ 100       3,112
    1,080 Denton Independent School District,
           5.50%, 8/15/13                               1,168
      815 Travis County, GO, 5.75%, 3/1/17,
           Callable 3/1/10 @100                           862
          ------------------------------------------ --------
          Total                                         8,049
          ------------------------------------------ --------
          Washington (3.1%):
          ------------------------------------------
    1,000 Douglas County Public Utility District No.
           001, Electric Distribution System,
           5.90%, 1/1/11, Callable 1/1/05 @ 102         1,072
    2,500 Port Seattle Limited Tax, GO, (AMT),
           5.35%, 5/1/04                                2,644
          ------------------------------------------ --------
          Total                                         3,716
          ------------------------------------------ --------
          Wyoming (0.2%):
          ------------------------------------------
      270 Green River-Sweetwater County, Board
           Revenue, Series B, 4.50%, 3/1/14,
           Callable 3/1/05 @ 100                          270
          ------------------------------------------ --------
          Total Municipal Bonds                       112,850
          ------------------------------------------ --------

                         Security
 Shares                 Description                Value
--------- --------------------------------------- --------
Money Markets (2.9%)
1,057,245 Dreyfus Tax Exempt Money Market Fund    $  1,057
2,425,309 Federated Tax Exempt Money Market
           Fund                                      2,426
          --------------------------------------- --------
          Total Money Market Funds                   3,483
          --------------------------------------- --------
          Total Investments (Cost $109,983) (a) -
           97.7%                                   116,333
          --------------------------------------- --------
          Other assets in excess of liabilities -
           2.3%                                      2,746
          --------------------------------------- --------
          NET ASSETS - 100.0%                     $119,079
          --------------------------------------- --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $6,350, which is composed of $6,443 appreciation and $93 depreciation at January 31, 2002.

    AMT--Alternative Minimum Tax Paper

    GO--General Obligation

    UTGO--Unlimited Tax General Obligation

      (See Notes which are an integral part of the Financial Statements)

                              Fifth Third Bond Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal
 Amount             Security Description              Value
--------- ----------------------------------------- ---------
Asset Backed Securities (7.3%):
          Finance (7.3%):
          -----------------------------------------
$   7,000 Citibank Credit Card Issuance Trust,
           6.88%, 11/16/09                          $   7,533
    5,000 Daimler Chrysler Auto Trust, Series 2000-
           C, Class A4, 6.85%, 11/6/05                  5,291
    5,000 MBNA Master Credit Card Trust, 7.35%,
           7/16/07                                      5,415
    5,000 MBNA Master Credit Card Trust Series
           2000-E, Class A, 7.80%, 10/15/12             5,601
    9,500 Toyota Auto Receivables Owner Trust,
           7.21%, 4/15/07                              10,083
          ----------------------------------------- ---------
          Total Asset Backed Securities                33,923
          ----------------------------------------- ---------
Commercial Paper (9.3%):
          Bottled and Canned Soft Drinks (2.1%):
          -----------------------------------------
    9,900 Coca-Cola, 1.68%**, 2/13/02                   9,894
          ----------------------------------------- ---------
          Finance (1.1%):
          -----------------------------------------
    5,100 General Electric Capital Corp., 1.63%**,
           2/13/02                                      5,097
          ----------------------------------------- ---------
          Food Products & Services (4.4%):
          -----------------------------------------
   20,000 Nestle, 1.59%**, 2/13/02                     19,988
          ----------------------------------------- ---------
          Newspapers (1.7%):
          -----------------------------------------
    8,000 Gannett Company, Inc., 1.65%**, 2/13/02       7,995
          ----------------------------------------- ---------
        Total Commercial Paper                         42,974
          ----------------------------------------- ---------
Corporate Bonds (44.4%):
          Automotive (0.7%):
          -----------------------------------------
    3,500 Ford Motor Co., 7.45%, 7/16/31                3,268
          ----------------------------------------- ---------
          Banking (15.4%):
          -----------------------------------------
    7,000 Bank of America Corp., 7.40%, 1/15/11         7,535
    2,700 Bank of Montreal-Chicago, 7.80%, 4/1/07       2,947
    5,000 Bank One Corp., 5.90%, 11/15/11               4,856
    2,000 BankAmerica Corp., 7.20%, 4/15/06             2,143
    4,125 First Union Corp., 7.00%, 3/15/06             4,342
    7,000 First Union Corp., 7.80%, 8/18/10             7,708
    2,000 Fleet/Norstar Group, 8.63%, 1/15/07           2,258
    3,000 Marshall & Ilsley Bank, 6.38%, 9/1/11         3,004
    2,000 Midland Bank PLC, 7.63%, 6/15/06              2,168
    3,000 National City Bank, 7.25%, 7/15/10            3,161

Principal
 Amount             Security Description            Value
--------- ---------------------------------------- --------
          Banking (continued)
          ----------------------------------------
$   5,000 NCNB Corp., 10.20%, 7/15/15              $  6,493
    5,000 Northern Trust Corp., 7.10%, 8/1/09         5,294
    5,000 PNC Funding Corp., 6.13%, 2/15/09           4,933
    2,000 Republic New York Corp., 7.00%, 3/22/11     2,040
    2,000 Swiss Bank Corp.--New York,
           7.38%, 7/15/15                             2,173
    5,000 Union Bank Switzerland--New York,
           7.25%, 7/15/06                             5,368
    5,000 Washington Mutual Bank, 6.88%, 6/15/11      5,122
          ---------------------------------------- --------
          Total                                      71,545
          ---------------------------------------- --------
          Brokers (2.7%):
          ----------------------------------------
    5,000 Lehman Brothers Holdings, Inc.,
           8.75%, 3/15/05                             5,525
    5,000 Lehman Brothers Holdings, Inc.,
           6.63%, 1/18/12                             4,929
    2,000 Salomon Smith Barney Holdings,
           5.88%, 3/15/06                             2,051
          ---------------------------------------- --------
          Total                                      12,505
          ---------------------------------------- --------
          Chemicals (0.7%):
          ----------------------------------------
    3,000 Engelhard Corp., 7.38%, 8/1/06              3,139
          ---------------------------------------- --------
          Electric--Integrated (1.1%):
          ----------------------------------------
    5,000 Southwestern Pub Service, 5.13%, 11/1/06    4,913
          ---------------------------------------- --------
          Electric Services (1.1%):
          ----------------------------------------
    5,000 Pseg Power, 7.75%, 4/15/11                  5,300
          ---------------------------------------- --------
          Finance (10.9%):
          ----------------------------------------
    4,500 Boeing Capital Corp., 6.35%, 11/15/07       4,579
    2,000 Discover Credit, 9.26%, 3/20/12             2,393
    8,500 Ford Motor Credit Corp., 6.50%, 1/25/07     8,382
    5,000 Ford Motor Credit Corp., 9.03%, 12/30/09    5,389
    5,000 General Motors Acceptance Corp., 6.13%,
           9/15/06                                    4,993
    9,500 General Motors Acceptance Corp., 6.88%,
           9/15/11                                    9,326
    7,000 Household Finance Corp., 6.50%, 11/15/08    6,962
    4,143 Kroger Co., 8.50%, 7/15/17                  4,298
    4,000 St. Paul Cos., Inc., 7.25%, 8/9/07          4,235
          ---------------------------------------- --------
          Total                                      50,557
          ---------------------------------------- --------

                                  - Continued -

                             Fifth Third Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal
 Amount            Security Description            Value
--------- --------------------------------------- --------
          Gas Transmission and Distribution (0.6%):
          ------------------------------------------------
$  2,500  Enserch Corp., 7.13%, 6/15/05           $  2,641
          --------------------------------------- --------
          Insurance (1.4%):
          ---------------------------------------
   4,000  St Paul Companies, Inc., 8.13%, 4/15/10    4,315
   2,000  Travelers Capital III, 7.63%, 12/1/36      2,098
          --------------------------------------- --------
          Total                                      6,413
          --------------------------------------- --------
          Manufacturing (1.9%):
          ---------------------------------------
   9,000  Tyco International Group SA,
           6.75%, 2/15/11                            8,604
          --------------------------------------- --------
          Multimedia (2.3%):
          ---------------------------------------
   9,000  AOL Time Warner, Inc., 9.13%, 1/15/13     10,634
          Office Furniture (0.6%):
          ---------------------------------------
   3,000  Steelcase Inc., 6.38% 11/15/06             2,955
          Oil Companies--Integrated (0.7%):
          ---------------------------------------
   3,000  Conoco Funding Co., 6.35%, 10/15/11        3,068
          Retail (1.6%):
          ---------------------------------------
   6,750  Target Corp, 7.00%, 7/15/31                7,187
          Telecommunications (1.8%):
          ---------------------------------------
   2,500  AT&T Canada, Inc., 7.65%, 9/15/06            825
   7,500  Worldcom, Inc., 7.50%, 5/15/11             7,322
          --------------------------------------- --------
          Total                                      8,147
          --------------------------------------- --------
          Transportation--Air Freight (0.9%):
          ---------------------------------------
   4,380  Fedex Corp., 6.85%, 1/15/19                4,220
          --------------------------------------- --------
          Total Corporate Bonds                    205,096
          --------------------------------------- --------
Municipal Bond--Taxable (0.5%):
          California (0.5%):
          ---------------------------------------
   2,000  San Bernardino County, Financing
           Authority Pension Obligation Revenue,
           6.99%, 8/1/10                             2,165
          --------------------------------------- --------
          Total Municipal Bond--Taxable              2,165
          --------------------------------------- --------
U.S. Government Agencies (19.4%):
          Fannie Mae (6.7%):
          ---------------------------------------
   2,906  6.05%, 12/1/08                             2,983
   7,400  6.63%, 9/15/09                             7,940
  18,000  7.13%, 1/15/30                            20,048
          --------------------------------------- --------
          Total                                     30,971
          --------------------------------------- --------

 Shares or
 Principal
  Amount          Security Description         Value
----------  --------------------------------- --------
            Freddie Mac (12.7%):
            ---------------------------------
$    2,500  7.22%, 6/14/06                    $  2,739
     6,700  6.63%, 9/15/09                       7,177
    13,000  6.50%, 3/15/31                      13,088
     5,000  6.75%, 3/15/31                       5,325
    29,700  7.00%, 2/1/32                       30,369
            --------------------------------- --------
            Total                               58,698
            --------------------------------- --------
            Total U.S. Government Agencies      89,669
            --------------------------------- --------
U.S. Government Treasury Obligations (25.2%):
            U.S. Treasury Bonds (8.6%):
            ---------------------------------
     1,470  8.75%, 11/15/08                      1,613
     5,100  10.38%, 11/15/12                     6,526
     2,650  7.50%, 11/15/16                      3,158
     8,100  8.00%, 11/15/21                     10,323
     2,550  6.13%, 8/15/29                       2,729
     7,450  6.25%, 5/15/30                       8,132
     7,200  5.38%, 2/15/31                       7,137
            --------------------------------- --------
            Total                               39,618
            --------------------------------- --------
            U.S. Treasury Notes (16.6%):
            ---------------------------------
    11,000  3.63%, 8/31/03                      11,139
     4,000  3.25%, 12/31/03                      4,012
    29,000  6.75%, 5/15/05                      31,502
     8,800  4.63%, 5/15/06                       8,914
    16,700  7.00%, 7/15/06                      18,468
     1,000  6.13%, 8/15/07                       1,074
     2,000  5.00%, 8/15/01                       1,995
            --------------------------------- --------
            Total                               77,104
            --------------------------------- --------
            Total U.S. Government Treasury
             Obligations                       116,722
            --------------------------------- --------
Money Market Funds (2.1%)
 4,919,842  Dreyfus Cash Management Money
             Market Fund                         4,920
 4,797,906  Federated Prime Value Obligations
             Money Market Fund                   4,798
            --------------------------------- --------
            Total Money Market Funds             9,718
            --------------------------------- --------
            Total Investments
            (Cost $495,807)
            (a) - 108.2%                       500,267
            --------------------------------- --------
            Liabilities in excess of other
            assets - (8.2)%                    (37,753)
            --------------------------------- --------
            NET ASSETS - 100.0%               $462,514
            --------------------------------- --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $4,460, which is composed of $8,784 appreciation and $4,324 depreciation at January 31, 2002.

**  Effective yield at purchase.

      (See Notes which are an integral part of the Financial Statements)

Fifth Third Intermediate Municipal Bond Fund

                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                 Security
 Amount                  Description                 Value
--------- ----------------------------------------- --------
Asset Backed Securities (1.0%):
          California (1.0%):
          -----------------------------------------
$  2,425  Southern California Tobacco Settlement,
           Series A, 4.88%, 6/1/12                  $  2,459
   1,290  Southern California Tobacco Settlement,
           Series A, 5.10%, 6/1/14 (Callable 6/1/12
           @100)                                       1,293
          ----------------------------------------- --------
          Total Asset Backed Securities                3,752
          ----------------------------------------- --------
Municipal Bonds (93.1%):
          Alabama (1.1%):
          -----------------------------------------
   2,050  Public School & College Authority,
           Revenue, 5.25%, 8/1/06                      2,212
   1,620  University of Alabama Birmingham
           Revenue, 4.75%, 10/1/05                     1,715
          ----------------------------------------- --------
          Total                                        3,927
          ----------------------------------------- --------
          Alaska (0.6%):
          -----------------------------------------
   1,000  Anchorage Electric Utility, Revenue Bond,
           Senior Lien, 5.50%, 12/1/03 (Callable
           6/1/03 @ 102)                               1,061
   1,000  Valdez Marine Term Revenue, Exxon
           Mobile Corp., 1.35%*, 12/1/33               1,000
          ----------------------------------------- --------
          Total                                        2,061
          ----------------------------------------- --------
          Arizona (9.5%):
          -----------------------------------------
   1,290  Glendale Water & Sewer Revenue, 5.00%,
           7/1/06.                                     1,381
   1,540  Glendale Water & Sewer Revenue, 5.00%,
           7/1/07                                      1,643
     850  Health Facilities Authority Revenue,
           Kingman Hospital, Inc., 4.50%, 6/1/08         856
     885  Health Facilities Authority Revenue,
           Kingman Hospital, Inc., 4.75%, 6/1/09         900
     930  Health Facilities Authority Revenue,
           Kingman Hospital, Inc., 4.75%, 6/1/10         942
   4,680  Highway Transportation Board, Revenue,
           Series A, 5.00%, 7/1/10                     4,950
   2,120  Mesa Municipal Development Corp.,
           Excise Tax Revenue, 4.10%, 1/1/07           2,165
   1,000  Mesa Street & Highway Revenue,
           6.25%, 7/1/12                               1,157
   1,000  Mesa Street & Highway Revenue, 6.25%,
           7/1/13
           (Callable 7/1/11 @ 100)                     1,142
   1,000  Mesa Street & Highway Revenue, 5.00%,
           7/1/14
           (Callable 7/1/11 @ 100)                     1,032

Principal                Security
 Amount                 Description                Value
--------- --------------------------------------- --------
          Arizona (continued)
          ---------------------------------------
$  5,250  Mesa Utility System Revenue,
           5.00%, 7/1/13
           (Prerefunded 7/1/09 @ 100)             $  5,427
   1,370  Pima County Community College District
           Revenue, 5.00%, 7/1/05                    1,462
     670  Pima County Community College District
           Revenue, 5.00%, 7/1/07                      715
   1,050  Pima County University School District,
           No. 012 Sunnyside, GO, 5.75%, 7/1/12
           (Prerefunded 7/1/09 @ 100)                1,171
   2,000  Pima County, Improvement, GO,
           5.00%, 7/1/06                             2,142
   5,000  Salt River Project, Agriculture
           Improvement & Power District, Electric
           Systems Revenue, Series A, 5.63%,
           1/1/06                                    5,423
   2,000  TTotalucson Street & Highway, User
           Revenue, Junior Lien, Series 1994-E,
           6.75%, 7/1/13                             2,406
          --------------------------------------- --------
          Total                                     34,914
          --------------------------------------- --------
          California (1.0%):
          ---------------------------------------
   3,000  Orange County, Series A, 6.00%, 6/1/10,
           Refunding Recovery                        3,445
          --------------------------------------- --------
          Colorado (5.0%):
          ---------------------------------------
   2,000  Denver City & County Airport Facilities
           Revenue, Rental Car Project, Series A,
           (AMT), 5.00%, 1/1/04                      2,084
   2,500  Denver City & County Airport Revenue,
           Series A, (AMT), 5.25%, 11/15/06          2,668
   1,000  Denver City & County Airport Revenue,
           Series B, (AMT), 5.50%, 11/15/07          1,083
   2,385  Denver Colorado City & County Airport
           Revenue, Series D, (AMT),
           5.00%, 11/15/06                           2,536
   2,655  Denver Colorado City & County Airport
           Revenue, Series D, (AMT),
           5.00%, 11/15/07                           2,828
   1,150  El Paso County School District No. 038,
           GO, 6.38%, 12/1/16 (Prerefunded
           12/1/10 @ 100)                            1,342
   1,005  El Paso County School District No. 038,
           GO, 6.38%, 12/1/18 (Prerefunded
           12/1/10 @ 100)                            1,173
     110  Garfield County School District No. 16,
           GO, 4.60%, 12/1/09                          114

                                  - Continued -

Fifth Third Intermediate Municipal Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                Security
 Amount                 Description                Value
--------- --------------------------------------- --------
          Colorado (continued)
          ---------------------------------------
$    420  Housing & Finance Authority, Single
           Family Program, Series B-3, 4.13%,
           8/1/10 (Sinking Fd 1/22/07 @ 100)      $    425
     235  Housing & Finance Authority, Single
           Family Program, Series C-2, 4.50%,
           11/1/05 (Sinking Fd 2/22/04 @ 100)          236
     200  Housing & Finance Authority, Single
           Family Program, Series C-3, 4.70%,
           10/1/22 (Sinking Fd 10/3/07 @ 100)          208
   2,000  Larimer County School District No. R1,
           GO, 5.50%, 12/15/09                       2,198
   1,465  Summitt County School District No. RE1,
           GO, 5.75%, 12/1/12 (Callable
           12/1/11 @ 100)                            1,633
          --------------------------------------- --------
          Total                                     18,528
          --------------------------------------- --------
          Connecticut (0.6%):
          ---------------------------------------
   2,000  New Haven, Series B, GO, 5.75%, 11/1/09    2,234
          --------------------------------------- --------
          Florida (2.9%):
          ---------------------------------------
   4,170  Capital Projects Financial Authority,
           Revenue, Airports Project, Series I,
           4.25%, 6/1/04                             4,310
   2,800  Dade County School District, GO,
           6.50%, 8/1/03                             2,985
   1,000  Hillsborough County Florida Development
           Authority Revenue, Allegany Health
           Systems-J. Knox Village, 6.38%,
           12/1/12 (Sinking Fd 12/1/03 @ 100)        1,029
   2,000  Lakeland Electric & Water Revenue, ETM,
           5.90%, 10/1/07                            2,236
          --------------------------------------- --------
          Total                                     10,560
          --------------------------------------- --------
          Georgia (0.5%):
          ---------------------------------------
   1,500  State, Series B, GO, 5.95%, 3/1/08         1,671
          --------------------------------------- --------
          Hawaii (0.5%):
          ---------------------------------------
   1,025  Honolulu City & County, Series A, GO,
           ETM, 5.60%, 1/1/05                        1,098
     765  State Highway Revenue, 5.50%, 7/1/10         832
          --------------------------------------- --------
          Total                                      1,930
          --------------------------------------- --------
          Illinois (6.2%):
          ---------------------------------------
   3,000  Chicago Metropolitan Water Reclamation
           District, Capital Improvement, GO,
           5.50%, 12/1/10                            3,270
   2,000  Chicago Metropolitan Water Reclamation
           District, Series B, GO, 5.00%, 12/1/05    2,138

Principal                Security
 Amount                 Description                Value
--------- --------------------------------------- --------
          Illinois (continued)
          ---------------------------------------
$  1,000  Chicago Metropolitan Water Reclamation
           District, Working Cash Fund, GO,
           5.90%, 12/1/04                         $  1,092
   3,205  Chicago Single Family Mortgage Revenue,
           Series C, (AMT), 4.10%, 10/1/09
           (Sinking Fd 1/6/04 @100)                  3,207
   1,075  Macon County School District No. 061,
           GO, 5.00%, 12/1/07                        1,147
   3,135  Northwest Suburban Municipal Joint
           Action, Water Agency, Water Supply
           System, Series A, 5.25%, 5/1/04
           (Callable 5/1/03 @ 102)                   3,299
   1,300  State Development Financial Authority
           Revenue, Elmhurst Community School,
           6.38%, 1/1/15 (Callable 1/1/11 @ 100)     1,468
   4,000  State Development Finance Authority,
           Pollution Control Revenue,
           Commonwealth Edison, 5.30%, 1/15/04       4,210
   1,470  State Development Financial Authority
           Revenue, Elmhurst Community School,
           6.38%, 1/1/16 (Callable 1/1/11 @ 100)     1,643
   1,345  University of Illinois Certification
           Participation, 5.38%, 8/15/14
           (Callable 8/15/11 @ 100)                  1,420
          --------------------------------------- --------
          Total                                     22,894
          --------------------------------------- --------
          Indiana (4.0%):
          ---------------------------------------
   1,720  Indianapolis Local Public Improvements,
           Series A, 4.50%, 7/1/04                   1,799
   1,400  Michigan City Independent School
           Building Corp., 5.00%, 7/5/09             1,476
   1,265  Michigan City Independent Schools
           Building Corp., 5.00%, 1/5/05             1,335
   2,000  Municipal Power Supply Agency System
           Revenue, Series B, 5.88%, 1/1/10          2,226
   3,000  Municipal Power Supply Agency System
           Revenue, Series B, 6.00%, 1/1/13          3,372
   1,275  Munster School Building Corp., 5.70%,
           7/15/10 (Sinking Fd 1/15/05 @ 100)        1,383
   2,000  South Bend Community School Corp.,
           Riley School Building Corp., 5.25%,
           7/1/12 (Callable 7/1/08 @ 101)            2,099
   1,000  Tippecanoe County Independent
           Elementary School Building Corp.,
           5.10%, 7/15/06                            1,071
          --------------------------------------- --------
          Total                                     14,761
          --------------------------------------- --------

                                  - Continued -

Fifth Third Intermediate Municipal Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                  Security
 Amount                   Description                   Value
--------- -------------------------------------------- --------
          Kentucky (0.6%):
          --------------------------------------------
$  2,000  State Turnpike Authority Economic
           Development Revenue, Revitalization
           Project, Series A, 5.50%, 7/1/10            $  2,181
          -------------------------------------------- --------
          Massachusetts (0.7%):
          --------------------------------------------
   2,500  State Water Pollution Abatement, Series 7,
           5.25%, 2/1/12
           (Callable 8/1/11 @ 100)                        2,666
          -------------------------------------------- --------
          Michigan (16.9%):
          --------------------------------------------
   2,215  Battle Creek Downtown Development
           Authority, 6.00%, 5/1/07                       2,450
   4,000  Battle Creek Downtown Development
           Authority, 7.30%, 5/1/10 (Sinking Fd
           5/1/04 @ 100)                                  4,499
     300  Cadillac Area Public Schools, GO,
           7.25%, 5/1/05                                    339
   6,000  Detroit Water Supply System, Permanent
           Linked Bonds, 5.25%, 7/1/13
           (Callable 7/1/04 @ 102)                        6,187
   1,350  Detroit, City School District, Series A, GO,
           5.50%, 5/15/15
           (Callable 5/1/12 @ 100)                        1,441
   1,195  Detroit, GO, (AMT), 5.50%, 4/1/08               1,285
   1,525  Detroit, Series A, GO, 4.10%, 4/1/03            1,559
   1,000  Detroit, Series A, GO, 6.70%, 4/1/10
           (Sinking Fd 4/1/05 @ 100)                      1,123
   2,785  Forest Hills Public Schools, GO,
           5.25%, 5/1/09                                  2,986
     565  Grand Rapids & Kent County Joint
           Building Authority, GO, 5.50%, 10/1/08           619
   1,000  Grand Rapids Water Supply, 5.00%, 1/1/08        1,058
   1,700  Greater Detroit Resource Recovery
           Authority, Series A, 5.50%, 12/13/04,
           Series A                                       1,837
     590  Higher Education Facilities Authority
           Revenue, Kalamazoo College Project,
           5.25%, 12/1/05                                   634
     725  Higher Education Facilities Authority
           Revenue, Kalamazoo College Project,
           5.25%, 12/1/06                                   779
     765  Higher Education Facilities Authority
           Revenue, Kalamazoo College Project,
           5.25%, 12/1/07                                   819
     250  Higher Education Facilities Authority
           Revenue, Hope College Project, 4.50%,
           10/1/07                                          254

Principal                 Security
 Amount                  Description                 Value
--------- ----------------------------------------- --------
          Michigan (continued)
          -----------------------------------------
$  3,885  Higher Education Student Loan Authority
           Revenue, Series XII-Q, (AMT), 5.05%,
           9/1/08                                   $  4,059
   1,000  Higher Education Student Loan Authority
           Revenue, Series XII-W, (AMT), 4.60%,
           9/1/08                                      1,015
   4,225  Higher Education Student Loan Authority
           Revenue, Series XII-W, (AMT), 5.20%,
           9/1/08                                      4,467
   2,000  Kalamazoo Hospital Finance Authority,
           Refunding & Improvement, Bronson
           Methodist Hospital, 5.35%, 5/15/06          2,147
   1,075  Kent Hospital Financial Authority,
           Revenue, Spectrum Health, Series A,
           5.25%, 1/15/09                              1,123
     590  Michigan Higher Education Facilities
           Authority Revenue, Hope College
           Project, 4.80%, 10/1/10
           (Callable 10/1/09 @ 100)                      585
     200  Michigan Higher Education Facilities
           Authority, Hope College Project, 4.70%,
           10/1/09                                       201
   1,165  Michigan State Hospital Financial
           Authority Revenue, Edward W. Sparrow
           Hospital, 5.25%, 11/15/09                   1,263
   1,005  Montague Public School District, GO,
           5.50%, 5/1/12
           (Callable 11/1/11 @ 100)                    1,087
   1,500  Municipal Bond Authority Revenue,
           7.00%, 11/1/03                              1,630
     340  Muskegon Michigan Water System, Series
           A, 5.25%, 11/1/09                             366
     300  Oakland County Economic Development
           Corp., Limited Obligation Revenue,
           Moody Family L.L.C. Project, (AMT),
           1.70%*, 9/1/12                                300
   1,115  South Macomb Disposal Authority
           Revenue, 5.00%, 9/1/08                      1,182
   1,700  State Building Authority Revenue, State
           Police Communications III, 5.00%,
           10/1/05                                     1,816
   1,450  State Hospital Finance Authority Revenue,
           ETM, St. John's Hospital & Medical
           Center, 5.00%, 5/15/06                      1,552
   1,125  State Hospital Financial Authority
           Revenue, Edward W. Sparrow Group,
           5.25%, 11/15/08                             1,175

                                  - Continued -

Fifth Third Intermediate Municipal Bond Fund

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                 Security
 Amount                  Description                 Value
--------- ----------------------------------------- --------
          Michigan (continued)
          -----------------------------------------
$    415  State Hospital Financial Authority
           Revenue, Edward W. Sparrow Hospital,
           4.00%, 11/15/02                          $    420
     765  State Housing Development Authority,
           (AMT), 3.45%, 12/1/02                         778
   2,300  State Strategic Fund, Limited Obligation
           Revenue, Ford Motor Co. Project, Series
           A, 7.10%, 2/1/06                            2,521
   1,000  State Strategic Fund, Limited Obligation
           Revenue, Hope Network Project, Series
           B, 4.80%, 9/1/08, Series B                  1,040
     500  State Strategic Fund, Limited Obligation
           Revenue, HP Pelzer, Inc. Troy Project,
           (AMT), 1.70%*, 3/1/11                         500
   3,500  State Underground Storage Tank Financial
           Assurance Authority, Series I, 6.00%,
           5/1/05                                      3,823
   1,580  State, Strategic Fund, Environmental
           Research, 4.75%, 10/1/15, Mandatory
           Put 10/1/03 @ 100                           1,580
          ----------------------------------------- --------
          Total                                       62,499
          ----------------------------------------- --------
          Minnesota (3.7%):
          -----------------------------------------
   1,745  Arden Hills Housing & Healthcare
           Facilities Revenue, Presbyterian Homes,
           Series B, 1.55%*, 9/1/29                    1,745
   2,500  Dakota County, Capital Improvements,
           Series C, GO, 4.50%, 2/1/06                 2,610
   2,855  Minneapolis & St. Paul Airport Revenue,
           Series B, (AMT), 5.00%, 1/1/05              2,983
   3,020  Minneapolis, Series B, GO, 4.75%, 12/1/09    3,173
   1,900  Minneapolis, Series B, GO, 4.75%, 12/1/10
           (Callable 12/1/9 @ 100)                     1,977
   1,285  Osseo Independent School District No.
           279, Series C, GO, 4.00%, 2/1/01            1,258
          ----------------------------------------- --------
          Total                                       13,746
          ----------------------------------------- --------
          Mississippi (0.4%):
          -----------------------------------------
     500  State, Series A, GO, 5.25%, 12/1/07            541
     690  State, Series A, GO, 5.25%, 12/1/08            746
          ----------------------------------------- --------
          Total                                        1,287
          ----------------------------------------- --------

Principal                 Security
 Amount                  Description                  Value
--------- ------------------------------------------ --------
          Missouri (0.6%):
          ------------------------------------------
$  2,000  Clay County Public School District No. 53,
           Liberty Direct Deposit Program, GO,
           6.25%, 3/1/17
           (Callable 3/1/10 @ 100)                   $  2,254
          ------------------------------------------ --------
          Nevada (1.4%):
          ------------------------------------------
   3,700  Clark County School District, Series B,
           GO, 5.50%, 6/15/08                           4,019
   1,000  Washoe County School District, GO,
           5.00%, 6/1/09                                1,056
          ------------------------------------------ --------
          Total                                         5,075
          ------------------------------------------ --------
          New Jersey (3.3%):
          ------------------------------------------
   6,000  Economic Development Authority, Market
           Transition Facility, Senior Lien, Series
           A, 7.00%, 7/1/04                             6,622
   2,500  Ocean County Utilities Authority,
           Wastewater, Refunding, 6.00%, 1/1/07         2,763
   2,500  State Turnpike Authority Revenue, Series
           A, 6.00%, 1/1/13                             2,836
          ------------------------------------------ --------
          Total                                        12,221
          ------------------------------------------ --------
          New Mexico (0.6%):
          ------------------------------------------
   1,970  Bernalillo County, Gross Receipts Tax
           Revenue, 4.00%, 6/15/03                      2,025
          ------------------------------------------ --------
          New York (2.1%):
          ------------------------------------------
   1,030  Metropolitan Transportation Authority,
           Series M, 5.50%, 7/1/08                      1,130
   2,000  New York City, Series F, GO,
           5.50%, 8/1/06                                2,151
   4,000  State Throughway Authority, Series B,
           5.50%, 4/1/08                                4,369
          ------------------------------------------ --------
          Total                                         7,650
          ------------------------------------------ --------
          North Carolina (0.6%):
          ------------------------------------------
   2,000  North Carolina Municipal Power Agency
           No. 1, Catawba Electric, 5.90%, 1/1/03       2,059
          ------------------------------------------ --------
          Ohio (4.4%):
          ------------------------------------------
     500  Cleveland Airport Systems Revenue, Series
           A, (AMT), 5.50%, 1/1/04.                       524
   2,710  Cuhayoga County, Capital Improvements,
           GO, 5.00%, 12/1/08                           2,894
   3,465  Cuhayoga County Capital Improvements,
           GO, 5.00%, 12/1/07                           3,711

                                  - Continued -

Fifth Third Intermediate Municipal Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                  Security
 Amount                   Description                  Value
--------- ------------------------------------------- --------
          Ohio (continued)
          -------------------------------------------
$  1,000  Gateway Economic Development Corp.,
           Greater Cleveland Excise Tax Revenue,
           Senior Lien, (AMT), 5.13%, 9/1/05          $  1,065
   2,715  Housing Financial Agency Management
           Revenue, Series A-1, (AMT), 5.35%,
           9/1/05                                        2,864
   2,000  State Higher Education, Capital Facilities,
           Series II-A, Revenue, 5.50%, 12/1/07          2,191
   1,000  State Water Development Authority,
           6.00%, 6/1/05                                 1,093
   1,060  Summit County, GO, 5.75%, 12/1/07              1,176
     400  Summit County, GO, 6.00%, 12/1/09                452
          ------------------------------------------- --------
          Total                                         15,970
          ------------------------------------------- --------
          Oklahoma (0.3%):
          -------------------------------------------
   1,000  State Highway Capital Improvements
           Authority Revenue, 5.00%, 12/1/07             1,072
          ------------------------------------------- --------
          Oregon (1.8%):
          -------------------------------------------
   1,030  Jackson County School District No 009,
           Eagle Point, GO, 5.00%, 6/15/08               1,096
   1,060  Jackson County School District No. 009,
           Eagle Point, GO, 5.00%, 6/15/09               1,124
   1,045  State Department of Transportation,
           Highway Usertax Revenue,
           5.00%, 11/15/05                               1,120
   2,000  Washington County Sewer Agency, Senior
           Lien, Series A, 5.75%, 10/1/12                2,231
   1,000  Yamhill County School District, GO,
           6.10%, 6/1/11
           (Sinking Fd 6/1/04 @ 100)                     1,091
          ------------------------------------------- --------
          Total                                          6,662
          ------------------------------------------- --------
          Pennsylvania (2.1%):
          -------------------------------------------
   4,135  Chartiers Valley Joint School, ETM,
           6.15%, 3/1/07 (Sinking Fd 12/12/06 @
           100)                                          4,530
   3,000  State, GO, 5.00%, 10/1/05                      3,206
          ------------------------------------------- --------
          Total                                          7,736
          ------------------------------------------- --------
          Rhode Island (0.8%):
          -------------------------------------------
   2,535  State Depositors Economic Protection
           Corp., Series A, ETM, 5.88%, 8/1/11
           (Sinking Fd 7/1/11 @ 100)                     2,868
          ------------------------------------------- --------

Principal                 Security
 Amount                  Description                 Value
--------- ----------------------------------------- --------
          South Carolina (0.3%):
          -----------------------------------------
$    890  Anderson County School District No. 002,
           Series B, GO, 6.00%, 3/1/13, (Callable
           3/1/10 @ 101)                            $    995
          ----------------------------------------- --------
          South Dakota (0.7%):
          -----------------------------------------
   2,375  Heartland Consumers Power District
           Electric Revenue, 6.00%, 1/1/09
           (Sinking Fd 7/29/07 @ 100)                  2,589
          ----------------------------------------- --------
          Tennessee (0.2%):
          -----------------------------------------
     600  Shelby County Health, Educational, &
           Housing Facilities Board, Revenue, St.
           Jude's Children's Research, 4.65%,
           7/1/04                                        622
          ----------------------------------------- --------
          Texas (9.3%):
          -----------------------------------------
   2,475  Austin, GO, 5.25%, 9/1/06                    2,665
     400  Brownsville Independent School District,
           GO, 7.25%, 8/15/04                            446
   3,000  Dallas Waterworks & Sewer Systems
           Revenue, 5.25%, 10/1/09                     3,215
   1,900  Houston Airport System Revenue, Series
           A, (AMT), 5.00%, 7/1/05                     2,013
   1,500  Houston Water & Sewer System Revenue,
           Junior Lien, Series C, 5.75%, 12/1/03       1,600
   2,500  Houston Water & Sewer Systems Revenue,
           Junior Lien, Series A, 5.50%, 12/1/14
           (Callable 12/1/11 @ 100)                    2,671
   2,000  Judson Independent School District, GO,
           5.50%, 2/1/09                               2,166
   1,500  Lubbock Industrial Development Revenue,
           McLane Co. Project, 1.55%*, 10/1/06         1,500
   1,425  North Texas Municipal Water District,
           5.00%, 9/1/06                               1,526
   1,050  Round Rock Independent School District,
           GO, 5.25%, 2/15/05                          1,116
   2,125  Round Rock Independent School District,
           GO, 6.50%, 8/1/08                           2,435
      95  San Antonio Water Revenue, ETM, 6.30%,
           5/15/04                                       103
   1,000  San Antonio, Series A, GO, 5.00%, 2/1/09     1,051
   5,595  State Public Finance Authority, Series A,
           GO, 6.50%, 10/1/04, Series A                6,165
   1,600  State, Series A, GO, 6.00%, 10/1/08          1,796
   2,340  Tarrant County, College District, GO,
           4.50%, 2/15/08                              2,408

                                  - Continued -

                  Fifth Third Intermediate Municipal Bond Fund
                  Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                  Security
 Amount                   Description                  Value
--------- ------------------------------------------- --------
          Texas (continued)
          -------------------------------------------
$  1,250  Tarrant County, College District, Series A,
           GO, 4.75%, 2/15/06                         $  1,315
          ------------------------------------------- --------
          Total                                         34,191
          ------------------------------------------- --------
          Utah (0.5%):
          -------------------------------------------
   1,530  St. George Water Revenue, Series A,
           5.60%, 6/1/10
           (Sinking Fd 6/1/05 @ 100)                     1,669
          ------------------------------------------- --------
          Virginia (1.8%):
          -------------------------------------------
   4,175  Metropolitan Washington DC Airports,
           Series B, (AMT), 5.50%, 10/1/05               4,466
   2,000  Richmond, GO, 5.38%, 7/15/13 (Callable
           7/15/11 @ 101)                                2,156
          ------------------------------------------- --------
          Total                                          6,622
          ------------------------------------------- --------
          Washington (4.7%):
          -------------------------------------------
   2,000  King County School District No. 415,
           Kent, Series A, GO, 5.55%, 12/1/11
           (Sinking Fd 10/29/10 @ 100)                   2,186
   1,010  Port Tacoma, Series A, GO, (AMT),
           4.90%, 12/1/07                                1,060
   1,000  State, Motor Vehicle Fuel Tax, R-92D,
           6.25%, 9/1/07                                 1,126
   6,500  State, Series A, GO, 5.50%, 9/1/05,
           Callable 9/1/04 @ 100                         6,893
   4,000  State, Series R-A, GO, 5.50%, 9/1/08           4,360
   1,570  Tacoma Washington Electric Systems
           Revenue, ETM, 6.00%, 1/1/06                   1,728
          ------------------------------------------- --------
          Total                                         17,353
          ------------------------------------------- --------
          Wisconsin (3.2%):
          -------------------------------------------
   1,000  Franklin Public School District, GO,
           5.00%, 4/1/09                                 1,057
   2,500  Milwaukee County Revenue, Milwaukee
           Public Museum, Series B, 4.35%, 6/1/29
           (Mandatory Put 12/1/04 @ 100)                 2,500
     100  Necedah Area School District, GO, 4.50%,
           3/1/09                                          103
   3,500  State Health & Educational Facilities
           Authority Revenue, Gunderden
           Lutheran, Series A, 1.50%*, 12/1/15           3,500
   4,180  State, Series 3, GO, 5.13%, 11/1/08            4,472
          ------------------------------------------- --------
          Total                                         11,632
          ------------------------------------------- --------
          Total Municipal Bonds                        340,569
          ------------------------------------------- --------

                        Security
  Shares               Description               Value
---------- ------------------------------------ --------
Money Market Funds (5.8%)
 9,003,434 Dreyfus Tax Exempt Money Market Fund $  9,003
12,372,297 Federated Tax Exempt Money Market
            Fund                                  12,373
           ------------------------------------ --------
           Total Money Market Funds               21,376
           ------------------------------------ --------
           Total Investments
           (Cost $350,382) (a) - 99.9%           365,697
           ------------------------------------ --------
           Other assets in excess of
           liabilities - 0.1%                      1,282
           ------------------------------------ --------
           NET ASSETS - 100.0%                  $366,979
           ------------------------------------ --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $15,315, which is composed of $15,602 appreciation and $287 depreciation at January 31, 2002.

* Variable rate security. Rate present represents rate in effect at January 31, 2002. Maturity date reflects actual maturity date.

    AMT--Alternative Minimum Tax

    ETM--Escrowed to Maturity

    GO--General Obligation

      (See Notes which are an integral part of the Financial Statements)

                       Fifth Third Intermediate Bond Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

 Principal                 Security
  Amount                  Description                 Value
----------- ---------------------------------------- --------
Asset Backed Securities (4.3%):
            Finance (2.2%):
            ----------------------------------------
$     5,000 Daimler Chrysler Auto Trust, Series
             2000-C, Class A4, 6.85%, 11/6/05        $  5,291
      5,000 MBNA Master Credit Card Trust,
             1.93%*, 8/15/05                            5,002
      3,000 MBNA Master Credit Card Trust Series
             2000-E, Class A, 7.80%, 10/15/12           3,361
      5,000 Toyota Auto Receivables Owner Trust,
             7.21%, 4/15/07                             5,307
            ---------------------------------------- --------
            Total                                      18,961
            ---------------------------------------- --------
            Finance-Consumer Loans (2.1%):
            ----------------------------------------
      7,000 Chase Manhattan Auto Owner Trust,
             4.55%, 8/15/05                             7,119
     10,000 Mellon Residential Funding
             Corporation, 6.92%, 3/25/30               10,427
            ---------------------------------------- --------
            Total                                      17,546
            ---------------------------------------- --------
            Total Asset Backed Securities              36,507
            ---------------------------------------- --------
Commercial Paper (9.1%):
            Bottled and Canned Soft
            Drinks (2.6%):
            ----------------------------------------
     22,200 Coca-Cola, 1.68%**, 1/12/02                22,186
            ---------------------------------------- --------
            Finance (1.5%):
            ----------------------------------------
     13,000 General Electric Capital Corp., 1.63%**,
             2/13/02                                   12,992
            ---------------------------------------- --------
            Food Products & Services (2.7%):
            ----------------------------------------
     23,000 Nestle, 1.59%**, 2/13/02                   22,987
            ---------------------------------------- --------
            Newspapers (2.3%):
            ----------------------------------------
     19,210 Gannett Company, Inc.,
             1.65%**, 2/13/02                          19,198
            ---------------------------------------- --------
            Total Commercial Paper                     77,363
            ---------------------------------------- --------
Corporate Bonds (45.5%):
            Banking (15.5%):
            ----------------------------------------
$    12,000 AmSouth Bancorp., 7.75%, 5/15/04           12,870
     15,000 Bank of America Corp., 7.40%, 1/15/11      16,149
      6,000 Bank of Montreal-Chicago,
             7.80%, 4/1/07                              6,549
      5,000 Bank One Corp., 6.88%, 8/1/06               5,325
     10,000 Bank One Corp., 5.90%, 11/15/11             9,712
      5,000 BB&T Corp, 7.05%, 5/23/03                   5,250
     10,000 BB&T Corp., 7.25%, 6/15/07                 10,741
      5,000 Huntington National Bank,
             7.63%, 1/15/03                             5,209

Principal                Security
 Amount                 Description               Value
---------- ------------------------------------- --------
           Banking (continued)
           -------------------------------------
$    8,000 Marshall & Ilsley Bank, 6.38%, 9/1/11 $  8,010
     5,000 MBNA American Bank, 7.25%, 9/15/02       5,113
     5,000 Mellon Bank, 7.38%, 5/15/07              5,488
     5,000 National City Bank, 6.25%, 3/15/11       4,963
     5,000 NCNB Corp., 9.38%, 9/15/09               5,904
     5,000 Norwest Corp., 6.50%, 6/1/05             5,278
     8,000 PNC Funding Corp., 6.13%, 2/15/09        7,892
     2,000 Washington Mutual Bank,
            2.35%*, 5/14/04                         1,995
     5,000 Washington Mutual Bank, 8.25%, 4/1/10    5,539
    10,000 Wells Fargo Bank, 6.45%, 2/1/01         10,255
           ------------------------------------- --------
           Total                                  132,242
           ------------------------------------- --------
           Brokers (2.3%):
           -------------------------------------
     7,000 Credit Suisse First Boston,
            6.50%, 1/15/12                          7,053
     7,000 Lehman Brothers Holdings,
            8.25%, 6/15/07                          7,761
     5,000 Salomon Smith Barney, 7.13%, 10/1/06     5,369
           ------------------------------------- --------
           Total                                   20,183
           ------------------------------------- --------
           Canada (1.3%):
           -------------------------------------
    10,000 Quebec Province, 7.00%, 1/30/07         10,750
           ------------------------------------- --------
           Data Processing and
           Preparation (0.9%):
           -------------------------------------
     7,500 First Data Corp., 5.63%, 11/15/01        7,303
           ------------------------------------- --------
           Equipment Leasing (0.7%):
           -------------------------------------
     6,000 Caterpillar Financial Asset Trust,
            4.85%, 4/25/07                          6,125
           ------------------------------------- --------
           Finance (14.2%):
           -------------------------------------
     4,550 Associates Corp., 5.80%, 4/20/04         4,749
     5,000 Boeing Capital Corp., 6.35%, 11/15/07    5,088
    14,000 Capital Auto Rec Asset Trust,
            4.16%, 7/16/07                         13,923
     5,000 CIT Group, Inc., 6.50%, 2/7/06           5,022
     5,000 Citigroup, Inc., 5.50%, 8/9/06           5,075
     9,000 Citigroup, Inc., 7.25%, 10/1/10          9,655
     4,000 Daimler Chrysler Auto Trust,
            3.71%, 7/6/04                           4,033
     5,000 Fleet Financial Group, 7.38%, 12/1/09    5,381
    10,000 Ford Motor Credit Corp.,
            7.38%, 10/28/09                        10,000
     8,400 Ford Motor Credit Corp.,
            9.03%, 12/30/09                         9,053

                                  - Continued -

                      Fifth Third Intermediate Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                 Security
 Amount                  Description                Value
---------- --------------------------------------- --------
           Finance (continued)
           ---------------------------------------
$    5,000 General Electric Capital Corporation,
            6.50%, 12/10/07                        $  5,313
     7,000 General Motors Acceptance Corp.,
            6.88%, 9/15/11                            6,872
     5,000 General Motors Acceptance Corp.,
            7.13%, 5/1/03                             5,156
     7,000 General Motors Acceptance Corp.,
            7.25%, 3/2/11                             7,051
    11,000 Household Finance Corp.,
            6.75%, 5/15/11                           10,953
     5,000 Household Finance Corp., 8.00%, 8/1/04     5,350
     7,000 Household Finance Corp, 5.75%, 1/30/07     6,903
     2,445 Mellon Residential Funding Corp.,
            6.58%, 7/25/29                            2,534
           --------------------------------------- --------
           Total                                    122,111
           --------------------------------------- --------
           Insurance (1.3%):
           ---------------------------------------
     5,000 St. Paul Companies, Inc., 7.19%, 8/2/07    5,275
     5,100 Travelers Group, Inc., 6.88%, 12/15/03     5,425
           --------------------------------------- --------
           Total                                     10,700
           --------------------------------------- --------
           Manufacturing (1.7%):
           ---------------------------------------
    15,000 Tyco International Group SA,
            6.75%, 2/15/11                           14,340
           --------------------------------------- --------
           Multimedia (0.6%):
           ---------------------------------------
     5,000 AOL Time Warner, Inc., 6.75%, 4/15/11      5,075
           --------------------------------------- --------
           Railroad Transportation (0.9%):
           ---------------------------------------
     7,000 Union Pacific Co., 6.34%, 11/25/03         7,254
           --------------------------------------- --------
           Rental Auto/Equipment (1.2%):
           ---------------------------------------
     6,000 Hertz Corp., 7.63%, 8/15/07                6,023
     5,000 Hertz Corp., 6.25%, 3/15/09                4,585
           --------------------------------------- --------
           Total                                     10,608
           --------------------------------------- --------
           Telecommunications (4.9%):
           ---------------------------------------
     2,000 AT&T Canada, Inc., 7.65%, 9/15/06            660
    10,000 Cox Communications, Inc.,
            7.75%, 11/1/10                           10,684
     5,000 GTE California, Inc., 7.65%, 3/15/07       5,494
    10,000 Sprint Capital Corp., 6.13%, 11/15/08      9,700
     5,000 Verizon Wireless, Inc., 5.38%, 12/15/06    4,950

  Principal              Security
   Amount               Description            Value
 -----------  ------------------------------  --------
              Telecommunications (continued)
              ------------------------------
$     6,000   WorldCom, Inc., 6.50%, 5/15/04  $  6,017
      5,000   WorldCom, Inc., 7.50%, 5/15/11     4,881
              ------------------------------  --------
              Total                             42,386
              ------------------------------  --------
              Total Corporate Bonds            389,077
              ------------------------------  --------
U.S. Government Agencies (35.0%):
              Fannie Mae (19.2%):
              ------------------------------
     10,000   5.00%, 1/7/04                     10,040
     30,500   6.50%, 8/15/04                    32,455
      7,750   7.13%, 2/15/05                     8,429
     43,000   7.00%, 7/15/05                    46,715
     19,000   6.00%, 12/15/05                   20,008
     10,000   5.50%, 2/15/06                    10,327
     16,600   5.25%, 1/15/09                    16,491
      9,000   6.63%, 9/15/09                     9,657
      8,000   7.25%, 1/15/10                     8,895
              ------------------------------  --------
              Total                            163,017
              ------------------------------  --------
              Federal Home Loan Bank (0.6%):
              ------------------------------
      5,000   6.49%, 1/8/04                      5,281
              ------------------------------  --------
              Freddie Mac (14.4%):
              ------------------------------
     28,500   6.25%, 7/15/04                    30,182
     10,410   8.12%, 1/31/05                    11,603
      3,000   7.22%, 6/14/06                     3,287
     32,000   6.50%, 3/15/31                    32,216
     44,700   7.00%, 6/15/31                    45,712
              ------------------------------  --------
              Total                            123,000
              ------------------------------  --------
              Government National Mortgage
              Association (0.8%):
              ------------------------------
      6,235   9.50%, 12/15/09                    6,829
              ------------------------------  --------
              Total U.S. Government Agencies   298,127
              ------------------------------  --------
U.S. Government Treasury Obligations (10.7%):
              U.S. Treasury Notes (10.7%):
              ------------------------------
     11,400   5.75%, 8/15/03                    11,912
     40,000   3.63%, 8/31/03                    40,506
      2,500   2.75%, 10/31/03                    2,492
     36,450   5.00%, 8/15/01                    36,359
              ------------------------------  --------
              Total U.S. Government Treasury
               Obligations                      91,269
              ------------------------------  --------

                                  - Continued -

                      Fifth Third Intermediate Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

                       Security
  Shares              Description             Value
---------- --------------------------------- --------
Money Market Funds (3.3%)
 4,710,834 Dreyfus Cash Management Money
            Market Fund                      $  4,711
23,054,985 Federated Prime Value Obligations
            Money Market Fund                  23,055
           --------------------------------- --------
           Total Money Market Funds            27,766
           --------------------------------- --------
           Total Investments
           (Cost $905,777) (a) - 107.9%       920,109
           --------------------------------- --------
           Liabilities in excess of other
           assets - (7.9)%                    (67,646)
           --------------------------------- --------
           NET ASSETS - 100.0%               $852,463
           --------------------------------- --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $14,332, which is composed of $18,007 appreciation and $3,675 depreciation at January 31, 2002.

* Variable rate security. Rate present represents rate in effect at January 31, 2002. Maturity date reflects actual maturity date.

**  Effective yield at purchase.

      (See Notes which are an integral part of the Financial Statements)

                        Fifth Third Short Term Bond Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

Principal                 Security
 Amount                  Description                Value
---------- --------------------------------------- --------
Asset Backed Securities (3.1%):
$    3,000 Daimler Chrysler Auto Trust,
            7.23%, 1/6/05                          $  3,149
     5,000 MBNA Master Credit Card Trust, Series
            1997-F, Class A 6.60%, 11/15/04           5,082
           --------------------------------------- --------
           Total Asset Backed Securities              8,231
           --------------------------------------- --------
Corporate Bonds (58.2%):
           Bank Holding Companies (8.7%):
           ---------------------------------------
     5,000 Bank of America, 2.05%, 10/22/04           5,006
     4,000 First of America, 8.50%, 2/1/04            4,325
     3,500 Marshall & Ilsley Corp., 6.38%, 7/15/03    3,649
     5,000 Norwest Financial Inc., 6.38%, 7/16/02     5,087
     5,000 PNC Funding Corp., 2.25%, 10/29/04         5,002
           --------------------------------------- --------
           Total                                     23,069
           --------------------------------------- --------
           Banking, Finance & Insurance (31.4%):
           ---------------------------------------
     4,000 American Express Master Trust Series
            1998-1, 5.90%, 4/15/04                    4,134
     5,000 AmSouth Bancorp, 7.75%, 5/15/04            5,362
     5,000 Associates Corporation NA,
            5.50%, 2/15/04                            5,200
     2,500 CIT Group, Inc., 5.92%, 1/15/03            2,556
     5,000 Citigroup, Inc., 6.63%, 9/15/05            5,338
     5,000 Countrywide Home Loan,
            6.84%, 10/22/04                           5,281
     2,000 First Union Corp., 6.95%, 11/1/04          2,128
     5,000 Fleetboston Financial Corp.,
            7.25% 9/15/05                             5,345
     5,000 Ford Motor Credit Co., 6.88%, 2/1/06       5,018
     5,000 General Motors Acceptance Corp.,
            4.19%, 7/20/04                            4,875
     3,000 Household Bank, 6.50%, 7/15/03             3,136
     4,000 Household Netherlands, 6.20%, 12/1/03      4,138
     5,000 Huntington National Bank,
            7.63%, 1/15/03                            5,209
     5,000 Lehman Brothers Holdings,
            7.25%, 10/15/03                           5,294
     4,500 Mellon Financial Co., 5.75%, 11/15/03      4,674
     5,000 Toyota Auto Receivable Owner Trust,
            Series 2000 B, Class A3,
            6.76%, 8/15/04                            5,153
     5,000 Transamerica Financial Corp.,
            7.25%, 8/15/02                            5,119
     5,000 Washington Mutual Bank,
            2.35%*, 5/14/04                           4,988
           --------------------------------------- --------
           Total                                     82,948
           --------------------------------------- --------

Principal                 Security
 Amount                  Description                 Value
---------- --------------------------------------- ---------
           Combined Real Estate,
           Insurance (2.0%):
           ---------------------------------------
$    5,000 St. Paul Companies, Inc.,
            7.88%, 4/15/05                         $   5,373
           --------------------------------------- ---------
           Electric Services (1.9%):
           ---------------------------------------
     5,000 Virginia Electric & Power Co.,
            5.38%, 2/1/07                              4,990
           --------------------------------------- ---------
           General Industrial Machinery (1.5%):
           ---------------------------------------
     4,000 Tyco International Group,
            6.38%, 2/15/06                             3,864
           --------------------------------------- ---------
           Leasing (1.9%):
           ---------------------------------------
     5,000 Hertz Corp., 6.00%, 1/15/03                 5,042
           --------------------------------------- ---------
           Motion Picture & Video
           Production (1.0%):
           ---------------------------------------
     2,500 Viacom, Inc., 6.75%, 1/15/03                2,582
           --------------------------------------- ---------
           Security Brokers and Dealers (3.8%):
           ---------------------------------------
     5,000 Bear Stearns Co., 5.70%, 1/15/07            4,975
           --------------------------------------- ---------
     5,000 Morgan Stanley Dean Witter,
            2.33%, 5/14/04                             4,986
           --------------------------------------- ---------
           Total                                       9,961
           --------------------------------------- ---------
           Telecommunications (4.0%):
           ---------------------------------------
     5,000 Sprint Capital Corp. 5.88% 5/1/04           5,093
     2,500 Verizon Wireless, Inc., 5.38%, 12/15/06     2,475
     3,000 WorldCom, Inc., 7.88%, 5/15/03              3,098
           --------------------------------------- ---------
           Total                                      10,666
           --------------------------------------- ---------
           Television Broadcasting (2.0%):
           ---------------------------------------
     5,000 Tele-Communications, Inc.,
            8.25%, 1/15/03                             5,194
           --------------------------------------- ---------
           Total Corporate Bonds                     153,689
           --------------------------------------- ---------
U.S. Government Treasury Obligations (2.3%):
           U.S. Treasury Notes (2.3%):
           ---------------------------------------
     5,500 6.50%, 10/15/06                             5,980
           --------------------------------------- ---------
           Total U.S. Government Treasury
            Obligations                                5,980
           --------------------------------------- ---------
U.S. Government Agencies (29.0%):
           Fannie Mae (13.4%):
           ---------------------------------------
     5,000 5.63%, 5/14/04                              5,219
    12,000 6.50%, 8/15/04                             12,769
     8,000 7.13%, 2/15/05                              8,701
     8,000 7.00%, 7/15/05                              8,691
           --------------------------------------- ---------
           Total                                      35,380
           --------------------------------------- ---------

                                  - Continued -

                       Fifth Third Short Term Bond Fund
                 Schedule of Portfolio Investments (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

 Shares or
 Principal              Security
  Amount               Description             Value
----------- --------------------------------- --------
            Freddie Mac (15.6%):
            ---------------------------------
$    12,000 7.38%, 5/15/03                    $ 12,719
      5,000 5.75%, 7/15/03                       5,213
     12,000 6.38%, 11/15/03                     12,653
     10,000 6.25%, 7/15/04                      10,590
            --------------------------------- --------
            Total                               41,175
            --------------------------------- --------
            Total U.S. Government Agencies      76,555
            --------------------------------- --------
Money Market Funds (6.2%)
 11,354,538 Dreyfus Cash Management Money
             Market Fund                        11,355
  5,016,012 Federated Prime Value Obligations
             Money Market Fund                   5,016
            --------------------------------- --------
            Total Money Market Funds            16,371
            --------------------------------- --------
            Total Investments (Cost $257,375)
            (a) - 98.8%                        260,826
            --------------------------------- --------
            Other assets in excess of
            liabilities - 1.2%                   3,118
            --------------------------------- --------
            NET ASSETS - 100.0%               $263,944
            --------------------------------- --------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $3,451, which is composed of $3,979 appreciation and $528 depreciation at January 31, 2002.

    NA--National Association

      (See Notes which are an integral part of the Financial Statements)

                      Fifth Third U.S. Government Bond Fund
                        Schedule of Portfolio Investments

January 31, 2002
(Unaudited)
(Amounts in thousands except share amounts)

--------------------------------------------------------------------------------

 Principal              Security
  Amount               Description             Value
----------  --------------------------------  -------
U.S. Government Agencies (66.7%):
            Fannie Mae (36.8%):
            --------------------------------
$    6,100  1.56%**, 2/13/02                  $ 6,096
     4,000  5.75%, 4/15/03                      4,153
     2,000  6.50%, 8/15/04                      2,128
     2,000  6.84%, 10/20/05                     2,123
     2,000  6.00%, 12/15/05                     2,106
     1,500  5.25%, 6/15/06                      1,530
     1,000  6.00%, 5/15/08                      1,042
     3,000  6.63%, 11/15/10                     3,211
            --------------------------------  -------
            Total                              22,389
            --------------------------------  -------
            Federal Farm Credit Bank (5.2%):
            --------------------------------
     2,000  5.10%, 11/24/03                     2,066
     1,000  6.60%, 7/7/06                       1,071
            --------------------------------  -------
            Total                               3,137
            --------------------------------  -------
            Federal Home Loan Bank (2.6%):
            --------------------------------
     1,500  6.09%, 6/2/06                       1,576
            --------------------------------  -------
            Freddie Mac (22.1%):
            --------------------------------
     4,000  7.38%, 5/15/03                      4,240
     3,150  5.50%, 9/15/11                      3,103
     6,000  6.50%, 3/15/31                      6,041
            --------------------------------  -------
            Total                              13,384
            --------------------------------  -------
            Total U.S. Government Agencies     40,486
            --------------------------------  -------
U.S. Government Treasury Obligations (37.2%):
            U.S. Treasury Bonds (7.1%):
            --------------------------------
     4,000  8.38%, 8/15/08                      4,323
            --------------------------------  -------
            U.S. Treasury Notes (30.1%):
            --------------------------------
     2,100  5.25%, 5/15/04                      2,189
     2,000  6.50%, 5/15/05                      2,159
     1,300  6.75%, 5/15/05                      1,412
     1,000  5.88%, 11/15/05                     1,062
     2,000  6.25%, 2/15//07                     2,158
     3,100  5.50%, 2/15/08                      3,233
     4,830  5.63%, 5/15/08                      5,062
     1,000  5.00%, 8/15/01                        998
            --------------------------------  -------
            Total                              18,273
            --------------------------------  -------
            Total U.S. Government Treasury
             Obligations                       22,596
            --------------------------------  -------

                       Security
 Shares               Description               Value
--------- ------------------------------------ -------
Money Market Funds (4.6%):
  973,719 Dreyfus Cash Management Money Market
           Fund                                $   974
1,806,884 Federated Government Obligations       1,807
          ------------------------------------ -------
          Total Money Market Funds               2,781
          ------------------------------------ -------
          Total Investments (Cost $64,826)
          (a) - 108.5%                          65,863
          ------------------------------------ -------
          Liabilities in excess of other
          assets - (8.5)%                       (5,133)
          ------------------------------------ -------
          NET ASSETS - 100.0%                  $60,730
          ------------------------------------ -------

(a) Cost for financial reporting and Federal tax purposes and differs from value by net unrealized appreciation of $1,037, which is composed of $1,271 appreciation and $234 depreciation at January 31, 2002.

**  Effective yield at purchase.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                     Statements of Assets and Liabilities
January 31, 2002
(Unaudited)
(Amounts in thousands except per share amounts)

--------------------------------------------------------------------------------



                                                                     Small Cap                                 Quality
                                                                      Growth   Mid Cap   Technology Pinnacle   Growth
                                                                       Fund     Fund        Fund      Fund      Fund
                                                                     --------- --------  ---------- --------  ----------
Assets:
Investments, at value (cost $488,252; $298,794; $58,818; $36,687;
 $971,747 and $223,097, respectively)                                $672,820  $320,792   $ 45,224  $ 41,630  $1,132,947
Cash                                                                       18        --         --        --          --
Collateral for securities loaned                                       19,825        --         --        --          --
Interest and dividends receivable                                         180        86          3         7         646
Receivable for investments sold                                         2,679     2,584         --       609          --
Receivable for Fund shares sold                                            67       870         80        14         266
Receivable from Advisor                                                     2        --         --        --          --
Net receivable for futures contracts                                       45        --         --        --          --
Other assets                                                               16       134         --        20         409
                                                                     --------  --------   --------  --------  ----------
  Total Assets                                                        695,652   324,466     45,307    42,280   1,134,268
                                                                     --------  --------   --------  --------  ----------
Liabilities:
Payable for investments purchased                                         384     1,456         --       402          --
Payable for securities loaned                                          19,825        --         --        --          --
Payable for Fund shares redeemed                                           13        33          6         8          84
Payable to Advisor and other affiliates                                   442       225         56       212         788
Distribution fees                                                           4        15          3         9         216
Other                                                                      60        25         47        --          --
                                                                     --------  --------   --------  --------  ----------
  Total Liabilities                                                    20,728     1,754        112       631       1,088
                                                                     --------  --------   --------  --------  ----------
Net Assets:
Paid-in Capital                                                       489,835   302,855     89,084    52,743     994,932
Accumulated net investment income/(loss)                                 (633)     (716)      (326)     (163)     (1,578)
Accumulated net realized gain/(loss) from investment transactions,
 futures and option contracts                                           1,089    (1,425)   (29,969)  (15,874)    (21,374)
Net unrealized appreciation/(depreciation) on investments and
 futures                                                              184,633    21,998    (13,594)    4,943     161,200
                                                                     --------  --------   --------  --------  ----------
  Net Assets                                                         $674,924  $322,712   $ 45,195  $ 41,649  $1,133,180
                                                                     ========  ========   ========  ========  ==========
Net Assets:
  Institutional Shares                                               $655,449  $273,394   $ 38,083  $ 24,830  $  778,315
  Investment A Shares                                                  19,086    42,712      5,739    15,029     322,432
  Investment B Shares                                                     167     5,062      1,035       375      20,911
  Investment C Shares                                                     221     1,485        337     1,415      11,521
  Advisor Shares                                                            1        59          1        NA           1
                                                                     --------  --------   --------  --------  ----------
  Total                                                              $674,924  $322,712   $ 45,195  $ 41,649  $1,133,180
                                                                     ========  ========   ========  ========  ==========
Shares of Beneficial Interest Outstanding
(Unlimited number of shares
authorized, no par value):
  Institutional Shares                                                 37,933    19,367      3,902     1,081      43,893
  Investment A Shares                                                   1,118     3,063        590       660      18,365
  Investment B Shares                                                      10       367        108        16       1,202
  Investment C Shares                                                      13       111         35        64         680
  Advisor Shares                                                           --/\       4         --/\      NA          --/\
                                                                     --------  --------   --------  --------  ----------
  Total                                                                39,074    22,912      4,635     1,821      64,140
                                                                     ========  ========   ========  ========  ==========
Net Asset Value
  Institutional Shares                                               $  17.28  $  14.12   $   9.76  $  22.97  $    17.73
                                                                     ========  ========   ========  ========  ==========
  Investment A Shares-redemption price per share                     $  17.07  $  13.94   $   9.72  $  22.77  $    17.56
                                                                     ========  ========   ========  ========  ==========
  Investment B Shares-offering price per share*                      $  17.22  $  13.82   $   9.62  $  22.82  $    17.40
                                                                     ========  ========   ========  ========  ==========
  Investment C Shares-offering price per share*                      $  17.23  $  13.34   $   9.59  $  22.21  $    16.95
                                                                     ========  ========   ========  ========  ==========
  Advisor Shares                                                     $  17.25  $  13.94   $   9.72        NA  $    17.54
                                                                     ========  ========   ========  ========  ==========
Maximum sales charge--Investment A Shares                               4.50%     4.50%      4.50%     4.50%       4.50%
Maximum Offering Price (100%/(100%-Maximum sales charge) of
 net asset value adjusted to the nearest cent) per share (Investment
 A Shares)                                                           $  17.87  $  14.60   $  10.18  $  23.84  $    18.39
                                                                     ========  ========   ========  ========  ==========

                                                                    Large Cap
                                                                      Growth
                                                                       Fund
                                                                     ---------
Assets:
Investments, at value (cost $488,252; $298,794; $58,818; $36,687;
 $971,747 and $223,097, respectively)                                $207,449
Cash                                                                       --
Collateral for securities loaned                                           --
Interest and dividends receivable                                         169
Receivable for investments sold                                            --
Receivable for Fund shares sold                                            --
Receivable from Advisor                                                    --
Net receivable for futures contracts                                       19
Other assets                                                               25
                                                                     --------
  Total Assets                                                        207,662
                                                                     --------
Liabilities:
Payable for investments purchased                                          --
Payable for securities loaned                                              --
Payable for Fund shares redeemed                                           --
Payable to Advisor and other affiliates                                   139
Distribution fees                                                          --
Other                                                                      22
                                                                     --------
  Total Liabilities                                                       161
                                                                     --------
Net Assets:
Paid-in Capital                                                       272,014
Accumulated net investment income/(loss)                                  129
Accumulated net realized gain/(loss) from investment transactions,
 futures and option contracts                                         (49,009)
Net unrealized appreciation/(depreciation) on investments and
 futures                                                              (15,633)
                                                                     --------
  Net Assets                                                         $207,501
                                                                     ========
Net Assets:
  Institutional Shares                                               $206,725
  Investment A Shares                                                     687
  Investment B Shares                                                      88
  Investment C Shares                                                       1
  Advisor Shares                                                           NA
                                                                     --------
  Total                                                              $207,501
                                                                     ========
Shares of Beneficial Interest Outstanding (Unlimited number of shares authorized, no par value):
  Institutional Shares                                                 24,810
  Investment A Shares                                                      83
  Investment B Shares                                                      11
  Investment C Shares                                                      --/\
  Advisor Shares                                                           NA
                                                                     --------
  Total                                                                24,904
                                                                     ========
Net Asset Value
  Institutional Shares                                               $   8.33
                                                                     ========
  Investment A Shares-redemption price per share                     $   8.32
                                                                     ========
  Investment B Shares-offering price per share*                      $   8.31
                                                                     ========
  Investment C Shares-offering price per share*                      $   8.31
                                                                     ========
  Advisor Shares                                                           NA
                                                                     ========
Maximum sales charge--Investment A Shares                               4.50%
Maximum Offering Price (100%/(100%-Maximum sales charge) of
 net asset value adjusted to the nearest cent) per share (Investment
 A Shares)                                                           $   8.71
                                                                     ========

--------
*    Redemption price per share varies by length of time shares are held.
/\   Represents fewer than five hundred shares outstanding.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
               Statements of Assets and Liabilities (continued)





January 31, 2002
(Unaudited)
(Amounts in thousands except per share amounts)

--------------------------------------------------------------------------------

                                                                   Equity   Large Cap  Equity            International
                                                                   Index      Value    Income  Balanced     Equity
                                                                    Fund      Fund      Fund     Fund        Fund
                                                                  --------  --------- -------- --------  -------------
Assets:
Investments, at value (cost $533,906; $342,697; $83,683;
 $372,099; $179,629 and $432,592, respectively)                   $804,367  $490,378  $107,926 $356,617    $145,386
Cash                                                                     2        --         4       --       8,329
Foreign currency, at value (cost $0; $0; $0; $0; $112 and $1,474,
 respectively)                                                          --        --        --       --         112
Collateral for securities loaned                                        --        --        --   11,823          --
Interest and dividends receivable                                      725       449       205    1,050          91
Receivable for investments sold                                        103        --        --       --          28
Receivable for forward foreign currency contracts                       --        --        --       --         436
Receivable for Fund shares sold                                         12        13        67      240         757
Receivable from Advisor                                                  3         2        --       --          --
Net receivable for futures contracts                                    78        --        --       --          --
Reclaims receivable                                                     --        --        --       --         230
Other assets                                                            17        12        32       90          --
                                                                  --------  --------  -------- --------    --------
  Total Assets                                                     805,307   490,854   108,234  369,820     155,369
                                                                  --------  --------  -------- --------    --------
Liabilities:
Payable for investments purchased                                      654        --        --    4,096          75
Payable for securities loaned                                           --        --        --   11,823          --
Payable for Fund shares redeemed                                        53        11         3       95           6
Payable to Advisor and other affiliates                                234       326        75      244         136
Distribution fees                                                        7         7         8       40           2
Other                                                                   70        48        --       --          53
                                                                  --------  --------  -------- --------    --------
  Total Liabilities                                                  1,018       392        86   16,298         272
                                                                  --------  --------  -------- --------    --------
Net Assets:
Paid-in Capital                                                    554,805   344,299    82,721  372,583     202,806
Accumulated net investment income/(loss)                               895       352        76      354        (621)
Accumulated net realized gain/(loss) from investment
 transactions, foreign currency, futures and option contracts      (21,783)   (1,870)    1,108   (3,933)    (13,147)
Net unrealized appreciation/(depreciation) on investments,
 futures contracts and translation of assets and liabilities in
 foreign currencies                                                270,372   147,681    24,243  (15,482)    (33,941)
                                                                  --------  --------  -------- --------    --------
  Net Assets                                                      $804,289  $490,462  $108,148 $353,522    $155,097
                                                                  ========  ========  ======== ========    ========
Net Assets
  Institutional Shares                                            $772,998  $459,924  $ 90,063 $230,629    $147,443
  Investment A Shares                                               30,717    30,457    14,737  102,456       7,337
  Investment B Shares                                                  515        80     2,682   13,854         169
  Investment C Shares                                                   58         1       666    6,569         148
  Advisor Shares                                                         1        NA        NA       14          NA
                                                                  --------  --------  -------- --------    --------
  Total                                                           $804,289  $490,462  $108,148 $353,522    $155,097
                                                                  ========  ========  ======== ========    ========
Shares of Beneficial Interest Outstanding
(Unlimited number of shares authorized, no par value):

  Institutional Shares                                              35,826    33,266     7,395   17,685      18,317
  Investment A Shares                                                1,426     2,228     1,212    7,887         913
  Investment B Shares                                                   24         6       218    1,075          21
  Investment C Shares                                                    3        --/\      55      510          19
  Advisor Shares                                                        --/\       NA        NA        1          NA
                                                                  --------  --------  -------- --------    --------
  Total                                                             37,279    35,500     8,880   27,158      19,270
                                                                  ========  ========  ======== ========    ========
Net Asset Value
  Institutional Shares                                            $  21.58  $  13.83  $  12.18 $  13.04    $   8.05
                                                                  ========  ========  ======== ========    ========
  Investment A Shares-redemption price per share                  $  21.54  $  13.67  $  12.16 $  12.99    $   8.03
                                                                  ========  ========  ======== ========    ========
  Investment B Shares-offering price per share*                   $  21.53  $  13.79  $  12.30 $  12.89    $   8.04
                                                                  ========  ========  ======== ========    ========
  Investment C Shares-offering price per share*                   $  21.54  $  13.80  $  12.15 $  12.87    $   7.82
                                                                  ========  ========  ======== ========    ========
  Advisor Shares                                                  $  21.57        NA        NA $  12.98          NA
                                                                  ========  ========  ======== ========    ========
Maximum sales charge-Investment A Shares                             4.50%     4.50%     4.50%    4.50%       4.50%
Maximum offering price per share (100%/(100%-Maximum
 sales charge) of net asset value adjusted to the nearest cent)
 per share (Investment A Shares)                                  $  22.55  $  14.31  $  12.73 $  13.60    $   8.41
                                                                  ========  ========  ======== ========    ========

                                                                  International
                                                                      GDP
                                                                      Fund
                                                                  -------------
Assets:
Investments, at value (cost $533,906; $342,697; $83,683;
 $372,099; $179,629 and $432,592, respectively)                     $354,314
Cash                                                                      --
Foreign currency, at value (cost $0; $0; $0; $0; $112 and $1,474,
 respectively )                                                        1,438
Collateral for securities loaned                                          --
Interest and dividends receivable                                        243
Receivable for investments sold                                            6
Receivable for forward foreign currency contracts                         --
Receivable for Fund shares sold                                           32
Receivable from Advisor                                                    2
Net receivable for futures contracts                                      --
Reclaims receivable                                                      248
Other assets                                                              15
                                                                    --------
  Total Assets                                                       356,298
                                                                    --------
Liabilities:
Payable for investments purchased                                         --
Payable for securities loaned                                             --
Payable for Fund shares redeemed                                           2
Payable to Advisor and other affiliates                                  326
Distribution fees                                                          2
Other                                                                     92
                                                                    --------
  Total Liabilities                                                      422
                                                                    --------
Net Assets:
Paid-in Capital                                                      440,598
Accumulated net investment income/(loss)                              (2,539)
Accumulated net realized gain/(loss) from investment
 transactions, foreign currency, futures and option contracts         (3,799)
Net unrealized appreciation/(depreciation) on investments,
 futures contracts and translation of assets and liabilities in
 foreign currencies                                                  (78,384)
                                                                    --------
  Net Assets                                                        $355,876
                                                                    ========
Net Assets
  Institutional Shares                                              $347,447
  Investment A Shares                                                  8,417
  Investment B Shares                                                     11
  Investment C Shares                                                      1
  Advisor Shares                                                          NA
                                                                    --------
  Total                                                             $355,876
                                                                    ========
Shares of Beneficial Interest Outstanding (Unlimited number of shares authorized, no par value):

  Institutional Shares                                                32,309
  Investment A Shares                                                    795
  Investment B Shares                                                      1
  Investment C Shares                                                     --/\
  Advisor Shares                                                          NA
                                                                    --------
  Total                                                               33,105
                                                                    ========
Net Asset Value
  Institutional Shares                                              $  10.75
                                                                    ========
  Investment A Shares-redemption price per share                    $  10.58
                                                                    ========
  Investment B Shares-offering price per share*                     $  10.73
                                                                    ========
  Investment C Shares-offering price per share*                     $  10.74
                                                                    ========
  Advisor Shares                                                          NA
                                                                    ========
Maximum sales charge-Investment A Shares                               4.50%
Maximum offering price per share (100%/(100%-Maximum
 sales charge) of net asset value adjusted to the nearest cent)
 per share (Investment A Shares)                                    $  11.08
                                                                    ========

--------
*    Redemption price per share varies by length of time shares are held.
/\   Represents fewer than five hundred shares outstanding.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
               Statements of Assets and Liabilities (continued)
January 31, 2002
(Unaudited)
(Amounts in thousands except per share amounts)

--------------------------------------------------------------------------------

                                                                                      Michigan    Ohio
                                                                                      Municipal Municipal Municipal
                                                                                        Bond      Bond      Bond      Bond
                                                                                        Fund      Fund      Fund      Fund
                                                                                      --------- --------- --------- --------
Assets:
Investments, at value (cost $82,945; $180,222; $109,983 and $495,807, respectively)    $85,949  $186,423  $116,333  $500,267
Collateral for securities loaned                                                            --        --        --    61,041
Interest and dividends receivable                                                        1,048     2,001     1,300     5,649
Receivable for investments sold                                                             --        --       979        --
Receivable for Fund shares sold                                                             --        30     1,500       214
Receivable from Advisor                                                                      1        --         1         3
Other assets                                                                                 4       141         8        97
                                                                                       -------  --------  --------  --------
  Total Assets                                                                          87,002   188,595   120,121   567,271
                                                                                       -------  --------  --------  --------
Liabilities:
Payable for investments purchased                                                           --        --       973    43,460
Payable for securities loaned                                                               --        --        --    61,041
Payable for Fund shares redeemed                                                            --       507        --         1
Payable to Advisor and other affiliates                                                     31        95        58       243
Distribution fees                                                                           --         8         1        12
Other                                                                                       11        --        10        --
                                                                                       -------  --------  --------  --------
  Total Liabilities                                                                         42       610     1,042   104,757
                                                                                       -------  --------  --------  --------
Net Assets:
Paid-in Capital                                                                         83,861   183,389   111,960   468,811
Accumulated net investment income                                                            2       196         5    (3,224)
Accumulated net realized gain/(loss) from investment transactions                           93    (1,801)      764    (7,533)
Net unrealized appreciation on investments                                               3,004     6,201     6,350     4,460
                                                                                       -------  --------  --------  --------
  Net Assets                                                                           $86,960  $187,985  $119,079  $462,514
                                                                                       =======  ========  ========  ========
Net Assets
  Institutional Shares                                                                 $83,275  $168,258  $117,381  $436,586
  Investment A Shares                                                                    3,653    15,498     1,469    19,463
  Investment B Shares                                                                       31     2,107       121     5,053
  Investment C Shares                                                                        1     2,122       107     1,411
  Advisor Shares                                                                            NA        NA         1         1
                                                                                       -------  --------  --------  --------
  Total                                                                                $86,960  $187,985  $119,079  $462,514
                                                                                       =======  ========  ========  ========
Shares of Beneficial Interest
(Unlimited number of shares authorized, no par value):
  Institutional Shares                                                                   8,109    16,358    11,176    44,440
  Investment A Shares                                                                      356     1,506       139     1,984
  Investment B Shares                                                                        3       208        12       515
  Investment C Shares                                                                       --/\     207        10       144
  Advisor Shares                                                                            NA        NA        --/\      --/\
                                                                                       -------  --------  --------  --------
  Total                                                                                  8,468    18,279    11,337    47,083
                                                                                       =======  ========  ========  ========
Net Asset Value
  Institutional Shares                                                                 $ 10.27  $  10.29  $  10.50  $   9.82
                                                                                       =======  ========  ========  ========
  Investment A Shares-redemption price per share                                       $ 10.25  $  10.29  $  10.53  $   9.81
                                                                                       =======  ========  ========  ========
  Investment B Shares-offering price per share*                                        $ 10.27  $  10.11  $  10.48  $   9.82
                                                                                       =======  ========  ========  ========
  Investment C Shares-offering price per share*                                        $ 10.27  $  10.26  $  10.49  $   9.82
                                                                                       =======  ========  ========  ========
  Advisor Shares                                                                            NA        NA  $  10.50  $   9.82
                                                                                       =======  ========  ========  ========
Maximum sales charge--Investment A Shares                                                4.50%     4.50%     4.50%     4.50%
Maximum offering price per share (100%/(100%-Maximum sales charge) of net asset value
 adjusted to the nearest cent) per share (Investment A Shares)                         $ 10.73  $  10.77  $  11.03  $  10.27
                                                                                       =======  ========  ========  ========

--------
*    Redemption price varies by length of time shares are held.
/\   Represents fewer than five hundred shares outstanding.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
               Statements of Assets and Liabilities (continued)

January 31, 2002
(Unaudited)
(Amounts in thousands except per share amounts)

--------------------------------------------------------------------------------

                                                                           Intermediate                            U.S.
                                                                            Municipal   Intermediate Short Term Government
                                                                               Bond         Bond        Bond       Bond
                                                                               Fund         Fund        Fund       Fund
                                                                           ------------ ------------ ---------- ----------
Assets:
Investments, at value (cost $350,382; $905,777; $257,375 and $64,826,
 respectively)                                                               $365,697     $920,109    $260,826   $65,863
Collateral for securities loaned                                                   --       66,783          --        --
Interest and dividends receivable                                               4,033       10,803       3,165       881
Receivable for investments sold                                                    98           --       1,110        --
Receivable for Fund shares sold                                                    --           39           1        24
Receivable from Advisor                                                             3            3          --        --
Other assets                                                                       93           52           7         8
                                                                             --------     --------    --------   -------
  Total Assets                                                                369,924      997,789     265,109    66,776
                                                                             --------     --------    --------   -------
Liabilities:
Payable for investments purchased                                               2,701       77,899       1,007     6,039
Payable for securities loaned                                                      --       66,783          --        --
Payable for Fund shares redeemed                                                   --          224          --        --
Payable to Advisor and other affiliates                                           241          411         121         3
Distribution fees                                                                   1            8           1         3
Other                                                                               2            1          36         1
                                                                             --------     --------    --------   -------
  Total Liabilities                                                             2,945      145,326       1,165     6,046
                                                                             --------     --------    --------   -------
Net Assets:
Paid-in Capital                                                               350,871      859,704     267,761    60,146
Accumulated net investment income                                                 400       (7,306)       (895)      (33)
Accumulated net realized gain/(loss) from investment transactions                 393      (14,267)     (6,373)     (420)
Net unrealized appreciation on investments                                     15,315       14,332       3,451     1,037
                                                                             --------     --------    --------   -------
  Net Assets                                                                 $366,979     $852,463    $263,944   $60,730
                                                                             ========     ========    ========   =======
Net Assets:
  Institutional Shares                                                       $362,039     $820,267    $259,050   $51,707
  Investment A Shares                                                           4,851       31,328       4,894     7,175
  Investment B Shares                                                              16          445          NA        NA
  Investment C Shares                                                              73          423          NA     1,848
                                                                             --------     --------    --------   -------
  Total                                                                      $366,979     $852,463    $263,944   $60,730
                                                                             ========     ========    ========   =======
Shares of Beneficial Interest Outstanding
(Unlimited number of shares authorized, no par value):
  Institutional Shares                                                         34,196       83,114      26,320     5,103
  Investment A Shares                                                             459        3,167         498       708
  Investment B Shares                                                               2           45          NA        NA
  Investment C Shares                                                               8           42          NA       183
                                                                             --------     --------    --------   -------
  Total                                                                        34,665       86,368      26,818     5,994
                                                                             ========     ========    ========   =======
Net Asset Value
  Institutional Shares                                                       $  10.59     $   9.87    $   9.84   $ 10.13
                                                                             ========     ========    ========   =======
  Investment A Shares-redemption price per share                             $  10.59     $   9.89    $   9.83   $ 10.14
                                                                             ========     ========    ========   =======
  Investment B Shares-offering price per share*                              $  10.59     $   9.85          NA        NA
                                                                             ========     ========    ========   =======
  Investment C Shares-offering price per share*                              $  10.59     $   9.87          NA   $ 10.07
                                                                             ========     ========    ========   =======
Maximum sales charge--Investment A Shares                                       4.50%        4.50%       4.50%     4.50%
Maximum offering price per share (100%/(100%-Maximum sales charge) of net
 asset value adjusted to the nearest cent) per share (Investment A Shares)   $  11.09     $  10.36    $  10.29   $ 10.62
                                                                             ========     ========    ========   =======

--------
* Redemption price per share varies by length of time shares are held.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                           Statements of Operations

For the six months ended January 31, 2002
(Unaudited)
(Amounts in thousands)

--------------------------------------------------------------------------------

                                                                 Small Cap                              Quality   Large Cap
                                                                  Growth   Mid Cap  Technology Pinnacle Growth     Growth
                                                                   Fund     Fund       Fund      Fund    Fund       Fund
                                                                 --------- -------  ---------- -------- --------  ---------
INVESTMENT INCOME:
Interest income ..............................................    $    31  $    --   $     --  $    --  $     --  $     --
Dividend income ..............................................      2,592      956         36      153     4,538     1,484
                                                                  -------  -------   --------  -------  --------  --------
  Total Income                                                      2,623      956         36      153     4,538     1,484
                                                                  -------  -------   --------  -------  --------  --------
EXPENSES:
Investment advisory fees .....................................      2,414    1,182        229      183     4,236       799
Administration fees ..........................................        623      141         21       20       500       206
Distribution services--Investment A Shares ...................         24       48          6       21       395         1
Distribution services--Investment B Shares* ..................         --/\     21          5        1        85        --/\
Distribution services--Investment C Shares* ..................         --/\      5          1        6        41        --/\
Distribution services--Advisor Shares** ......................         --/\     --/\       --/\     NA        --/\      NA
Administrative Servicing--Investment C Shares* ...............         --/\      2         --/\      2        14        --/\
Other fees ...................................................        253      301        100       83       845       103
                                                                  -------  -------   --------  -------  --------  --------
  Total expenses                                                    3,314    1,700        362      316     6,116     1,109
  Less: Waiver and/or reimbursement from Advisor and/or
   affiliates                                                         (75)     (28)        --       --        --       (25)
                                                                  -------  -------   --------  -------  --------  --------
  Net Expenses                                                      3,239    1,672        362      316     6,116     1,084
                                                                  -------  -------   --------  -------  --------  --------
  Net Investment Income/(Loss)                                       (616)    (716)      (326)    (163)   (1,578)      400
                                                                  -------  -------   --------  -------  --------  --------
Realized and Unrealized Gains/(Losses) from Investments,
 Futures and Option Contracts:
Net realized gains/(losses) from investment transactions and
 option contracts ............................................        870   (1,422)   (15,353)  (6,086)  (21,327)  (21,275)
Net realized gains from futures transactions .................        414       --         --       --        --       344
Change in unrealized appreciation/(depreciation) on
 investments,futures and option contracts ....................     (1,724)  (6,864)    12,217      991    13,688     5,760
                                                                  -------  -------   --------  -------  --------  --------
Net realized and unrealized gains/(losses) from investments,
 futures and option contracts ................................       (440)  (8,286)    (3,136)  (5,095)   (7,639)  (15,171)
                                                                  -------  -------   --------  -------  --------  --------
Change in net assets resulting from operations ...............    $(1,056) $(9,002)  $ (3,462) $(5,258) $ (9,217) $(14,771)
                                                                  =======  =======   ========  =======  ========  ========

--------
* For the Small Cap Growth Fund and Large Cap Growth Fund, the Investment B and Investment C Shares began operations on October 29, 2001.
**   Advisor Shares commenced operations on October 29, 2001.
/\   Amount less than $500.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                     Statements of Operations (continued)

For the six months ended January 31, 2002
(Unaudited)
(Amounts in thousands)

--------------------------------------------------------------------------------

                                                                                 Large
                                                                    Equity        Cap        Equity              International
                                                                    Index        Value       Income    Balanced      Equity
                                                                     Fund         Fund        Fund       Fund         Fund
                                                                   --------    --------    --------    --------  -------------
INVESTMENT INCOME:
Interest income .................................................  $      5    $   --      $   --      $     79    $     38
Dividend income .................................................     5,845       4,084       1,128       3,686       1,155
Foreign tax withholding .........................................        --          --          --          --        (545)
                                                                   --------    --------    --------    --------    --------
  Total Income ..................................................     5,850       4,084       1,128       3,765         648
                                                                   --------    --------    --------    --------    --------
EXPENSES:
Investment advisory fees ........................................     1,210       1,861         430       1,343         789
Administration fees .............................................       715         482          48         156          72
Distribution services--Investment A Shares ......................        39          42          19         126           7
Distribution services--Investment B Shares* .....................        --/\        --/\        12          58           1
Distribution services--Investment C Shares* .....................        --/\        --/\         2          24           1
Distribution services--Advisor Shares** .........................        --/\        NA          NA          --/\        NA
Administrative Servicing--Investment C Shares* ..................        --/\        --/\         1           8          --/\
Other fees ......................................................       326         211         132         334         213
                                                                   --------    --------    --------    --------    --------
  Total expenses ................................................     2,290       2,596         644       2,049       1,083
  Less: Waiver and/or reimbursement from Advisor and/or
   affiliates: ..................................................      (593)        (66)        (11)        (49)         --
                                                                   --------    --------    --------    --------    --------
  Net Expenses ..................................................     1,697       2,530         633       2,000       1,083
                                                                   --------    --------    --------    --------    --------
  Net Investment Income/(Loss) ..................................     4,153       1,554         495       1,765        (435)
                                                                   --------    --------    --------    --------    --------
Realized and Unrealized Gains/(Losses) from Investments,
 Futures and Option Contracts:
Net realized gains/(losses) from investment transactions and
 option contracts ...............................................    (6,596)     (2,605)      1,375      (3,938)     (7,283)
Net realized gains/(losses) from futures transactions ...........      (830)        988          --          --       1,393
Change in unrealized appreciation/(depreciation) on investments,
 futures and option contracts ...................................   (50,015)    (36,867)     (4,881)        900      (9,142)
                                                                   --------    --------    --------    --------    --------
Net realized and unrealized gains/(losses) from investments,
 futures and option contracts ...................................   (57,441)    (38,484)     (3,506)     (3,038)    (15,032)
                                                                   --------    --------    --------    --------    --------
Change in net assets resulting from operations                     $(53,288)   $(36,930)    $(3,011)    $(1,273)   $(15,467)
                                                                   ========    ========    ========    ========    ========


                                                                 International
                                                                      GDP
                                                                     Fund
                                                                 -------------
INVESTMENT INCOME:
Interest income ...............................................    $     --
Dividend income ...............................................       2,169
Foreign tax withholding .......................................        (426)
                                                                   --------
  Total Income                                                        1,743
                                                                   --------
EXPENSES:
Investment advisory fees ......................................       1,575
Administration fees ...........................................         381
Distribution services--Investment A Shares ....................          12
Distribution services--Investment B Shares* ...................          --/\
Distribution services--Investment C Shares* ...................          --/\
Distribution services--Advisor Shares** .......................          NA
Administrative Servicing--Investment C Shares* ................          --/\
Other fees ....................................................         290
                                                                   --------
  Total expenses                                                      2,258
  Less: Waiver and/or reimbursement from Advisor    and/or
   affiliates:                                                          (72)
                                                                   --------
  Net Expenses                                                        2,186
                                                                   --------
  Net Investment Income/(Loss)                                         (443)
                                                                   --------
Realized and Unrealized Gains/(Losses) from Investments,
 Futures and Option Contracts:
Net realized gains/(losses) from investment transactions and
 option contracts .............................................     (2,577)
Net realized gains/(losses) from futures transactions                    --
Change in unrealized appreciation/(depreciation) on investments,
 futures and option contracts .................................    (51,820)
                                                                   --------
Net realized and unrealized gains/(losses) from investments,
 futures and option contracts .................................    (54,397)
                                                                   --------
Change in net assets resulting from operations ................   $(54,840)
                                                                   ========

--------
* For the Equity Index, Large Cap Value Fund and International GDP Fund, the Investment B shares and Investment C Shares commenced operations on October 29, 2001.
**   Advisor Shares commenced operations on October 29, 2001.
/\   Amount less than $500.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                     Statements of Operations (continued)

For the six months ended January 31, 2002
(Unaudited)
(Amounts in thousands)

--------------------------------------------------------------------------------


                                                                    Michigan    Ohio
                                                                    Municipal Municipal Municipal
                                                                      Bond      Bond      Bond     Bond
                                                                      Fund      Fund      Fund     Fund
                                                                   --------- --------- --------- -------
INVESTMENT INCOME:
Interest income .................................................    $1,877    $4,488    $ 2,902  $10,533
Dividend income .................................................        28        35         52      177
                                                                     ------    ------    -------  -------
  Total Income                                                        1,905     4,523      2,954   10,710
                                                                     ------    ------    -------  -------
EXPENSES:
Investment advisory fees ........................................       193       516        338    1,160
Administration fees .............................................        77        85        110      345
Distribution services--Investment A Shares ......................         5        20          2       16
Distribution services--Investment B Shares* .....................        --/\       8         --/\     11
Distribution services--Investment C Shares* .....................        --/\       6         --/\      3
Distribution services--Advisor Shares** .........................        NA        NA         --/\     --/\
Administrative Service--Investment C Shares* ....................        --/\       2         --/\      1
Other fees ......................................................        50       173         76      168
                                                                     ------    ------    -------  -------
  Total expenses                                                        325       810        526    1,704
  Less: Waiver and/or reimbursement from Advisor and/or affiliates      (25)      (24)       (34)    (101)
                                                                     ------    ------    -------  -------
  Net Expenses                                                          300       786        492    1,603
                                                                     ------    ------    -------  -------
  Net Investment Income                                               1,605     3,737      2,462    9,107
                                                                     ------    ------    -------  -------
Realized and Unrealized Gains/(Losses) from Investments:
Net realized gains/(losses) from investment transactions ........       219       481      1,309   (2,042)
Change in unrealized appreciation/(depreciation) on investments .       355      (395)    (1,153)  (4,656)
                                                                     ------    ------    -------  -------
Net realized and unrealized gains/(losses) from investments .....       574        86        156   (6,698)
                                                                     ------    ------    -------  -------
Change in net assets resulting from operations ..................    $2,179    $3,823    $ 2,618  $ 2,409
                                                                     ======    ======    =======  =======

--------
* For the Michigan Municipal Bond Fund, Municipal Bond Fund and Bond Fund, the Investment B and Investment C Shares commenced operations on October 29, 2001.
**   Advisor Shares commenced operations on October 29, 2001.
/\   Amount less than $500.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                     Statements of Operations (continued)

For the six months ended January 31, 2002
(Unaudited)
(Amounts in thousands)

--------------------------------------------------------------------------------

                                                                    Intermediate                            U.S.
                                                                     Municipal   Intermediate Short Term Government
                                                                        Bond         Bond        Bond       Bond
                                                                        Fund         Fund        Fund       Fund
                                                                    ------------ ------------ ---------- ----------
INVESTMENT INCOME:
Interest income .................................................     $ 6,669      $19,828     $ 6,219    $ 1,480
Dividend income .................................................         134          442         210         --
                                                                      -------      -------     -------    -------
  Total Income                                                          6,803       20,270       6,429      1,480
                                                                      -------      -------     -------    -------
EXPENSES:
Investment advisory fees ........................................         823        2,089         633        163
Administration fees .............................................         278          683         226         27
Distribution services--Investment A Shares ......................           6           26           4          8
Distribution services--Investment B Shares* .....................          --/\         --/\        NA         NA
Distribution services--Investment C Shares* .....................          --/\          1          NA          5
Administrative Servicing--Investment C Shares* ..................          --/\         --/\        NA          2
Other fees ......................................................         136          261         103         97
                                                                      -------      -------     -------    -------
  Total expenses                                                        1,243        3,060         966        302
  Less: Waiver and/or reimbursement from Advisor and/or affiliates        (91)        (102)        (13)       (57)
                                                                      -------      -------     -------    -------
  Net Expenses                                                          1,152        2,958         953        245
                                                                      -------      -------     -------    -------
  Net Investment Income                                                 5,651       17,312       5,476      1,235
                                                                      -------      -------     -------    -------
Realized and Unrealized Gains/(Losses) from Investments:

Net realized gains from investment transactions .................       1,415        4,406       1,297        792
Net change in unrealized appreciation/(depreciation) on investments     2,574       (1,372)       (273)      (421)
                                                                      -------      -------     -------    -------
Net realized and unrealized gains/(losses) from investments .....       3,989        3,034       1,024        371
                                                                      -------      -------     -------    -------
Change in net assets resulting from operations ..................     $ 9,640      $20,346     $ 6,500    $ 1,606
                                                                      =======      =======     =======    =======

--------
* For the Intermediate Municipal Bond Fund, Intermediate Bond Fund and Short Term Bond Fund, the Investment B and Investment C Shares commenced operations on October 29, 2001.
/\   Amount less than $500.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                      Statements of Changes in Net Assets
(Amounts in thousands)

--------------------------------------------------------------------------------

                                                     Small Cap Growth Fund              Mid Cap Fund         Technology Fund
                                             ------------------------------------  ---------------------  ---------------------
                                             Six months                            Six months             Six months
                                                ended    Period ended  Year ended     ended    Year ended    ended    Year ended
                                             January 31,   July 31,   December 31, January 31,  July 31,  January 31,  July 31,
                                              2002 (a)     2001 (b)       2000      2002 (a)      2001     2002 (a)      2001
                                             ----------- ------------ ------------ ----------- ---------- ----------- ----------
Increase/(Decrease) in Net Assets:
Operations:
Net investment loss                           $   (616)    $   (747)    $   (939)   $   (716)   $   (825)  $   (326)   $   (772)
Net realized gains/(losses) from futures
 transactions                                      414        1,076         (990)         --          --         --          --
Net realized gains/(losses) from investment
 transactions and option contracts                 870       22,051       11,596      (1,422)     14,432    (15,353)    (14,357)
Net change in unrealized appreciation/
 (depreciation) on investments, futures and
 option contracts                               (1,724)     (65,899)      (5,904)     (6,864)    (43,645)    12,217     (22,861)
                                              --------     --------     --------    --------    --------   --------    --------
  Change in net assets resulting from
   operations                                   (1,056)     (43,519)       3,763      (9,002)    (30,038)    (3,462)    (37,990)
                                              --------     --------     --------    --------    --------   --------    --------
Distributions to Institutional Shareholders:
  From net investment income                        --           --          (13)         --          --         --          --
  From net realized gains                      (21,767)      (2,541)      (7,709)     (8,554)    (32,317)        --        (557)
Distributions to Investment A Shareholders:
  From net realized gains                         (635)         (75)        (269)     (1,277)     (5,114)        --         (65)
Distributions to Investment B Shareholders:*
  From net realized gains                           --/\         NA           NA        (146)       (113)        --          (4)
Distributions to Investment C Shareholders:*
  From net realized gains                           --/\         NA           NA         (49)       (198)        --          (2)
Distributions to Advisor Shareholders:**
  From net realized gains                           --/\         NA           NA          --/\        --         --          NA
                                              --------     --------     --------    --------    --------   --------    --------
  Change in net assets from shareholder
   distributions                               (22,402)      (2,616)      (7,991)    (10,026)    (37,742)        --        (628)
                                              --------     --------     --------    --------    --------   --------    --------
  Change in net assets from fund share
   transactions                                (47,375)     (38,098)      61,508      39,661      89,809     (3,850)     31,272
                                              --------     --------     --------    --------    --------   --------    --------
  Change in net assets                         (70,833)     (84,233)      57,280      20,633      22,029     (7,312)     (7,346)
Net Assets:
Beginning of period                            745,757      829,990      772,710     302,079     280,050     52,507      59,853
                                              --------     --------     --------    --------    --------   --------    --------
End of period                                 $674,924     $745,757     $829,990    $322,712    $302,079   $ 45,195    $ 52,507
                                              --------     --------     --------    --------    --------   --------    --------
Accumulated Net Investment Loss               $   (633)    $    (17)    $    (15)   $   (716)   $     --   $   (326)   $     --
                                              ========     ========     ========    ========    ========   ========    ========

--------
(a)  Unaudited
(b) For the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
* For the Small Cap Growth Fund, the period of operations for the Investment B and Investment C Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
** Reflects period of operations from October 29, 2001 (date of commencement) to January 31, 2002.
/\   Amount less than $500.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                Statements of Changes in Net Assets (continued)
(Amounts in thousands)

--------------------------------------------------------------------------------


                                                   Pinnacle Fund       Quality Growth Fund          Large Cap Growth Fund
                                               --------------------  ----------------------  -----------------------------------
                                               Six months            Six months              Six months
                                                 ended                 ended                   ended
                                                January   Year ended  January    Year ended   January   Period ended  Year ended
                                                  31,      July 31,     31,       July 31,      31,       July 31,   December 31,
                                                2002 (a)     2001     2002 (a)      2001      2002 (a)    2001 (b)       2000
                                               ---------- ---------- ----------  ----------  ---------- ------------ ------------
Increase/(Decrease) in Net Assets:
Operations:
Net investment income/(loss)                    $   (163)  $   (458) $   (1,578) $   (3,420)  $    400    $    403     $    775
Net realized gains/(losses) from futures
 transactions                                         --         --          --          --        344        (828)      (1,643)
Net realized gains/(losses) from investment
 transactions and option contracts                (6,086)    (6,998)    (21,327)     46,325    (21,275)    (20,930)      (4,378)
Net change in unrealized appreciation/
 (depreciation) on investments, futures and
 option contracts                                    991    (21,203)     13,688    (290,087)     5,760      (7,582)     (37,529)
                                                --------   --------  ----------  ----------   --------    --------     --------
Change in net assets resulting from operations    (5,258)   (28,659)     (9,217)   (247,182)   (14,771)    (28,937)     (42,775)
                                                --------   --------  ----------  ----------   --------    --------     --------
Distributions to Institutional Shareholders:
  From net investment income                          --         --          --          --       (305)       (381)        (761)
  From net realized gains                             --     (1,436)    (24,361)    (91,879)        --          --         (442)
Distributions to Investment A Shareholders:
  From net investment income                          --         --          --          --         (1)         (1)          --
  From net realized gains                             --       (998)    (10,603)    (24,349)        --          --           (1)
Distributions to Investment B Shareholders:*
  From net realized gains                             --         (1)       (611)       (110)        --/\        NA           NA
Distributions to Investment C Shareholders:*
  From net realized gains                             --       (102)       (386)     (1,573)        --          NA           NA
Distributions to Advisor Shareholders:**
  From net realized gains                             --         NA         --/\         NA         --          NA           NA
                                                --------   --------  ----------  ----------   --------    --------     --------
  Change in net assets from shareholder
   distributions                                      --     (2,537)    (35,961)   (117,911)      (306)       (382)      (1,204)
                                                --------   --------  ----------  ----------   --------    --------     --------
  Change in net assets from fund share
   transactions                                   (6,707)   (21,142)     95,293     411,205    (33,284)     10,594      135,054
                                                --------   --------  ----------  ----------   --------    --------     --------
  Change in net assets                           (11,965)   (52,338)     50,115      46,112    (48,361)    (18,725)      91,075
Net Assets:
Beginning of period                               53,614    105,952   1,083,065   1,036,953    255,862     274,587      183,512
                                                --------   --------  ----------  ----------   --------    --------     --------
End of period                                   $ 41,649   $ 53,614  $1,133,180  $1,083,065   $207,501    $255,862     $274,587
                                                ========   ========  ==========  ==========   ========    ========     ========
Accumulated Net Investment Income/(Loss)        $   (163)  $     --  $   (1,578) $       --   $    129    $     35     $     14
                                                ========   ========  ==========  ==========   ========    ========     ========

--------
(a)  Unaudited
(b) For the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
* For the Large Cap Growth Fund, the period of operations for the Investment B and Investment C Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
** Reflects period of operations from October 29, 2001 (date of commencement) to January 31, 2002.
/\  Amount less than $500.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                Statements of Changes in Net Assets (continued)
(Amounts in thousands)

--------------------------------------------------------------------------------

                                                    Equity Index Fund                Large Cap Value Fund
                                            --------------------------------  ---------------------------------
                                           Six months
                                              ended     Period       Year     Six months   Period       Year
                                             January    ended       ended        ended     ended       ended
                                               31,     July 31,  December 31, January 31, July 31,  December 31,
                                             2002 (a)  2001 (b)      2000      2002 (a)   2001 (b)      2000
                                            ---------- --------  ------------ ----------- --------  ------------
Decrease in Net Assets:
Operations:
Net investment income                        $  4,153  $  4,320    $  7,350    $  1,554   $  1,377   $   2,594
Net realized gains/(losses) from futures
 transactions                                    (830)   (2,309)       (428)        988         12        (363)
Net realized gains/(losses) from investment
 transactions and option contracts             (6,596)   (7,720)        240      (2,605)    11,315      38,594
Net change in unrealized appreciation/
 (depreciation) on investments, futures
 and option contracts                         (50,015)  (64,726)    (94,723)    (36,867)   (65,340)   (125,493)
                                             --------  --------    --------    --------   --------   ---------
  Change in net assets resulting from
   operations                                 (53,288)  (70,435)    (87,561)    (36,930)   (52,636)    (84,668)
                                             --------  --------    --------    --------   --------   ---------
Distributions to Institutional
 Shareholders:
  From net investment income                   (3,631)   (3,712)     (7,076)     (1,197)    (1,236)     (2,554)
  From net realized gains                          --        --      (9,935)    (10,670)    (8,982)    (51,164)
Distributions to Investment A
 Shareholders:
  From net investment income                     (133)     (142)       (240)        (68)       (72)        (57)
  From net realized gains                          --        --        (506)       (719)      (652)     (3,834)
Distributions to Investment B
 Shareholders:*
  From net investment income                       --/\      NA          NA          --/\       NA          NA
  From net realized gains                          --        NA          NA          --/\       NA          NA
Distributions to Investment C
 Shareholders:*
  From net investment income                       --/\      NA          NA          --/\       NA          NA
  From net realized gains                          --        NA          NA          --/\       NA          NA
Distributions to Advisor Shareholders:**
  From net investment income                       --/\      NA          NA          NA         NA          NA
                                             --------  --------    --------    --------   --------   ---------
  Change in net assets from shareholder
   distributions                               (3,764)   (3,854)    (17,757)    (12,654)   (10,942)    (57,609)
                                             --------  --------    --------    --------   --------   ---------
  Change in net assets from fund share
   transactions                                 4,667    31,386      81,279     (46,137)   (22,946)    (65,767)
                                             --------  --------    --------    --------   --------   ---------
  Change in net assets                        (52,385)  (42,903)    (24,039)    (95,721)   (86,524)   (208,044)
Net Assets:
Beginning of period                           856,674   899,577     923,616     586,183    672,707     880,751
                                             --------  --------    --------    --------   --------   ---------
End of period                                $804,289  $856,674    $899,577    $490,462   $586,183   $ 672,707
                                             ========  ========    ========    ========   ========   =========
Accumulated Net Investment Income/(loss)     $    895  $    506    $     41    $    352   $     63   $      (6)
                                             ========  ========    ========    ========   ========   =========

                                             Equity Income Fund
                                            --------------------
                                             Six months    Year
                                               ended     ended
                                            January 31, July 31,
                                             2002 (a)     2001
                                            ----------- --------
Decrease in Net Assets:
Operations:
Net investment income                        $    495   $  1,120
Net realized gains/(losses) from futures
 transactions                                      --         --
Net realized gains/(losses) from investment
 transactions and option contracts              1,375      4,423
Net change in unrealized appreciation/
 (depreciation) on investments, futures
 and option contracts                          (4,881)    (2,783)
                                             --------   --------
  Change in net assets resulting from
   operations                                  (3,011)     2,760
                                             --------   --------
Distributions to Institutional
 Shareholders:
  From net investment income                     (424)      (970)
  From net realized gains                      (3,790)    (1,979)
Distributions to Investment A
 Shareholders:
  From net investment income                      (54)      (108)
  From net realized gains                        (632)      (265)
Distributions to Investment B
 Shareholders:*
  From net investment income                       (1)        (1)
  From net realized gains                        (105)        (3)
Distributions to Investment C
 Shareholders:*
  From net investment income                      --/\        (2)
  From net realized gains                         (28)       (12)
Distributions to Advisor Shareholders:**
  From net investment income                       NA         NA
                                             --------   --------
  Change in net assets from shareholder
   distributions                               (5,034)    (3,340)
                                             --------   --------
  Change in net assets from fund share
   transactions                                 4,858     (1,548)
                                             --------   --------
  Change in net assets                         (3,187)    (2,128)
Net Assets:
Beginning of period                           111,335    113,463
                                             --------   --------
End of period                                $108,148   $111,335
                                             ========   ========
Accumulated Net Investment Income/(loss)     $     76   $     60
                                             ========   ========

--------
(a)  Unaudited.
(b) For the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
* For the Equity Index Fund and the Large Cap Value Fund, the period of operations for the Investment B and Investment C Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
** Reflects period of operations from October 29, 2001 (date of commencement) to January 31, 2002.
/\   Amount less than $500.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                Statements of Changes in Net Assets (continued)
(Amounts in thousands)
--------------------------------------------------------------------------------

                                                   Balanced Fund       International Equity Fund
                                                ---------------------  ------------------------
                                                Six months             Six months
                                                  ended    Year ended    ended       Year ended
                                                January 31,  July 31,  January 31,     July 31,
                                                 2002 (a)      2001     2002 (a)         2001
                                                ----------- ---------- -----------    ----------
Increase/(Decrease) in Net Assets:
Operations:
Net investment income/(loss)                     $  1,765    $  4,404   $   (435)      $    778
Net realized gains/(losses) from futures
 transactions                                          --          --      1,393             --
Net realized gains/(losses) from investment
 transactions, option contracts and foreign
 currency transactions                             (3,938)     13,317     (7,283)        (3,830)
Net change in unrealized appreciation/
 (depreciation) on investments, futures, option
 contracts and foreign currency                       900     (60,336)    (9,142)       (33,759)
                                                 --------    --------   --------       --------
  Change in net assets resulting from
   operations                                      (1,273)    (42,615)   (15,467)       (36,811)
                                                 --------    --------   --------       --------
Distributions to Institutional Shareholders:
  From net investment income                       (1,513)     (2,938)    (1,853)            --
  From net realized gains                          (3,358)    (24,970)        --        (26,831)
Distributions to Investment A Shareholders:
  From net investment income                         (661)     (1,481)       (95)            --
  From net realized gains                          (1,544)    (13,033)        --           (964)
Distributions to Investment B Shareholders:*
  From net investment income                          (67)        (47)        (2)            --
  From net realized gains                            (190)       (218)        --             (6)
Distributions to Investment C Shareholders:*
  From net investment income                          (35)        (86)        (2)            --
  From net realized gains                             (98)       (880)        --            (33)
Distributions to Advisor Shareholders:**
  From net investment income                           --/\        NA         NA             NA
  From net realized gains                              --/\        NA         NA             NA
                                                 --------    --------   --------       --------
  Change in net assets from shareholder
   distributions                                   (7,466)    (43,653)    (1,952)       (27,834)
                                                 --------    --------   --------       --------
  Change in net assets from fund share
   transactions                                    27,643     136,398     11,294          9,307
                                                 --------    --------   --------       --------
  Change in net assets                             18,904      50,130     (6,125)       (55,338)
Net Assets:
Beginning of period                               334,618     284,488    161,222        216,560
                                                 --------    --------   --------       --------
End of period                                    $353,522    $334,618   $155,097       $161,222
                                                 ========    ========   ========       ========
Accumulated Net Investment

 Income/(Loss)                                   $    354    $    865   $   (621)      $  1,766
                                                 ========    ========   ========       ========


                                                          International GDP Fund
                                                ------------------------------------
                                                Six months
                                                   ended    Period ended  Year ended
                                                January 31,   July 31,   December 31,
                                                 2002 (a)     2001 (b)       2000
                                                ----------- ------------ ------------
Increase/(Decrease) in Net Assets:
Operations:
Net investment income/(loss)                     $    (443)  $   3,900    $   2,756
Net realized gains/(losses) from futures
 transactions                                           --          --         (395)
Net realized gains/(losses) from investment
 transactions, option contracts and foreign
 currency transactions                              (2,577)     16,507        4,408
Net change in unrealized appreciation/
 (depreciation) on investments, futures, option
 contracts and foreign currency                    (51,820)   (119,506)    (116,377)
                                                 ---------   ---------    ---------
  Change in net assets resulting from
   operations                                      (54,840)    (99,099)    (109,608)
                                                 ---------   ---------    ---------
Distributions to Institutional Shareholders:
  From net investment income                        (2,435)     (1,401)      (1,903)
  From net realized gains                          (16,044)         --      (12,667)
Distributions to Investment A Shareholders:
  From net investment income                           (50)        (39)         (17)
  From net realized gains                             (390)         --         (360)
Distributions to Investment B Shareholders:*
  From net investment income                            --/\        NA           NA
  From net realized gains                               --/\        NA           NA
Distributions to Investment C Shareholders:*
  From net investment income                            --/\        NA           NA
  From net realized gains                               --/\        NA           NA
Distributions to Advisor Shareholders:**
  From net investment income                            NA          NA           NA
  From net realized gains                               NA          NA           NA
                                                 ---------   ---------    ---------
  Change in net assets from shareholder
   distributions                                   (18,919)     (1,440)     (14,947)
                                                 ---------   ---------    ---------
  Change in net assets from fund share
   transactions                                    (56,155)    (15,941)     131,976
                                                 ---------   ---------    ---------
  Change in net assets                            (129,914)   (116,479)       7,421
Net Assets:
Beginning of period                                485,790     602,269      594,848
                                                 ---------   ---------    ---------
End of period                                    $ 355,876   $ 485,790    $ 602,269
                                                 =========   =========    =========
Accumulated Net Investment

 Income/(Loss)                                   $  (2,539)  $     389    $  (2,334)
                                                 =========   =========    =========

--------
(a)  Unaudited.
(b) For the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
* For the International GDP Fund, the period of operations for the Investment B and Investment C Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
** Reflects period of operations from October 29, 2001 (date of commencement) to January 31, 2002.
/\   Amount less than $500.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                Statements of Changes in Net Assets (continued)
(Amounts in thousands)

--------------------------------------------------------------------------------






                                                                                               Ohio Municipal Bond
                                                            Michigan Municipal Bond Fund               Fund
                                                        ------------------------------------  ---------------------
                                                        Six months                            Six months
                                                           ended    Period ended  Year ended     ended    Year ended
                                                        January 31,   July 31,   December 31, January 31,  July 31,
                                                         2002 (a)     2001 (b)       2000      2002 (a)      2001
                                                        ----------- ------------ ------------ ----------- ----------
Increase/(Decrease) in Net Assets:
Operations:
Net investment income                                     $ 1,605     $ 2,076      $  4,071    $  3,737    $  7,329
Net realized gains from investment transactions               219         283           303         481         282
Net change in unrealized appreciation/(depreciation) on
 investments                                                  355       1,221         1,411        (395)      6,712
                                                          -------     -------      --------    --------    --------
  Change in net assets resulting from operations            2,179       3,580         5,785       3,823      14,323
                                                          -------     -------      --------    --------    --------
Distributions to Institutional Shareholders:
  From net investment income                               (1,535)     (1,997)       (4,003)     (3,215)     (6,750)
  From net realized gains                                    (399)       (105)         (127)         --          --
Distributions to Investment A Shareholders:
  From net investment income                                  (66)        (79)         (153)       (284)       (535)
  From net realized gains                                     (18)         (4)           (5)         --          --
Distributions to Investment B Shareholders:*
  From net investment income                                   --/\        NA            NA         (24)         (6)
  From net realized gains                                      --/\        NA            NA          --          --
Distributions to Investment C Shareholders:*
  From net investment income                                   --/\        NA            NA         (24)        (32)
  From net realized gains                                      --/\        NA            NA          --          --
                                                          -------     -------      --------    --------    --------
  Change in net assets from shareholder distributions      (2,018)     (2,185)       (4,288)     (3,547)     (7,323)
                                                          -------     -------      --------    --------    --------
  Change in net assets from fund share transactions         2,674      (8,825)      (16,927)      3,977      (4,138)
                                                          -------     -------      --------    --------    --------
  Change in net assets                                      2,835      (7,430)      (15,430)      4,253       2,862
                                                          -------     -------      --------    --------    --------
Net Assets:
Beginning of period                                        84,125      91,555       106,985     183,732     180,870
                                                          -------     -------      --------    --------    --------
End of period                                             $86,960     $84,125      $ 91,555    $187,985    $183,732
                                                          =======     =======      ========    ========    ========
Accumulated Net Investment Income                         $     2     $    (2)     $      6    $    196    $      6
                                                          =======     =======      ========    ========    ========

--------
(a)  Unaudited.
(b) For the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
* For the Michigan Municipal Bond Fund, the period of operations for the Investment B and Investment C Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
/\   Amount less than $500.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                Statements of Changes in Net Assets (continued)
(Amounts in thousands)
--------------------------------------------------------------------------------

                                                              Municipal Bond Fund                        Bond Fund
                                                     ------------------------------------  ------------------------------------
                                                     Six months                              Six months
                                                       ended     Period ended   Year ended     ended      Period ended   Year ended
                                                     January 31,    July 31,    December 31,  January 31,   July 31,    December 31,
                                                      2002 (a)     2001 (b)        2000        2002(a)      2001(b)         2000
                                                     ----------- ------------  ------------  -----------  ------------  ------------
Increase/(Decrease) in Net Assets:
Operations:
Net investment income .............................   $  2,462     $  3,150      $  6,213     $  9,107      $  8,207      $ 20,337
Net realized gains/(losses) from investment
 transactions .....................................      1,309        2,263         1,706       (2,042)        5,465        (4,168)
Net change in unrealized appreciation/(depreciation)
 on investments ...................................     (1,153)        (738)        8,166       (4,656)        3,986        18,889
                                                      --------     --------      --------     --------      --------      --------
  Change in net assets resulting from operations         2,618        4,675        16,085        2,409        17,658        35,058
                                                      --------     --------      --------     --------      --------      --------
Distributions to Institutional Shareholders:
  From net investment income                            (2,429)      (3,122)       (6,140)     (10,157)       (9,804)      (19,703)
  From net realized gains                               (2,794)        (607)           --           --            --            --
Distributions to Investment A Shareholders:
  From net investment income                               (25)         (27)          (69)        (339)         (207)         (594)
  From net realized gains                                  (24)          (5)           --           --            --            --
Distributions to Investment B Shareholders:*
  From net investment income                                --/\         NA            NA          (52)           NA            NA
  From net realized gains                                   --/\         NA            NA           --            NA            NA
Distributions to Investment C Shareholders:*
  From net investment income                                --/\         NA            NA          (16)           NA            NA
  From net realized gains                                   (1)          NA            NA           --            NA            NA
Distributions to Advisor Shareholders:*
  From net investment income                                --/\         NA            NA           --/\          NA            NA
  From net realized gains                                   --/\         NA            NA           NA            NA            NA
                                                      --------     --------      --------     --------      --------      --------
  Change in net assets from shareholder
   distributions                                        (5,273)      (3,761)       (6,209)     (10,564)      (10,011)      (20,297)
                                                      --------     --------      --------     --------      --------      --------
  Change in net assets from fund share transactions     (4,762)      (9,081)        1,181      182,685       (21,419)      (18,636)
                                                      --------     --------      --------     --------      --------      --------
  Change in net assets                                  (7,417)      (8,167)       11,057      174,530       (13,772)       (3,875)
                                                      --------     --------      --------     --------      --------      --------
Net Assets:
Beginning of period ...............................    126,496      134,663       123,606      287,984       301,756       305,631
                                                      --------     --------      --------     --------      --------      --------
End of period .....................................   $119,079     $126,496      $134,663     $462,514      $287,984      $301,756
                                                      ========     ========      ========     ========      ========      ========
Accumulated Net Investment Income .................   $      5     $     (3)     $      7     $ (3,224)     $ (1,767)     $     36
                                                      ========     ========      ========     ========      ========      ========

--------
(a)  Unaudited
(b) For the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
* Reflects period of operations from October 29, 2001 (date of commencement) to January 31, 2002.
/\   Amount less than $500.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                Statements of Changes in Net Assets (continued)
(Amounts in thousands)

--------------------------------------------------------------------------------

                                                       Intermediate Municipal Bond Fund           Intermediate Bond Fund
                                                     ------------------------------------  ------------------------------------
                                                    Six months                                Six months
                                                      ended      Period ended   Year ended      ended     Period ended   Year ended
                                                    January 31,    July 31,     December 31,  January 31,   July 31,    December 31,
                                                     2002 (a)      2001 (b)        2000        2002 (a)     2001 (b)        2000
                                                    -----------  ------------  ------------  -----------  ------------  ------------
Increase/(Decrease) in Net Assets:
Operations:
Net investment income .............................   $  5,651      $  6,227      $ 12,588     $ 17,312      $ 18,235     $  50,428
Net realized gains/(losses) from investment
 transactions .....................................      1,415         4,088         2,030        4,406        10,523       (10,280)
Net change in unrealized appreciation/(depreciation)
 on investments ...................................      2,574          (293)        9,035       (1,372)       12,961        31,271
                                                      --------      --------      --------     --------      --------     ---------
  Change in net assets resulting from operations         9,640        10,022        23,653       20,346        41,719        71,419
                                                      --------      --------      --------     --------      --------     ---------
Distributions to Institutional Shareholders:
  From net investment income                            (5,487)       (5,843)      (12,516)     (18,838)      (23,304)      (49,679)
  From net realized gains                               (5,020)         (498)           --           --            --            --
Distributions to Investment A Shareholders:
  From net investment income                               (80)          (87)         (131)        (500)         (278)         (666)
  From net realized gains                                  (91)           (5)           --           --            --            --
Distributions to Investment B Shareholders:*
  From net investment income                                --/\          NA            NA           (2)           NA            NA
Distributions to Investment C Shareholders:*
  From net investment income                                --/\          NA            NA           (4)           NA            NA
                                                      --------      --------      --------     --------      --------     ---------
  Change in net assets from shareholder
   distributions                                       (10,678)       (6,433)      (12,647)     (19,344)      (23,582)      (50,345)
                                                      --------      --------      --------     --------      --------     ---------
  Change in net assets from fund share transactions    124,884       (20,371)      (57,785)     179,423       (69,674)     (152,556)
                                                      --------      --------      --------     --------      --------     ---------
  Change in net assets                                 123,846       (16,782)      (46,779)     180,425       (51,537)     (131,482)
                                                      --------      --------      --------     --------      --------     ---------
Net Assets:
Beginning of period ...............................    243,133       259,915       306,694      672,038       723,575       855,057
                                                      --------      --------      --------     --------      --------     ---------
End of period .....................................   $366,979      $243,133      $259,915     $852,463      $672,038     $ 723,575
                                                      ========      ========      ========     ========      ========     =========
Accumulated Net Investment Income .................   $    400      $    316      $     18     $ (7,306)     $ (5,274)    $      72
                                                      ========      ========      ========     ========      ========     =========

--------
(a)  Unaudited
(b) For the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
* Reflects period of operations from October 29, 2001 (date of commencement) to January 31, 2002.
/\   Amount less than $500

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                Statements of Changes in Net Assets (continued)
(Amounts in thousands)

--------------------------------------------------------------------------------

                                                                              Short Term Bond Fund        U.S. Government Bond Fund
                                                                       ---------------------------------  ------------------------
                                                                       Six months   Period                Six months        Year
                                                                          ended     ended     Year ended     ended         ended
                                                                       January 31, July 31,  December 31, January 31,     July 31,
                                                                        2002 (a)   2001 (b)      2000      2002 (a)         2001
                                                                       ----------- --------  ------------ -----------     --------
Increase/(Decrease) in Net Assets:
Operations:
Net investment income ...............................................   $  5,476   $  5,463    $  9,831     $ 1,235       $ 2,617
Net realized gains/(losses) from investment transactions ............      1,297      2,044      (1,112)        792           386
Net change in unrealized appreciation/(depreciation) on investments .       (273)     2,990       4,115        (421)        2,231
                                                                        --------   --------    --------     -------       -------
  Change in net assets resulting from operations                           6,500     10,497      12,834       1,606         5,234
                                                                        --------   --------    --------     -------       -------
Distributions to Institutional Shareholders:
  From net investment income                                              (6,287)    (6,878)     (9,585)     (1,128)       (2,456)
Distributions to Investment A Shareholders:
  From net investment income                                                 (88)      (113)       (229)       (127)         (156)
Distributions to Investment C Shareholders:
  From net investment income                                                  NA         NA          NA         (24)          (12)
                                                                        --------   --------    --------     -------       -------
  Change in net assets from shareholder distributions                     (6,375)    (6,991)     (9,814)     (1,279)       (2,624)
                                                                        --------   --------    --------     -------       -------
  Change in net assets from fund share transactions                       27,035     59,982      (6,501)      7,026         2,612
                                                                        --------   --------    --------     -------       -------
  Change in net assets                                                    27,160     63,488      (3,481)      7,353         5,222
                                                                        --------   --------    --------     -------       -------
Net Assets:
Beginning of period .................................................    236,784    173,296     176,777      53,377        48,155
                                                                        --------   --------    --------     -------       -------
End of period .......................................................   $263,944   $236,784    $173,296     $60,730       $53,377
                                                                        ========   ========    ========     =======       =======
Accumulated Net Investment Income ...................................   $   (895)  $      4    $     18     $   (33)      $    11
                                                                        ========   ========    ========     =======       =======

--------
(a)  Unaudited
(b) For the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                         Notes to Financial Statements
January 31, 2002
(Unaudited)

--------------------------------------------------------------------------------

(1)  Organization

     The Fifth Third Funds (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. At January 31, 2002, the Trust consisted of thirty-one separate investment portfolios.

     The accompanying financial statements relate only to the following Funds (individually the "Fund" and collectively the "Funds"):

Portfolio Name*
---------------
Fifth Third Small Cap Growth Fund ("Small Cap Growth Fund") ....................................
Fifth Third Mid Cap Fund ("Mid Cap Fund") ......................................................
Fifth Third Technology Fund ("Technology Fund") ................................................
Fifth Third Pinnacle Fund ("Pinnacle Fund") ....................................................
Fifth Third Quality Growth Fund ("Quality Growth Fund") ........................................
Fifth Third Large Cap Growth Fund ("Large Cap Growth Fund") ....................................
Fifth Third Equity Index Fund ("Equity Index Fund") ............................................
Fifth Third Large Cap Value Fund ("Large Cap Value Fund") ......................................
Fifth Third Equity Income Fund ("Equity Income Fund") ..........................................
Fifth Third Balanced Fund ("Balanced Fund") ....................................................
Fifth Third International Equity Fund ("International Equity Fund") ............................
Fifth Third International GDP Fund ("International GDP Fund") ..................................
Fifth Third Michigan Municipal Bond Fund ("Michigan Municipal Bond Fund") ......................
Fifth Third Ohio Municipal Bond Fund ("Ohio Municipal Bond Fund") ..............................
Fifth Third Municipal Bond Fund ("Municipal Bond Fund") ........................................
Fifth Third Bond Fund ("Bond Fund") ............................................................
Fifth Third Intermediate Municipal Bond Fund ("Intermediate Municipal Bond Fund") ..............
Fifth Third Intermediate Bond Fund ("Intermediate Bond Fund") ..................................
Fifth Third Short Term Bond Fund ("Short Term Bond Fund") ......................................
Fifth Third U.S. Government Bond Fund ("U.S. Government Bond Fund") ............................

--------
* Refer to footnote (2) Reorganizations, for former Fund names. The Ohio Municipal Bond Fund and the U.S. Government Bond Fund changed their names from the Ohio Tax Free Bond Fund and the U.S. Government Securities Fund, respectively.

     The Short Term Bond Fund offers two classes of shares: Institutional and Investment A Shares. The U.S. Government Bond Fund offers three classes of shares: Institutional, Investment A Shares and Investment C Shares. The Pinnacle Fund, Large Cap Growth Fund, Large Cap Value Fund, Equity Income Fund, International Equity Fund, International GDP Fund, Michigan Municipal Bond Fund, Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund and Intermediate Bond Fund offer four classes of shares: Institutional, Investment A Shares, Investment B Shares and Investment C Shares. The remainder of the Funds each offer five classes of shares: Institutional, Investment A Shares, Investment B Shares, Investment C Shares and Advisor Shares. The Investment A Shares are subject to initial sales charges imposed at the time of purchase, in accordance with the Funds' prospectus. Certain redemptions of Investment B Shares made within six years of purchase and certain redemptions of Investment C Shares made within one year of purchase are subject to contingent deferred sales charges in accordance with the Funds' prospectus. Each class of shares for each Fund has identical rights and privileges except with respect to administrative services fees paid by Investment C Shares, distribution fees paid by Investment A Shares, Investment B Shares, Investment C Shares and Advisor Shares, voting rights on matters affecting a single class of shares, and the exchange privileges of each class of shares.

(2)  Reorganizations

     The Trust entered into an Agreement and Plan of Reorganization with the Kent Funds pursuant to which all of the assets and liabilities of each Kent Fund transferred to a corresponding Fifth Third Fund in

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)
--------------------------------------------------------------------------------

exchange for shares of the Fifth Third Fund. Each Kent Fund listed below transferred all of its assets and liabilities to the corresponding Fifth Third Fund identified opposite its name in exchange for shares of such Fifth Third
Fund:

 Kent Funds                            Fifth Third Funds
 ----------                            --------------------------------------------
 Kent Small Company Growth Fund ......   Fifth Third Small Cap Growth Fund
 Kent Large Company Growth Fund ......   Fifth Third Large Cap Growth Fund
 Kent Index Equity Fund ..............   Fifth Third Equity Index Fund
 Kent Growth and Income Fund .........   Fifth Third Large Cap Value Fund
 Kent International Growth Fund ......   Fifth Third International GDP Fund
 Kent Michigan Municipal Bond Fund ...   Fifth Third Michigan Municipal Bond Fund
 Kent Tax-Free Income Fund ...........   Fifth Third Municipal Bond Fund
 Kent Income Fund ....................   Fifth Third Bond Fund
 Kent Intermediate Tax-Free Fund .....   Fifth Third Intermediate Municipal Bond Fund
 Kent Intermediate Bond Fund .........   Fifth Third Intermediate Bond Fund
 Kent Short Term Bond Fund ...........   Fifth Third Short Term Bond Fund


     The reorganization, which qualified as a tax-free exchange for federal income tax purposes, was completed on October 29, 2001 and was approved by shareholders of the Kent Funds at the Special Meeting of Shareholders held on July 27, 2001. The following is a summary of shares outstanding, net assets and net asset value per share immediately before and after the reorganization:

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)
--------------------------------------------------------------------------------


Reorganization (Amounts in thousands):

                                                       Institutional Shares         Investment A Shares
                                                    --------------------------- ---------------------------
                                                                           Net Asset                           Net Asset
                                                    Shares      Net Assets   Value       Shares     Net Assets   Value
                                                    ------      ---------- ---------     ------     ---------- ---------

Kent Small Company Growth Fund(a) ................     40,353     $667,602   $  16.54      1,258   $  20,603   $ 16.37
Fifth Third Small Cap Growth Fund(a) .............         --           --         --         --          --        --
                                                     --------   ----------   --------   --------   ---------    ------
Fifth Third Small Cap Growth Fund(b) .............     40,353     $667,602   $  16.54      1,258   $  20,603   $ 16.37

Kent Large Company Growth Fund(a) ................     28,513     $233,039   $   8.17         69   $     566   $  8.16
Fifth Third Large Cap Growth Fund(a) .............         --           --         --         --          --        --
                                                     --------   ----------   --------   --------   ---------    ------
Fifth Third Large Cap Growth Fund(b) .............     28,513     $233,039   $   8.17         69   $     566   $  8.16

Kent Index Equity Fund(a) ........................     36,265     $764,067   $  21.07      1,449   $  30,493   $ 21.05
Fifth Third Equity Index Fund(a) .................         --           --         --         --          --        --
                                                     --------   ----------   --------   --------   ---------    ------
Fifth Third Equity Index Fund(b) .................     36,265     $764,067   $  21.07      1,449   $  30,493   $ 21.05

Kent Growth and Income Fund(a) ...................     36,397     $504,567   $  13.86      2,491   $  34,185   $ 13.72
Fifth Third Large Cap Value Fund(a) ..............         --           --         --         --          --        --
                                                     --------   ----------   --------   --------   ---------    ------
Fifth Third Large Cap Value Fund(b) ..............     36,397     $504,567   $  13.86      2,491   $  34,185   $ 13.72

Kent International Growth Fund(a) ................     34,836     $409,806   $  11.76      1,404   $  16,236   $ 11.56
Fifth Third International GDP Fund(a) ............         --           --         --         --          --        --
                                                     --------   ----------   --------   --------   ---------    ------
Fifth Third International GDP Fund(b) ............     34,836     $409,806   $  11.76      1,404   $  16,236   $ 11.56

Kent Michigan Municipal Bond Fund(a) .............      7,764   $   80,361   $  10.35        352   $   3,640   $ 10.34
Fifth Third Michigan Municipal Bond Fund(a) ......         --           --         --         --          --        --
                                                     --------   ----------   --------   --------   ---------    ------
Fifth Third Michigan Municipal Bond Fund(b) ......      7,764   $   80,361   $  10.35        352   $   3,640   $ 10.34

Kent Tax-Free Income Fund(a) .....................     10,976     $119,359   $  10.87         96   $   1,048   $ 10.91
Fifth Third Municipal Bond Fund(a) ...............         --           --         --         --          --        --
                                                     --------   ----------   --------   --------   ---------    ------
Fifth Third Municipal Bond Fund(b) ...............     10,976     $119,359   $  10.87         96   $   1,048   $ 10.91

Kent Income Fund(a) ..............................     25,911     $262,439   $  10.13        588   $   5,943   $ 10.11
Fifth Third Quality Bond Fund(a) .................     21,126     $207,340       9.81      1,322   $  12,982      9.82
                                                     --------   ----------   --------   --------   ---------    ------
Fifth Third Bond Fund (b)(c) .....................     46,383     $469,779   $  10.13      1,871   $  18,925   $ 10.11

Kent Intermediate Tax-Free Fund(a) ...............     21,761     $232,130   $  10.67        392   $   4,188   $ 10.67
Fifth Third Municipal Bond Fund(a) ...............     11,841     $142,390      12.03         90   $   1,089     12.04
                                                     --------   ----------   --------   --------   ---------    ------
Fifth Third Intermediate Municipal Bond Fund (b)(d)    35,110     $374,520   $  10.67     495      $   5,277   $ 10.67

Kent Intermediate Bond Fund(a) ...................     61,127     $616,134   $  10.08        843   $   8,518   $ 10.11
Fifth Third Bond Fund For Income(a) ..............     15,716     $189,813      12.08      2,026   $  24,456     12.07
                                                     --------   ----------   --------   --------   ---------   ------
Fifth Third Intermediate Bond Fund (b)(e) ........     79,959     $805,947   $  10.08      3,263   $  32,974   $ 10.11

Kent Short Term Bond Fund(a) .....................     25,177     $250,273   $   9.94        343   $   3,409   $  9.93
Fifth Third Short Term Bond Fund(a) ..............         --           --         --         --          --        --
                                                     --------   ----------   --------   --------   ---------   -------
Fifth Third Short Term Bond Fund(b) ..............     25,177     $250,273   $   9.94        343   $   3,409   $  9.93

--------
(a)  Before reorganization.
(b)  After reorganization.
(c) The Fifth Third Bond Fund retained the investment objective and financial history of the Kent Income Fund after the reorganization.
(d) The Fifth Third Intermediate Municipal Bond Fund retained the investment objective and financial history of the Kent Intermediate Tax-Free Fund after the reorganization.
(e) The Fifth Third Intermediate Bond Fund retained the investment objective and financial history of the Kent Intermediate Bond Fund after the reorganization.

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)

--------------------------------------------------------------------------------

                                                             Investment B Shares         Investment C Shares
                                                         --------------------------- ---------------------------   Unrealized
                                                                           Net Asset                   Net Asset  Appreciation
                                                         Shares Net Assets   Value   Shares Net Assets   Value   (Depreciation)
                                                         ------ ---------- --------- ------ ---------- --------- --------------
Kent Small Company Growth Fund(a) ..................        --     $   --    $   --     --     $   --    $   --      $151,139
Fifth Third Small Cap Growth Fund(a) ...............        --         --        --     --         --        --            --
                                                           ---     ------    ------    ---     ------    ------      --------
Fifth Third Small Cap Growth Fund(b) ...............        --     $   --    $   --     --     $   --    $   --      $151,139

Kent Large Company Growth Fund(a) ..................        --     $   --    $   --     --     $   --    $   --      $(34,299)
Fifth Third Large Cap Growth Fund(a) ...............        --         --        --     --         --        --            --
                                                           ---     ------    ------    ---     ------    ------      --------
Fifth Third Large Cap Growth Fund(b) ...............        --     $   --    $   --     --     $   --    $   --      $(34,299)

Kent Index Equity Fund(a) ..........................        --     $   --    $   --     --     $   --    $   --      $248,880
Fifth Third Equity Index Fund(a) ...................        --         --        --     --         --        --            --
                                                           ---     ------    ------    ---     ------    ------      --------
Fifth Third Equity Index Fund(b) ...................        --     $   --    $   --     --     $   --    $   --      $248,880

Kent Growth and Income Fund(a) .....................        --     $   --    $   --     --     $   --    $   --      $150,407
Fifth Third Large Cap Value Fund(a) ................        --         --        --     --         --        --            --
                                                           ---     ------    ------    ---     ------    ------      --------
Fifth Third Large Cap Value Fund(b) ................        --     $   --    $   --     --     $   --    $   --      $150,407

Kent International Growth Fund(a) ..................        --     $   --    $   --     --     $   --    $   --      $(59,023)
Fifth Third International GDP Fund(a) ..............        --         --        --     --         --        --            --
                                                           ---     ------    ------    ---     ------    ------      --------

Fifth Third International GDP Fund(b) ..............        --     $   --    $   --     --     $   --    $   --      $(59,023)

Kent Michigan Municipal Bond Fund(a) ...............        --     $   --    $   --     --     $   --    $   --      $  3,315
Fifth Third Michigan Municipal Bond Fund(a) ........        --         --        --     --         --        --            --
                                                           ---     ------    ------    ---     ------    ------      --------
Fifth Third Michigan Municipal Bond Fund(b) ........        --     $   --    $   --     --     $   --    $   --      $  3,315

Kent Tax-Free Income Fund(a) .......................        --     $   --    $   --     --     $   --    $   --      $  8,385
Fifth Third Municipal Bond Fund(a) .................        --         --        --     --         --        --            --
                                                           ---     ------    ------    ---     ------    ------      --------
Fifth Third Municipal Bond Fund(b) .................        --     $   --    $   --     --     $   --    $   --      $  8,385

Kent Income Fund(a) ................................        --     $   --    $   --     --     $   --    $   --      $ 12,213
Fifth Third Quality Bond Fund(a) ...................       381     $3,735      9.81    138     $1,357      9.80         2,285
                                                           ---     ------    ------    ---     ------    ------      --------
Fifth Third Bond Fund (b)(c) .......................       369     $3,735    $10.13    134     $1,357    $10.13      $ 14,498

Kent Intermediate Tax-Free Fund(a) .................        --     $   --    $   --     --     $   --    $   --      $ 14,573
Fifth Third Municipal Bond Fund(a) .................        --         --        --      5     $   57     12.05         4,117
                                                           ---     ------    ------    ---     ------    ------      --------
Fifth Third Intermediate Municipal Bond Fund(b)(d)..        --     $   --    $   --      5     $   57    $10.67      $ 18,690

Kent Intermediate Bond Fund(a) .....................        --     $   --    $   --     --     $   --    $   --      $ 22,929
Fifth Third Bond Fund For Income(a) ................        --         --        --     32     $  386     12.05         6,813
                                                           ---     ------    ------    ---     ------    ------      --------
Fifth Third Intermediate Bond Fund(b)(e) ...........        --     $   --    $   --     38     $  386    $10.08      $ 29,742

Kent Short Term Bond Fund(a) .......................        --     $   --    $   --     --     $   --    $   --      $  6,775
Fifth Third Short Term Bond Fund(a) ................        --         --        --     --         --        --            --
                                                           ---     ------    ------    ---     ------    ------      --------
Fifth Third Short Term Bond Fund(b) ................        --     $   --    $   --     --     $   --    $   --      $  6,775

--------
(a)  Before reorganization.
(b)  After reorganization.
(c) The Fifth Third Bond Fund retained the investment objective and financial history of the Kent Income Fund after the reorganization.
(d) The Fifth Third Intermediate Municipal Bond Fund retained the investment objective and financial history of the Kent Intermediate Tax-Free Fund after the reorganization.
(e) The Fifth Third Intermediate Bond Fund retained the investment objective and financial history of the Kent Intermediate Bond Fund after the reorganization.

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)

--------------------------------------------------------------------------------


     On October 27, 2000, the net assets of the Cardinal Fund were exchanged for shares of the Quality Growth Fund. This exchange qualified as a tax-free exchange for federal income tax purposes. The following is a summary of shares outstanding, net assets, net asset value per share and unrealized appreciation immediately before and after the exchange (Amounts in thousands except per share amounts):

                                                                     After
                                                   Before Exchange  Exchange
                                                  ----------------- --------
                                                           Quality  Quality
                                                  Cardinal Growth    Growth
                                                    Fund    Fund      Fund
                                                  -------- -------- --------
Institutional Shares
   Shares ...................................         220     35,882     36,034
   Net Assets ...............................    $  3,279   $775,854   $779,133
   Net Asset Value ..........................    $  14.93   $  21.26   $  21.62
Investment A Shares
   Shares ...................................      13,509      9,502     18,750
   Net Assets ...............................    $198,732   $204,220   $402,952
   Net Asset Value ..........................    $  14.71   $  21.49   $  21.49
Investment B Shares
   Shares ...................................          --         48         48
   Net Assets ...............................    $     --   $  1,028   $  1,028
   Net Asset Value ..........................    $     --   $  21.49   $  21.49
Investment C Shares
   Shares ...................................          71        616        665
   Net Assets ...............................    $  1,017   $ 12,929   $ 13,946
   Net Asset Value ..........................    $  14.39   $  20.97   $  20.97
   Unrealized Appreciation                       $131,196   $228,790   $359,986

(3) Significant Accounting Policies

     The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. These policies are in conformity with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as, the reported amounts of increases and decreases in net assets from operations during the period. Actual results could differ from those estimates.

     A. Securities Valuations--Listed securities are valued at the last sales price on the principal exchange where such securities are traded. Listed securities for which last sales prices are not available are valued at the mean of the latest bid and asked price in the principal market where such securities are traded. Unlisted securities are valued at the latest bid price. Corporate debt securities and debt securities of U.S. issuers (other than short-term investments maturing in 60 days or less), including municipal securities, are valued on the basis of valuations provided by dealers or by an independent pricing service approved by the Board of Trustees. Short-term investments maturing in 60 days or less are valued at amortized cost or cost, which approximates market value. Investments in other open-end investment companies are valued at net asset value. Investments for which there are no such quotations are valued at fair value as determined in good faith by Fifth Third Asset Management Inc. (the "Advisor") under the direction of the Board of Trustees.

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)
--------------------------------------------------------------------------------


B. Repurchase Agreements--The Funds will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Advisor to be creditworthy pursuant to guidelines and/or standards reviewed or established by the Board of Trustees. It is the policy of the Funds to require the custodian or sub-custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System, or to have segregated within the custodian bank's vault, all securities held as collateral under repurchase agreement transactions. Additionally, procedures have been established by the Funds to monitor, on a daily basis, the market value of each repurchase agreement's collateral to ensure that the value of collateral at least equals the repurchase price to be paid under the repurchase agreement transaction. Risks may arise from the potential inability of counterparties to honor the terms of the repurchase agreement. Accordingly, the Funds could receive less than the repurchase price on the sale of collateral securities. At January 31, 2002, all repurchase agreements were fully collateralized by U.S. Goverment Agency and Treasury securities.

C. Securities Transactions and Related Income--Securities transactions are accounted for on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis and includes, where applicable, the pro rata amortization of premium or accretion of discount. Dividend income is recorded on the ex-dividend date. Gains or losses realized on sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds. Withholding taxes on foreign dividends have been provided for in accordance with the applicable country's tax rules and rates.

     D. Foreign Currency Translation--The Trust does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in the market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses from investments.

     Realized foreign exchange gains or losses arise from sales and maturities of securities, sales of foreign currencies, currency exchange fluctuations between the trade and settlement dates of securities transactions, and the difference between the amount of assets and liabilities recorded and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair value of assets and liabilities, including investments in securities, resulting from changes in the currency exchange rates.s

     E. Forward Currency Contracts--The International Equity Fund and the International GDP Fund may enter into a forward currency contract ("forward"), which is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the forward fluctuates with changes in currency exchange rates. The forward is marked-to-market daily and the change in market value is recorded by a Fund as unrealized appreciation or depreciation. When the forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. A Fund could be exposed to risk if a counterparty is unable to meet the terms of a forward or if the value of the currency changes unfavorably.

     F. Foreign Currency Commitments--The International Equity Fund and the International GDP Fund may enter into foreign currency commitments for the delayed delivery of securities of foreign currency exchange transactions. Risks may arise upon entering into these transactions from the potential inability of counterparties to meet the terms of their commitments and from unanticipated movements in security prices or foreign exchange rates. The foreign currency transactions are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded for financial statement purposes as unrealized until the settlement date.

G. Futures Contracts--The Funds, with the exception of the Pinnacle Fund, Ohio Municipal Bond Fund, Municipal Bond Fund and the Intermediate Municipal Bond Fund, may enter into futures contracts for the delayed delivery of securities at a fixed price at some future date or for the change in the value of a

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)
--------------------------------------------------------------------------------

specified financial index over a predetermined time period. Cash or securities are deposited with brokers in order to maintain a position. Subsequent payments made or received by the Fund based on the daily change in the market value of the position are recorded as unrealized appreciation or depreciation until the contract is closed out, at which time the gain or loss is realized.

     The use of futures contracts involves, to varying degrees, elements of market risk. Risks arise from the possible imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets, and the possible inability of counterparties to meet the terms of their contracts. However, the Fund's activities in futures contracts are conducted through regulated exchanges which minimize counterparty credit risks.

     H. Option Contracts--The Funds, with the exception of the Pinnacle Fund, Ohio Municipal Bond Fund, Municipal Bond Fund and the Intermediate Municipal Bond Fund, may write or purchase option contracts. These transactions are to hedge against changes in interest rates, security prices, currency fluctuations, and other market developments, or for the purposes of earning additional income (i.e. speculation).

     The risk associated with purchasing an option is that the Fund pays a premium whether or not the option is exercised. Additionally, the Funds bear the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as other securities owned. The cost of securities acquired through the exercise of call options is increased by the premiums paid. The proceeds from securities sold through the exercise of put options are decreased by premiums paid.

In writing an option, the Funds contract with a specified counterparty to purchase (written put option) or sell (written call option) a specified quantity (notional amount) of an underlying asset at a specified price during a specified period upon demand of the counterparty. The risk associated with writing an option is that the Funds bear the market risk of an unfavorable change in the price of an underlying asset, and may be required to buy or sell an underlying asset under the contractual terms of the option at a price different from the current market value. Written options involve financial risk which may exceed amounts reflected in the accompanying financial statements.

     The table below reflects the Balanced Fund, Mid Cap Fund and Technology Fund's activities in written options, all of which were for purposes of earning additional income during the period. No other Funds engaged in written option contracts during the period ended January 31, 2002.

Option Activities for the period ended January 31, 2002:

                                    Balance at   Options   Options   Balance at
                                    7/31/2001    written   expired   1/31/2002
                                    ----------   -------   -------   ----------
 Number of Contracts
 Technology Fund .................      --       $120      $(120)       --
 Mid Cap Fund ....................    $356         --       (356)       --
 Balanced Fund ...................     138         --       (138)       --

 Premiums ($000)
 Technology Fund .................      --       $ 39      $ (39)       --
 Mid Cap Fund ....................    $100         --       (100)       --
 Balanced Fund ...................      39         --        (39)       --

I. When-Issued and Delayed Delivery Transactions--The Funds may engage in when-issued or delayed delivery transactions. The Funds record when-issued securities on the trade date and maintain security

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)

--------------------------------------------------------------------------------

positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are valued daily and begin earning interest on the settlement date.

     J. Lending Portfolio Securities--To generate additional income, the Funds may lend up to one-third of securities in which they are invested pursuant to agreements requiring that the loan be continuously secured by cash, U.S. Government or U.S. Government Agency securities, shares of an investment trust or mutual fund, or any combination of cash and such securities as collateral equal at all times to at least 100% of the prior day's market value plus accrued interest on the securities loaned. The Funds continue to earn interest and dividends on securities loaned while simultaneously seeking to earn interest on the investment of collateral.

     When cash is received as collateral for securities loaned, the Funds may invest such cash in short-term U.S. Government securities, repurchase agreements, or other short-term corporate securities. The cash or subsequent short-term investments are recorded as assets of the Funds, offset by a corresponding liability to repay the cash at the termination of the loan. Fixed income securities received as collateral are not recorded as an asset or liability of the Fund because the Fund does not have effective control of such securities.

     There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgment of the Advisor, the consideration which can be earned currently from such securities loans justifies the attendant risks. Loans are subject to termination by the Funds or the borrower at any time, and are, therefore, not considered to be illiquid investments. As of January 31, 2002, the following Funds had securities on loan with the following market values and collateral amounts (Amounts in thousands):

                                                                    Market Value
                                                      Market Value   of Loaned
                                                     of Collateral  Securities
                                                     ------------- ------------
Small Cap Growth Fund                                     $19,825      $19,312
Balanced Fund                                              11,823       11,518
Bond Fund                                                  61,041       59,463
Intermediate Bond Fund                                     66,783       65,056

     At January 31, 2001, each Fund's loaned securities were fully collateralized by cash, which was reinvested in short-term securities.

     K. Expenses--Expenses directly attributable to a Fund are charged to the Fund, while expenses which are attributable to more than one series of the Trust are allocated among the respective series based upon relative net assets or another appropriate basis. In addition, investors in a certain Share class will pay the expenses directly attributable to that Share class.

L. Dividends to Shareholders--Dividends, if any, from net investment income are declared and paid monthly for the Quality Growth Fund, Equity Income Fund, Michigan Municipal Bond Fund, Ohio Municipal Bond Fund, Municipal Bond Fund, Bond Fund, Intermediate Municipal Bond Fund, Intermediate Bond Fund, Short Term Bond Fund and U.S. Government Bond Fund. Dividends, if any, from net investment income are declared and paid quarterly for the Mid Cap Fund, Technology Fund, Pinnacle Fund, Large Cap Growth Fund, Equity Index Fund, Large Cap Value Fund and Balanced Fund. Dividends, if any, from net investment income are declared and paid annually for the Small Cap Growth

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)
--------------------------------------------------------------------------------

Fund, International Equity Fund and International GDP Fund. Distributable net realized gains, if any, are declared and distributed at least annually. Dividends to shareholders are recorded on the ex-dividend date.

Dividends from net investment income and from net realized capital gains are determined in accordance with income tax regulations, which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities, amortization and/or accretion of securities, foreign currency transactions, expiring capital loss carryforwards and deferrals of certain losses.

     These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the composition of net assets based on their federal tax-basis treatment; temporary differences do not require reclassifications. To the extent they exceed net investment income and net realized gains for tax purposes, they are reported as distribution of capital.

     M. Federal Taxes--It is the policy of each Fund to qualify or continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gain sufficient to relieve it from all, or substantially all, federal income taxes.

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)

--------------------------------------------------------------------------------

(4) Shares of Beneficial Interest

   Transactions in Fund shares were as follows (Amounts in thousands):


                                           --------------------------------------------------------------
                                                            Institutional Shares
                                           -----------------------------------------------------  -------
                                                     Shares                             Total
                                            Shares   issued   Dividends   Shares    Institutional Shares
                                            issued  in merger reinvested redeemed      Shares     issued
                                           -------- --------- ---------- ---------  ------------- -------
Small Cap Growth Fund
   Six months ended January 31, 2002 (a)   $102,017      --    $21,724   $(169,860)   $(46,119)   $ 6,088
   Period ended July 31, 2001 (b)           137,934      --      1,247    (175,148)    (35,967)    18,691
   Year ended December 31, 2000             295,468      --      3,773    (236,942)     62,299     20,345
Mid Cap Fund
   Six months ended January 31, 2002 (a)     63,467      --      8,553     (38,367)     33,653     29,661
   Year ended July 31, 2001                  82,855      --     32,379     (44,439)     70,795     25,144
Technology Fund
   Six months ended January 31, 2002 (a)      6,218      --         --     (10,918)     (4,700)     1,207
   Year ended July 31, 2001                  32,937      --        557      (8,723)     24,771      6,460
Pinnacle Fund
   Six months ended January 31, 2002 (a)      1,085      --         --      (4,615)     (3,530)       223
   Year ended July 31, 2001                   4,664      --      1,362     (16,067)    (10,041)     1,383
Quality Growth Fund
   Six months ended January 31, 2002 (a)    129,998      --     24,358     (63,776)     90,580     27,069
   Year ended July 31, 2001                 163,248  $3,279     91,846     (97,400)    160,973     69,783
Large Cap Growth Fund
   Six months ended January 31, 2002 (a)     34,878      --        136     (68,517)    (33,503)       355
   Period ended July 31, 2001 (b)            63,823      --        183     (53,495)     10,511        206
   Year ended December 31, 2000             186,861      --        626     (52,866)    134,621        724
Equity Index Fund
   Six months ended January 31, 2002 (a)    100,430      --      2,739     (98,304)      4,865      2,990
   Period ended July 31, 2001 (b)           146,669      --      2,843    (116,131)     33,381      3,102
   Year ended December 31, 2000             257,817      --     13,119    (185,813)     85,123     14,620
Large Cap Value Fund
   Six months ended January 31, 2002 (a)     57,039      --     11,037    (109,535)    (41,459)     2,685
   Period ended July 31, 2001 (b)            68,755      --      3,673     (90,745)    (18,317)     2,716
   Year ended December 31, 2000             165,613      --     20,641    (252,012)    (65,758)    22,109
Equity Income Fund
   Six months ended January 31, 2002 (a)      7,604      --      3,834      (7,326)      4,112      1,284
   Year ended July 31, 2001                   9,906      --      2,062     (19,050)     (7,082)     5,647
Balanced Fund
   Six months ended January 31, 2002 (a)     51,451      --      4,689     (31,517)     24,623     13,785
   Year ended July 31, 2001                 115,014      --     27,479     (48,092)     94,401     31,886

                                              CAPITAL TRANSACTIONS:
                                              -------------------------------------------------------------------------------------
                                                       Investment A Shares                        Investment B Shares (c)
                                              ----------------------------------------    -----------------------------------------
                                              Shares                            Total                                    Total
                                              issued    Dividends   Shares   Investment A  Shares  Dividends   Shares  Investment B
                                             in merger  reinvested redeemed     Shares     issued  reinvested redeemed    Shares
                                             ---------  ---------- --------  ------------  ------- ---------- -------- ------------
Small Cap Growth Fund
   Six months ended January 31, 2002 (a)           --    $   608   $ (8,336)   $ (1,640)    $   163      --/\       --    $   163
   Period ended July 31, 2001 (b)                  --         71    (20,893)     (2,131)         NA      NA         NA         NA
   Year ended December 31, 2000                    --        257    (21,393)       (791)         NA      NA         NA         NA
Mid Cap Fund
   Six months ended January 31, 2002 (a)           --      1,274    (26,737)      4,198       1,670    $145    $  (248)     1,567
   Year ended July 31, 2001                        --      5,103    (16,047)     14,200       4,079     112       (199)     3,992
Technology Fund
   Six months ended January 31, 2002 (a)           --         --       (739)        468         261      --        (80)       181
   Year ended July 31, 2001                        --         65     (1,413)      5,112       1,288       3        (56)     1,235
Pinnacle Fund
   Six months ended January 31, 2002 (a)           --         --     (3,313)     (3,090)       233       --         --        233
   Year ended July 31, 2001                        --        997    (12,659)    (10,279)       167        1         --        168
Quality Growth Fund
     Six months ended January 31, 2002 (a)         --     10,249    (39,985)     (2,667)     7,413      605     (1,056)     6,962
   Year ended July 31, 2001                  $198,732     24,325    (61,150)    231,690     16,536      111       (731)    15,916
Large Cap Growth Fund
   Six months ended January 31, 2002 (a)           --          1       (228)        128         90       --/\       --         90
   Period ended July 31, 2001 (b)                  --          1       (124)         83         NA       NA         NA         NA
   Year ended December 31, 2000                    --          1       (292)        433         NA       NA         NA         NA
Equity Index Fund
   Six months ended January 31, 2002 (a)           --        128     (3,893)       (775)       517       --/\       --/\      517
   Period ended July 31, 2001 (b)                  --        135     (5,232)     (1,995)        NA       NA         NA         NA
   Year ended December 31, 2000                    --        727    (19,191)     (3,844)        NA       NA         NA         NA
Large Cap Value Fund
   Six months ended January 31, 2002 (a)           --        765     (8,210)     (4,760)        81       --/\       --         81
   Period ended July 31, 2001 (b)                  --        699     (8,044)     (4,629)        NA       NA         NA         NA
   Year ended December 31, 2000                    --      3,802    (25,920)         (9)        NA       NA         NA         NA
Equity Income Fund
   Six months ended January 31, 2002 (a)           --        684     (2,147)       (179)     1,021       99       (242)       878
   Year ended July 31, 2001                        --        372     (2,531)      3,488      2,156        4       (124)     2,036
Balanced Fund
   Six months ended January 31, 2002 (a)           --      2,198    (16,779)       (796)     4,553      249       (928)     3,874
   Year ended July 31, 2001                        --     14,479    (16,465)     29,900     11,378      263       (516)    11,125

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)

--------------------------------------------------------------------------------

                                                                          CAPITAL TRANSACTIONS, continued:
                                           --------------------------------------------------------------------------
                                                        Investment C Shares (c)                Advisor Shares (d)
                                           -----------------------------------------------  -------------------------
                                                    Shares                         Total                       Total
                                           Shares   issued   Dividends   Shares  Investment Shares Dividends  Advisor
                                           issued  in merger reinvested redeemed  C Shares  issued reinvested Shares
                                           ------  --------- ---------- -------- ---------- ------ ---------- -------
Small Cap Growth Fund
   Six months ended January 31, 2002 (a)   $  220      --         --/\      --    $  220    $ 1       $--/\     $ 1
   Period ended July 31, 2001 (b)              NA      NA         NA        NA        NA     NA        NA       NA
   Year ended December 31, 2000                NA      NA         NA        NA        NA     NA        NA       NA
Mid Cap Fund
   Six months ended January 31, 2002 (a)      215      --     $   49   $   (82)      182     61        --/\      61
   Year ended July 31, 2001                   929      --        198      (305)      822     NA        NA       NA
Technology Fund
   Six months ended January 31, 2002 (a)      213      --         --       (13)      200      1        --        1
   Year ended July 31, 2001                   182      --          2       (30)      154     NA        NA       NA
Pinnacle Fund
   Six months ended January 31, 2002 (a)       10      --         --      (330)     (320)    NA        NA       NA
   Year ended July 31, 2001                   143      --        102    (1,235)     (990)    NA        NA       NA
Quality Growth Fund
   Six months ended January 31, 2002 (a)      909      --        383      (875)      417      1        --/\       1
   Year ended July 31, 2001                 2,231  $1,017      1,573    (2,195)    2,626     NA        NA       NA
Large Cap Growth Fund
   Six months ended January 31, 2002 (a)        1      --         --        --         1     NA        NA       NA
   Period ended July 31, 2001 (b)              NA      NA         NA        NA        NA     NA        NA       NA
   Year ended December 31, 2000                NA      NA         NA        NA        NA     NA        NA       NA
Equity Index Fund
   Six months ended January 31, 2002 (a)       59      --         --/\      --        59      1        --/\      1
   Period ended July 31, 2001 (b)              NA      NA         NA        NA        NA     NA        NA       NA
   Year ended December 31, 2000                NA      NA         NA        NA        NA     NA        NA       NA
Large Cap Value Fund
   Six months ended January 31, 2002 (a)        1      --/\       --        --         1     NA        NA       NA
   Period ended July 31, 2001 (b)              NA      NA         NA        NA        NA     NA        NA       NA
   Year ended December 31, 2000                NA      NA         NA        NA        NA     NA        NA       NA
Equity Income Fund
   Six months ended January 31, 2002 (a)       83      --         27       (63)       47     NA        NA       NA
   Year ended July 31, 2001                   301      --         14      (305)       10     NA        NA       NA
Balanced Fund
   Six months ended January 31, 2002 (a)      590      --        130      (792)      (72)    14        --/\     14
   Year ended July 31, 2001                 1,596      --        965    (1,589)      972     NA        NA       NA

                                                Total net
                                           increase/(decrease)
                                              from capital
                                               transactions
                                           -------------------
Small Cap Growth Fund
   Six months ended January 31, 2002 (a)        $(47,375)
   Period ended July 31, 2001 (b)                (38,098)
   Year ended December 31, 2000                   61,508
Mid Cap Fund
   Six months ended January 31, 2002 (a)          39,661
   Year ended July 31, 2001                       89,809
Technology Fund
   Six months ended January 31, 2002 (a)          (3,850)
   Year ended July 31, 2001                       31,272
Pinnacle Fund
   Six months ended January 31, 2002 (a)          (6,707)
   Year ended July 31, 2001                      (21,142)
Quality Growth Fund
   Six months ended January 31, 2002 (a)          95,293
   Year ended July 31, 2001                      411,205
Large Cap Growth Fund
   Six months ended January 31, 2002 (a)         (33,284)
   Period ended July 31, 2001 (b)                 10,594
   Year ended December 31, 2000                  135,054
Equity Index Fund
   Six months ended January 31, 2002 (a)           4,667
   Period ended July 31, 2001 (b)                 31,386
   Year ended December 31, 2000                   81,279
Large Cap Value Fund
   Six months ended January 31, 2002 (a)         (46,137)
   Period ended July 31, 2001 (b)                (22,946)
   Year ended December 31, 2000                  (65,767)
Equity Income Fund
   Six months ended January 31, 2002 (a)           4,858
   Year ended July 31, 2001                       (1,548)
Balanced Fund
   Six months ended January 31, 2002 (a)          27,643
   Year ended July 31, 2001                      136,398

--------
(a)  Unaudited.
(b) Reflects the period of operations from July 31, 2001 through January 31, 2002. The Fund changed its fiscal year end to July 31 from December 31.
(c) For the Small Cap Growth Fund, Large Cap Growth Fund, Equity Index Fund and Large Cap Value Fund, the period of operations for Investment B and Investment C Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
(d) The period of operations for the Advisor Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
/\    Amount less than $500.

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)

--------------------------------------------------------------------------------



                                           ---------------------------------------------------------
                                                            Institutional Shares
                                           -------------------------------------------------  ------
                                                   Shares                           Total
                                           Shares  issued   Dividends   Shares  Institutional Shares
                                           issued in merger reinvested redeemed    Shares     issued
                                           ------ --------- ---------- -------- ------------- ------
Small Cap Growth Fund
   Six months ended January 31, 2002 (a)    6,252     --      1,254    (10,129)    (2,623)      378
   Period ended July 31, 2001 (b)           7,884     --         78     (9,710)    (1,748)    1,051
   Year ended December 31, 2000            15,094     --        209    (11,687)     3,616     1,034
Mid Cap Fund
   Six months ended January 31, 2002 (a)    4,620     --        586     (2,769)     2,437     2,208
   Year ended July 31, 2001                 5,164     --      1,946     (2,765)     4,345     1,562
Technology Fund
   Six months ended January 31, 2002 (a)      648     --         --     (1,166)      (518)      128
   Year ended July 31, 2001                 2,184     --         33       (670)     1,547       404
Pinnacle Fund
   Six months ended January 31, 2002 (a)       47     --         --       (200)      (153)       10
   Year ended July 31, 2001                   155     --         42       (505)      (308)       47
Quality Growth Fund
   Six months ended January 31, 2002 (a)    7,484     --      1,327     (3,666)     5,145     1,578
   Year ended July 31, 2001                 7,615    152      4,316     (4,385)     7,698     3,187
Large Cap Growth Fund
   Six months ended January 31, 2002 (a)    4,315     --         17     (8,203)    (3,871)       43
   Period ended July 31, 2001 (b)           7,048     --         21     (5,770)     1,299        23
   Year ended December 31, 2000            16,520     --         55     (4,632)    11,943        63
Equity Index Fund
   Six months ended January 31, 2002 (a)    4,746     --        135     (4,661)       220       140
   Period ended July 31, 2001 (b)           6,215     --        126     (4,909)     1,432       131
   Year ended December 31, 2000             9,522     --        475     (6,762)     3,235       533
Large Cap Value Fund
   Six months ended January 31, 2002 (a)    4,198     --        771     (7,802)    (2,833)      197
   Period ended July 31, 2001 (b)           4,501     --        253     (5,764)    (1,010)      178
   Year ended December 31, 2000             8,875     --      1,090    (13,132)    (3,167)    1,199
Equity Income Fund
   Six months ended January 31, 2002 (a)      617     --        314       (598)       333       105
   Year ended July 31, 2001                   729     --        144     (1,375)      (502)      417
Balanced Fund
   Six months ended January 31, 2002 (a)    4,017     --        355     (2,461)     1,911     1,110
   Year ended July 31, 2001                 7,403     --      1,811     (3,329)     5,885     2,082

                                                  SHARE TRANSACTIONS:
                                                  Investment A Shares                      Investment B Shares (c)
                                           -----------------------------------------  ---------------------------------------
                                                                                      Shares
                                            Shares                          Total     issued                        Total
                                            issued   Dividends   Shares  Investment A   in   Dividends   Shares  Investment B
                                           in merger reinvested redeemed    Shares    merger reinvested redeemed    Shares
                                           --------- ---------- -------- ------------ ------ ---------- -------- ------------
Small Cap Growth Fund
   Six months ended January 31, 2002 (a)        --        36       (509)       (95)     10       --/\      --         10
   Period ended July 31, 2001 (b)               --         4     (1,179)      (124)     NA       NA        NA         NA
   Year ended December 31, 2000                 --        14     (1,081)       (33)     NA       NA        NA         NA
Mid Cap Fund
   Six months ended January 31, 2002 (a)        --        88     (1,995)       301     123       10       (19)       114
   Year ended July 31, 2001                     --       309     (1,011)       860     259        7       (13)       253
Technology Fund
   Six months ended January 31, 2002 (a)        --        --        (81)        47      29       --        (9)        20
   Year ended July 31, 2001                     --         4       (102)       306      93       --/\      (5)        88
Pinnacle Fund
   Six months ended January 31, 2002 (a)        --        --       (145)      (135)     10       --        --         10
   Year ended July 31, 2001                     --        31       (409)      (331)      6       --/\      --          6
Quality Growth Fund
   Six months ended January 31, 2002 (a)        --       563     (2,358)      (217)    435       34       (64)       405
   Year ended July 31, 2001                  9,248     1,150     (2,980)    10,605     831        5       (39)       797
Large Cap Growth Fund
   Six months ended January 31, 2002 (a)        --        --/\      (28)        15      11       --/\      --         11
   Period ended July 31, 2001 (b)               --        --/\      (14)         9      NA       NA        NA         NA
   Year ended December 31, 2000                 --        --/\      (26)        37      NA       NA        NA         NA
Equity Index Fund
   Six months ended January 31, 2002 (a)        --         6       (182)       (36)     24       --/\      --/\       24
   Period ended July 31, 2001 (b)               --         6       (220)       (83)     NA       NA        NA         NA
   Year ended December 31, 2000                 --        26       (703)      (144)     NA       NA        NA         NA
Large Cap Value Fund
   Six months ended January 31, 2002 (a)        --        54       (597)      (346)      6       --/\      --          6
   Period ended July 31, 2001 (b)               --        49       (520)      (293)     NA       NA        NA         NA
   Year ended December 31, 2000                 --       204     (1,417)       (14)     NA       NA        NA         NA
Equity Income Fund
   Six months ended January 31, 2002 (a)        --        56       (174)       (13)     82        8       (20)        70
   Year ended July 31, 2001                     --        26       (184)       259     157       --/\      (9)       148
Balanced Fund
   Six months ended January 31, 2002 (a)        --       167     (1,350)       (73)    361       19       (76)       304
   Year ended July 31, 2001                     --       956     (1,108)     1,930     791       18       (38)       771

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)
--------------------------------------------------------------------------------


                                                                             SHARE TRANSACTIONS, continued:
                                           -------------------------------------------------------------------------------
                                                          Investment C Shares (c)                   Advisor Shares (d)
                                           ----------------------------------------------------  -------------------------
                                                                                       Total                        Total
                                           Shares Shares issued Dividends   Shares  Investment C Shares Dividends  Advisor
                                           issued   in merger   reinvested redeemed    Shares    issued reinvested Shares
                                           ------ ------------- ---------- -------- ------------ ------ ---------- -------
Small Cap Growth Fund
   Six months ended January 31, 2002 (a)     13         --          --/\       --        13        --/\     --/\      --/\
   Period ended July 31, 2001 (b)            NA         NA          NA         NA        NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA         NA        NA        NA       NA        NA
Mid Cap Fund
   Six months ended January 31, 2002 (a)     16         --           4         (7)       13         4       --/\       4
   Year ended July 31, 2001                  54         --          12        (20)       46        NA       NA        NA
Technology Fund
   Six months ended January 31, 2002 (a)     23         --          --         (2)       21        --/\     --        --/\
   Year ended July 31, 2001                  11         --          --/\       (2)        9        NA       NA        NA
Pinnacle Fund
   Six months ended January 31, 2002 (a)     --/\       --          --        (14)      (14)       NA       NA        NA
   Year ended July 31, 2001                   5         --           3        (41)      (33)       NA       NA        NA
Quality Growth Fund
   Six months ended January 31, 2002 (a)     55         --          22        (54)       23        --/\     --/\      --/\
   Year ended July 31, 2001                 102         49          76       (109)      118        NA       NA        NA
Large Cap Growth Fund
   Six months ended January 31, 2002 (a)     --/\       --          --         --        --/\      NA       NA        NA
   Period ended July 31, 2001 (b)            NA         NA          NA         NA        NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA         NA        NA        NA       NA        NA
Equity Index Fund
   Six months ended January 31, 2002 (a)      3         --          --/\       --         3        --/\     --/\      --/\
   Period ended July 31, 2001 (b)            NA         NA          NA         NA        NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA         NA        NA        NA       NA        NA
Large Cap Value Fund
   Six months ended January 31, 2002 (a)     --/\       --/\        --         --        --/\      NA       NA        NA
   Period ended July 31, 2001 (b)            NA         NA          NA         NA        NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA         NA        NA        NA       NA        NA
Equity Income Fund
   Six months ended January 31, 2002 (a)      7         --           2         (5)        4        NA       NA        NA
   Year ended July 31, 2001                  22         --           1        (23)       --/\      NA       NA        NA
Balanced Fund
   Six months ended January 31, 2002 (a)     46         --          10        (65)       (9)        1       --/\       1
   Year ended July 31, 2001                 111         --          64       (106)       69        NA       NA        NA



                                           -------------------
                                                Total net
                                           increase/(decrease)
                                               from share
                                               transactions
                                           -------------------
Small Cap Growth Fund
   Six months ended January 31, 2002 (a)         (2,695)
   Period ended July 31, 2001 (b)                (1,872)
   Year ended December 31, 2000                   3,583
Mid Cap Fund
   Six months ended January 31, 2002 (a)          2,869
   Year ended July 31, 2001                       5,504
Technology Fund
   Six months ended January 31, 2002 (a)           (430)
   Year ended July 31, 2001                       1,950
Pinnacle Fund
   Six months ended January 31, 2002 (a)           (292)
   Year ended July 31, 2001                        (666)
Quality Growth Fund
   Six months ended January 31, 2002 (a)          5,356
   Year ended July 31, 2001                      19,218
Large Cap Growth Fund
   Six months ended January 31, 2002 (a)         (3,845)
   Period ended July 31, 2001 (b)                 1,308
   Year ended December 31, 2000                  11,980
Equity Index Fund
   Six months ended January 31, 2002 (a)            211
   Period ended July 31, 2001 (b)                 1,349
   Year ended December 31, 2000                   3,091
Large Cap Value Fund
   Six months ended January 31, 2002 (a)         (3,173)
   Period ended July 31, 2001 (b)                (1,303)
   Year ended December 31, 2000                  (3,181)
Equity Income Fund
   Six months ended January 31, 2002 (a)            394
   Year ended July 31, 2001                         (95)
Balanced Fund
   Six months ended January 31, 2002 (a)          2,134
   Year ended July 31, 2001                       8,655

--------
(a)  Unaudited.
(b) Reflects the period of operations from July 31, 2001 through January 31, 2002. The Fund changed its fiscal year end to July 31 from December 31.
(c) For the Small Cap Growth Fund, Large Cap Growth Fund, Equity Index Fund and Large Cap Value Fund, the period of operations for Investment B and Investment C Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
(d) The period of operations for the Advisor Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
/\   Represents fewer than five hundred shares outstanding.

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)

-----------------------------------------------------------------------------------------------


                                         ------------------------------------------------------
                                                            Institutional Shares
                                         ------------------------------------------------------
                                                   Shares                             Total
                                          Shares   issued   Dividends   Shares    Institutional
                                          issued  in merger reinvested redeemed      Shares
                                         -------- --------- ---------- ---------  -------------
International Equity Fund
  Six months ended January 31, 2002 (a)  $ 57,122       --   $ 1,350   $ (49,008)   $   9,464
  Year ended July 31, 2001                 20,148       --    26,831     (37,968)       9,011
International GDP Fund
  Six months ended January 31, 2002 (a)   227,600       --    16,963    (297,004)     (52,441)
  Period ended July 31, 2001 (b)          317,505       --       632    (333,706)     (15,569)
  Year ended December 31, 2000            312,857       --     6,473    (189,897)     129,433
Michigan Municipal Bond Fund
  Six months ended January 31, 2002 (a)     9,758       --       463      (7,660)       2,561
  Period ended July 31, 2001 (b)           16,430       --        93     (25,232)      (8,709)
  Year ended December 31, 2000             20,726       --       168     (37,012)     (16,118)
Ohio Municipal Bond Fund
  Six months ended January 31, 2002 (a)     7,485       --        31      (6,316)       1,200
  Year ended July 31, 2001                 14,580       --        63     (20,887)      (6,244)
Municipal Bond Fund
  Six months ended January 31, 2002 (a)    11,415       --     2,903     (19,687)      (5,369)
  Period ended July 31, 2001 (b)           10,810       --       171     (19,686)      (8,705)
  Year ended December 31, 2000             40,738       --       297     (39,669)       1,366
Bond Fund
  Six months ended January 31, 2002 (a)    24,251 $207,340     3,068     (72,283)     162,376
  Period ended July 31, 2001 (b)           25,545       --     2,668     (48,995)     (20,782)
  Year ended December 31, 2000             71,503       --     5,426     (91,196)     (14,267)
Intermediate Municipal Bond Fund
  Six months ended January 31, 2002 (a)     8,334  142,390     5,190     (30,792)     125,122
  Period ended July 31, 2001 (b)           11,883       --       218     (34,633)     (22,532)
  Year ended December 31, 2000             36,945       --       436     (94,296)     (56,915)
Intermediate Bond Fund
  Six months ended January 31, 2002 (a)   114,895  189,813     8,309    (157,594)     155,423
  Period ended July 31, 2001 (b)          129,859       --    12,062    (210,707)     (68,786)
  Year ended December 31, 2000            200,230       --    26,431    (376,507)    (149,846)
Short Term Bond Fund
  Six months ended January 31, 2002 (a)    81,389       --     4,507     (60,422)      25,474
  Period ended July 31, 2001 (b)           84,525       --     4,880     (29,195)      60,210
  Year ended December 31, 2000             65,254       --     6,177     (76,800)      (5,369)
U.S. Government Bond Fund
  Six months ended January 31, 2002 (a)     6,687       --       620      (4,693)       2,614
  Year ended July 31, 2001                  8,938       --     1,257      (9,014)       1,181

                                                         CAPITAL TRANSACTIONS:
                                         ------------------------------------------------------
                                                             Investment A Shares
                                         ------------------------------------------------------
                                                   Shares                            Total
                                          Shares   issued   Dividends   Shares    Investment A
                                          issued  in merger reinvested redeemed      Shares
                                         -------- --------- ---------- ---------  -------------
International Equity Fund
  Six months ended January 31, 2002 (a)  $ 44,447       --     $ 71    $ (42,704)   $ 1,814
  Year ended July 31, 2001                 42,689       --      964      (43,518)       135
International GDP Fund
  Six months ended January 31, 2002 (a)    56,732       --      409      (60,868)    (3,727)
  Period ended July 31, 2001 (b)           99,371       --       36      (99,779)      (372)
  Year ended December 31, 2000            152,884       --      348     (150,689)     2,543
Michigan Municipal Bond Fund
  Six months ended January 31, 2002 (a)       376       --       60         (355)        81
  Period ended July 31, 2001 (b)              662       --       53         (831)      (116)
  Year ended December 31, 2000                866       --      107       (1,782)      (809)
Ohio Municipal Bond Fund
  Six months ended January 31, 2002 (a)     5,697       --      283       (5,021)       959
  Year ended July 31, 2001                  5,157       --      533       (4,961)       729
Municipal Bond Fund
  Six months ended January 31, 2002 (a)     1,984       --       45       (1,650)       379
  Period ended July 31, 2001 (b)               87       --       30         (493)      (376)
  Year ended December 31, 2000                654       --       66         (905)      (185)
Bond Fund
  Six months ended January 31, 2002 (a)     3,183  $12,982      333       (2,811)    13,687
  Period ended July 31, 2001 (b)              716       --      190       (1,543)      (637)
  Year ended December 31, 2000              2,270       --      570       (7,209)    (4,369)
Intermediate Municipal Bond Fund
  Six months ended January 31, 2002 (a)       585    1,089      156       (2,157)      (327)
  Period ended July 31, 2001 (b)            3,009       --       79         (927)     2,161
  Year ended December 31, 2000              1,469       --      104       (2,443)      (870)
Intermediate Bond Fund
  Six months ended January 31, 2002 (a)     2,708   24,256      419       (4,262)    23,121
  Period ended July 31, 2001 (b)            1,103       --      250       (2,241)      (888)
  Year ended December 31, 2000              3,174       --      625       (6,509)    (2,710)
Short Term Bond Fund
  Six months ended January 31, 2002 (a)     3,144       --       86       (1,669)     1,561
  Period ended July 31, 2001 (b)            2,277       --      106       (2,611)      (228)
  Year ended December 31, 2000                393       --      215       (1,740)    (1,132)
U.S. Government Bond Fund
  Six months ended January 31, 2002 (a)    11,412       --      126       (8,451)     3,087
  Year ended July 31, 2001                  3,023       --      156       (2,069)     1,110

                                                    Investment B Shares (c)
                                          ------ ------------------------------------------
                                                  Shares                          Total
                                          Shares  issued   Dividends   Shares  Investment B
                                          issued in merger reinvested redeemed    Shares
                                          ------ --------- ---------- -------- ------------
International Equity Fund
  Six months ended January 31, 2002 (a)   $   49      --      $  2     $ (38)     $   13
  Year ended July 31, 2001                   197      --         6        (7)        196
International GDP Fund
  Six months ended January 31, 2002 (a)       12      --        --/\      --          12
  Period ended July 31, 2001 (b)              NA      --        NA        NA          NA
  Year ended December 31, 2000                NA      --        NA        NA          NA
Michigan Municipal Bond Fund
  Six months ended January 31, 2002 (a)       31      --        --/\      --          31
  Period ended July 31, 2001 (b)              NA      --        NA        NA          NA
  Year ended December 31, 2000                NA      --        NA        NA          NA
Ohio Municipal Bond Fund
  Six months ended January 31, 2002 (a)    1,362      --        20      (167)      1,215
  Year ended July 31, 2001                   967      --         3       (80)        890
Municipal Bond Fund
  Six months ended January 31, 2002 (a)      119      --        --/\      --         119
  Period ended July 31, 2001 (b)              NA      --        NA        NA          NA
  Year ended December 31, 2000                NA      --        NA        NA          NA
Bond Fund
  Six months ended January 31, 2002 (a)    1,479  $3,735        45       (86)      5,173
  Period ended July 31, 2001 (b)              NA      --        NA        NA          NA
  Year ended December 31, 2000                NA      --        NA        NA          NA
Intermediate Municipal Bond Fund
  Six months ended January 31, 2002 (a)       16      --        --/\      --          16
  Period ended July 31, 2001 (b)              NA      --        NA        NA          NA
  Year ended December 31, 2000                NA      --        NA        NA          NA
Intermediate Bond Fund
  Six months ended January 31, 2002 (a)      450      --         1        (2)        449
  Period ended July 31, 2001 (b)              NA      --        NA        NA          NA
  Year ended December 31, 2000                NA      --        NA        NA          NA
Short Term Bond Fund
  Six months ended January 31, 2002 (a)       NA      --        NA        NA          NA
  Period ended July 31, 2001 (b)              NA      --        NA        NA          NA
  Year ended December 31, 2000                NA      --        NA        NA          NA
U.S. Government Bond Fund
  Six months ended January 31, 2002 (a)       NA      --        NA        NA          NA
  Year ended July 31, 2001                    NA      --        NA        NA          NA

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)

--------------------------------------------------------------------------------

                                                                                 CAPITAL TRANSACTIONS, continued:
                                           -------------------------------------------------------------------------------
                                                          Investment C Shares (c)                   Advisor Shares (d)
                                           ----------------------------------------------------  -------------------------
                                                                                       Total                        Total
                                           Shares Shares issued Dividends   Shares  Investment C Shares Dividends  Advisor
                                           issued   in merger   reinvested redeemed    Shares    issued reinvested Shares
                                           ------ ------------- ---------- -------- ------------ ------ ---------- -------
International Equity Fund
   Six months ended January 31, 2002 (a)   $    7        --        $  2     $  (6)     $    3      NA       NA        NA
   Year ended July 31, 2001                     1        --          29       (65)        (35)     NA       NA        NA
International GDP Fund
   Six months ended January 31, 2002 (a)        1        --          --/\      --           1      NA       NA        NA
   Period ended July 31, 2001 (b)              NA        NA          NA        NA          NA      NA       NA        NA
   Year ended December 31, 2000                NA        NA          NA        NA          NA      NA       NA        NA
Michigan Municipal Bond Fund
   Six months ended January 31, 2002 (a)        1        --          --/\      --           1      NA       NA        NA
   Period ended July 31, 2001 (b)              NA        NA          NA        NA          NA      NA       NA        NA
   Year ended December 31, 2000                NA        NA          NA        NA          NA      NA       NA        NA
Ohio Municipal Bond Fund
   Six months ended January 31, 2002 (a)      625        --          21       (43)        603      NA       NA        NA
   Year ended July 31, 2001                   937        --          32      (482)        487      NA       NA        NA
Municipal Bond Fund
   Six months ended January 31, 2002 (a)      106        --           2        --         108      $1       --/\     $ 1
   Period ended July 31, 2001 (b)              NA        NA          NA        NA          NA      NA       NA        NA
   Year ended December 31, 2000                NA        NA          NA        NA          NA      NA       NA        NA
Bond Fund
   Six months ended January 31, 2002 (a)      123    $1,357          15       (47)      1,448       1       --/\       1
   Period ended July 31, 2001 (b)              NA        NA          NA        NA          NA      NA       NA        NA
   Year ended December 31, 2000                NA        NA          NA        NA          NA      NA       NA        NA
Intermediate Municipal Bond Fund
   Six months ended January 31, 2002 (a)       17        57          --/\      (1)         73      NA       NA        NA
   Period ended July 31, 2001 (b)              NA        NA          NA        NA          NA      NA       NA        NA
   Year ended December 31, 2000                NA        NA          NA        NA          NA      NA       NA        NA
Intermediate Bond Fund
   Six months ended January 31, 2002 (a)       82       386           4       (42)        430      NA       NA        NA
   Period ended July 31, 2001 (b)              NA        NA          NA        NA          NA      NA       NA        NA
   Year ended December 31, 2000                NA        NA          NA        NA          NA      NA       NA        NA
Short Term Bond Fund
   Six months ended January 31, 2002 (a)       NA        NA          NA        NA          NA      NA       NA        NA
   Period ended July 31, 2001 (b)              NA        NA          NA        NA          NA      NA       NA        NA
   Year ended December 31, 2000                NA        NA          NA        NA          NA      NA       NA        NA
U.S. Government Bond Fund
   Six months ended January 31, 2002 (a)    1,799        --          20      (494)      1,325      NA       NA        NA
   Year ended July 31, 2001                   393        --          12       (84)        321      NA       NA        NA





                                           Total net increase/(decrease)
                                             from capital transactions
                                           -----------------------------
International Equity Fund
   Six months ended January 31, 2002 (a)             $  11,294
   Year ended July 31, 2001                              9,307
International GDP Fund
   Six months ended January 31, 2002 (a)               (56,155)
   Period ended July 31, 2001 (b)                      (15,941)
   Year ended December 31, 2000                        131,976
Michigan Municipal Bond Fund
   Six months ended January 31, 2002 (a)                 2,674
   Period ended July 31, 2001 (b)                       (8,825)
   Year ended December 31, 2000                        (16,927)
Ohio Municipal Bond Fund
   Six months ended January 31, 2002 (a)                 3,977
   Year ended July 31, 2001                             (4,138)
Municipal Bond Fund
   Six months ended January 31, 2002 (a)                (4,762)
   Period ended July 31, 2001 (b)                       (9,081)
   Year ended December 31, 2000                          1,181
Bond Fund
   Six months ended January 31, 2002 (a)               182,685
   Period ended July 31, 2001 (b)                      (21,419)
   Year ended December 31, 2000                        (18,636)
Intermediate Municipal Bond Fund
   Six months ended January 31, 2002 (a)               124,884
   Period ended July 31, 2001 (b)                      (20,371)
   Year ended December 31, 2000                        (57,785)
Intermediate Bond Fund
   Six months ended January 31, 2002 (a)               179,423
   Period ended July 31, 2001 (b)                      (69,674)
   Year ended December 31, 2000                       (152,556)
Short Term Bond Fund
   Six months ended January 31, 2002 (a)                27,035
   Period ended July 31, 2001 (b)                       59,982
   Year ended December 31, 2000                         (6,501)
U.S. Government Bond Fund
   Six months ended January 31, 2002 (a)                 7,026
   Year ended July 31, 2001                              2,612

--------
(a)  Unaudited.
(b) Reflects the period of operations from July 31, 2001 through January 31, 2002. The Fund changed its fiscal year end to July 31 from December 31.
(c) For the International GDP Fund, Michigan Municipal Bond Fund, Municipal Bond Fund, Bond Fund, Intermediate Municipal Bond Fund and Intermediate Bond Fund, the period of operations for the Investment B and Investment C Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
(d) The period of operations for the Advisor Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
(/\) Amount less than $500.

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)

--------------------------------------------------------------------------------

                                                                                              SHARE TRANSACTIONS:
                                        ---------------------------------------------------------------------------------
                                                     Institutional Shares                            Investment A Shares
                                        ----------------------------------------------  ---------------------------------
                                               Shares                                          Shares
                                               issued                         Total            issued
                                        Shares   in    Dividends  Shares  Institutional Shares   in    Dividends  Shares
                                        issued merger reinvested redeemed     Shares    issued merger reinvested redeemed
                                        ------ ------ ---------- -------- ------------- ------ ------ ---------- --------
International Equity Fund
 Six months ended January 31, 2002 (a)   6,840     --     164     (5,833)      1,171    5,326     --       9      (5,080)
 Year ended July 31, 2001                1,953     --   2,613     (3,826)        740    4,171     --      94      (4,228)
International GDP Fund
 Six months ended January 31, 2002 (a)  19,015     --   1,461    (24,805)     (4,329)   4,954     --      36      (5,206)
 Period ended July 31, 2001 (b)         23,220     --      46    (24,089)       (823)   7,265     --       3      (7,238)
 Year ended December 31, 2000           18,471     --     363    (11,177)      7,657    8,954     --      20      (8,785)
Michigan Municipal Bond Fund
 Six months ended January 31, 2002 (a)     952     --      45       (743)        254       35     --       6         (34)
 Period ended July 31, 2001 (b)          1,606     --       9     (2,467)       (852)      65     --       5         (81)
 Year ended December 31, 2000            2,081     --      17     (3,723)     (1,625)      86     --      11        (179)
Ohio Municipal Bond Fund
 Six months ended January 31, 2002 (a)     727     --       3       (613)        117      553     --      27        (487)
 Year ended July 31, 2001                1,443     --       6     (2,073)       (624)     507     --      53        (488)
Municipal Bond Fund
 Six months ended January 31, 2002 (a)   1,074     --     277     (1,838)       (487)     188     --       4        (156)
 Period ended July 31, 2001 (b)          1,010     --      16     (1,834)       (808)       8     --       3         (46)
 Year ended December 31, 2000            4,038     --      29     (3,858)        209       64     --       7         (89)
Bond Fund
 Six months ended January 31, 2002 (a)   2,641 20,471     308     (7,248)     16,172      327  1,284      34        (283)
 Period ended July 31, 2001 (b)          2,597     --     272     (4,961)     (2,092)      73     --      19        (157)
 Year ended December 31, 2000            7,616     --     579     (9,673)     (1,478)     242     --      61        (763)
Intermediate Municipal Bond Fund
 Six months ended January 31, 2002 (a)   1,163 13,349     487     (2,882)     12,117       60    102      15        (201)
 Period ended July 31, 2001 (b)          1,107     --      20     (3,224)     (2,097)     281     --       7         (86)
 Year ended December 31, 2000            3,589     --      42     (9,151)     (5,520)     142     --      10        (238)
Intermediate Bond Fund
 Six months ended January 31, 2002 (a)  12,198 18,832     834    (15,761)     16,103      278  2,420      42        (426)
 Period ended July 31, 2001 (b)         13,274     --   1,235    (21,482)     (6,973)     112     --      26        (228)
 Year ended December 31, 2000           21,256     --   2,814    (40,074)    (16,004)     335     --      66        (686)
Short Term Bond Fund
 Six months ended January 31, 2002 (a)   8,221     --     456     (6,107)      2,570      318     --       9        (169)
 Period ended July 31, 2001 (b)          8,652     --     500     (2,986)      6,166      233     --      11        (267)
 Year ended December 31, 2000            6,861     --     651     (8,097)       (585)      41     --      23        (184)
U.S. Government Bond Fund
 Six months ended January 31, 2002 (a)     655     --      61       (461)        255    1,117     --      12        (826)
 Year ended July 31, 2001                  905     --     128       (914)        119      302     --      16        (208)

                                        ---------------------------------------------  ------------
                                             Investment B Shares (c)
                                        ---------------------------------------------  ------------
                                                            Shares
                                           Total            issued                        Total
                                        Investment A Shares   in   Dividends   Shares  Investment B
                                           Shares    issued merger reinvested redeemed    Shares
                                        ------------ ------ ------ ---------- -------- ------------
International Equity Fund
 Six months ended January 31, 2002 (a)       255        7     --       --/\      (5)         2
 Year ended July 31, 2001                     37       19     --        1        (1)        19
International GDP Fund
 Six months ended January 31, 2002 (a)      (216)       1     --       --/\      --          1
 Period ended July 31, 2001 (b)               30       NA     --       NA        NA         NA
 Year ended December 31, 2000                189       NA     --       NA        NA         NA
Michigan Municipal Bond Fund
 Six months ended January 31, 2002 (a)         7        3     --       --/\      --          3
 Period ended July 31, 2001 (b)              (11)      NA     --       NA        NA         NA
 Year ended December 31, 2000                (82)      NA     --       NA        NA         NA
Ohio Municipal Bond Fund
 Six months ended January 31, 2002 (a)        93      134     --        2       (17)       119
 Year ended July 31, 2001                     72       97     --       --/\      (8)        89
Municipal Bond Fund
 Six months ended January 31, 2002 (a)        36       12     --       --/\      --         12
 Period ended July 31, 2001 (b)              (35)      NA     --       NA        NA         NA
 Year ended December 31, 2000                (18)      NA     --       NA        NA         NA
Bond Fund
 Six months ended January 31, 2002 (a)     1,362      150    369        5        (9)       515
 Period ended July 31, 2001 (b)              (65)      NA     --       NA        NA         NA
 Year ended December 31, 2000               (460)      NA     --       NA        NA         NA
Intermediate Municipal Bond Fund
 Six months ended January 31, 2002 (a)       (24)       2     --       --/\      --          2
 Period ended July 31, 2001 (b)              202       NA     --       NA        NA         NA
 Year ended December 31, 2000                (86)      NA     --       NA        NA         NA
Intermediate Bond Fund
 Six months ended January 31, 2002 (a)     2,314       45     --       --/\     --/\        45
 Period ended July 31, 2001 (b)              (90)      NA     --       NA        NA         NA
 Year ended December 31, 2000               (285)      NA     --       NA        NA         NA
Short Term Bond Fund
 Six months ended January 31, 2002 (a)       158       NA     --       NA        NA         NA
 Period ended July 31, 2001 (b)              (23)      NA     --       NA        NA         NA
 Year ended December 31, 2000               (120)      NA     --       NA        NA         NA
U.S. Government Bond Fund
 Six months ended January 31, 2002 (a)       303       NA     --       NA        NA         NA
 Year ended July 31, 2001                    110       NA     --       NA        NA         NA

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)
--------------------------------------------------------------------------------

                                                                      SHARE TRANSACTIONS, continued
                                           -------------------------------------------------------------------------------
                                                          Investment C Shares (c)                   Advisor Shares (c)
                                           ----------------------------------------------------  -------------------------
                                                                                       Total                        Total
                                           Shares Shares issued Dividends   Shares  Investment C Shares Dividends  Advisor
                                           issued   in merger   reinvested redeemed    Shares    issued reinvested Shares
                                           ------ ------------- ---------- -------- ------------ ------ ---------- -------
International Equity Fund
   Six months ended January 31, 2002 (a)      1         --          --/\      (1)        --/\      NA       NA        NA
   Year ended July 31, 2001                  --/\       --           3        (6)        (3)       NA       NA        NA
International GDP Fund
   Six months ended January 31, 2002 (a)     --/\       --          --/\      --         --/\      NA       NA        NA
   Period ended July 31, 2001 (b)            NA         NA          NA        NA         NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA        NA         NA        NA       NA        NA
Michigan Municipal Bond Fund
   Six months ended January 31, 2002 (a)     --/\       --          --/\      --         --/\      NA       NA        NA
   Period ended July 31, 2001 (b)            NA         NA          NA        NA         NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA        NA         NA        NA       NA        NA
Ohio Municipal Bond Fund
   Six months ended January 31, 2002 (a)     61         --           2        (4)        59        NA       NA        NA
   Year ended July 31, 2001                  93         --           3       (48)        48        NA       NA        NA
Municipal Bond Fund
   Six months ended January 31, 2002 (a)     10         --          --/\      --         10        --/\     --/\      --/\
   Period ended July 31, 2001 (b)            NA         NA          NA        NA         NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA        NA         NA        NA       NA        NA
Bond Fund
   Six months ended January 31, 2002 (a)     14        134           1        (5)       144        --/\     --/\      --/\
   Period ended July 31, 2001 (b)            NA         NA          NA        NA         NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA        NA         NA        NA       NA        NA
Intermediate Municipal Bond Fund
   Six months ended January 31, 2002 (a)      3          5          --/\      --/\        8        NA       NA        NA
   Period ended July 31, 2001 (b)            NA         NA          NA        NA         NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA        NA         NA        NA       NA        NA
Intermediate Bond Fund
   Six months ended January 31, 2002 (a)      9         38          --/\      (5)        42        NA       NA        NA
   Period ended July 31, 2001 (b)            NA         NA          NA        NA         NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA        NA         NA        NA       NA        NA
Short Term Bond Fund
   Six months ended January 31, 2002 (a)     NA         NA          NA        NA         NA        NA       NA        NA
   Period ended July 31, 2001 (b)            NA         NA          NA        NA         NA        NA       NA        NA
   Year ended December 31, 2000              NA         NA          NA        NA         NA        NA       NA        NA
U.S. Government Bond Fund
   Six months ended January 31, 2002 (a)    177         --           2       (49)       130        NA       NA        NA
   Year ended July 31, 2001                  40         --           1        (9)        32        NA       NA        NA





                                           Total net increase/(decrease)
                                              from share transactions
                                           -----------------------------
International Equity Fund
   Six months ended January 31, 2002 (a)                1,428
   Year ended July 31, 2001                               793
International GDP Fund
   Six months ended January 31, 2002 (a)               (4,544)
   Period ended July 31, 2001 (b)                        (793)
   Year ended December 31, 2000                         7,846
Michigan Municipal Bond Fund
   Six months ended January 31, 2002 (a)                  264
   Period ended July 31, 2001 (b)                        (863)
   Year ended December 31, 2000                        (1,707)
Ohio Municipal Bond Fund
   Six months ended January 31, 2002 (a)                  388
   Year ended July 31, 2001                              (415)
Municipal Bond Fund
   Six months ended January 31, 2002 (a)
                                                         (429)
   Period ended July 31, 2001 (b)                        (843)
   Year ended December 31, 2000                           191
Bond Fund
   Six months ended January 31, 2002 (a)               18,193
   Period ended July 31, 2001 (b)                      (2,157)
   Year ended December 31, 2000                        (1,938)
Intermediate Municipal Bond Fund
   Six months ended January 31, 2002 (a)               12,103
   Period ended July 31, 2001 (b)                      (1,895)
   Year ended December 31, 2000                        (5,606)
Intermediate Bond Fund
   Six months ended January 31, 2002 (a)               18,504
   Period ended July 31, 2001 (b)                      (7,063)
   Year ended December 31, 2000                       (16,289)
Short Term Bond Fund
   Six months ended January 31, 2002 (a)                2,728
   Period ended July 31, 2001 (b)                       6,143
   Year ended December 31, 2000                          (705)
U.S. Government Bond Fund
   Six months ended January 31, 2002 (a)                  688
   Year ended July 31, 2001                               261

--------
(a)  Unaudited.
(b) Reflects the period of operations from July 31, 2001 through January 31, 2002. The Fund changed its fiscal year end to July 31 from December 31.
(c) For the International GDP Fund, Michigan Municipal Bond Fund, Municipal Bond Fund, Bond Fund, Intermediate Municipal Bond Fund and Intermediate Bond Fund, the period of operations for the Investment B and Investment C Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
(d) The period of operations for the Advisor Shares spans from October 29, 2001 (commencement of operations) through January 31, 2002.
/\   Represents fewer than five hundred shares outstanding.

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)
--------------------------------------------------------------------------------


(5) Investment Advisory Fee and Other Transactions with Affiliates

     Investment Advisory Fee--Fifth Third Asset Management Inc., the Trust's Investment Advisor (the "Advisor"), receives for its services an annual investment advisory fee based on a percentage of each Fund's average daily net assets, as follows: 0.70% for the Small Cap Growth Fund, Large Cap Growth Fund and Large Cap Value Fund, 0.80% for the Mid Cap Fund, Pinnacle Fund, Quality Growth Fund, Equity Income Fund and Balanced Fund, 1.00% for the Technology Fund and International Equity Fund, 0.30% for the Equity Index Fund, 0.75% for the International GDP Fund, 0.45% for the Michigan Municipal Bond Fund, 0.55% for the Ohio Municipal Bond Fund, Municipal Bond Fund, Intermediate Municipal Bond Fund, Intermediate Bond Fund, Short Term Bond Fund and U.S. Government Bond Fund and 0.60% for the Bond Fund.

     Morgan Stanley Asset Management, Inc. is the International Equity Fund's Sub-Advisor (the "Sub-Advisor"). The Advisor compensates the Sub-Advisor at a rate based on the International Equity Fund's average daily net assets.

     Administrative Fee--Fifth Third Bank ("Fifth Third") has served as the Trust's administrator since October 29, 2001. Prior to that date, BISYS Fund Services Limited Partnership ("BISYS"), a wholly owned subsidiary of The BISYS Group, Inc., served as the Trust's administrator. The administrator generally assists in all aspects of the Trust's administration and operations including providing the Funds with certain administrative personnel and services necessary to operate the Funds. Under the terms of the administration agreement, Fifth Third's fees are computed as a percentage of the daily average net assets of the Trust for the period. Pursuant to a separate agreement with Fifth Third, BISYS performs sub-administrative services on behalf of the Funds including providing certain administrative personnel and services necessary to operate the Funds, for which it receives a fee from Fifth Third computed as a percentage of the daily net assets of each Fund.

     Distribution Services Fee--The Trust has adopted a Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Act. Effective October 29, 2001 Fifth Third Funds Distributor, Inc. (formerly known as Kent Funds Distributors, Inc.), a wholly owned subsidiary of The BISYS Group, Inc., serves as the Trust's principal distributor. Prior to that date, with respect to the Small Cap Growth Fund, Large Cap Growth Fund, Equity Index Fund, Large Cap Value Fund, International GDP Fund, Michigan Municipal Bond Fund, Municipal Bond Fund, Bond Fund, Intermediate Municipal Bond Fund, Intermediate Bond Fund and Short Term Bond Fund, Kent Funds Distributors, Inc., a wholly owned subsidiary of The BISYS Group, Inc., provided these services. BISYS served as the remaining Funds principal distributor. Under the terms of the Plan, the Funds will compensate the principal distributor from the net assets of the Funds' Investment A Shares, Investment B Shares, Investment C Shares and Advisor Shares to finance activities intended to result in the sales of each Funds' shares. The Plan provides that the Funds may incur distribution expenses up to 0.25% of the average daily net assets of the Investment A Shares, up to 1.00% of the average daily net assets of the Investment B Shares, up to 0.75% of the average daily net assets of the Investment C Shares and up to 0.50% of the average daily net assets for the Advisor Shares, annually, to compensate the distributor.

     Administrative Services Fee--The Trust has adopted an Administrative Services Agreement with Fifth Third with respect to Investment C Shares. Under the Plan, the Funds may make payments up to 0.25% of the average daily net asset value of Investment C Shares in exchange for certain administrative services for shareholders and for the maintenance of shareholder accounts.

     Transfer and Dividend Disbursing Agent, Accounting and Custody Fees--Fifth Third serves as transfer and dividend disbursing agent, maintains the Funds' accounting records and is the Funds' custodian for which it receives a fee based on the level of each Fund's average net assets for the period, plus out-of-pocket expenses. Pursuant to a separate agreement with Fifth Third, BISYS performs sub transfer and dividend disbursing agent services and accounting services on behalf of the Funds, for which it receives a fee from Fifth Third computed as a percentage of the daily net assets of each Fund.

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)
--------------------------------------------------------------------------------

     Certain officers of the Trust are officers of the above companies, but are not paid any fees directly by the Trust for serving as officers of the Trust.

(6) Investment Transactions

     Purchases and sales of investments, excluding short-term securities for the period ended January 31, 2002, were as follows (Amounts in thousands):

                                                          Purchases      Sales
                                                          ---------      -----
Small Cap Growth Fund ................................    $ 60,563      $128,655
Mid Cap Fund .........................................      51,163        29,667
Technology Fund ......................................      12,783        23,020
Pinnacle Fund ........................................      16,278        21,508
Quality Growth Fund ..................................     156,685       112,536
Large Cap Growth Fund ................................       7,008        37,001
Equity Index Fund ....................................      17,836        12,189
Large Cap Value Fund .................................      11,509        63,459
Equity Income Fund ...................................      11,764        11,307
Balanced Fund ........................................     121,234       104,423
International Equity Fund ............................      14,684        15,301
International GDP Fund ...............................      18,011        85,186
Michigan Municipal Bond Fund .........................      14,041        13,452
Ohio Municipal Bond Fund .............................      31,535        26,662
Municipal Bond Fund ..................................      50,329        63,021
Bond Fund ............................................     395,271       416,738
Intermediate Municipal Bond Fund .....................     185,536        90,704
Intermediate Bond Fund ...............................     833,085       729,943
Short Term Bond Fund .................................     132,531       112,520
U.S. Government Bond Fund ............................      40,984        38,244

(7) Concentration of Credit Risk

     The Michigan Municipal Bond Fund and the Ohio Municipal Bond Fund invest a substantial proportion of their assets in debt obligations issued by the State of Michigan and the State of Ohio, respectively, and their political subdivisions, agencies and public authorities. The Funds are more susceptible to factors adversely affecting issuers of Michigan and Ohio municipal securities than a fund that is not concentrated in these issuers to the same extent.

     The International Equity Fund and the International GDP Fund invest in equity and fixed income securities of non-U.S. issuers. Although the Funds each maintain a diversified investment portfolio, the political or economic developments within a particular country or region may have an adverse effect on the ability of domiciled issuers to meet their obligations. Additionally, political or economic developments may have an effect on the liquidity and volatility of portfolio securities and currency holdings.

(8) Change in Accounting Principle

As required, effective August 1, 2001, the Trust has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing discount or premium on debt securities. Prior to August 1, 2001, the Balanced Fund, Ohio Municipal Bond Fund and the U.S. Government Bond Fund did not accrete discounts on debt securities. The cumulative effect of this accounting change had no impact on total net assets of the Fund, but resulted in the following change in cost of securities and the corresponding change in net unrealized appreciation (depreciation), based on securities held by the Fund on August 1, 2001.

                               Fifth Third Funds
                   Notes to Financial Statements (continued)
January 31, 2002
(Unaudited)

--------------------------------------------------------------------------------


                                                                    Unrealized
                                                         Cost of   appreciation
Fund                                                   securities (depreciation)
----                                                   ---------- --------------
Balanced Fund .......................................       $  4        $  (4)
Ohio Municipal Bond Fund  ...........................        161         (161)
U.S. Government Bond Fund ...........................         23          (23)

   The effect of this change for the period ended January 31, 2002 was as follows:

                                                 Net       Unrealized   Realized
                                              Investment  appreciation   gains
Fund                                            Income   (depreciation) (losses)
----                                          ---------- -------------- --------
Balanced Fund ...............................    $31          $(27)       $(4)
Ohio Municipal Bond Fund  ...................     24           (19)        (5)
U.S. Government Bond Fund ...................     19           (12)        (7)

     The Michigan Municipal Bond Fund, Municipal Bond Fund, Bond Fund, Intermediate Municipal Bond Fund, Intermediate Bond Fund and Short Term Bond Fund adopted the aforementioned provisions effective January 1, 2001 as they previously had a fiscal year-end of December 31. Prior to January 1, 2001, the Bond Fund, Intermediate Bond Fund and Short Term Bond Fund did not amortize premiums and the Municipal Bond Fund, Intermediate Municipal Bond Fund and Michigan Municipal Bond Fund did not accrete discounts on debt securities. The cumulative effect of this accounting change had no impact on total net assets of the Fund, but resulted in the following change in cost of securities and the corresponding change in net unrealized appreciation (depreciation), based on securities held by the Fund on January 1, 2001. (Amounts in thousands)

                                                                    Unrealized
                                                        Cost of    appreciation
Fund                                                   securities (depreciation)
----                                                   ---------- --------------
Bond Fund ............................................    $(1,162)      $1,162
Intermediate Bond Fund ...............................     (3,447)       3,447
Short Term Bond Fund .................................       (969)         969
Municipal Bond Fund ..................................         19          (19)
Intermediate Municipal Bond Fund .....................        291         (291)
Michigan Municipal Bond Fund .........................          5           (5)

     The effect of this change for the period ended July 31, 2001 was as follows (Amounts in thousands):

                                                 Net      Unrealized   Realized
                                             Investment  appreciation   gains
Fund                                           Income   (depreciation) (losses)
----                                         ---------- -------------- --------
Bond Fund .................................    $  (572)      $(109)      $  681
Intermediate Bond Fund ....................     (1,792)       (968)       2,760
Short Term Bond Fund ......................       (545)          9          535
Municipal Bond Fund .......................          7          (7)          --
Intermediate Municipal Bond Fund ..........         47          10          (57)
Michigan Municipal Bond Fund ..............          5          (3)          (1)

     The statements of changes in net assets and financial highlights for prior periods have not been restated to reflect this change in presentation.

                               Fifth Third Funds
                             Financial Highlights
Small Cap Growth Fund
--------------------------------------------------------------------------------

                                           Increase/(Decrease) in Net
                                              Assets Resulting from                      Less Dividends and
                                                    Operations                           Distributions from
                                            -------------------------             --------------------------------
                                                          Net Realized
                                                              and
                                                          Unrealized
                                                        Gains/(Losses)
                                                             from      Change in                                     Net
                                  Net Asset    Net       Investments,  Net Assets                         Total     Asset
                                   Value,   Investment   Futures and   Resulting     Net       Net      Dividends   Value,
                                  Beginning  Income/        Option        from    Investment Realized      and      End of
                                  of Period   (Loss)      Contracts    Operations   Income    Gains   Distributions Period
---------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNEEX
Year ended                1996     $13.82      0.12          2.55         2.67      (0.12)    (0.72)      (0.84)    $15.65
Year ended                1997     $15.65      0.04          4.19         4.23      (0.06)    (1.43)      (1.49)    $18.39
Year ended                1998     $18.39      0.03         (1.08)       (1.05)     (0.03)    (1.85)      (1.88)    $15.46
Year ended                1999     $15.46      0.02          4.16         4.18      (0.02)    (0.33)      (0.35)    $19.29
Year ended                2000     $19.29        --         (0.08)       (0.08)        --     (0.19)      (0.19)    $19.02
Period ended              2001(a)  $19.02     (0.02)        (1.08)       (1.10)        --     (0.06)      (0.06)    $17.86
Six months ended
 (Unaudited)              2002     $17.86        --         (0.02)       (0.02)        --     (0.56)      (0.56)    $17.28
---------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNEMX
Year ended                1996     $13.81      0.07          2.54         2.61      (0.09)    (0.72)      (0.81)    $15.61
Year ended                1997     $15.61        --          4.19         4.19      (0.04)    (1.43)      (1.47)    $18.33
Year ended                1998     $18.33     (0.01)        (1.08)       (1.09)        --     (1.85)      (1.85)    $15.39
Year ended                1999     $15.39     (0.02)         4.15         4.13         --     (0.33)      (0.33)    $19.19
Year ended                2000     $19.19        --         (0.13)       (0.13)        --     (0.19)      (0.19)    $18.87
Period ended              2001(a)  $18.87     (0.04)        (1.06)       (1.10)        --     (0.06)      (0.06)    $17.71
Six months ended
 (Unaudited)              2002     $17.71        --         (0.08)       (0.08)        --     (0.56)      (0.56)    $17.07
---------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FTGBX
Period ended (Unaudited)  2002(b)  $16.54        --          1.24         1.24         --     (0.56)      (0.56)    $17.22
---------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTGCX
Period ended (Unaudited)  2002(b)  $16.54        --          1.25         1.25         --     (0.56)      (0.56)    $17.23
---------------------------------------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FTGVX
Period ended (Unaudited)  2002(b)  $16.54        --          1.27         1.27         --     (0.56)      (0.56)    $17.25
---------------------------------------------------------------------------------------------------------------------------


                                                        Ratios/Supplemental Data

                                     ------------------------------------------------------



                                              Ratios of
                            Total      Net    Expenses    Ratios of     Ratios of
                           Return    Assets,     to     Net Investment Expenses to
                          (excludes  End of    Average  Income/(Loss)    Average   Portfolio
                            sales    Period      Net    to Average Net     Net     Turnover
                           charge)   (000's)   Assets       Assets      Assets /\   Rate #
--------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNEEX
Year ended                  19.56%   $544,081   0.96%        0.78%        0.96%       16%
Year ended                  27.94%   $719,998   0.93%        0.24%        0.94%       32%
Year ended                  (6.15%)  $760,335   0.94%        0.18%        0.95%       41%
Year ended                  27.98%   $746,428   0.94%        0.14%        0.95%       19%
Year ended                  (0.38%)  $804,758   0.91%       (0.11%)       0.92%       28%
Period ended                (5.75%)* $724,275   0.93%**     (0.16%)**     0.93%**     13%
Six months ended
 (Unaudited)                (0.11%)* $655,449   0.93%**     (0.17%)**     0.95%**      9%
--------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNEMX
Year ended                  19.16%   $ 14,436   1.21%        0.53%        1.21%       16%
Year ended                  27.71%   $ 22,784   1.18%       (0.01%)       1.19%       32%
Year ended                  (6.40%)  $ 23,455   1.19%       (0.07%)       1.20%       41%
Year ended                  27.73%   $ 26,282   1.19%       (0.11%)       1.20%       19%
Year ended                  (0.59%)  $ 25,231   1.16%       (0.36%)       1.17%       28%
Period ended                (5.85%)* $ 21,481   1.18%**     (0.41%)**     1.18%**     13%
Six months ended
 (Unaudited)                (0.45%)* $ 19,086   1.18%**     (0.42%)**     1.20%**      9%
--------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FTGBX
Period ended (Unaudited)     7.50%*  $    167   1.97%**     (1.27%)**     2.02%**      9%
--------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTGCX
Period ended (Unaudited)     7.56%*  $    221   1.96%**     (1.41%)**     2.00%**      9%
--------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FTGVX
Period ended (Unaudited)     7.68%*  $      1   1.33%**     (0.59%)**     1.33%**      9%
--------------------------------------------------------------------------------------------

(a) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
(b) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Mid Cap Fund
--------------------------------------------------------------------------------

                                               Increase/(Decrease) in Net
                                                 Assets Resulting from               Less Dividends and
                                                       Operations                    Distributions from
                                               -------------------------             ------------------
                                                           Net Realized
                                                                and
                                                           Unrealized
                                                           Gains/(Losses) Change in                                     Net
                                     Net Asset    Net           from      Net Assets                         Total     Asset
                                      Value,   Investment   Investments   Resulting     Net       Net      Dividends   Value,
                                     Beginning  Income/      and Option      from    Investment Realized      and      End of
                                     of Period   (Loss)      Contracts    Operations   Income    Gains   Distributions Period
------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FMCIX
Period ended                 1999(a)  $15.40     (0.04)         1.95         1.91         --     (1.44)      (1.44)    $15.87
Year ended                   2000     $15.87     (0.04)         4.63         4.59         --     (1.18)      (1.18)    $19.28
Year ended                   2001     $19.28        --         (1.69)       (1.69)        --     (2.49)      (2.49)    $15.10
Six months ended (Unaudited) 2002     $15.10        --         (0.51)       (0.51)        --     (0.47)      (0.47)    $14.12
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSMCX
Year ended                   1997     $12.60      0.02          5.55         5.57      (0.04)    (1.15)      (1.19)    $16.98
Year ended                   1998     $16.98     (0.03)         0.98         0.95         --     (1.74)      (1.74)    $16.19
Year ended                   1999     $16.19     (0.10)         1.17         1.07         --     (1.44)      (1.44)    $15.82
Year ended                   2000     $15.82     (0.08)         4.60         4.52         --     (1.18)      (1.18)    $19.16
Year ended                   2001     $19.16        --         (1.73)       (1.73)        --     (2.49)      (2.49)    $14.94
Six months ended (Unaudited) 2002     $14.94        --         (0.53)       (0.53)        --     (0.47)      (0.47)    $13.94
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBMBX
Period ended                 2001(b)  $17.91        --         (0.56)       (0.56)        --     (2.49)      (2.49)    $14.86
Six months ended (Unaudited) 2002     $14.86        --         (0.57)       (0.57)        --     (0.47)      (0.47)    $13.82
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FCMCX
Year ended                   1997     $12.59     (0.07)         5.51         5.44         --     (1.15)      (1.15)    $16.88
Year ended                   1998     $16.88     (0.05)         0.89         0.84         --     (1.74)      (1.74)    $15.98
Year ended                   1999     $15.98     (0.18)         1.16         0.98         --     (1.44)      -1.44     $15.52
Year ended                   2000     $15.52     (0.16)         4.47         4.31         --     (1.18)      (1.18)    $18.65
Year ended                   2001     $18.65        --         (1.80)       (1.80)        --     (2.49)      (2.49)    $14.36
Six months ended (Unaudited) 2002     $14.36        --         (0.55)       (0.55)        --     (0.47)      (0.47)    $13.34
------------------------------------------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FTMVX
Period ended (Unaudited)     2002(c)  $13.47        --          0.94         0.94         --     (0.47)      (0.47)    $13.94
------------------------------------------------------------------------------------------------------------------------------


                                                        Ratios/Supplemental Data

                                        ---------------------------------------------------
                                                                         Ratios of
                                                 Ratios of               Expenses
                               Total      Net    Expenses  Ratios of Net    to
                              Return    Assets,     to      Investment    Average
                             (excludes  End of    Average  Income/(Loss)    Net    Portfolio
                               sales    Period      Net     to Average    Assets   Turnover
                              charge)   (000's)   Assets    Net Assets       /\     Rate #
--------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FMCIX
Period ended                   13.13%*  $191,987   0.97%**     (0.26%)**   1.04%**    49%
Year ended                     30.65%   $242,641   0.99%       (0.26%)     1.04%      42%
Year ended                     (9.94%)  $255,634   1.02%       (0.24%)     1.06%      26%
Six months ended (Unaudited)   (3.50%)* $273,394   1.08%**     (0.43%)**   1.10%**    10%
--------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSMCX
Year ended                     47.17%   $188,066   1.00%        0.10%      1.37%      52%
Year ended                      5.69%   $217,547   1.01%       (0.19%)     1.41%      44%
Year ended                      7.29%   $ 27,966   1.28%       (0.59%)     1.39%      49%
Year ended                     30.22%   $ 36,430   1.24%       (0.51%)     1.29%      42%
Year ended                    (10.18%)  $ 41,278   1.28%       (0.49%)     1.32%      26%
Six months ended (Unaudited)   (3.67%)* $ 42,712   1.33%**     (0.69%)**   1.35%**    10%
--------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBMBX
Period ended                   (4.46%)* $  3,757   2.05%**     (1.24%)**   2.09%**    26%
Six months ended (Unaudited)   (3.96%)* $  5,062   2.08%**     (1.44%)**   2.10%**    10%
--------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FCMCX
Year ended                     46.05%   $    439   1.75%       (0.62%)     2.02%      52%
Year ended                      5.03%   $  1,049   1.61%       (0.81%)     2.05%      44%
Year ended                      6.79%   $    794   1.85%       (1.07%)     2.17%      49%
Year ended                     29.48%   $    979   1.74%       (1.01%)     2.04%      42%
Year ended                    (10.95%)  $  1,410   1.99%       (1.20%)     2.15%      26%
Six months ended (Unaudited)   (3.96%)* $  1,485   2.08%**     (1.43%)**   2.10%**    10%
--------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FTMVX
Period ended (Unaudited)        6.84%*  $     59   1.66%**     (1.05%)**   1.70%**    10%
--------------------------------------------------------------------------------------------

(a) Reflects operations for the period from August 11, 1998 (date of commencement of operations) to July 31, 1999.
(b) Reflects operations for the period from October 11, 2000 (date of commencement of operations) to July 31, 2001.
(c) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Technology Fund
--------------------------------------------------------------------------------


                                               Increase/(Decrease) in Net                Less
                                                 Assets Resulting from               Distributions
                                                       Operations                        from
                                               -------------------------             -------------
                                                           Net Realized
                                                               and
                                                            Unrealized
                                                           Gains/(Losses) Change in                               Net
                                     Net Asset                  from      Net Assets                   Total     Asset
                                      Value,      Net       Investments   Resulting       Net        Dividends   Value,
                                     Beginning Investment    and Option      from      Realized         and      End of
                                     of Period    Loss       Contracts    Operations     Gains     Distributions Period
------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FTTIX
Period ended                 2000(a)  $20.00     (0.03)        (0.76)       (0.79)          --            --     $19.21
Year ended                   2001     $19.21        --         (8.68)       (8.68)       (0.16)        (0.16)    $10.37
Six months ended (Unaudited) 2002     $10.37        --         (0.61)       (0.61)          --            --     $ 9.76
------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FTTAX
Period ended                 2000(a)  $20.00     (0.03)        (0.76)       (0.79)          --            --     $19.21
Year ended                   2001     $19.21        --         (8.70)       (8.70)       (0.16)        (0.16)    $10.35
Six months ended (Unaudited) 2002     $10.35        --         (0.63)       (0.63)          --            --     $ 9.72
------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FTCBX
Period ended                 2001(b)  $17.28        --         (6.84)       (6.84)       (0.16)        (0.16)    $10.28
Six months ended (Unaudited) 2002     $10.28        --         (0.66)       (0.66)          --            --     $ 9.62
------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTTCX
Period ended                 2000(a)  $20.00     (0.03)        (0.77)       (0.80)          --            --     $19.20
Year ended                   2001     $19.20        --         (8.80)       (8.80)       (0.16)        (0.16)    $10.24
Six months ended (Unaudited) 2002     $10.24        --         (0.65)       (0.65)          --            --     $ 9.59
------------------------------------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FTTVX
Period ended (Unaudited)     2002(c)  $ 8.91        --          0.81         0.81           --            --     $ 9.72
------------------------------------------------------------------------------------------------------------------------

                                                     Ratios/Supplemental Data
                                        ----------------------------------------------------


                                                           Ratios of
                                        Total      Net     Expenses Ratios of Net
                                        Return    Assets,     to     Investment
                                      (excludes   End of    Average  Income/(Loss) Portfolio
                                        sales     Period      Net     to Average    Turnover
                                        charge)   (000's)   Assets    Net Assets     Rate #
--------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FTTIX
Period ended                 2000(a)   (5.69%)*  $55,188    1.46%**    (0.79%)**       11%
Year ended                   2001     (46.65%)   $45,842    1.50%      (1.24%)         50%
Six months ended (Unaudited  2002      (5.88%)*  $38,083    1.55%**    (1.39%)**       29%
--------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FTTAX
Period ended                 2000(a)   (5.69%)*  $ 4,560    1.70%**    (1.27%)**       11%
Year ended                   2001     (45.62%)   $ 5,615    1.76%      (1.49%)         50%
Six months ended (Unaudited) 2002      (6.09%)*  $ 5,739    1.77%**    (1.63%)**       29%
--------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FTCBX
Period ended                 2001(b)  (39.95%)*  $   900    2.54%**    (2.28%)**       50%
Six months ended (Unaudited) 2002      (6.42%)*  $ 1,035    2.54%**    (2.38%)**       29%
--------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTTCX
Period ended                 2000(a)   (5.65%)*  $   105    2.42%**    (1.89%)**       11%
Year ended                   2001     (46.12%)   $   150    2.60%      (2.33%)         50%
Six months ended (Unaudited) 2002      (6.44%)*  $   337    2.50%**    (2.36%)**       29%
--------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FTTVX
Period ended (Unaudited)     2002(c)    9.09%*   $     1    1.89%**    (1.77%)**       29%
--------------------------------------------------------------------------------------------

(a) Reflects operations for the period from June 5, 2000 (date of commencement of operations) to July 31, 2000.
(b) Reflects operations for the period from October 11, 2000 (date of commencement of operations) to July 31, 2001.
(c) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

      (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Pinnacle Fund(a)

--------------------------------------------------------------------------------

                                              Increase/(Decrease) in Net
                                                 Assets Resulting from               Less Dividends and
                                                       Operations                    Distributions from
                                               -------------------------             ------------------
                                                            Net Realized    Change
                                                                and         in Net                                      Net
                                     Net Asset    Net        Unrealized     Assets                           Total     Asset
                                      Value,   Investment  Gains/(Losses) Resulting     Net       Net      Dividends   Value,
                                     Beginning  Income/         from         from    Investment Realized      and      End of
                                     of Period   (Loss)     Investments   Operations   Income    Gains   Distributions Period
------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FPFIX
Period ended                 1999(b)  $31.26     (0.06)          6.71         6.65        --     (0.63)      (0.63)    $37.28
Year ended                   2000     $37.28     (0.09)          1.59         1.50        --     (0.55)      (0.55)    $38.23
Year ended                   2001     $38.23        --         (11.73)      (11.73)       --     (1.03)      (1.03)    $25.47
Six months ended (Unaudited) 2002     $25.47        --          (2.50)       (2.50)       --        --          --     $22.97
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSPIX
Year ended                   1996     $22.47      0.05           5.04         5.09     (0.05)    (3.55)      (3.60)    $23.96
Year ended                   1997     $23.96      0.13           8.25         8.38     (0.13)    (4.50)      (4.63)    $27.71
Period ended                 1998(c)  $27.71     (0.02)          5.13         5.11        --     (0.47)      (0.47)    $32.35
Year ended                   1999     $32.35     (0.09)          5.57         5.48        --     (0.63)      (0.63)    $37.20
Year ended                   2000     $37.20     (0.21)          1.61         1.40        --     (0.55)      (0.55)    $38.05
Year ended                   2001     $38.05        --         (11.74)      (11.74)       --     (1.03)      (1.03)    $25.28
Six months ended (Unaudited) 2002     $25.28        --          (2.51)       (2.51)       --        --          --     $22.77
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FTPBX
Period ended                 2001(d)  $34.43        --          (7.81)       (7.81)       --     (1.03)      (1.03)    $25.59
Six months ended (Unaudited) 2002     $25.59        --          (2.77)       (2.77)       --        --          --     $22.82
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTPCX
Period ended                 1998(e)  $30.16     (0.04)          2.16         2.12        --        --          --     $32.28
Year ended                   1999     $32.28     (0.23)          5.50         5.27        --     (0.63)      (0.63)    $36.92
Year ended                   2000     $36.92     (0.47)          1.66         1.19        --     (0.55)      (0.55)    $37.56
Year ended                   2001     $37.56        --         (11.78)      (11.78)       --     (1.03)      (1.03)    $24.75
Six months ended (Unaudited) 2002     $24.75        --          (2.54)       (2.54)       --        --          --     $22.21
------------------------------------------------------------------------------------------------------------------------------

                                                        Ratios/Supplemental Data
                                        --------------------------------------------------
                                                                        Ratios of
                                                Ratios of               Expenses
                               Total      Net   Expenses  Ratios of Net    to
                              Return    Assets,    to      Investment    Average
                             (excludes  End of   Average  Income/(Loss)    Net    Portfolio
                               sales    Period     Net     to Average    Assets   Turnover
                              charge)   (000's)  Assets    Net Assets       /\     Rate #
-------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FPFIX
Period ended                   21.53%*  $61,943   1.21%**     (0.24%)**   1.22%**     51%
Year ended                      4.07%   $58,939   1.07%       (0.23%)     1.07%       53%
Year ended                    (31.27%)  $31,415   1.11%       (0.48%)     1.24%      139%
Six months ended (Unaudited)   (9.82%)* $24,830   1.24%**     (0.58%)**   1.24%**     37%
-------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSPIX
Year ended                     22.50%   $16,461   1.16%        0.18%      1.16%       44%
Year ended                     35.40%   $22,272   1.12%        0.46%      1.12%       50%
Period ended                   18.58%*  $35,549   1.28%**     (0.12%)**   1.58%**     38%
Year ended                     17.18%   $49,936   1.41%       (0.47%)     1.43%       51%
Year ended                      3.81%   $42,842   1.32%       (0.47%)     1.32%       53%
Year ended                    (31.44%)  $20,106   1.36%       (0.73%)     1.48%      139%
Six months ended (Unaudited)   (9.93%)* $15,029   1.49%**     (0.82%)**   1.49%**     37%
-------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FTPBX
Period ended                  (23.35%)* $   158   2.17%**     (1.54%)**   2.57%**    139%
Six months ended (Unaudited)  (10.82%)* $   375   2.26%**     (1.63%)**   2.26%**     37%
-------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTPCX
Period ended                    7.07%*  $   922   2.17%**     (0.84%)**   2.59%**     38%
Year ended                     16.56%   $ 6,653   1.95%       (1.00%)     2.21%       51%
Year ended                      3.26%   $ 4,171   1.82%       (0.97%)     2.07%       53%
Year ended                    (31.97%)  $ 1,935   2.05%       (1.42%)     2.32%      139%
Six months ended (Unaudited)  (10.26%)* $ 1,415   2.24%**     (1.57%)**   2.24%**     37%
-------------------------------------------------------------------------------------------

(a) Information prior to the period March 9, 1998 is for the Pinnacle Fund, the predecessor Fund of the Fifth Third Pinnacle Fund.
(b) Reflects operations for the period from August 11, 1998 (date of commencement of operations) to July 31, 1999.
(c)  Reflects operations for the period from January 1, 1998 to July 31, 1998.
(d) Reflects operations for the period from October 11, 2000 (date of commencement of operations) to July 31, 2001.
(e) Reflects operations for the period from March 9, 1998 (date of commencement of operations) to July 31, 1998.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.Net Increase/ (Decrease)

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Quality Growth Fund

--------------------------------------------------------------------------------

                                                  Increase/(Decrease) in Net
                                                   Assets Resulting from                     Less Dividends and
                                                         Operations                          Distributions from
                                               -----------------------------                 ------------------
                                                           Net Realized and
                                     Net Asset    Net         Unrealized        Change in                            Total
                                      Value,   Investment Gains/(Losses) from   Net Assets      Net       Net      Dividends
                                     Beginning  Income/     Investments and   Resulting from Investment Realized      and
                                     of Period   (Loss)    Option Contracts     Operations     Income    Gains   Distributions
-------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FQGIX
Period ended                 1999(a)  $ 19.45    (0.02)           5.89             5.87           --     (1.95)      (1.95)
Year ended                     2000   $ 23.37    (0.02)           4.06             4.04           --     (1.17)      (1.17)
Year ended                     2001   $ 26.24       --           (4.85)           (4.85)          --     (2.91)      (2.91)
Six months ended (Unaudited)   2002   $ 18.48       --           (0.16)           (0.16)          --     (0.59)      (0.59)
-------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSQGX
Year ended                   1997     $13.16     0.08            6.75             6.83         (0.09)    (0.67)      (0.76)
Year ended                   1998     $19.23     0.03            2.49             2.52         (0.03)    (1.46)      (1.49)
Year ended                   1999     $20.26     (0.06)          5.06             5.00         --        (1.95)      (1.95)
Year ended                   2000     $23.31     (0.07)          4.05             3.98         --        (1.17)      (1.17)
Year ended                   2001     $26.12     --              (4.88)           (4.88)       --        (2.91)      (2.91)
Six months ended (Unaudited) 2002     $18.33     --              (0.18)           (0.18)       --        (0.59)      (0.59)
-------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FSBQX
Period ended                 2001(b)  $ 24.17       --           (3.03)           (3.03)          --     (2.91)      (2.91)
Six months ended (Unaudited)   2002   $ 18.23       --           (0.24)           (0.24)          --     (0.59)      (0.59)
-------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FSQCX
Year ended                   1997     $13.16     (0.03)          6.72             6.69         --        (0.67)      (0.67)
Year ended                   1998     $19.18     (0.07)          2.45             2.38         --        (1.46)      (1.46)
Year ended                   1999     $20.10     (0.18)          5.00             4.82         --        (1.95)      (1.95)
Year ended                   2000     $22.97     (0.19)          3.98             3.79         --        (1.17)      (1.17)
Year ended                   2001     $25.59     --              (4.90)           (4.90)       --        (2.91)      (2.91)
Six months ended (Unaudited) 2002     $17.78     --              (0.24)           (0.24)       --        (0.59)      (0.59)
-------------------------------------------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FQGVX
Period ended (Unaudited)     2002(c)  $ 16.79       --            1.34             1.34           --     (0.59)      (0.59)
-------------------------------------------------------------------------------------------------------------------------------

                                                               Ratios/Supplemental Data
                                                -----------------------------------------------------
                                                          Ratios of   Ratios of
                              Net      Total       Net    Expenses       Net      Ratios of
                             Asset    Return     Assets,     to      Investment    Expenses
                             Value,  (excludes   End of    Average  Income/(Loss) to Average Portfolio
                             End of    sales     Period      Net     to Average      Net     Turnover
                             Period   charge)    (000's)   Assets    Net Assets    Assets/\   Rate #
------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FQGIX
Period ended                 $ 23.37   32.08%*  $ 583,753   1.00%**     (0.10%)**    1.05%**    34%
Year ended                   $ 26.24   17.82%   $ 814,820   1.00%       (0.10%)      1.03%      21%
Year ended                   $ 18.48  (19.93%)  $ 716,251   1.02%       (0.22%)      1.02%      20%
Six months ended (Unaudited) $ 17.73   (0.98%)* $ 778,315   1.05%**     (0.20%)**    1.05%**    11%
------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSQGX
Year ended                   $19.23   54.02%    $399,683    1.00%       0.45%        1.36%      37%
Year ended                   $20.26   14.12%    $520,068    1.00%       0.10%        1.37%      45%
Year ended                   $23.31   26.48%    $116,963    1.21%       (0.29%)      1.29%      34%
Year ended                   $26.12   17.60%    $208,342    1.25%       (0.35%)      1.28%      21%
Year ended                   $18.33   (20.16%)  $340,596    1.28%       (0.46%)      1.28%      20%
Six months ended (Unaudited) $17.56   (1.10%)*  $322,432    1.30%**     (0.45%)**    1.30%**    11%
------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FSBQX
Period ended                 $ 18.23  (24.58%)* $  14,531   2.05%**     (1.22%)**    2.05%**    20%
Six months ended (Unaudited) $ 17.40   (1.44%)* $  20,911   2.06%**     (1.20%)**    2.06%**    11%
------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FSQCX
Year ended                   $19.18   52.79%    $3,146      1.75%       (0.32%)      2.01%      37%
Year ended                   $20.10   13.41%    $8,357      1.63%       (0.54%)      2.02%      45%
Year ended                   $22.97   25.76%    $9,775      1.80%       (0.89%)      2.10%      34%
Year ended                   $25.59   17.01%    $13,791     2.00%       (0.85%)      2.28%      21%
Year ended                   $17.78   (20.71%)  $11,687     1.98%       (1.17%)      2.11%      20%
Six months ended (Unaudited) $16.95   (1.48%)*  $11,521     2.05%**     (1.20%)**    2.05%**    11%
------------------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FQGVX
Period ended (Unaudited)     $ 17.54    7.85%*  $       1   1.49%**     (0.59%)**    1.49%**    11%
------------------------------------------------------------------------------------------------------

(a) Reflects operations for the period from August 11, 1998 (date of commencement of operations) to July 31, 1999.
(b) Reflects operations for the period from October 11, 2000 (date of commencement of operations) to July 31, 2001.
(c) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)


Large Cap Growth Fund

--------------------------------------------------------------------------------

                                                Increase/(Decrease) in Net
                                                  Assets Resulting from                     Less Dividends and
                                                        Operations                          Distributions from
                                              -----------------------------                 ------------------
                                                          Net Realized and
                                                             Unrealized                                                        Net
                                    Net Asset            Gains/(Losses) from Change in Net                          Total     Asset
                                     Value,      Net        Investments,         Assets        Net       Net      Dividends   Value,
                                    Beginning Investment Futures and Option  Resulting from Investment Realized      and      End of
                                    of Period   Income        Contracts        Operations     Income    Gains   Distributions Period
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KLCGX
Period ended..................1999(a)$10.00      0.01            1.88             1.89        (0.01)    (0.01)      (0.02)    $11.87
Year ended....................2000   $11.87      0.03           (1.84)           (1.81)       (0.03)    (0.02)      (0.05)    $10.01
Period ended..................2001(b)$10.01      0.01           (1.11)           (1.10)       (0.01)       --       (0.01)    $ 8.90
Six months ended (Unaudited)..2002   $ 8.90      0.01           (0.57)           (0.56)       (0.01)       --       (0.01)    $ 8.33
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FLFAX
Year ended....................1999(a)$10.00        --            1.88             1.88        (0.01)    (0.01)      (0.02)    $11.86
Year ended....................2000   $11.86      0.01           (1.84)           (1.83)       (0.01)    (0.02)      (0.03)    $10.00
Period ended..................2001(b)$10.00        --           (1.10)           (1.10)       (0.01)       --       (0.01)    $ 8.89
Six months ended (Unaudited)..2002   $ 8.89      0.01           (0.57)           (0.56)       (0.01)       --       (0.01)    $ 8.32
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FLFBX
Period ended (Unaudited)......2002(c)$ 8.17        --            0.14             0.14        (0.00)+      --       (0.00)+   $ 8.31
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FLFCX
 Period ended (Unaudited).....2002(c)$ 8.17        --            0.14             0.14           --        --          --     $ 8.31
------------------------------------------------------------------------------------------------------------------------------------


                                                                         Ratios/Supplemental Data
                                                           ---------------------------------------------------
                                                                    Ratios of   Ratios of   Ratios of
                                                  Total      Net    Expenses       Net      Expenses
                                                 Return    Assets,     to      Investment      to
                                                (excludes  End of    Average  Income/(Loss)  Average  Portfolio
                                                  sales    Period      Net     to Average      Net    Turnover
                                                 charge)   (000's)   Assets    Net Assets   Assets /\  Rate #
---------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KLCGX
Period ended..................1999(a)               18.91%*  $183,259   0.97%**      0.39%**    0.98%**    --
Year ended....................2000                 (15.25%)  $273,998   0.93%        0.32%      0.94%       5%
Period ended..................2001(b)              (10.96%)* $255,259   0.94%**      0.26%**    0.94%**     8%
Six months ended (Unaudited)..2002                  (6.27%)* $206,725   0.95%**      0.35%**    0.97%**     3%
---------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FLFAX
Year ended....................1999(a)               18.87%*  $    253   1.23%**      0.00%**    1.24%**    --
Year ended....................2000                 (15.53%)  $    589   1.18%        0.08%      1.19%       5%
Period ended..................2001(b)              (11.01%)* $    604   1.19%**      0.01%**    1.19%**     8%
Six months ended (Unaudited)..2002                  (6.32%)* $    687   1.20%**      0.09%**    1.22%**     3%
---------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FLFBX
Period ended (Unaudited)......2002(c)                1.73%*  $     88   1.96%**     (0.79%)**   2.00%**     3%
---------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FLFCX
 Period ended (Unaudited).....2002(c)                1.71%*  $      1   1.82%**     (0.54%)**   1.82%**     3%
---------------------------------------------------------------------------------------------------------------

(a) Reflects operations for the period from October 19, 1999 (date of commencement of operations) to December 31, 1999.
(b) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
(c) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
+    Amount less than $0.005.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Equity Index Fund
--------------------------------------------------------------------------------

                                      Increase/(Decrease) in Net
                                        Assets Resulting from               Less Dividends and
                                              Operations                    Distributions from
                                      -------------------------             ------------------
                                                   Net Realized
                                                       and
                                                    Unrealized
                                                  Gains/(Losses)
                                                       from      Change in                                     Net     Total
                            Net Asset              Investments,  Net Assets                         Total     Asset   Return
                             Value,      Net       Futures and   Resulting     Net       Net      Dividends   Value, (excludes
                            Beginning Investment      Option        from    Investment Realized      and      End of   sales
                            of Period   Income      Contracts    Operations   Income    Gains   Distributions Period  charge)
--------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNIEX
Year ended          1996     $12.56      0.26          2.47         2.73      (0.26)    (0.32)      (0.58)    $14.71   22.18%
Year ended          1997     $14.71      0.25          4.50         4.75      (0.25)    (0.07)      (0.32)    $19.14   32.55%
Year ended          1998     $19.14      0.24          5.14         5.38      (0.24)    (0.04)      (0.28)    $24.24   28.26%
Year ended          1999     $24.24      0.24          4.68         4.92      (0.24)    (0.61)      (0.85)    $28.31   20.55%
Year ended          2000     $28.31      0.22         (2.81)       (2.59)     (0.22)    (0.32)      (0.54)    $25.18   (9.30%)
Period ended        2001(a)  $25.18      0.12         (2.08)       (1.96)     (0.11)       --       (0.11)    $23.11   (7.83%)*
Six months ended
 (Unaudited)        2002     $23.11      0.09         (1.52)       (1.43)     (0.10)       --       (0.10)    $21.58   (6.16%)*
--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNIDX
Year ended          1996     $12.57      0.22          2.48         2.70      (0.23)    (0.32)      (0.55)    $14.72   21.92%
Year ended          1997     $14.72      0.20          4.51         4.71      (0.21)    (0.07)      (0.28)    $19.15   32.24%
Year ended          1998     $19.15      0.18          5.14         5.32      (0.18)    (0.04)      (0.22)    $24.25   27.93%
Year ended          1999     $24.25      0.18          4.68         4.86      (0.18)    (0.61)      (0.79)    $28.32   20.24%
Year ended          2000     $28.32      0.15         (2.80)       (2.65)     (0.15)    (0.32)      (0.47)    $25.20   (9.52%)
Period ended        2001(a)  $25.20      0.09         (2.09)       (2.00)     (0.10)       --       (0.10)    $23.10   (7.94%)*
Six months ended
 (Unaudited)        2002(b)  $23.10      0.08         (1.55)       (1.47)     (0.09)       --       (0.09)    $21.54   (6.33%)*
--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBINX
Period ended
 (Unaudited)        2002(b)  $21.07      0.04          0.46         0.50      (0.04)       --       (0.04)    $21.53    2.35%*
--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FCINX
Period ended
 (Unaudited)        2002(b)  $21.07      0.03          0.47         0.50      (0.03)       --       (0.03)    $21.54    2.36%*
--------------------------------------------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FVINX
Period ended
 (Unaudited)        2002(b)  $21.07      0.04          0.50         0.54      (0.04)       --       (0.04)    $21.57    2.56%*
--------------------------------------------------------------------------------------------------------------------------------

                                            Ratios/Supplemental Data
                          ------------------------------------------------------






                                Ratios of   Ratios of   Ratios of
                                Expenses       Net      Expenses
                    Net Assets,    to      Investment      to
                      End of     Average  Income/(Loss)  Average  Portfolio
                      Period       Net     to Average      Net    Turnover
                      (000's)    Assets    Net Assets   Assets /\  Rate #
---------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNIEX
Year ended           $243,438     0.49%        1.91%      0.59%       2%
Year ended           $590,241     0.43%        1.44%      0.54%       1%
Year ended           $771,147     0.42%        1.10%      0.55%      12%
Year ended           $875,780     0.42%        0.92%      0.54%       9%
Year ended           $860,647     0.40%        0.80%      0.53%       9%
Period ended         $822,909     0.40%**      0.86%**    0.53%**     4%
Six months ended
 (Unaudited)         $772,998     0.41%**      1.04%**    0.56%**     2%
---------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNIDX
Year ended           $  9,925     0.74%        1.67%      0.84%       2%
Year ended           $ 27,922     0.68%        1.20%      0.79%       1%
Year ended           $ 38,205     0.67%        0.85%      0.80%      12%
Year ended           $ 47,836     0.67%        0.67%      0.79%       9%
Year ended           $ 38,930     0.65%        0.55%      0.78%       9%
Period ended         $ 33,765     0.65%**      0.61%**    0.78%**     4%
Six months ended
 (Unaudited)         $ 30,717     0.66%**      0.79%**    0.81%**     2%
---------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBINX
Period ended
 (Unaudited)         $    515     1.41%**     (0.07)%**   1.58%**     2%
---------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FCINX
Period ended
 (Unaudited)         $     58     1.40%**     (0.09)%**   1.56%**     2%
---------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FVINX
Period ended
 (Unaudited)         $      1     0.71%**      0.78%**    0.71%**     2%
---------------------------------------------------------------------------

(a) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
(b) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Large Cap Value Fund

--------------------------------------------------------------------------------

                                                       Increase/(Decrease) in Net Assets              Less Dividends and
                                                           Resulting from Operations                  Distributions from
                                                       --------------------------------               ------------------
                                                                      Net Realized and
                                                                         Unrealized        Change in
                                             Net Asset               Gains/(Losses) from   Net Assets
                                              Value,      Net           Investments,       Resulting     Net       Net
                                             Beginning Investment    Futures and Option       from    Investment Realized
                                             of Period   Income           Contracts        Operations   Income    Gains
--------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNVEX
Year ended                           1996     $13.25      0.30               2.16             2.46      (0.30)    (1.51)
Year ended                           1997     $13.90      0.25               3.04             3.29      (0.25)    (1.39)
Year ended                           1998     $15.55      0.13               4.03             4.16      (0.14)    (1.54)
Year ended                           1999     $18.03      0.12               3.20             3.32      (0.12)    (0.81)
Year ended                           2000     $20.42      0.07              (2.24)           (2.17)     (0.07)    (1.34)
Period ended                         2001(a)  $16.84      0.03              (1.43)           (1.40)     (0.03)    (0.24)
Six months ended (Unaudited)         2002     $15.17      0.03              (1.03)           (1.00)     (0.03)    (0.31)
--------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNVIX
Year ended                           1996     $13.19      0.26               2.15             2.41      (0.28)    (1.51)
Year ended                           1997     $13.81      0.21               3.02             3.23      (0.21)    (1.39)
Year ended                           1998     $15.44      0.08               4.00             4.08      (0.10)    (1.54)
Year ended                           1999     $17.88      0.07               3.18             3.25      (0.07)    (0.81)
Year ended                           2000     $20.25      0.02              (2.22)           (2.20)     (0.02)    (1.34)
Period ended                         2001(a)  $16.69      0.02              (1.42)           (1.40)     (0.03)    (0.24)
Six months ended (Unaudited)         2002     $15.02      0.03              (1.04)           (1.01)     (0.03)    (0.31)
--------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBLVX
Period ended (Unaudited)             2002(b)  $13.86      0.01               0.24             0.25      (0.01)    (0.31)
--------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol:
FCLVX
Period ended (Unaudited)             2002(b)  $13.86      0.01               0.25             0.26      (0.01)    (0.31)
--------------------------------------------------------------------------------------------------------------------------

                                                                                    Ratios/Supplemental Data
                                                                     ------------------------------------------------------
                                                                                                         Ratios of
                                                                                 Ratios of               Expenses
                                                    Net     Total                Expenses  Ratios of Net    to
                                         Total     Asset   Return    Net Assets,    to      Investment    Average
                                       Dividends   Value, (excludes    End of     Average  Income/(Loss)    Net    Portfolio
                                          and      End of   sales      Period       Net     to Average    Assets   Turnover
                                     Distributions Period  charge)     (000's)    Assets    Net Assets       /\     Rate #
----------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNVEX
Year ended                               (1.81)    $13.90   19.47%    $500,857     0.95%        2.18%      0.95%      39%
Year ended                               (1.64)    $15.55   24.14%    $697,973     0.92%        1.61%      0.93%      88%
Year ended                               (1.68)    $18.03   28.07%    $827,828     0.93%        0.77%      0.94%      20%
Year ended                               (0.93)    $20.42   18.79%    $822,414     0.92%        0.62%      0.93%       9%
Year ended                               (1.41)    $16.84  (11.25%)   $624,860     0.91%        0.35%      0.92%      14%
Period ended                             (0.27)    $15.17   (8.24%)*  $547,524     0.93%**      0.40%**    0.94%**     5%
Six months ended (Unaudited)             (0.34)    $13.83   (6.61%)*  $459,924     0.94%**      0.60%**    0.96%**     2%
----------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNVIX
Year ended                               (1.79)    $13.81   19.14%    $ 15,063     1.09%        1.77%      1.09%      39%
Year ended                               (1.60)    $15.44   23.89%    $ 35,343     1.17%        1.31%      1.18%      88%
Year ended                               (1.64)    $17.88   27.68%    $ 50,458     1.18%        0.50%      1.19%      20%
Year ended                               (0.88)    $20.25   18.53%    $ 58,336     1.18%        0.36%      1.19%       9%
Year ended                               (1.36)    $16.69  (11.47%)   $ 47,847     1.16%        0.10%      1.17%      14%
Period ended                             (0.27)    $15.02   (8.36%)*  $ 38,659     1.18%**      0.15%**    1.19%**     5%
Six months ended (Unaudited)             (0.34)    $13.67   (6.78%)*  $ 30,457     1.19%**      0.35%**    1.21%**     2%
----------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBLVX
Period ended (Unaudited)                 (0.32)    $13.79    4.14%*   $     80     1.97%**     (0.41%)**   2.03%**     2%
----------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol:
FCLVX
Period ended (Unaudited)                 (0.32)    $13.80    4.19%*   $      1     1.81%**     (0.24%)**   1.81%**     2%
----------------------------------------------------------------------------------------------------------------------------

(a) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31.
(b) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Equity Income Fund

--------------------------------------------------------------------------------

                                                 Increase/(Decrease) in Net
                                                 Assets Resulting from               Less Dividends and
                                                       Operations                    Distributions from
                                               -------------------------             ------------------
                                                           Net Realized
                                                               and
                                                            Unrealized
                                                           Gains/(Losses) Change in                                     Net
                                     Net Asset                  from      Net Assets                         Total     Asset
                                      Value,      Net       Investments   Resulting     Net       Net      Dividends   Value,
                                     Beginning Investment    and Option      from    Investment Realized      and      End of
                                     of Period   Income      Contracts    Operations   Income    Gains   Distributions Period
------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FEINX
Period ended                 1999(a)  $14.79      0.25          1.86         2.11      (0.26)    (1.45)      (1.71)    $15.19
Year ended                   2000     $15.19      0.21         (1.11)       (0.90)     (0.21)    (0.86)      (1.07)    $13.22
Year ended                   2001     $13.22      0.15          0.17         0.32      (0.14)    (0.28)      (0.42)    $13.12
Six months ended (Unaudited) 2002     $13.12      0.05         (0.40)       (0.35)     (0.06)    (0.53)      (0.59)    $12.18
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSSIX
Period ended                 1997(b)  $12.00      0.15          2.43         2.58      (0.14)       --       (0.14)    $14.44
Year ended                   1998     $14.44      0.26          2.43         2.69      (0.27)    (1.48)      (1.75)    $15.38
Year ended                   1999     $15.38      0.29          1.19         1.48      (0.23)    (1.45)      (1.68)    $15.18
Year ended                   2000     $15.18      0.17         (1.10)       (0.93)     (0.17)    (0.86)      (1.03)    $13.22
Year ended                   2001     $13.22      0.11          0.16         0.27      (0.10)    (0.28)      (0.38)    $13.11
Six months ended (Unaudited) 2002     $13.11      0.03         (0.41)       (0.38)     (0.04)    (0.53)      (0.57)    $12.16
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBEQX
Period ended                 2001(c)  $13.40      0.03          0.12         0.15      (0.03)    (0.28)      (0.31)    $13.24
Six months ended (Unaudited) 2002     $13.24        --         (0.40)       (0.40)     (0.01)    (0.53)      (0.54)    $12.30
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FEQCX
Period ended                 1997(b)  $12.00      0.10          2.45         2.55      (0.10)       --       (0.10)    $14.45
Year ended                   1998     $14.45      0.17          2.41         2.58      (0.16)    (1.48)      (1.64)    $15.39
Year ended                   1999     $15.39      0.14          1.26         1.40      (0.15)    (1.45)      (1.60)    $15.19
Year ended                   2000     $15.19      0.10         (1.10)       (1.00)     (0.10)    (0.86)      (0.96)    $13.23
Year ended                   2001     $13.23      0.05          0.14         0.19      (0.04)    (0.28)      (0.32)    $13.10
Six months ended (Unaudited) 2002     $13.10        --         (0.41)       (0.41)     (0.01)    (0.53)      (0.54)    $12.15
------------------------------------------------------------------------------------------------------------------------------


                                                        Ratios/Supplemental Data
                                        ---------------------------------------------------


                                                 Ratios of               Ratios of
                               Total      Net    Expenses  Ratios of Net Expenses
                              Return    Assets,     to      Investment      to
                             (excludes  End of    Average  Income/(Loss)  Average  Portfolio
                               sales    Period      Net     to Average      Net    Turnover
                              charge)   (000's)   Assets    Net Assets    Assets/\  Rate #
--------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FEINX
Period ended                   14.63%*  $148,525   1.07%**      1.63%**    1.12%**    69%
Year ended                     (5.96%)  $100,007   1.02%        1.54%      1.08%      37%
Year ended                      2.18%   $ 92,635   1.06%        1.03%      1.12%      19%
Six months ended (Unaudited)   (2.65%)* $ 90,063   1.11%**      0.98%**    1.13%**    11%
--------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSSIX
Period ended                   21.64%*  $120,324   1.06%**      2.32%**    1.48%**    28%
Year ended                     19.57%   $150,404   1.01%        1.73%      1.44%      41%
Year ended                      9.90%   $ 20,268   1.27%        1.58%      1.37%      69%
Year ended                     (6.16%)  $ 12,777   1.27%        1.29%      1.33%      37%
Year ended                      1.85%   $ 16,069   1.31%        0.79%      1.37%      19%
Six months ended (Unaudited)   (2.85%)* $ 14,737   1.36%**      0.73%**    1.38%**    11%
--------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBEQX
Period ended                    0.97%*  $  1,963   2.08%**      0.07%**    2.13%**    19%
Six months ended (Unaudited)   (3.12%)* $  2,682   2.12%**      0.01%**    2.14%**    11%
--------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FEQCX
Period ended                   21.30%*  $     92   1.81%**      1.56%**    2.07%**    28%
Year ended                     18.72%   $    968   1.57%        1.21%      2.09%      41%
Year ended                      9.34%   $  1,433   1.83%        0.88%      2.13%      69%
Year ended                     (6.65%)  $    679   1.77%        0.80%      2.08%      37%
Year ended                      1.20%   $    668   2.02%        0.09%      2.19%      19%
Six months ended (Unaudited)   (3.15%)* $    666   2.11%**     (0.02%)**   2.13%**    11%
--------------------------------------------------------------------------------------------

(a) Reflects operations for the period from August 11, 1998 (date of commencement of operations) to July 31, 1999.
(b) Reflects operations for the period from January 27, 1997 (date of commencement of operations) to July 31, 1997.
(c) Reflects operations for the period from October 11, 2000 (date of commencement of operations) to July 31, 2001.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Balanced Fund

--------------------------------------------------------------------------------

                                  Increase/(Decrease) in Net
                                     Assets Resulting from               Less Dividends and
                                           Operations                    Distributions from
                                   -------------------------             ------------------
                                              Net Realized
                                                    and
                                                 Unrealized
                                               Gains/(Losses) Change in                                     Net      Total
                         Net Asset                  from      Net Assets                         Total     Asset    Return
                          Value,      Net       Investments   Resulting     Net       Net      Dividends   Value,  (excludes
                         Beginning Investment    and Option      from    Investment Realized      and      End of    sales
                         of Period   Income      Contracts    Operations   Income    Gains   Distributions Period   charge)
------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FBFIX
Period ended     1999(a)  $14.60      0.22         2.27         2.49       (0.22)    (0.74)      (0.96)    $16.13   17.63%*
Year ended       2000     $16.13      0.23         2.60         2.83       (0.23)    (1.34)      (1.57)    $17.39   18.60%
Year ended       2001     $17.39      0.18         (1.97)       (1.79)     (0.21)    (2.00)      (2.21)    $13.39   (11.64%)
Six months ended
 (Unaudited)     2002(d)  $13.39      0.06         (0.17)       (0.11)     (0.09)    (0.20)      (0.29)    $13.04   (0.47%)*
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSBFX
Year ended       1997     $11.75      0.27         4.06         4.33       (0.26)    (0.49)      (0.75)    $15.33   38.45%
Year ended       1998     $15.33      0.27         0.92         1.19       (0.28)    (1.25)      (1.53)    $14.99   8.41%
Year ended       1999     $14.99      0.20         1.86         2.06       (0.19)    (0.74)      (0.93)    $16.12   14.30%
Year ended       2000     $16.12      0.17         2.62         2.79       (0.20)    (1.34)      (1.54)    $17.37   18.28%
Year ended       2001     $17.37      0.18         (2.00)       (1.82)     (0.20)    (2.00)      (2.20)    $13.35   (11.84%)
Six months ended
 (Unaudited)     2002(d)  $13.35      0.05         (0.13)       (0.08)     (0.08)    (0.20)      (0.28)    $12.99   (0.59%)*
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBFBX
Period ended     2001(b)  $ 16.53     0.17         (1.27)       (1.10)     (0.15)    (2.00)      (2.15)    $ 13.28    8.14%*
Six months ended
 (Unaudited)     2002(d)  $ 13.28     0.04         (0.16)       (0.12)     (0.07)    (0.20)      (0.27)    $ 12.89   (0.95%)*
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTBCX
Year ended       1997     $11.75      0.16         4.08         4.24       (0.16)    (0.49)      (0.65)    $15.34   37.52%
Year ended       1998     $15.34      0.17         0.92         1.09       (0.17)    (1.25)      (1.42)    $15.01   7.67%
Year ended       1999     $15.01      0.11         1.88         1.99       (0.13)    (0.74)      (0.87)    $16.13   13.78%
Year ended       2000     $16.13      0.12         2.57         2.69       (0.13)    (1.34)      (1.47)    $17.35   17.66%
Year ended       2001     $17.35      0.15         (2.07)       (1.92)     (0.17)    (2.00)      (2.17)    $13.26   (12.47%)
Six months ended
 (Unaudited)     2002(d)  $13.26      0.04         (0.16)       (0.12)     (0.07)    (0.20)      (0.27)    $12.87   (0.95%)*
------------------------------------------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FTBAX
Period ended
 (Unaudited)     2002(c)  $ 12.58     0.06          0.60         0.66      (0.06)    (0.20)      (0.26)    $ 12.98    5.22%*
------------------------------------------------------------------------------------------------------------------------------


                               Ratios/Supplemental Data
                 ----------------------------------------------------


                           Ratios of               Ratios of
                    Net    Expenses  Ratios of Net Expenses
                  Assets,     to      Investment      to
                  End of    Average  Income/(Loss)  Average  Portfolio
                  Period      Net     to Average      Net    Turnover
                  (000's)   Assets    Net Assets    Assets/\  Rate #
----------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FBFIX
Period ended     $139,616    1.00%**     1.54%**     1.04%**    128%
Year ended       $171,923    1.00%       1.55%       1.06%      122%
Year ended       $211,221    1.01%       1.48%**     1.07%       77%
Six months ended
 (Unaudited)     $230,629    1.06%**     1.18%**     1.09%**     32%
----------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSBFX
Year ended       $122,765    1.00%       2.05%       1.40%      101%
Year ended       $173,177    1.00%       1.84%       1.43%      135%
Year ended       $79,686     1.28%       1.22%       1.34%      128%
Year ended       $104,750    1.25%       1.30%       1.31%      122%
Year ended       $106,275    1.26%       1.23%       1.32%       77%
Six months ended
 (Unaudited)     $102,456    1.31%**     0.93%**     1.34%**     32%
----------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBFBX
Period ended     $  10,239   2.03%**     0.42%**     2.09%**     77%
Six months ended
 (Unaudited)     $  13,854   2.06%**     0.18%**     2.09%       32%
----------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTBCX
Year ended       $1,155      1.75%       1.30%       2.09%      101%
Year ended       $4,796      1.58%       1.24%       2.09%      135%
Year ended       $6,692      1.76%       0.78%       2.05%      128%
Year ended       $7,815      1.75%       0.80%       2.06%      122%
Year ended       $6,883      1.96%       0.53%       2.05%       77%
Six months ended
 (Unaudited)     $6,569      2.06%**     0.18%**     2.09%**     32%
----------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FTBAX
Period ended
 (Unaudited)     $      14   1.56%**     0.51%**     1.61%**     32%
----------------------------------------------------------------------

(a) Reflects operations for the period from August 11, 1998 (date of commencement of operations) to July 31, 1999.
(b) Reflects operations for the period from October 11, 2000 (date of commencement of operations) to July 31, 2001.
(c) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
(d) As required, effective August 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting discounts on debt securities. The effect of this change for the period ended January 31, 2002 for the Balanced Fund, Institutional, Investment A,B, C and Advisor Shares was to increase net investment income per share by $0.00, decrease net realized and unrealized gains and losses per share by ($0.00), and increase the ratio of net investment income to average net assets from 1.16% to 1.18%, 0.91% to 0.93%, 0.16% to 0.18%,
     0.16% to 0.18% and 0.47% to 0.51%, respectively. Per share, ratios and supplemental data for periods prior to July 31, 2001 have not been restated to reflect this change in presentation.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
International Equity Fund

--------------------------------------------------------------------------------

                                               Increase/(Decrease) in Net
                                                 Assets Resulting from
                                                       Operations                    Less Dividends and Distributions from
                                               -------------------------             ------------------------------------
                                                            Net Realized
                                                                and
                                                             Unrealized
                                                           Gains/(Losses)
                                                                from
                                                            Investments,
                                                               Option     Change in
                                     Net Asset    Net      Contracts and  Net Assets
                                      Value,   Investment     Foreign     Resulting
                                     Beginning  Income/       Currency       from    Net Investment           Net Realized
                                     of Period   (Loss)     Transactions  Operations     Income                  Gains
---------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FIEIX
Period ended                 1999(a)  $10.50      0.09          2.52         2.61        (0.24)                  (0.07)
Year ended                   2000     $12.80      0.07          1.01         1.08           --                   (1.18)
Year ended                   2001     $12.70      0.13         (2.17)       (2.04)          --                   (1.62)
Six months ended (Unaudited) 2002     $ 9.04      0.01         (0.89)       (0.88)       (0.11)                     --
---------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSIEX
Year ended                   1997     $10.74      0.04          2.15         2.19        (0.82)                  (0.06)
Year ended                   1998     $12.05      0.09          1.31         1.40        (0.59)                  (0.30)
Year ended                   1999     $12.56      0.03          0.49         0.52        (0.17)                  (0.07)
Year ended                   2000     $12.84      0.04          1.01         1.05           --                   (1.18)
Year ended                   2001     $12.71      0.12         (2.19)       (2.07)          --                   (1.62)
Six months ended
(Unaudited)                  2002     $ 9.02        --         (0.89)       (0.89)       (0.10)                     --
---------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBIEX
Period ended                 2001(b)  $12.09      0.03         (1.44)       (1.41)          --                   (1.62)
Six months ended (Unaudited) 2002     $ 9.06        --         (0.92)       (0.92)       (0.10)                     --
---------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTECX
Year ended                   1997     $10.71     (0.02)         2.16         2.14        (0.46)                  (0.06)
Year ended                   1998     $12.01     (0.06)         1.39         1.33        (0.53)                  (0.30)
Year ended                   1999     $12.51        --          0.46         0.46        (0.14)                  (0.07)
Year ended                   2000     $12.76     (0.03)         0.99         0.96           --                   (1.18)
Year ended                   2001     $12.54      0.13         (2.23)       (2.10)          --                   (1.62)
Six months ended (Unaudited) 2002     $ 8.82        --         (0.90)       (0.90)       (0.10)                     --
---------------------------------------------------------------------------------------------------------------------------


                                                                            Ratios/Supplemental Data
                                                             ------------------------------------------------------





                                                                         Ratios of               Ratios of
                                            Net     Total                Expenses  Ratios of Net Expenses
                                 Total     Asset   Return    Net Assets,    to      Investment      to
                               Dividends   Value, (excludes    End of     Average  Income/(Loss)  Average  Portfolio
                                  and      End of   sales      Period       Net     to Average      Net    Turnover
                             Distributions Period  charge)     (000's)    Assets    Net Assets   Assets/\  Rate #
--------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FIEIX
Period ended                     (0.31)    $12.80   25.02%*   $172,388     1.50%**      0.67%**    1.50%**     42%
Year ended                       (1.18)    $12.70    8.29%    $208,383     1.45%        0.55%      1.45%       86%
Year ended                       (1.62)    $ 9.04  (17.61%)   $154,950     1.48%        0.98%      1.48%       42%
Six months ended (Unaudited)     (0.11)    $ 8.05   (9.81%)*  $147,443     1.36%**     (0.53%)**   1.36%**     10%
--------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSIEX
Year ended                       (0.88)    $12.05   21.78%    $151,728     1.38%        0.39%      1.73%       60%
Year ended                       (0.89)    $12.56   13.29%    $163,297     1.47%        0.66%      1.82%       39%
Year ended                       (0.24)    $12.84    4.23%    $  5,821     1.52%        0.03%      1.70%       42%
Year ended                       (1.18)    $12.71    8.02%    $  7,901     1.70%        0.32%      1.70%       86%
Year ended                       (1.62)    $ 9.02  (17.85%)   $  5,933     1.73%        0.07%      1.73%       42%
Six months ended
(Unaudited)                      (0.10)    $ 8.03   (9.85%)*  $  7,337     1.62%**     (0.97%)**   1.62%**     10%
--------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBIEX
Period ended                     (1.62)    $ 9.06  (13.36%)*  $    176     2.43%**      2.08%**    2.43%**     42%
Six months ended (Unaudited)     (0.10)    $ 8.04  (10.20%)*  $    169     2.36%**     (1.55%)**   2.36%**     10%
--------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTECX
Year ended                       (0.84)    $12.01   21.25%    $    210     2.13%       (0.28%)     2.38%       60%
Year ended                       (0.83)    $12.51   12.57%    $    291     2.22%       (0.09%)     2.47%       39%
Year ended                       (0.21)    $12.76    3.79%    $    235     2.25%       (0.08%)     2.50%       42%
Year ended                       (1.18)    $12.54    7.25%    $    276     2.22%       (0.20%)     2.22%       86%
Year ended                       (1.62)    $ 8.82  (18.39%)   $    163     2.43%       (0.01%)     2.57%       42%
Six months ended (Unaudited)     (0.10)    $ 7.82  (10.25%)*  $    148     2.36%**     (1.53%)**   2.36%**    10%
--------------------------------------------------------------------------------------------------------------------

(a) Reflects operations for the period from October 9, 1998 (date of commencement of operations) to July 31, 1999.
(b) Reflects operations for the period from October 11, 2000 (date of commencement of operations) to July 31, 2001.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
International GDP Fund

--------------------------------------------------------------------------------

                                                                                       Less Dividends
                                       Increase/(Decrease) in Net Assets Resulting    and Distributions
                                                     from Operations                        from
                                     ----------------------------------------------  ------------------
                                                          Net Realized
                                                         and Unrealized
                                                          Gains/(Losses)
                                                               from
                                                           Investments,
                                                          Futures, Option Change in                                     Net
                                     Net Asset             Contracts and  Net Assets                         Total     Asset
                                      Value,      Net         Foreign     Resulting     Net       Net      Dividends   Value,
                                     Beginning Investment    Currency        from    Investment Realized      and      End of
                                     of Period   Income    Transactions   Operations   Income    Gains   Distributions Period
------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARE - Ticker Symbol: KNINX
Year ended                   1996     $14.18      0.13          0.70         0.83      (0.12)    (0.14)      (0.26)    $14.75
Year ended                   1997     $14.75      0.11          0.26         0.37      (0.15)    (0.08)      (0.23)    $14.89
Year ended                   1998     $14.89      0.14          2.48         2.62      (0.19)    (1.41)      (1.60)    $15.91
Year ended                   1999     $15.91      0.11          4.20         4.31      (0.12)    (0.65)      (0.77)    $19.45
Year ended                   2000     $19.45      0.09         (3.42)       (3.33)     (0.06)    (0.39)      (0.45)    $15.67
Period ended                 2001(a)  $15.67      0.10         (2.82)       (2.72)     (0.04)       --       (0.04)    $12.91
Six months ended (Unaudited) 2002     $12.91      0.06         (1.67)       (1.61)     (0.07)    (0.48)      (0.55)    $10.75
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNIVX
Year ended                   1996     $14.13      0.12          0.66         0.78      (0.08)    (0.14)      (0.22)    $14.69
Year ended                   1997     $14.69      0.08          0.25         0.33      (0.15)    (0.08)      (0.23)    $14.79
Year ended                   1998     $14.79      0.10          2.46         2.56      (0.19)    (1.41)      (1.60)    $15.75
Year ended                   1999     $15.75      0.08          4.14         4.22      (0.12)    (0.65)      (0.77)    $19.20
Year ended                   2000     $19.20      0.05         (3.38)       (3.33)     (0.02)    (0.33)      (0.41)    $15.46
Period ended                 2001(a)  $15.46      0.09         (2.81)       (2.72)     (0.04)       --       (0.04)    $12.70
Six months ended (Unaudited) 2002     $12.70      0.06         (1.63)       (1.57)     (0.07)    (0.48)      (0.55)    $10.58
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBIGX
Period ended (Unaudited)     2002(b)  $11.76      0.06         (0.54)       (0.48)     (0.07)    (0.48)      (0.55)    $10.73
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FCIGX
Period ended (Unaudited)     2002(b)  $11.76      0.06         (0.53)       (0.47)     (0.07)    (0.48)      (0.55)    $10.74
------------------------------------------------------------------------------------------------------------------------------


                                                        Ratios/Supplemental Data
                                        ---------------------------------------------------




                                                 Ratios of               Ratios of
                               Total      Net    Expenses  Ratios of Net Expenses
                              Return    Assets,     to      Investment      to
                             (excludes  End of    Average  Income/(Loss)  Average  Portfolio
                               sales    Period      Net     to Average      Net    Turnover
                              charge)   (000's)   Assets    Net Assets    Assets/\  Rate #
--------------------------------------------------------------------------------------------
INSTITUTIONAL SHARE - Ticker Symbol: KNINX
Year ended                      5.87%   $387,799   1.09%        0.97%      1.09%      13%
Year ended                      2.54%   $492,598   1.05%        0.80%      1.06%       3%
Year ended                     17.92%   $528,500   1.05%        0.87%      1.06%      22%
Year ended                     28.30%   $579,650   1.02%        0.72%      1.03%       8%
Year ended                    (17.41%)  $587,107   1.00%        0.47%      1.01%       7%
Period ended                  (17.38%)* $472,951   1.02%**      1.28%**    1.02%**    22%
Six months ended (Unaudited)  (12.74%)* $347,447   1.04%**     (0.21%)**   1.07%**     4%
--------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNIVX
Year ended                      5.57%   $  8,799   1.34%        0.74%      1.34%      13%
Year ended                      2.25%   $  9,780   1.30%        0.53%      1.31%       3%
Year ended                     17.60%   $ 12,390   1.30%        0.59%      1.31%      22%
Year ended                     27.95%   $ 15,197   1.27%        0.47%      1.28%       8%
Year ended                    (17.61%)  $ 15,162   1.25%        0.22%      1.26%       7%
Period ended                  (17.64%)* $ 12,839   1.27%**      1.06%**    1.27%**    22%
Six months ended (Unaudited)  (12.65%)* $  8,417   1.28%**     (0.41%)**   1.32%**     4%
--------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBIGX
Period ended (Unaudited)       (4.43%)* $     11   2.03%**     (1.92%)**   2.11%**     4%
--------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FCIGX
Period ended (Unaudited)       (4.38%)* $      1   1.87%**     (1.48%)**   1.87%**     4%
--------------------------------------------------------------------------------------------

(a) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31.
(b) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Michigan Municipal Bond Fund

--------------------------------------------------------------------------------

                                                 Increase in Net Assets              Less Dividends and
                                                Resulting from Operations            Distributions from
                                                ------------------------             ------------------
                                                           Net Realized
                                                                and       Change in                                     Net
                                      Net Asset              Unrealized   Net Assets                         Total     Asset
                                       Value,      Net     Gains/(Losses) Resulting     Net       Net      Dividends   Value,
                                      Beginning Investment      from         from    Investment Realized      and      End of
                                      of Period   Income    Investments   Operations   Income    Gains   Distributions Period
------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNMIX
Year ended                    1996     $10.12      0.39        (0.04)        0.35      (0.39)       --       (0.39)    $10.08
Year ended                    1997     $10.08      0.41         0.13         0.54      (0.41)       --       (0.41)    $10.21
Year ended                    1998     $10.21      0.40         0.08         0.48      (0.41)    (0.01)      (0.42)    $10.27
Year ended                    1999     $10.27      0.41        (0.34)        0.07      (0.41)       --       (0.41)    $ 9.93
Year ended                    2000     $ 9.93      0.43         0.18         0.61      (0.43)    (0.01)      (0.44)    $10.10
Period ended                  2001(a)  $10.10      0.24         0.16         0.40      (0.24)    (0.01)      (0.25)    $10.25
Six months ended (Unaudited)  2002     $10.25      0.20         0.07         0.27      (0.20)    (0.05)      (0.25)    $10.27
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNMVX
Year ended                    1996     $10.11      0.38        (0.05)        0.33      (0.27)       --       (0.37)    $10.07
Year ended                    1997     $10.07      0.39         0.14         0.53      (0.40)       --       (0.40)    $10.20
Year ended                    1998     $10.20      0.39         0.07         0.46      (0.39)    (0.01)      (0.40)    $10.26
Year ended                    1999     $10.26      0.39        (0.34)        0.05      (0.39)       --       (0.39)    $ 9.92
Year ended                    2000     $ 9.92      0.41         0.18         0.59      (0.41)    (0.01)      (0.42)    $10.09
Period ended                  2001(a)  $10.09      0.23         0.16         0.39      (0.23)    (0.01)      (0.24)    $10.24
Six months ended (Unaudited)  2002     $10.24      0.19         0.06         0.25      (0.19)    (0.05)      (0.24)    $10.25
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FMGBX
Period ended (Unaudited)      2002(b)  $10.35      0.07        (0.03)        0.04      (0.07)    (0.05)      (0.12)    $10.27
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FMGCX
Period ended (Unaudited)      2002(b)  $10.35      0.07        (0.03)        0.04      (0.07)    (0.05)      (0.12)    $10.27
------------------------------------------------------------------------------------------------------------------------------

                                                        Ratios/Supplemental Data
                                        ------------------------------------------------------
                                                    Ratios of               Ratios of
                                Total               Expenses  Ratios of Net Expenses
                               Return   Net Assets,    to      Investment      to
                              (excludes   End of     Average  Income/(Loss)  Average  Portfolio
                                sales     Period       Net     to Average      Net    Turnover
                               charge)    (000's)    Assets    Net Assets   Assets/\   Rate #
-----------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNMIX
Year ended                      3.51%    $152,623     0.70%       3.83%       0.70%      24%
Year ended                      5.52%    $111,735     0.69%       4.04%       0.70%      13%
Year ended                      4.75%    $117,957     0.69%       3.97%       0.70%      51%
Year ended                      0.67%    $102,608     0.71%       3.98%       0.72%      14%
Year ended                      6.31%    $ 87,926     0.68%       4.17%       0.69%      36%
Period ended                    4.01%*   $ 80,556     0.69%**     4.00%**     0.71%**    19%
Six months ended (Unaudited)    2.62%*   $ 83,275     0.69%**     3.75%**     0.75%**    17%
-----------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNMVX
Year ended                      3.36%    $  2,422     0.85%       3.68%       0.95%      24%
Year ended                      5.38%    $  4,413     0.84%       3.88%       0.95%      13%
Year ended                      4.60%    $  5,946     0.84%       3.82%       0.95%      51%
Year ended                      0.51%    $  4,378     0.86%       3.83%       0.97%      14%
Year ended                      6.05%    $  3,629     0.83%       4.01%       0.94%      36%
Period ended                    4.02%*   $  3,569     0.84%**     3.85%**     0.96%**    19%
Six months ended (Unaudited)    2.46%*   $  3,653     0.84%**     3.60%**     0.90%**    17%
-----------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FMGBX
Period ended (Unaudited)        0.42%*   $     31     1.70%**     2.71%**     1.81%**    17%
-----------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FMGCX
Period ended (Unaudited)        0.41%*   $      1     1.57%**     2.88%**     1.59%**    17%
-----------------------------------------------------------------------------------------------

(a) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31. As required, effective January 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting discounts on debt securities. The effect of this change for the period ended July 31, 2001 for the Michigan Municipal Bond Fund, Institutional and Investment A Shares was to increase net investment per share by $0.00, decrease net realized and unrealized gains and losses per share by ($0.00), and increase the ratio of net investment income to average net assets from 3.99% to 4.00% and 3.84% to 3.85%, respectively. Per share, ratios and supplemental data for periods prior to January 1, 2001 have not been restated to reflect this change in presentation.
(b) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Ohio Municipal Bond Fund

--------------------------------------------------------------------------------

                                                Increase in Net Assets                  Less Dividends and Distributions
                                               Resulting from Operations                              from
                                               ------------------------                 --------------------------------
                                                          Net Realized
                                                               and                                                         Net
                                     Net Asset              Unrealized   Change in Net                          Total     Asset
                                      Value,      Net     Gains/(Losses)     Assets        Net       Net      Dividends   Value,
                                     Beginning Investment      from      Resulting from Investment Realized      and      End of
                                     of Period   Income    Investments     Operations     Income    Gains   Distributions Period
---------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FOTIX
Period ended                 1999(a)  $10.33      0.40        (0.24)          0.16        (0.41)    (0.06)      (0.47)    $10.02
Year ended                   2000     $10.02      0.41        (0.12)          0.29        (0.41)    (0.02)      (0.43)    $ 9.88
Year ended                   2001     $ 9.88      0.41         0.39           0.80        (0.41)       --       (0.41)    $10.27
Six months ended (Unaudited) 2002(c)  $10.27      0.20         0.02           0.22        (0.20)       --       (0.20)    $10.29
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSOTX
Year ended                   1997     $10.01      0.43         0.30           0.73        (0.43)       --       (0.43)    $10.31
Year ended                   1998     $10.31      0.42         0.02           0.44        (0.42)    (0.04)      (0.46)    $10.29
Year ended                   1999     $10.29      0.46        (0.29)          0.17        (0.38)    (0.06)      (0.44)    $10.02
Year ended                   2000     $10.02      0.39        (0.11)          0.28        (0.39)    (0.02)      (0.41)    $ 9.89
Year ended                   2001     $ 9.89      0.39         0.39           0.78        (0.39)       --       (0.39)    $10.28
Six months ended (Unaudited) 2002(c)  $10.28      0.19         0.01           0.20        (0.19)       --       (0.19)    $10.29
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FOTBX
Period ended                 2001(b)  $ 9.90      0.30         0.20           0.50        (0.30)       --       (0.30)    $10.10
Six months ended (Unaudited) 2002(c)  $10.10      0.15         0.01           0.16        (0.15)       --       (0.15)    $10.11
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FOTFX
Year ended                   1997     $10.00      0.36         0.31           0.67        (0.36)       --       (0.36)    $10.31
Year ended                   1998     $10.31      0.35         0.01           0.36        (0.35)    (0.04)      (0.39)    $10.28
Year ended                   1999     $10.28      0.33        (0.21)          0.12        (0.33)    (0.06)      (0.39)    $10.01
Year ended                   2000     $10.01      0.34        (0.12)          0.22        (0.34)    (0.02)      (0.36)    $ 9.87
Year ended                   2001     $ 9.87      0.33         0.38           0.71        (0.33)       --       (0.33)    $10.25
Six months ended (Unaudited) 2002(c)  $10.25      0.15         0.01           0.16        (0.15)       --       (0.15)    $10.26
---------------------------------------------------------------------------------------------------------------------------------

                                                        Ratios/Supplemental Data
                                       ------------------------------------------------------
                                                   Ratios of   Ratios of   Ratios of
                               Total               Expenses       Net      Expenses
                              Return   Net Assets,    to      Investment      to
                             (excludes   End of     Average  Income/(Loss)  Average  Portfolio
                               sales     Period       Net     to Average      Net    Turnover
                              charge)    (000's)    Assets    Net Assets   Assets/\   Rate #
----------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FOTIX
Period ended                   1.48%*   $182,679     0.82%**     3.81%**     0.87%**    47%
Year ended                     3.01%    $166,623     0.76%       4.15%       0.80%      26%
Year ended                     8.28%    $166,802     0.76%       4.09%       0.82%      26%
Six months ended (Unaudited)   2.13%*   $168,258     0.79%**     4.00%**     0.82%**    15%
----------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSOTX
Year ended                     7.49%    $168,800     0.75%       4.27%       1.12%      49%
Year ended                     4.38%    $188,966     0.74%       4.09%       1.17%      42%
Year ended                     1.63%    $ 22,008     1.00%       3.68%       1.21%      47%
Year ended                     2.85%    $ 13,257     1.01%       3.88%       1.05%      26%
Year ended                     8.04%    $ 14,516     1.01%       3.83%       1.07%      26%
Six months ended (Unaudited)   1.91%*   $ 15,498     1.04%**     3.74%**     1.07%**    15%
----------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FOTBX
Period ended                   5.17%*   $    898     1.78%**     2.99%**     1.84%**    26%
Six months ended (Unaudited)   1.59%*   $  2,107     1.80%**     2.92%**     1.83%**    15%
----------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FOTFX
Year ended                     6.84%    $    248     1.50%       3.51%       1.77%      49%
Year ended                     3.56%    $    584     1.49%       3.33%       1.82%      42%
Year ended                     1.13%    $  1,071     1.55%       3.05%       1.93%      47%
Year ended                     2.25%    $    990     1.52%       3.30%       1.81%      26%
Year ended                     7.31%    $  1,516     1.72%       3.12%       1.89%      26%
Six months ended (Unaudited)   1.55%*   $  2,122     1.79%**     2.98%**     1.82%**    15%
----------------------------------------------------------------------------------------------

(a) Reflects operations for the period from August 11, 1998 (date of commencement of operations) to July 31, 1999.
(b) Reflects operations for the period from October 11, 2000 (date of commencement of operations) to July 31, 2001.
(c) As required, effective August 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting discounts on debts securities. The effect of this change for the period ended January 31, 2002 for the Ohio Municipal Bond Fund, Institutional, Investment A, B and C Shares was to increase net investment income per share by $0.00, decrease net realized and unrealized gains and losses per share by ($0.00), and increase the ratio of net investment income to average net assets from 3.98% to 4.00%, 3.72% to 3.74%, 2.90% to 2.92% and 2.96% to 2.98%, respectively. Per share, ratios and supplemental data for periods prior to July 31, 2001 have not been restated to reflect this change in presentation.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Municipal Bond Fund

--------------------------------------------------------------------------------

                                              Increase/(Decrease) in
                                                Net Assets Resulting              Less Dividends and
                                                   from Operations                Distributions from
                                               ----------------------             ------------------
                                                         Net Realized
                                                              and
                                                           Unrealized  Change in
                                     Net Asset               Gains/    Net Assets                         Total     Net Asset
                                      Value,      Net       (Losses)   Resulting     Net       Net      Dividends    Value,
                                     Beginning Investment     from        from    Investment Realized      and       End of
                                     of Period   Income   Investments  Operations   Income    Gains   Distributions  Period
------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNTIX
Year ended                   1996     $10.49      0.46       (0.06)       0.40      (0.46)    (0.16)      (0.62)     $10.27
Year ended                   1997     $10.27      0.45        0.41        0.86      (0.45)    (0.03)      (0.48)     $10.65
Year ended                   1998     $10.65      0.44        0.15        0.59      (0.44)    (0.05)      (0.49)     $10.75
Year ended                   1999     $10.75      0.45       (0.79)      (0.34)     (0.45)    (0.01)      (0.46)     $ 9.95
Year ended                   2000     $ 9.95      0.47        0.73        1.20      (0.47)       --       (0.47)     $10.68
Period ended                 2001(a)  $10.68      0.26        0.12        0.38      (0.26)    (0.05)      (0.31)     $10.75
Six months ended (Unaudited) 2002     $10.75      0.22          --        0.22      (0.22)    (0.25)      (0.47)     $10.50
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KTFIX
Year ended                   1996     $10.52      0.41       (0.05)       0.36      (0.43)    (0.16)      (0.59)     $10.29
Year ended                   1997     $10.29      0.42        0.42        0.84      (0.43)    (0.03)      (0.46)     $10.67
Year ended                   1998     $10.67      0.42        0.15        0.57      (0.42)    (0.05)      (0.47)     $10.77
Year ended                   1999     $10.77      0.42       (0.78)      (0.36)     (0.42)    (0.04)      (0.43)     $ 9.98
Year ended                   2000     $ 9.98      0.44        0.73        1.17      (0.44)       --       (0.44)     $10.71
Period ended                 2001(a)  $10.71      0.26        0.11        0.37      (0.25)    (0.05)      (0.30)     $10.78
Six months ended (Unaudited) 2002     $10.78      0.21          --        0.21      (0.21)    (0.25)      (0.46)     $10.53
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FMBVX
Period ended (Unaudited)     2002(b)  $10.87      0.09        0.14       (0.05)     (0.09)    (0.25)      (0.34)     $10.48
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FMCVX
Period ended (Unaudited)     2002(b)  $10.87      0.09       (0.13)      (0.04)     (0.09)    (0.25)      (0.34)     $10.49
------------------------------------------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FMAVX
Period ended (Unaudited)     2002(b)  $10.87      0.10       (0.12)      (0.02)     (0.10)    (0.25)      (0.35)     $10.50
------------------------------------------------------------------------------------------------------------------------------


                                                        Ratios/Supplemental Data
                                        ------------------------------------------------------

                                                    Ratios of   Ratios of   Ratios of
                               Total                Expenses       Net      Expenses
                              Return    Net Assets,    to      Investment      to
                             (excludes    End of     Average  Income/(Loss)  Average  Portfolio
                               sales      Period       Net     to Average      Net    Turnover
                              charge)     (000's)    Assets    Net Assets    Assets/\   Rate#
-----------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNTIX
Year ended                      3.92%    $109,948     0.82%       4.38%       0.82%       40%
Year ended                      8.59%    $116,652     0.79%       4.32%       0.80%       16%
Year ended                      5.71%    $128,232     0.81%       4.16%       0.82%       53%
Year ended                     (3.26%)   $122,052     0.82%       4.32%       0.83%      109%
Year ended                     12.40%    $133,184     0.78%       4.61%       0.79%      119%
Period ended                    3.66%*   $125,382     0.79%**     4.21%**     0.81%**     89%
Six months ended (Unaudited)    2.09%**  $117,381     0.80%**     4.01%**     0.85%**     43%
-----------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KTFIX
Year ended                      3.53%    $    936     1.07%       4.14%       1.07%       40%
Year ended                      8.32%    $  1,712     1.04%       4.05%       1.05%       16%
Year ended                      5.43%    $  1,938     1.06%       3.91%       1.07%       53%
Year ended                     (3.40%)   $  1,554     1.07%       4.05%       1.08%      109%
Year ended                     11.97%    $  1,479     1.03%       4.36%       1.04%      119%
Period ended                    3.58%*   $  1,114     1.04%**     3.98%**     1.06%**     89%
Six months ended (Unaudited)    1.97%*   $  1,469     1.05%**     3.77%**     1.11%**     43%
-----------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FMBVX
Period ended (Unaudited)       (0.43%)*  $    121     1.81%**     3.09%**     1.91%**     43%
-----------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FMCVX
Period ended (Unaudited)       (0.36%)*  $    107     1.81%**     3.09%**     1.91%**     43%
-----------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FMAVX
Period ended (Unaudited)       (0.12%)*  $      1     1.10%**     3.58%**     1.24%**     43%
-----------------------------------------------------------------------------------------------

(a) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31. As required, effective January 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for investment Companies and began accreting discounts on debt securities. The effect of this change for the period ended July 31, 2001 for the Municipal Bond Fund, Institutional and investment A Shares was to increase net investment income per share by $0.00, decrease net realized and unrealized gains and losses per share by ($0.00), and increase the ratio of net investment income to average net assets from 4.20% to 4.21% and 3.97% to 3.98%, respectively. Per share, ratios and supplemental data for periods prior to January 1, 2001 have not been restated to reflect this change in presentation.
(b) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Bond Fund

--------------------------------------------------------------------------------

                                     Increase/(Decrease) in Net
                                        Assets Resulting from               Less Dividends and
                                              Operations                    Distributions from
                                      -------------------------             ------------------
                                                 Net Realized
                                                       and       Change in                                     Net     Total
                            Net Asset    Net        Unrealized   Net Assets                         Total     Asset   Return
                             Value,   Investment  Gains/(Losses) Resulting     Net       Net      Dividends   Value, (excludes
                            Beginning  Income/         from         from    Investment Realized      and      End of   sales
                            of Period   (Loss)     Investments   Operations   Income    Gains   Distributions Period  charge)
--------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNIIX
Year ended          1996     $10.84      0.66         (0.56)        0.10      (0.75)    (0.03)      (0.78)    $10.16    1.19%
Year ended          1997     $10.16      0.68          0.34         1.02      (0.68)    (0.20)      (0.88)    $10.30   10.55%
Year ended          1998     $10.30      0.65          0.27         0.92      (0.65)    (0.24)      (0.89)    $10.33    9.29%
Year ended          1999     $10.33      0.60         (1.05)       (0.45)     (0.60)    (0.01)      (0.61)    $ 9.27   (4.41%)
Year ended          2000     $ 9.27      0.61          0.45         1.06      (0.61)       --       (0.61)    $ 9.72   11.91%
Period ended        2001(a)  $ 9.72      0.28          0.31         0.59      (0.34)       --       (0.34)    $ 9.97    6.19%*
Six months ended
 (Unaudited)        2002     $ 9.97      0.34         (0.21)        0.13      (0.28)       --       (0.28)    $ 9.82    1.30%*
--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KIFIX
Year ended          1996     $10.82      0.66         (0.56)        0.10      (0.73)    (0.03)      (0.76)    $10.16    1.16%
Year ended          1997     $10.16      0.63          0.35         0.98      (0.65)    (0.20)      (0.85)    $10.29   10.19%
Year ended          1998     $10.29      0.62          0.28         0.90      (0.63)    (0.24)      (0.87)    $10.32    9.04%
Year ended          1999     $10.32      0.58         (1.06)       (0.48)     (0.58)    (0.01)      (0.59)    $ 9.25   (4.76%)
Year ended          2000     $ 9.25      0.59          0.46         1.05      (0.59)       --       (0.59)    $ 9.71   11.65%
Period ended        2001(a)  $ 9.71      0.27          0.30         0.57      (0.33)       --       (0.33)    $ 9.95    6.05%*
Six months ended
 (Unaudited)        2002     $ 9.95      0.33         (0.20)        0.13      (0.27)       --       (0.27)    $ 9.81    1.28%*
--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBBDX
Period ended
 (Unaudited)        2002(b)  $10.13      0.12         (0.31)       (0.19)     (0.12)       --       (0.12)    $ 9.82   (1.92%)*
--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FCBDX
Period ended
 (Unaudited)        2002(b)  $10.13      0.12         (0.31)       (0.19)     (0.12)       --       (0.12)    $ 9.82   (1.92%)*
--------------------------------------------------------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FBADX
Period ended
 (Unaudited)        2002(b)  $10.13      0.13         (0.31)       (0.18)     (0.13)       --       (0.13)    $ 9.82   (1.77%)*
--------------------------------------------------------------------------------------------------------------------------------


                                              Ratios/Supplemental Data
                            -------------------------------------------------------
                                         Ratios of               Ratios of
                                         Expenses  Ratios of Net Expenses
                             Net Assets,    to      Investment      to
                               End of     Average  Income/(Loss)  Average Portfolio
                               Period      Net     to Average      Net    Turnover
                              (000's)    Assets    Net Assets    Assets/\  Rate #
-----------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNIIX
Year ended          1996     $240,060     0.83%       6.57%       0.83%       102%
Year ended          1997     $229,778     0.82%       6.65%       0.83%        84%
Year ended          1998     $231,017     0.83%       6.25%       0.84%       108%
Year ended          1999     $295,017     0.83%       6.25%       0.84%        90%
Year ended          2000     $295,093     0.82%       6.51%       0.82%       135%
Period ended        2001(a)  $281,795     0.83%**     4.87%**     0.84%**     131%
Six months ended
 (Unaudited)        2002     $436,586     0.82%**     4.75%**     0.84%**     106%
-----------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KIFIX
Year ended          1996     $  2,722     1.08%       6.31%       1.08%       102%
Year ended          1997     $  5,611     1.07%       6.38%       1.08%        84%
Year ended          1998     $ 10,629     1.08%       5.97%       1.09%       108%
Year ended          1999     $ 10,614     1.08%       5.99%       1.09%        90%
Year ended          2000     $  6,663     1.07%       6.27%       1.07%       135%
Period ended        2001(a)  $  6,190     1.08%**     4.61%**     1.09%**     131%
Six months ended
 (Unaudited)        2002     $ 19,463     1.07%**     4.44%**     1.13%**     106%
-----------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBBDX
Period ended
 (Unaudited)        2002(b)  $  5,053     1.80%**     3.55%**     1.89%**     106%
-----------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FCBDX
Period ended
 (Unaudited)        2002(b)  $  1,411     1.80%**     3.55%**     1.89%**     106%
-----------------------------------------------------------------------------------
ADVISOR SHARES - Ticker Symbol: FBADX
Period ended
 (Unaudited)        2002(b)  $      1     1.11%**     4.24%**     1.11%**     106%
-----------------------------------------------------------------------------------

(a) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31. As required, effective January 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premiums on debt securities. The effect of this change for the period ended July 31, 2001 for the Bond Fund, Institutional and Investment A Shares, was to decrease net investment income per share by ($0.02), increase net realized and unrealized gains and losses per share by $0.02, and decrease the ratio of net investment income to average net assets from 5.21% to 4.87% and 4.95% to 4.61%, respectively. Per share, ratios and supplemental data for periods prior to January 1, 2001 have not been restated to reflect this change in presentation.
(b) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Intermediate Municipal Bond Fund

--------------------------------------------------------------------------------

                                               Increase/(Decrease) in Net
                                                 Assets Resulting from                   Less Dividends and
                                                       Operations                        Distributions from
                                               -------------------------                 ------------------
                                                           Net Realized
                                                                and                                                         Net
                                     Net Asset               Unrealized   Change in Net                          Total     Asset
                                      Value,      Net      Gains/(Losses)     Assets        Net       Net      Dividends   Value,
                                     Beginning Investment       from      Resulting from Investment Realized      and      End of
                                     of Period   Income     Investments     Operations     Income   Gains s  Distributions Period
----------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNMTX
Year ended                   1996     $10.52      0.44         (0.08)          0.36        (0.46)       --       (0.46)    $10.42
Year ended                   1997     $10.42      0.45          0.26           0.71        (0.45)       --       (0.45)    $10.68
Year ended                   1998     $10.68      0.45          0.11           0.56        (0.45)    (0.03)      (0.48)    $10.76
Year ended                   1999     $10.76      0.44         (0.55)         (0.11)       (0.44)    (0.01)      (0.45)    $10.20
Year ended                   2000     $10.20      0.46          0.43           0.89        (0.46)       --       (0.46)    $10.63
Period ended                 2001(a)  $10.63      0.27          0.16           0.43        (0.26)    (0.02)      (0.28)    $10.78
Six months ended (Unaudited) 2002     $10.78      0.19          0.06           0.25        (0.20)    (0.24)      (0.44)    $10.59
----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNMBX
Year ended                   1996     $10.52      0.42         (0.09)          0.33        (0.43)       --       (0.43)    $10.42
Year ended                   1997     $10.42      0.43          0.26           0.69        (0.43)       --       (0.43)    $10.68
Year ended                   1998     $10.68      0.42          0.11           0.53        (0.42)    (0.03)      (0.45)    $10.76
Year ended                   1999     $10.76      0.43         (0.56)         (0.13)       (0.42)    (0.01)      (0.43)    $10.20
Year ended                   2000     $10.20      0.44          0.43           0.87        (0.44)       --       (0.44)    $10.63
Period ended                 2001(a)  $10.63      0.25          0.16           0.41        (0.24)    (0.02)      (0.26)    $10.78
Six months ended (Unaudited) 2002     $10.78      0.17          0.06           0.23        (0.18)    (0.24)      (0.42)    $10.59
----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBIMX
Period ended (Unaudited)     2002(b)  $10.67      0.07         (0.08)         (0.01)       (0.07)       --       (0.07)    $10.59
----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FCIMX
Period ended (Unaudited)     2002(b)  $10.67      0.07         (0.08)         (0.01)       (0.07)       --       (0.07)    $10.59
----------------------------------------------------------------------------------------------------------------------------------

                                                        Ratios/Supplemental Data
                                        -------------------------------------------------
                                                                       Ratios of
                                                 Ratios of  Ratios of  Expenses
                               Total      Net    Expenses      Net        to
                              Return    Assets,     to      Investment  Average
                             (excludes  End of    Average   Income to     Net    Portfolio
                               sales    Period      Net      Average    Assets   Turnover
                              charge)   (000's)   Assets    Net Assets     /\     Rate #
------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNMTX
Year ended                      3.41%   $285,674    0.73%      4.34%     0.73%      35%
Year ended                      7.07%   $275,641    0.72%      4.31%     0.73%      23%
Year ended                      5.37%   $296,484    0.73%      4.22%     0.74%      40%
Year ended                     (1.01%)  $302,948    0.73%      4.22%     0.74%      63%
Year ended                      8.99%   $256,926    0.72%      4.43%     0.73%      59%
Period ended                    4.06%*  $237,929    0.74%**    4.29%**   0.74%**    36%
Six months ended (Unaudited)    2.28%*  $362,039    0.74%**    3.66%**   0.80%**    30%
------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNMBX
Year ended                      3.17%   $  3,368    0.98%      4.09%     0.98%      35%
Year ended                      6.80%   $  3,534    0.97%      4.06%     0.98%      23%
Year ended                      5.09%   $  4,038    0.98%      3.97%     0.99%      40%
Year ended                     (1.27%)  $  3,745    0.98%      3.97%     0.99%      63%
Year ended                      8.72%   $  2,989    0.97%      4.18%     0.98%      59%
Period ended                    3.91%*  $  5,204   .0.99%**    3.96%**   1.00%**    36%
Six months ended (Unaudited)    2.18%*  $  4,851    0.99%**    3.42%**   1.04%**    30%
------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FBIMX
Period ended (Unaudited)       (0.07%)* $     16    1.75%**    2.58%**   1.85%**    30%
------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FCIMX
Period ended (Unaudited)       (0.09%)* $     73    1.74%**    2.56%**   1.83%**    30%
------------------------------------------------------------------------------------------

(a) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31. As required, effective January 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting discounts on debt securities. The effect of this change for the period ended July 31, 2001 for the Intermediate Municipal Bond Fund, Institutional and Investment A Shares was to increase net investment income per share by $0.00, decrease net realized and unrealized gains and losses per share by ($0.00), and increase the ratio of net investment income to average net assets from 4.25% to 4.29% and 3.92% to 3.96%, respectively. Per share, ratios and supplemental data for periods prior to January 1, 2001 have not been restated to reflect this change in presentation.
(b) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Intermediate Bond Fund

--------------------------------------------------------------------------------

                                                                                         Less
                                                                                       Dividends
                                               Increase/(Decrease) in Net                 and
                                                 Assets Resulting from               Distributions
                                                       Operations                        from
                                               -------------------------             -------------
                                                           Net Realized
                                                                and       Change in                               Net
                                     Net Asset               Unrealized   Net Assets                   Total     Asset
                                      Value,      Net      Gains/(Losses) Resulting       Net        Dividends   Value,
                                     Beginning Investment       from         from     Investment        and      End of
                                     of Period   Income     Investments   Operations    Income     Distributions Period
------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNFIX
Year ended                   1996     $10.12      0.60         (0.32)        0.28        (0.64)        (0.64)    $ 9.76
Year ended                   1997     $ 9.76      0.59          0.14         0.73        (0.59)        (0.59)    $ 9.90
Year ended                   1998     $ 9.90      0.58          0.16         0.74        (0.58)        (0.58)    $10.06
Year ended                   1999     $10.06      0.56         (0.68)       (0.12)       (0.57)        (0.57)    $ 9.37
Year ended                   2000     $ 9.37      0.60          0.29         0.89        (0.60)        (0.60)    $ 9.66
Period ended                 2001(a)  $ 9.66      0.25          0.32         0.57        (0.33)        (0.33)    $ 9.90
Six months ended (Unaudited) 2002     $ 9.90      0.34         (0.11)        0.23        (0.26)        (0.26)    $ 9.87
------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNFVX
Year ended                   1996     $10.14      0.58         (0.32)        0.26        (0.62)        (0.62)    $ 9.78
Year ended                   1997     $ 9.78      0.57          0.15         0.72        (0.57)        (0.57)    $ 9.93
Year ended                   1998     $ 9.93      0.54          0.16         0.70        (0.55)        (0.55)    $10.08
Year ended                   1999     $10.08      0.54         (0.68)       (0.14)       (0.54)        (0.54)    $ 9.40
Year ended                   2000     $ 9.40      0.57          0.28         0.85        (0.57)        (0.57)    $ 9.68
Period ended                 2001(a)  $ 9.68      0.25          0.32         0.57        (0.32)        (0.32)    $ 9.93
Six months ended (Unaudited) 2002     $ 9.93      0.33         (0.12)        0.21        (0.25)        (0.25)    $ 9.89
------------------------------------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FTCDX
Period ended (Unaudited)     2002(b)  $10.08      0.11         (0.23)       (0.12)       (0.11)        (0.11)    $ 9.85
------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTBDX
Period ended (Unaudited)     2002(b)  $10.08      0.10         (0.21)       (0.11)       (0.10)        (0.10)    $ 9.87
------------------------------------------------------------------------------------------------------------------------




                                                        Ratios/Supplemental Data
                                        ---------------------------------------------------
                                                 Ratios of               Ratios of
                               Total      Net    Expenses  Ratios of Net Expenses
                              Return    Assets,     to      Investment      to
                             (excludes  End of    Average  Income/(Loss)  Average  Portfolio
                               sales    Period      Net     to Average      Net    Turnover
                              charge)   (000's)   Assets    Net Assets   Assets/\   Rate #
--------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNFIX
Year ended                      3.01%   $769,395   0.77%       6.18%       0.78%      135%
Year ended                      7.80%   $762,740   0.75%       6.03%       0.76%      114%
Year ended                      7.65%   $885,580   0.76%       5.77%       0.77%      106%
Year ended                     (1.22%)  $843,520   0.77%       5.83%       0.78%       84%
Year ended                      9.74%   $714,445   0.76%       6.29%       0.77%      168%
Period ended                    6.16%*  $663,571   0.78%**     4.52%**     0.78%**    141%
Six months ended (Unaudited)    2.34%*  $820,267   0.77%**     4.57%**     0.80%**    110%
--------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNFVX
Year ended                      2.76%   $  7,327   1.02%       5.92%       1.03%      135%
Year ended                      7.62%   $  6,972   1.00%       5.79%       1.01%      114%
Year ended                      7.26%   $ 12,313   1.01%       5.51%       1.02%      106%
Year ended                     (1.36%)  $ 11,537   1.02%       5.58%       1.03%       84%
Year ended                      9.44%   $  9,130   1.01%       6.04%       1.02%      168%
Period ended                    5.98%*  $  8,467   1.03%**     4.26%**     1.03%**    141%
Six months ended (Unaudited)    2.11%*  $ 31,328   1.03%**     4.27%**     1.06%**    110%
--------------------------------------------------------------------------------------------
INVESTMENT B SHARES - Ticker Symbol: FTCDX
Period ended (Unaudited)       (1.21%)* $    445   1.78%**     3.36%**     1.84%**    110%
--------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FTBDX
Period ended (Unaudited)       (1.06%)* $    423   1.77%**     3.46%**     1.81%**    110%
--------------------------------------------------------------------------------------------

(a) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31. As required, effective January 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premiums on debt securities. The effect of this change for the period ended July 31, 2001 for the Intermediate Bond Fund, Institutional and Investment A Shares, was to decrease net investment income per share by ($0.03), increase net realized and unrealized gains and losses per share by $0.03, and decrease the ratio of net investment income to average net assets from 4.97% to 4.52% and 4.70% to 4.26%, respectively. Per share, ratios and supplemental data for periods prior to January 1, 2001 have not been restated to reflect this change in presentation.
(b) Reflects operations for the period from October 29, 2001 (date of commencement of operations) to January 31, 2002.
*    Not annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
Short Term Bond Fund

--------------------------------------------------------------------------------

                                                                                             Less
                                                                                           Dividends
                                                                                              and
                                                     Increase in Net Assets              Distributions
                                                    Resulting from Operations                from
                                                    ------------------------             -------------
                                                              Net Realized
                                                                    and       Change in                             Net     Total
                                          Net Asset              Unrealized   Net Assets                 Total     Asset   Return
                                           Value,      Net     Gains/(Losses) Resulting       Net      Dividends   Value, (excludes
                                          Beginning Investment      from         from     Investment      and      End of   sales
                                          of Period   Income    Investments   Operations    Income   Distributions Period  charge)
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNLMX
Year ended....................... 1996     $9.96       0.61        (0.21)        0.40        (0.61)      (0.61)    $9.75    4.22%
Year ended....................... 1997     $9.75       0.61           --         0.61        (0.61)      (0.61)    $9.75    6.42%
Year ended....................... 1998     $9.75       0.56         0.02         0.58        (0.56)      (0.56)    $9.77    6.14%
Year ended....................... 1999     $9.77       0.53        (0.29)        0.24        (0.53)      (0.53)    $9.48    2.50%
Year ended....................... 2000     $9.48       0.57         0.18         0.75        (0.57)      (0.57)    $9.66    8.12%
Period ended..................... 2001(a)  $9.66       0.26         0.23         0.49        (0.32)      (0.32)    $9.83    5.29%*
Six months ended (Unaudited)..... 2002     $9.83       0.25         0.01         0.26        (0.25)      (0.25)    $9.84    2.66%*
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNLIX
Year ended....................... 1996     $9.95        0.59       (0.20)        0.39        (0.54)      (0.60)    $9.74    4.06%
Year ended....................... 1997     $9.74        0.57        0.02         0.59        (0.59)      (0.59)    $9.74    6.26%
Year ended....................... 1998     $9.74        0.55        0.02         0.57        (0.55)      (0.55)    $9.76    6.00%
Year ended....................... 1999     $9.76        0.52       (0.30)        0.22        (0.51)      (0.51)    $9.47    2.35%
Year ended....................... 2000     $9.47        0.56        0.18         0.74        (0.56)      (0.56)    $9.65    7.96%
Period ended..................... 2001(a)  $9.65        0.23        0.25         0.48        (0.31)      (0.31)    $9.82    5.20%*
Six months ended (Unaudited)..... 2002     $9.82        0.24        0.01         0.25        (0.24)      (0.24)    $9.83    2.59%*
------------------------------------------------------------------------------------------------------------------------------------




                                                                         Ratios/Supplemental Data
                                              ----------------------------------------------------
                                                       Ratios of               Ratios of
                                                Net    Expenses  Ratios of Net Expenses
                                              Assets,     to      Investment      to
                                              End of    Average  Income/(Loss)  Average  Portfolio
                                              Period      Net     to Average      Net    Turnover
                                              (000's)   Assets    Net Assets   Assets/\   Rate #
--------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: KNLMX
Year ended....................... 1996       $235,430   0.70%       6.17%       0.70%      32%
Year ended....................... 1997       $139,739   0.72%       6.04%       0.73%      89%
Year ended....................... 1998       $139,229   0.76%       5.74%       0.77%      72%
Year ended....................... 1999       $172,204   0.75%       5.56%       0.76%      60%
Year ended....................... 2000       $169,790   0.73%       6.03%       0.74%      73%
Period ended..................... 2001(a)    $233,444   0.74%**     4.48%**     0.75%**    56%
Six months ended (Unaudited)..... 2002       $259,050   0.75%**     4.33%**     0.76%**    50%
--------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: KNLIX
Year ended....................... 1996       $  1,667   0.85%       6.02%       0.96%      32%
Year ended....................... 1997       $  7,433   0.88%       5.75%       0.99%      89%
Year ended....................... 1998       $  6,126   0.91%       5.60%       1.02%      72%
Year ended....................... 1999       $  4,573   0.90%       5.40%       1.02%      60%
Year ended....................... 2000       $  3,505   0.88%       5.88%       0.99%      73%
Period ended..................... 2001(a)    $  3,340   0.89%**     4.22%**     1.00%**    56%
Six months ended (Unaudited)..... 2002       $  4,894   0.90%**     4.16%**     0.91%**    50%
--------------------------------------------------------------------------------------------------

(a) Reflects operations for the period from January 1, 2001 to July 31, 2001. The Fund changed its fiscal year end to July 31 from December 31. As required, effective January 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premiums on debt securities. The effect of this change for the period ended July 31, 2001 for the Short Term Bond Fund, Institutional and Investment A Shares was to decrease net investment income per share by ($0.02), increase net realized and unrealized gains and losses per share by $0.02, and decrease the ratio of net investment income to average net assets from 4.93% to 4.48% and 4.67% to 4.22%. Per share, ratios and supplemental data for periods prior to January 1, 2001 have not been restated to reflect this change in presentation.
*    Not Annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

                               Fifth Third Funds
                       Financial Highlights (continued)
U.S. Government Bond Fund

--------------------------------------------------------------------------------

                                                                                        Less
                                                                                      Dividends
                                                                                         and
                                                Increase in Net Assets              Distributions
                                               Resulting from Operations                from
                                               ------------------------             -------------
                                                           Net Realized
                                                               and       Change in                               Net    Net
                                     Net Asset              Unrealized   Net Assets                   Total     Change Asset
                                      Value,      Net     Gains/(Losses) Resulting       Net        Dividends   in Net Value,
                                     Beginning Investment      from         from     Investment        and      Asset  End of
                                     of Period   Income    Investments   Operations    Income     Distributions Value  Period
------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FGSIX
Period ended                 1999(a)  $ 9.89      0.46        (0.22)        0.24        (0.49)        (0.49)    (0.25) $ 9.64
Year ended                   2000     $ 9.64      0.51        (0.10)        0.41        (0.51)        (0.51)    (0.10) $ 9.54
Year ended                   2001     $ 9.54      0.51         0.52         1.03        (0.51)        (0.51)     0.52  $10.06
Six months ended (Unaudited) 2002(b)  $10.06      0.22         0.07         0.29        (0.22)        (0.22)     0.07  $10.13
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSGSX
Year ended                   1997     $ 9.55      0.54         0.19         0.73        (0.53)        (0.53)     0.20  $ 9.75
Year ended                   1998     $ 9.75      0.52         0.07         0.59        (0.52)        (0.52)     0.07  $ 9.82
Year ended                   1999     $ 9.82      0.55        (0.26)        0.29        (0.47)        (0.47)    (0.18) $ 9.64
Year ended                   2000     $ 9.64      0.48        (0.09)        0.39        (0.48)        (0.48)    (0.09) $ 9.55
Year ended                   2001     $ 9.55      0.50         0.51         1.01        (0.50)        (0.50)     0.51  $10.06
Six months ended (Unaudited) 2002(b)  $10.06      0.21         0.08         0.29        (0.21)        (0.21)     0.08  $10.14
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FUGSX
Year ended                   1997     $ 9.56      0.46         0.19         0.65        (0.46)        (0.46)     0.19  $ 9.75
Year ended                   1998     $ 9.75      0.46         0.04         0.50        (0.45)        (0.45)     0.05  $ 9.80
Year ended                   1999     $ 9.80      0.41        (0.18)        0.23        (0.42)        (0.42)    (0.19) $ 9.61
Year ended                   2000     $ 9.61      0.43        (0.09)        0.34        (0.43)        (0.43)    (0.09) $ 9.52
Year ended                   2001     $ 9.52      0.44         0.49         0.93        (0.44)        (0.44)     0.49  $10.01
Six months ended (Unaudited) 2002(b)  $10.01      0.18         0.06         0.24        (0.18)        (0.18)     0.06  $10.07
------------------------------------------------------------------------------------------------------------------------------




                                                           Ratios/Supplemental Data
                                             -----------------------------------------------------
                                                        Ratios of               Ratios of
                                        Total     Net   Expenses  Ratios of Net Expenses
                                       Return   Assets,    to      Investment      to
                                     (excludes End of   Average  Income/(Loss)  Average  Portfolio
                                       sales   Period     Net     to Average      Net    Turnover
                                      charge)  (000's)  Assets    Net Assets    Assets/\  Rate #
---------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES - Ticker Symbol: FGSIX
Period ended                 1999(a)   2.43%* $42,239   0.75%**     4.80%**     1.03%**     93%
Year ended                   2000      4.34%  $45,139   0.72%       5.24%       0.94%       46%
Year ended                   2001     11.10%  $48,770   0.74%       5.20%       0.98%       77%
Six months ended (Unaudited) 2002(b)   2.93%* $51,707   0.79%**     4.29%**     0.99%**     70%
---------------------------------------------------------------------------------------------------
INVESTMENT A SHARES - Ticker Symbol: FSGSX
Year ended                   1997     7.83%  $42,414   0.75%       5.56%       1.25%      169%
Year ended                   1998     6.17%  $41,550   0.75%       5.30%       1.28%      155%
Year ended                   1999     2.89%  $ 5,192   0.95%       4.62%       1.28%       93%
Year ended                   2000     4.20%  $ 2,818   0.98%       4.95%       1.19%       46%
Year ended                   2001    10.76%  $ 4,076   0.99%       4.93%       1.24%       77%
Six months ended (Unaudited) 2002(b)  2.92%* $ 7,175   1.04%**     3.95%**     1.24%**     70%
---------------------------------------------------------------------------------------------------
INVESTMENT C SHARES - Ticker Symbol: FUGSX
Year ended                   1997     6.92%  $    75   1.50%       4.82%       1.90%      169%
Year ended                   1998     5.19%  $   118   1.50%       4.56%       1.93%      155%
Year ended                   1999     2.31%  $   431   1.40%       4.20%       1.94%       93%
Year ended                   2000     3.65%  $   198   1.48%       4.41%       1.92%       46%
Year ended                   2001     9.98%  $   531   1.71%       4.17%       2.05%       77%
Six months ended (Unaudited) 2002(b)  2.41%* $ 1,848   1.80%**     3.01%**     1.99%**     70%
---------------------------------------------------------------------------------------------------

(a) Reflects operations for the period from August 11, 1998 (date of commencement of operations) to July 31, 1999.
(b) As required, effective August 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting discounts on debt securities. The effect of this change for the period ended January 31, 2002 for the U.S. Government Bond Fund, Institutional, Investment A and C Shares was to increase net investment income per share by $0.00, decrease net realized and unrealized gains and losses per share by ($0.00), and increase the ratio of net investment income to average net assets from 4.23% to 4.29%, 3.89% to 3.95% and 2.97% to 3.01%, respectively. Per share, ratios and supplemental data for periods prior to July 31, 2001 have not been restated to reflect this change in presentation.
*    Not Annualized.
**   Annualized.
/\ During various periods, certain fees were voluntarily reduced. The ratios shown do not include these voluntary fee reductions.
# Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

       (See Notes which are an integral part of the Financial Statements)

Addresses
--------------------------------------------------------------------------------

Stock and Bond Mutual Funds                     Fifth Third Funds
                                                3435 Stelzer Road
                                                Columbus, Ohio 43219
-----------------------------------------------------------------------------------

Investment Advisor                              Fifth Third Asset Management Inc.
                                                38 Fountain Square Plaza
                                                Cincinnati, Ohio 45263
-----------------------------------------------------------------------------------

Administrator, Transfer and Dividend Disbursing
  Agent, Fund Accountant and Custodian          Fifth Third Bank
                                                38 Fountain Square Plaza
                                                Cincinnati, Ohio 45263
-----------------------------------------------------------------------------------

Distributor                                     Fifth Third Funds Distributor, Inc.
                                                3435 Stelzer Road
                                                Columbus, Ohio 43219
-----------------------------------------------------------------------------------

Independent Auditors                            Arthur Andersen LLP
                                                Suite 2100
                                                Huntington Center
                                                41 South High Street
                                                Columbus, Ohio 43215-6102
-----------------------------------------------------------------------------------

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